    As filed with the Securities and Exchange Commission on February __, 2000

                                                    Registration No. 333-54011
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ICON INCOME FUND EIGHT
 ICON Income Fund Eight A L.P., a Delaware limited partnership ("Fund Eight A") ICON Income Fund Eight B L.P., a Delaware limited partnership ("Fund Eight B")
        (Exact name of registrant as specified in governing instruments)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

           FUND EIGHT A [13-4006824], FUND EIGHT B [TO BE APPLIED FOR]
                    (I.R.S. Employer Identification Numbers)

         600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              LOUIS J.C. CUSANO, SENIOR VICE PRESIDENT AND COUNSEL
                               ICON Capital Corp.
                              599 Lexington Avenue
                                   Suite 2705
                            New York, New York 10022
                                 (212) 418-4705
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            Joseph S. Radovsky, Esq.
                             Adam P. Siegman, Esq.
                       Greene Radovsky Maloney & Share LLP
                       Four Embarcadero Center, Suite 4000
                         San Francisco, California 94111
                            (counsel to registrants)

--------------------------------------------------------------------------------
This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to said
Section 8(c), may determine.

--------------------------------------------------------------------------------

                             ICON INCOME FUND EIGHT
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Item Number and Caption                                      Location in Prospectus
1.     Forepart of the Registration Statement and Outside    Cover Pages of Registration Statement and Prospectus
       Front Cover Page of Prospectus

2.     Inside Front and Outside Back Cover Pages of          Cover Page; Back Page
       Prospectus

3.     Summary Information, Risk Factors and Ratio of        Summary of the Offering; Risk Factors
       Earnings to Fixed Charges

4.     Use of Proceeds                                       Sources and Uses of Offering Proceeds; Our
                                                             Compensation; Investment Objectives and Policies

5.     Determination of Offering Price                       *

6.     Dilution                                              *

7.     Selling Security Holders                              *

8.     Plan of Distribution                                  Cover Pages; Plan of Distribution

9.     Description of Securities to be Registered            Cover Pages; Summary of the Offering; Summary of the
                                                             Partnership Agreement; Partnership Agreement

10.    Interests of Named Experts and Counsel                Experts; Legal Matters

11.    Information with Respect to the Registrant            Summary of the Offering; Management; Investment
                                                             Objectives and Policies; Summary of the Partnership
                                                             Agreement; Financial Statements

12.    Disclosure of Commission Position on                  Fiduciary Responsibility; Partnership Agreement
       Indemnification for Securities Act Liabilities

* Omitted because the item is inapplicable or the answer is negative.

                         ------------------------------
                             ICON INCOME FUND EIGHT
                         ------------------------------

                         $150,000,000 (Maximum Offering)
                 1,500,000 Units of Limited Partnership Interest
     (in two Limited Partnerships, each having a minimum capitalization of
                                12,000 Units)

                              $100.00 per Unit

                      Minimum Investment: 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)


                                                                 Price                Sales            Proceeds
                                                              to  Public           Commissions      to Partnership
                                                            -------------          ------------     --------------
Per Unit                                                    $         100          $         10     $           90
Minimum Offering per Partnership of 12,000 Units            $   1,200,000          $    120,000     $    1,080,000
Maximum Offering per Partnership of 750,000 Units           $  75,000,000          $  7,500,000     $   67,500,000


          These are speculative securities and this investment involves a high degree of risk. Consider carefully the risk factors beginning on page 14, which include the following:

          -    The profitability of this investment cannot be estimated

          - We will receive substantial fees, only some of which are related to the amount of distributions you receive

          - You may be unable to resell the units and therefore you should be prepared to hold them for the life of the Partnership

          - We manage other similar partnerships and so we are subject to conflicts of interest

         ICON Income Fund Eight is an equipment leasing program consisting of two limited partnerships, ICON Income Fund Eight A L.P. and ICON Income Fund Eight B L.P. This prospectus describes an investment in units of either Partnership. We have formed both Fund Eight A and Fund Eight B as their general partner.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Notice to Pennsylvania investors: Fund Eight A has raised approximately $58,000,000 through September 30, 1999. With respect to Fund Eight B, however, because the minimum amount of this offering is less than $3,750,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

                  This prospectus is dated February ___, 2000, and it supplements and replaces that prospectus dated September 23, 1998.

         You must meet the requirements described below to invest in a Partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers (sometimes called selling dealers) must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

         INVESTOR SUITABILITY

         You must meet our basic suitability requirements to invest. In general, you must either have:

                  (1) a net worth of at least $30,000 PLUS $30,000 of annual gross income; or

                  (2) a net worth of at least $75,000.

         CERTAIN STATE REQUIREMENTS

         Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington Partnership must have either of the following in order to invest:

                  (1) a net worth of at least $45,000 PLUS $45,000 of annual gross income; or

                  (2) a net worth of at least $150,000.

         Residents of Massachusetts and North Carolina must have either of the following in order to invest:

                  (1) a net worth of at least $60,000 PLUS $60,000 of annual gross income; or

                  (2) a net worth of at least $225,000.

         If you are a Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

         WHO SHOULD INVEST

         You should only invest if you:

         - are prepared to hold this investment for 8-10 years, comprised of the period ending 5 years from when we complete the offering which is called the reinvestment period and the following 1-3 years when we will liquidate the assets of the Partnerships;

         - have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

         - are prepared to assume the substantial risks associated with this investment.

         MINIMUM INVESTMENT

         The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY
REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------


         We include cross-references in this prospectus to section captions where you can find further related discussions. The following table provides the pages on which these captions are located. In this prospectus, "general partner," "we," "us" and "our" refer to ICON Capital Corp., the general partner of the Partnerships.


SUMMARY OF THE OFFERING.............................................................................1
         Investment objectives and policies.........................................................1
         Uses of offering proceeds..................................................................2
         Our compensation...........................................................................2
         Our relationship to the Partnerships is not free of conflicts..............................2
         Our fiduciary responsibility...............................................................3
         Other offerings we sponsor and manage......................................................3
         Management; financial statements...........................................................3
         Federal income tax considerations..........................................................3
         Capitalization.............................................................................3
         Summary of the partnership agreement.......................................................3
         Restrictions on your ability to transfer units.............................................4
         Plan of distribution.......................................................................4

RISK FACTORS........................................................................................6
         Partnership Risks..........................................................................6
         Investment Risks..........................................................................10
         Federal Income Tax Risks and ERISA Risks..................................................11

SOURCES AND USES OF OFFERING PROCEEDS..............................................................14

OUR COMPENSATION...................................................................................15
         Organization and Offering Stage...........................................................15
         Operational Stage.........................................................................17
         Interest in Profits or Losses.............................................................20

CONFLICTS OF INTEREST..............................................................................21
         No Arm's Length Negotiation of Agreements.................................................21
         Our Compensation..........................................................................21
         Effect of Leverage on Our Compensation....................................................21
         Competition with the Partnerships for Equipment...........................................22
         Our Liability for Partnership Obligations; Our Determination of Reserves..................23
         Joint Ventures............................................................................23
         Lease Referrals...........................................................................23
         Participation of an Affiliate in this Offering............................................23
         Tax Matters Partner.......................................................................23

FIDUCIARY RESPONSIBILITY...........................................................................24
         Conflicts.................................................................................24
         Indemnification...........................................................................24
         Investor Remedies.........................................................................25

OUR OTHER PROGRAMS.................................................................................25


                                        iii


STATUS OF THE OFFERING.............................................................................29

RELATIONSHIPS WITH SOME OF OUR AFFILIATES..........................................................29

MANAGEMENT.........................................................................................29
         The General Partner.......................................................................29
         Our Affiliates............................................................................30

INVESTMENT OBJECTIVES AND POLICIES.................................................................31
         General...................................................................................31
         Acquisition Policies and Procedures.......................................................31
         Leases and Financing Transactions.........................................................32
         Transaction Approval Procedures...........................................................34
         Credit Review Procedures..................................................................34
         Equipment.................................................................................34
         Portfolio Acquisitions....................................................................35
         Other Investments.........................................................................36
         Interim Financing.........................................................................36

Cash Distributions.................................................................................37
         Monthly Cash Distributions................................................................37
         First Cash Distributions to the Limited Partners..........................................38
         Reinvestment of Undistributed Cash in Additional Equipment, Leases and Financing
         Transactions..............................................................................38
         Distribution of Cash From Sales of the Partnerships' Investments..........................38
         Reinvestment of Distributions.............................................................38

FEDERAL INCOME TAX CONSEQUENCES....................................................................39
         Opinion of Tax Counsel....................................................................39
         Classification as a Partnership...........................................................39
         Taxation of Partnerships in General.......................................................39
         Publicly Traded Partnerships..............................................................40
         Taxation of Distributions.................................................................41
         Partnership Income versus Partnership Distributions.......................................42
         Allocations of Profits and Losses.........................................................42
         Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation...............43
         Deductions for Organizational and Offering Expenses; Start-Up Costs.......................44
         Tax Treatment of Leases...................................................................44
         Cost Recovery.............................................................................45
         Limitations on Cost Recovery Deductions...................................................45
         Deferred Payment Leases...................................................................46
         Sale or Other Disposition of Partnership Property.........................................46
         Sale or Other Disposition of Partnership Interest.........................................47
         Treatment of Cash Distributions upon Redemption...........................................47
         Gifts of Units............................................................................48
         Consequence of No Section 754 Election....................................................48
         Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement.....48
         Audit by the IRS..........................................................................48
         Alternative Minimum Tax...................................................................49
         Interest Expense..........................................................................50
         Self-Employment Income and Tax............................................................50
         Limited Deductions for Activities not Engaged in for Profit...............................50
         Foreign Source Taxable Income.............................................................50
         Registration, Interest and Penalties......................................................51
         State and Local Taxation..................................................................52
         Foreign Investors.........................................................................52


                                        iv


         Tax Treatment of Certain Trusts and Estates...............................................52
         Taxation of Employee Benefit Plans and Other Tax-exempt Organizations.....................52
         Corporate Investors.......................................................................53

INVESTMENT BY QUALIFIED PLANS......................................................................54
         Fiduciaries under ERISA...................................................................54
         Prohibited Transactions Under ERISA and the Tax Code......................................54
         Plan Assets...............................................................................55
         Other ERISA Considerations................................................................56

CAPITALIZATION.....................................................................................57

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION.....................................................59
         Fund Eight A..............................................................................59
         Fund Eight B..............................................................................61

SUMMARY OF THE PARTNERSHIP AGREEMENT...............................................................62
         Establishment and Nature of the Partnerships..............................................62
         Name and Address..........................................................................62
         Purposes and Powers.......................................................................62
         Duration of Partnership...................................................................62
         Capital Contributions.....................................................................62
         Powers of the Partners....................................................................63
         Limitations on Our Powers.................................................................63
         Indemnification...........................................................................64
         Liability of Partners.....................................................................64
         Non-assessability of Units................................................................65
         Distribution of Distributable Cash From Operations and From Sales.........................65
         Allocation of Profits and Losses..........................................................65
         Withdrawal of the General Partner.........................................................66
         Transfer of Units.........................................................................67
         Dissolution and Winding-up................................................................67
         Access to Books and Records...............................................................67
         Meetings and Voting Rights of Limited Partners............................................67
         Amending the Partnership Agreement........................................................68

TRANSFER OF UNITS..................................................................................69
         Withdrawal................................................................................69
         Restrictions on the Transfer of Units.....................................................69
         Limited Right to Redeem Units.............................................................70
         Consequences of Transfer..................................................................71

REPORTS TO LIMITED PARTNERS........................................................................72
         Annual Reports............................................................................72
         Quarterly Reports.........................................................................72

PLAN OF DISTRIBUTION...............................................................................73
         General...................................................................................73
         Segregation of Subscription Payments......................................................74

INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;  SUBSCRIPTION PROCEDURES.................75
         General Suitability Considerations........................................................75
         Minimum Investment........................................................................75
         Suitability Standard for Qualified Plans and IRAs.........................................76


                                        v


         Suitability Standard for Other Fiduciaries................................................76
         Additional Considerations for IRAs, Qualified Plans, and Tax-Exempt Entities..............76
         Transfer of Units.........................................................................77
         Additional Transfer Restriction for Residents of California...............................77
         Subscriber Representations................................................................77
         Conflicts of Interest.....................................................................78
         Co-signature by Selling Dealer............................................................78
         Binding Effect of the Partnership Agreement...............................................78
         Citizenship...............................................................................79
         How to Subscribe..........................................................................79

SALES MATERIAL.....................................................................................80

EXPERTS............................................................................................80

LEGAL MATTERS......................................................................................80

ADDITIONAL INFORMATION.............................................................................81

TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS...............................................81

FINANCIAL STATEMENTS...............................................................................81



-------------------------------------------------------------------------------

                             SUMMARY OF THE OFFERING

-------------------------------------------------------------------------------

         This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "RISK FACTORS," carefully before making an investment decision.

         ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships; Fund Eight A was formed on July 9, 1997 and Fund Eight B was formed on February 7, 2000. The Partnerships will primarily engage in the business of leasing equipment and acquiring residual interests in leased equipment. To a lesser degree, the Partnerships will make loans that are secured by equipment to businesses we determine are creditworthy and engage in any other business activities that are consistent with the Partnerships' objectives and in which the Partnerships may lawfully engage.

         We expect that most of the net proceeds we raise from this offering will be invested in equipment that is or will be leased, and this will produce passive income for federal income tax purposes. We call the users of leased equipment lessees. Some of the proceeds may be loaned to users of equipment. We call these loans financing transactions, and we call the businesses that use the equipment which is subject to a loan borrowers. The financing transactions, and some leases, will produce portfolio income rather than passive income for federal income tax purposes.

         We anticipate that each Partnership will complete its reinvestment period 5 years from the date we complete our offer to sell units for that Partnership, but the reinvestment period may be extended at our discretion. We will then sell each of the Partnership's investments in the ordinary course of business within a further period ending from 8 to 10 years after we begin offering units. You should expect to hold your units for the full term of the Partnership in question, which is 8 to 10 years from the time you invest.

INVESTMENT OBJECTIVES AND POLICIES

       We have four investment objectives:

       (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives, high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest.

       (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnerships, beginning the month after the month you are admitted as a limited partner;

       (3) CONSERVATIVELY MANAGE THE PARTNERSHIPS: to create a relatively safe investment for you by purchasing a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnerships. Creditworthy lessees and borrowers lessen the Partnerships' risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

       (4) PROVIDE A FAVORABLE TOTAL RETURN: provide you a total return on your investment which, by the time we sell the Partnerships' equipment and other assets, compares favorably with other investment alternatives having similar risks.

       We intend to target investments in equipment and financing transactions with the highest available rate of return consistent with prudent risk management and reasonably conservative investment decisions. We can give no assurance, however, that your investment will achieve an above-average rate of return while satisfying the above objectives.

USES OF OFFERING PROCEEDS

       Assuming all of the units are sold, we will:

         - invest at least 80.40% of the funds we receive from investors in equipment and financing transactions, and in a reserve of at least 1%; and

         - use the remaining 19.60% of the funds to pay fees and expenses relating to this offering and organizing the Partnerships.

         Assuming only the minimum number of units (12,000) are sold for a Partnership, we will:

         - invest at least 75% of the funds we receive from investors in equipment, leases and financing transactions, and in a reserve of at least 1%; and

         - use the remaining 25% of the funds to pay fees and expenses relating to this offering and organizing the Partnerships.

OUR COMPENSATION

         The dealer-manager, which is a company affiliated with us, will select the brokers, manage this offering, and be compensated for those and other services. We will acquire the assets for and manage the business of the Partnerships. The section of this prospectus entitled "OUR COMPENSATION" details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

         - approximately 19.60% of the proceeds from the offering (assuming we sell all 750,000 units) will pay fees and expenses relating to this offering and organizing the Partnerships. We and our affiliates will receive approximately 11.60% of the proceeds and 8.0% will be paid to unrelated brokers;

         - we are entitled to a management fee of between 2% and 5% of gross rental payments under the leases and 2% of payments on financing transactions;

         - initially, we will receive 1% and the investors as a group (sometimes called limited partners) will receive 99% of cash distributions from the Partnerships' operations and sales. This will continue until the limited partners have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return on their investment; and

         - after payout, 10% of cash distributions from sales and operations will be paid to us and 90% shall be paid to the limited partners, but if at payout the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to receive only 1% of cash distributions, and accrue 9%, until the limited partners receive distributions equal to 150% of their total investment.

OUR RELATIONSHIP TO THE PARTNERSHIPS IS NOT FREE OF CONFLICTS

         Each Partnership will be subject to conflicts of interest because of our relationship to them. These conflicts may include:

         - the lack of arm's length negotiations in determining our compensation;

         - competition with other leasing programs that we sponsor for the acquisition, lease, financing or sale of equipment and investment in financing transactions;

         - competition with our affiliates for the acquisition, lease, financing or sale of equipment and investment in financing transactions; and

         - competition for management services with other leasing programs that we or our affiliates sponsor.

         In addition to the fiduciary duty that we owe you as a general partner of a partnership, the Partnership Agreements contain provisions to minimize conflicts between us, our affiliates and you. See "CONFLICTS OF INTEREST" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

OUR FIDUCIARY RESPONSIBILITY

         We will act as fiduciary to each Partnership. However, each Partnership will indemnify us for many of our acts on their behalf and we will be permitted to take actions that may involve a conflict of interest. See "CONFLICTS OF INTEREST."

OTHER OFFERINGS WE SPONSOR AND MANAGE

         We sponsor, and are currently managing, six other public leasing programs with objectives similar to those of the Partnerships. See "OUR OTHER PROGRAMS" and Exhibit B for more detailed information about such other programs.

MANAGEMENT; FINANCIAL STATEMENTS

         We are the sole general partner of the Partnerships. We are a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). We will manage and control the affairs of the Partnerships. See "MANAGEMENT" for a description of our officers and other key personnel who will be responsible on our behalf to manage the Partnerships' business. Our financial statements and those of Fund Eight A and B are located in "FINANCIAL STATEMENTS" section of this prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

         See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to you. That section also describes a legal opinion regarding federal income tax matters that we have received which addresses the material federal income tax issues that may be relevant to you if you are an individual U.S. citizen or resident. If you are not an individual, you need to consult with your tax advisor to determine if you would face any special tax consequences because of an investment in the Partnerships.

         We have obtained an opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnerships' classification for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership." The opinion states that tax counsel has reviewed the summaries of federal income tax consequences to investors and of certain tax-exempt entities, including qualified plans, set forth in this prospectus under the captions "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." Tax counsel believes that the statements and conclusions in these sections of the prospectus are correct under present tax law.

CAPITALIZATION

         The section of the prospectus entitled "CAPITALIZATION" includes a table showing the Partnerships' current and projected capitalization, after deduction of the costs of this offering and organizing the Partnerships.

SUMMARY OF THE PARTNERSHIP AGREEMENT

         The relationship between you, the limited partners, and us, the general partner, is governed by each Partnership Agreement. You should be particularly aware that under the Partnership Agreement:

         -        you will have limited voting rights;

         - your units will not be freely transferable and, even if transferable, can probably only be sold at a substantial discount to the price you paid for them; and

         - the fiduciary duty that we owe you has been modified because of our sponsorship of other similar programs. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such program.

See "FIDUCIARY RESPONSIBILITY," "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF

UNITS" and "REPORTS TO LIMITED PARTNERS" for further details.

RESTRICTIONS ON YOUR ABILITY TO TRANSFER UNITS

         The Partnership Agreements restrict your ability to transfer units. These restrictions are imposed so that the Partnerships are not treated as a "publicly traded Partnership," which would make them subject to taxation as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships." As a result of these restrictions, you will be unable to transfer your units in a given year if the total transfer limits for the Partnerships have been reached during that particular year. See "TRANSFER OF UNITS."

PLAN OF DISTRIBUTION

         THE OFFERING -- Each of the Partnerships is offering between 12,000 and 750,000 units, with a maximum offering amount of $75,000,000 for each Partnership. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the brokers will offer the units for sale.

         OFFERING PERIOD -- We expect the offering period for units in Fund Eight A to close in the early part of the year 2000. The offering of units in Fund Eight B will close sometime after that, most likely at least one year later. In no event will the offerings close later than September 23, 2002. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of units in each Partnership at any time. Furthermore, after the Fund Eight A offering closes, we are not required to undertake the Fund Eight B offering.

         MINIMUM OFFERING -- Unless Fund Eight B receives subscriptions for 12,000 units prior to the completion of its offering period, no units will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total units purchased, not more than 600 of the units we purchase will be included in determining whether the minimum offering size for Fund Eight B has been achieved.

         ESCROW AGENT; DISTRIBUTION OF ESCROW INTEREST -- For investments in Fund Eight B, we will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

         - the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or

         - one year after the offering for Fund Eight B begins, whichever comes first.

                  If you are a Pennsylvania resident, your investment is subject to the further conditions that:

         - it must be held in escrow until at least $3,750,000 (5% of the maximum offering of $75,000,000) has been received; and

         - you are offered the opportunity to rescind your investment if $3,750,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the period of the offering in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

         -        you are admitted to a Partnership as a limited partner;

         - if you are a Pennsylvania investors, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $3,750,000 per Partnership must be satisfied for you to be admitted as a limited partner, or you will have the option to have your investment refunded; or

         - one year from the time the offering period began, whichever comes first.

The interest earned on your investment will be paid to you upon admission to a Partnership. If you are not admitted as a limited partner of Fund Eight B, the interest will be paid when your investment funds are returned.

         SUBSCRIPTION -- You must fill out a Subscription Agreement, attached as Exhibit C to this prospectus, in order to purchase units. By subscribing for units, you will be deemed to have made all of the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the Partnership Agreement.

         CLOSINGS -- The initial closing of the offering for each Partnership will be held after subscriptions for at least 12,000 units have been received by the escrow agent. At that time, subscribers for at least that number of units may be admitted to that Partnership as limited partners. After the initial closing, each Partnership intends to hold daily closings until the offering is completed or terminated. The initial closing for Fund Eight A was held on October 14, 1998.

         STATUS OF THE OFFERING -- As of December 15, 1999, 2,363 investors have been admitted as limited partners to Fund Eight A, and those limited partners have acquired 580,869.35 units.

--------------------------------------------------------------------------------

                                  RISK FACTORS

--------------------------------------------------------------------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE PURCHASING UNITS. THE PARTNERSHIPS' BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS, WHICH COULD RESULT IN A PARTNERSHIP FAILING TO PROVIDE THE EXPECTED RETURNS ON YOUR INVESTMENT OR EVEN A LOSS OF A PORTION OF YOUR INVESTMENT.

         THIS PROSPECTUS ALSO CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS, AND THE ASSUMPTIONS UNDERLYING OR RELATING TO ANY OF THESE STATEMENTS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," AND "PLANS" AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

PARTNERSHIP RISKS

THE ULTIMATE COMPOSITION OF THE PARTNERSHIPS' INVESTMENT PORTFOLIOS IS CURRENTLY UNKNOWN

         The ultimate composition of the Partnerships' investment portfolio cannot be predicted, as there is no way of anticipating what types of equipment and financing transactions will be available on reasonable terms at the times the Partnerships are ready to invest their funds. We may vary the Partnerships' investment portfolios or may invest in financing transactions (which may have lower profit potential than investments in equipment) to a greater degree than currently anticipated. However, once the minimum number of units (12,000) are sold, it is our intention to invest all net offering proceeds and undistributed cash flow in equipment and financing transactions, as described in the section entitled "INVESTMENT OBJECTIVES AND POLICIES."

THE PARTNERSHIPS' SUCCESS WILL PARTIALLY DEPEND ON THE RESIDUAL VALUES OF THE EQUIPMENT WE ACQUIRE FOR THEM

         A significant part of the value of any equipment leasing transaction is the potential value of the equipment once the primary lease term expires. We call this value, which is realized upon the expiration of the lease, the residual value. Your ultimate investment return will partly depend upon the residual value at the time of the equipment's sale or re-lease. The amount of this residual value will depend to a significant extent on:

         - our ability to acquire or enter into lease agreements that preserve or enhance the value of the equipment during the Partnerships' ownership period until the leases expire;

         - our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

         -        market conditions prevailing at lease expiration;

         - the cost of new equipment at the time we are remarketing used equipment;

         - the extent to which technological developments during the lease term reduce the market for a certain type of used equipment; and

         -        the strength of the economy.

IF ONLY THE MINIMUM OFFERING SIZE IS RAISED THE PARTNERSHIPS MAY NOT BE ABLE TO DIVERSIFY THEIR INVESTMENTS

         Each Partnership may begin operations with minimum capitalization of approximately $1,200,000, although Fund Eight A has already exceeded the minimum and has raised $58,086,935.43 as of December 15, 1999. Our ability to diversify Fund Eight B's investments, and its potential to provide attractive returns, could be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of units are sold, Fund Eight B will not be able to achieve as much portfolio diversification as it could with more capital. See "SOURCES AND USES OF OFFERING PROCEEDS."

IF ANY USED EQUIPMENT THAT IS ACQUIRED HAS NOT BEEN PROPERLY
MAINTAINED, THE PARTNERSHIPS MAY RECEIVE LESS RESIDUAL VALUE THAN EXPECTED

         We expect to significantly invest in used equipment. See "INVESTMENT OBJECTIVES AND POLICIES--General" and "--Equipment." To prudently do so, we plan to inspect large items of used equipment prior to purchase, and will seek to obtain representations from the sellers and lessees of seasoned and used equipment that:

         - the equipment has been maintained in compliance with the terms of their leases;

         - that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

         - the equipment is in good operating condition and repair and that the lessee has no defenses to rents payable for the equipment resulting from its condition.

         The Partnerships would have rights against the seller of the equipment for any losses arising from a breach of representations made to the Partnership, and against the lessee for default under the lease. There is no assurance, however, that these rights would make the Partnerships whole for all of their investment in the transaction or their expected returns on the transaction if lessees stop making rental payments in full due to undetected problems or issues. There is also no assurance that an inspection of used equipment prior to purchasing it will reveal defects.

THE PARTNERSHIPS' MAY INVEST IN OPTIONS THAT COULD BECOME UNPROFITABLE IF THE PARTY GRANTING THE OPTION FILES FOR BANKRUPTCY

         The Partnerships may acquire options to purchase equipment for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, the Partnerships might be unable to enforce the option or recover the option price paid.

THE PARTNERSHIPS COULD INCUR LOSSES IF A LESSEE OR BORROWER DEFAULTS

         If a lessee or borrower defaults on its payment obligations, a Partnership would need to attempt to repossess the equipment or, in the case of financing transactions, attempt to foreclose on the collateral securing the financing transaction. A Partnership might be unable (1) to repossess the equipment or foreclose on the collateral at all or, in the event of bankruptcy, only after significant delay, or (2) to sell or re-lease the repossessed equipment or foreclosed collateral on terms comparable to those under the original lease. In these cases, a Partnership might sustain a significant loss of anticipated revenues, resulting in the inability to fully recover its investment.

         If a lessee defaults on a lease which was purchased by a Partnership using borrowed funds, the entire proceeds from the repossessed equipment must first go to repay the related lender of the borrowed funds. Only after that repayment would any of the remaining proceeds from the equipment be available to the Partnership. In such a circumstance, the Partnership's entire investment in such equipment might be lost.

LOSSES AS A RESULT OF LESSEE DEFAULTS MAY BE GREATER IF THE PARTNERSHIP ACQUIRES THE LEASED EQUIPMENT WITH BORROWED FUNDS

         Although we expect each Partnership to acquire some of its investments for cash, we intend to have the Partnerships borrow to acquire additional investments and generate additional revenues. A lien on the equipment that is being financed and the related leases will secure such borrowings. Although borrowing permits the Partnerships to acquire a greater number and variety of investments, it may also increase the Partnerships' risk of loss. For example, if a lessee defaults in the payment of rentals due under a lease that has been assigned to a lender, then the lender could cause the repossession and liquidation of the equipment and the Partnership might not recover its investment in that item of equipment.

EXCESSIVE DEFAULTS IN SECURITIZATIONS MAY RESULT IN PARTNERSHIP LOSSES

         The Partnerships may invest in special purpose entities formed to acquire pools of leases and financing transactions. These pools, which are often described as "securitizations," would typically consist of many hundreds or thousands of leases or financing transactions. Each pool will have a loss reserve for the percentage of its transactions that it projects will default. If the actual default experience of a pool in which a Partnership invests is worse than the loss reserve, the Partnership's return on its investment in the pool could be reduced or eliminated, or the investment itself, could be lost.

LEASING EQUIPMENT IN FOREIGN COUNTRIES MAY BE RISKIER THAN LEASING IN THE UNITED STATES

         If the Partnerships lease equipment outside the United States, regulations of other countries will apply which may adversely effect the Partnerships' title to equipment in those countries. Foreign courts may not recognize judgments obtained in United States courts, and different accounting or financial reporting practices may make it difficult to judge lessees' and borrowers' financial viability, heightening the risk of default and the loss of the Partnerships' investments.

         It may be difficult for the Partnerships to repossess their equipment if a foreign lessee defaults. The Partnerships may have difficulty enforcing their rights under the lease or financing transaction. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country's tax laws, which may impose unanticipated taxes. While we will seek to require the lessees and borrowers to reimburse the Partnerships for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

THE PARTNERSHIPS COULD INCUR LOSSES AS A RESULT OF FOREIGN CURRENCY FLUCTUATION

         The Partnerships may enter into foreign leasing or financing transactions for which they would receive payments in foreign currencies. In these cases, the Partnerships may enter into a contract to protect from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow the Partnerships to receive a fixed U.S. dollar equivalent for these payments regardless of fluctuations in the currency exchange rate. If the lease or financing payments were disrupted due to default by the lessee or borrower, the Partnerships would probably continue to meet their obligations under the hedge contract by acquiring the foreign currency equivalent of the missing payments, but at possibly unfavorable exchange rates.

         Furthermore, when a Partnership acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values since the amount and timing of receipt of the residual interest is unpredictable. This could positively or negatively affect a Partnership's income from such a transaction, as measured in U.S. dollars.

INVESTMENT IN JOINT VENTURES MAY SUBJECT THE PARTNERSHIPS TO RISKS RELATING TO THEIR CO-INVESTORS

         The Partnership Agreements permit the Partnerships to invest in joint ventures. Investing in joint ventures involves additional risks not present when directly entering into leases or financing transactions. These risks include the possibility that the Partnerships' co-investors might become bankrupt or have economic or business interests or goals that are inconsistent with those of the Partnerships and want to manage the joint ventures in ways that do not maximize the return to the Partnerships. Among other things, actions by a co-investor might subject leases or financing transactions that are owned by the joint venture to liabilities greater than those contemplated by the Partnerships. Also, when more than one person controls a joint venture, there might be a stalemate on decisions, including a proposed sale or other transfer of any leases or financing transactions at unfavorable prices or terms.

WE MAY BE UNABLE TO OBTAIN INSURANCE FOR CERTAIN TYPES OF LOSSES

         While the leases and financing transactions will generally require lessees and borrowers to have comprehensive insurance and assume the risk of loss, some losses, such as from war or earthquakes, may be either uninsurable or not economically insurable. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against. If such a disaster would occur to the equipment or collateral securing the leases and financing transactions, the Partnerships could suffer a total loss of investments in affected equipment.

THE PARTNERSHIPS COULD SUFFER LOSSES IF THEY FAIL TO MAINTAIN EQUIPMENT REGISTRATION

         Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Failing to register these types of equipment or losing the registration could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment.

UNDETECTED YEAR 2000 PROBLEMS

         Most computer programs have been written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations. We use third-party software in managing the Partnerships and we are communicating with key software vendors to ensure that these systems are year 2000 compliant. If lessees and borrowers were to have year 2000 problems, then their lease and financing payments to the Partnerships could be delayed or missed. Although the impact of the year 2000 issue will depend on how lessees and borrowers address the issue, each of them will have a material self-interest in resolving any year 2000 issue. As of the date of this prospectus, neither we nor Fund Eight A have experienced any material year 2000 problems, nor are we aware of any material problems experienced by any lessee or borrower.

CONFLICTS OF INTEREST

         The Partnerships will be subject to various conflicts of interest arising out of their relationships to us and our affiliates. See "CONFLICTS OF INTEREST." These conflicts may include:

         - the lack of separate legal representation and arm's length negotiations regarding compensation payable to us;

         - the fact that we will receive more fees for acquiring equipment and financing transactions if the Partnerships utilize debt to fund these transactions;

         - the lack of prohibitions in the Partnership Agreements on our ability to compete with the Partnerships for equipment acquisitions and other types of business;

         - our discretion to determine when to distribute cash flow to the limited partners or to a Partnership's reserve account could be affected by the fact that deficient reserves relative to a Partnership's contingent liabilities may expose us to liability to creditors of the Partnership;

         - our opportunities to earn fees for referring a prospective lessee to lessors other than the Partnerships;

         - the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and investigate the Partnerships and the information in this prospectus;

         - our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind the Partnerships and the limited partners might not be in your best interest given your tax situation; and

         - our decisions as to when and whether to sell a jointly owned assets when the co-owner is another program we manage.

WE WILL NOT DEVOTE OUR TIME EXCLUSIVELY TO MANAGING THE PARTNERSHIPS

         The Partnerships will not employ their own full-time officers, directors or employees. Instead, we will supervise and control the business affairs of the Partnerships. Our officers and employees will only devote the amount of time they think is necessary to conduct the Partnerships' business. See "CONFLICTS OF INTEREST."

         Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws that limit the interest rate that can be charged. Although we anticipate structuring the leases to avoid usury laws, there can be no assurance that we will be successful in doing this.

IF A LEASE WERE DETERMINED TO BE A LOAN, IT WOULD BE SUBJECT TO USURY LAWS

         Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believed are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing this. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans. Financing transactions are also subject to the usury laws.

INVESTMENT RISKS

YOU WILL HAVE LIMITED VOTING RIGHTS AND NO MANAGEMENT AUTHORITY

         We will make all management decisions for the Partnerships, including determining which equipment they will purchase and which financing transactions each will enter into. The success of the Partnerships will depend on the quality of the investment decisions we make, particularly relating to the acquisition of equipment and financing transactions and the re-leasing and disposition of equipment. You are not permitted to take part in managing the Partnerships or establishing the Partnerships' investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Partnership management to us.

         Generally, you will only be able to vote on extraordinary matters, such as a proposed amendment to a Partnership Agreement. For any matter submitted for your vote, the consent of limited partners owning not less than a majority of a Partnership's units is required for approval. Each Partnership Agreement provides that units we own are not counted in determining the percentage of units necessary for a vote concerning:

         -        our removal as general partner; or

         - any transaction between a Partnership and us. See Section 13.2 of the Partnership Agreements, entitled "Limited Voting Rights of the Limited Partners."

THERE IS NO GUARANTEE YOU WILL RECEIVE A RETURN COMPARABLE TO THAT OF INVESTORS IN SIMILAR PROGRAMS WE SPONSORED AND MANAGE

         You should not assume that you will experience investment results or returns comparable to those experienced by investors in any other programs we sponsored and manage. You should also keep in mind that a portion of distributions made to date by other programs we sponsored and manage has included a return of investors' capital contributions. See Table III that appears as Exhibit B. Additionally, three similar programs that we sponsored and manage, although with different management than those programs currently have, experienced losses of a portion of their investments in 1991 and 1992 due primarily to lessee bankruptcies. Regularly scheduled distributions of cash to limited partners were not interrupted by these losses, however.

LOSSES COULD EXCEED RESERVES RESULTING IN REDUCED DISTRIBUTIONS

         While we will do our best to avoid and minimize losses and to establish adequate reserves for losses, Partnership losses could exceed those reserves. If so, there could be a reduction in your distributions. Each Partnership will initially set aside 1% of the offering proceeds as reserves for losses. After the reinvestment period, the reserves will be not less than the smaller of 1% of the offering proceeds or 1% of the Partnership's aggregate adjusted capital accounts.

THE AMOUNT OF DISTRIBUTIONS YOU WILL RECEIVE AND YOUR RETURN FROM THIS INVESTMENT IS DIFFICULT TO PREDICT

         We arrived at the initial rate of cash distribution by estimating what we believe is a sustainable rate of distribution during the reinvestment period. The actual distribution rate may be greater or less than the initial rate of distribution during the reinvestment period if we deem it prudent to revise the rate. Furthermore, over the entire life of the Partnership the actual rate of return on your investment may be greater than or less than the rate of distribution. If the rate of return on your investment were ultimately less than the initial distribution rate, then some of your distributions would include a return of some of your investment. Until assets have been liquidated and cash has been distributed, the final calculation of the return on your investment cannot be determined. There is no assurance that you will achieve any specified rate of return on your investment. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

THE RATE OF MONTHLY CASH DISTRIBUTIONS IS NOT FIXED

         While we intend to make monthly cash distributions from the Partnerships' cash flows, we may determine it is in the best interest of the Partnerships to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases and financing transactions available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when large assets are sold. See "CASH DISTRIBUTIONS--Monthly Cash Distributions."

THERE IS NO SECONDARY MARKET FOR UNITS SO YOUR ABILITY TO TRANSFER THEM IS
LIMITED

         The units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," Treasury Department regulations prohibit us from creating or participating in a "secondary market" for the units. Your ability to sell or otherwise transfer your units, other than at a substantial discount, is extremely limited. You must view your investment in a Partnership as a long-term, illiquid investment. See "TRANSFER OF UNITS."

IF YOU CHOOSE TO REDEEM YOUR UNITS YOU MAY NOT RECEIVE YOUR FULL CAPITAL ACCOUNT BALANCE

         Beginning the second full quarter following the final closing date of this offering, you may request that a Partnership redeem up to 100% of your units. A Partnership is under no obligation to do so, however, and will not maintain any cash reserve for this purpose. If we allow a Partnership to redeem your units, the redemption price has been unilaterally set and is described in the section of this prospectus captioned "TRANSFER OF UNITS--Limited Right to Redeem." The redemption price may be less than the unreturned amount of your investment. If your units are redeemed, the redemption price will probably provide you a significantly lower value than the value you would realize by retaining your units for the duration of the Partnership.

FEDERAL INCOME TAX RISKS AND ERISA RISKS

FEDERAL TAX CONSIDERATIONS IN GENERAL

         Although this investment may be appealing to certain investors for federal income tax purposes, you should invest based on economic rather than tax factors. While tax counsel has reviewed the section of the prospectus entitled "FEDERAL INCOME TAX CONSEQUENCES" for accuracy, their opinion about that section is limited largely to tax matters they believe are material to an individual taxpayer. Furthermore, the opinion is subject to assumptions concerning the future operations of the Partnerships and is not binding on the IRS. In addition, the IRS has not ruled on any federal income tax issue in relation to the Partnerships. Because your other income and expenses may affect the tax consequences of this investment, there can be no assurance that you will obtain the tax consequences described in this prospectus. You and your advisers should not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" section, but also carefully review your tax circumstances.

         Some of the tax consequences described are unclear because recent tax laws have not yet been interpreted. The tax benefits described may be challenged by the IRS upon audit of any tax return of the Partnerships. If an audit adjusts the Partnerships' tax return, you might have to adjust your income tax return as well. This might also result in an examination of your return for items unrelated to the Partnerships, or an examination of your prior years' returns. You could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The Partnerships will not reimburse you for any legal and accounting expenses you incur because of an examination of your income tax return. Nor will a Partnership represent you in connection with an audit by the IRS of items unrelated to the Partnership. See "FEDERAL INCOME TAX CONSEQUENCES -Audit by the IRS."

IF THE IRS CLASSIFIES THE PARTNERSHIPS AS CORPORATIONS, YOU WILL LOSE TAX
BENEFITS

         If the IRS successfully contends that a Partnership should be treated as a "publicly traded partnership." The Partnership would then be treated as a corporation for federal income tax purposes rather than as a partnership. If so, all of the possible tax benefits of this investment could be eliminated and:

         - losses realized by a Partnership would not pass through to you;

         - a Partnership would be taxed at income tax rates applicable to corporations thereby reducing distributions to you; and

         - your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

         To minimize this possibility, Section 10 of the Partnership Agreement places restrictions on your ability to transfer units. See "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships."

THE PARTNERSHIPS COULD LOSE COST RECOVERY OR DEPRECIATION DEDUCTIONS IF THE IRS TREATS THEIR LEASES AS SALES OR FINANCINGS

         We expect that, for federal income tax purposes, the Partnerships will be treated as the owner and lessor of the equipment they own or co-own and/or lease. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that the Partnerships are not the owners of their equipment, they would not be entitled to cost recovery, depreciation or amortization deductions, and their leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases" and "--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitation."

YOU MAY INCUR TAX LIABILITY IN EXCESS OF THE CASH DISTRIBUTIONS YOU RECEIVE

         Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Partnership debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Partnership property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

THERE ARE LIMITATIONS ON YOUR ABILITY TO DEDUCT PARTNERSHIP LOSSES

         Your ability to deduct losses generated by the Partnerships is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnerships' operations will constitute passive activities, you can only use losses from the Partnerships to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses; Passive Losses, Tax Basis and "At Risk" Limitations."

THE IRS MAY ALLOCATE MORE TAXABLE INCOME TO YOU THAN THE PARTNERSHIP AGREEMENTS PROVIDE

         The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the Partnership Agreements allocate. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses."

IF YOU ARE A TAX-EXEMPT ORGANIZATION YOU WILL HAVE UNRELATED BUSINESS TAXABLE INCOME

         Tax-exempt organizations are nevertheless subject to unrelated business tax on unrelated business taxable income ("UBTI"). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Partnerships' leasing income will constitute UBTI, as will a portion of their income from financing transactions. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations."

IF YOU ARE A FOREIGN INVESTOR YOU MIGHT BE SUBJECT TO U.S. TAX WITHHOLDING AND BE REQUIRED TO FILE U.S. TAX RETURNS

         Foreign investors should be aware that their share of the income from the Partnerships might be subject to U.S. income tax withholding. Foreign investors may also be required to file U.S. income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors."

THIS INVESTMENT MAY CAUSE YOU TO PAY ADDITIONAL TAXES

         You may be required to pay alternative minimum tax in connection with this investment, as you will be allocated a ratable share of tax preference items. Our operation of the Partnerships may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax." You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state, as a result of this investment. A Partnership's use of equipment outside the U.S. might also subject the Partnership and you to income or other types of taxation in foreign countries.

THE ASSETS OF THE PARTNERSHIPS MAY BE PLAN ASSETS FOR ERISA PURPOSES

         ERISA and the tax code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if that were it to occur. See "INVESTMENT BY QUALIFIED PLANS."

--------------------------------------------------------------------------------

                      SOURCES AND USES OF OFFERING PROCEEDS

--------------------------------------------------------------------------------

         The first table below is our best estimate of the use of the offering proceeds both if only the minimum number of units (12,000) are sold, and if all of the units are sold. Because the Partnerships have not made any acquisitions, we cannot precisely calculate some of the expenses below at this time, so the amounts may vary substantially from these estimates. As shown below, assuming we sell the maximum number of units offered (750,000) and receive $75,000,000 of funds to invest in a given Partnership, we project that we will invest 80.40% of the offering proceeds in leases and financing transactions. The second table below is our estimate of our fees and expenses expressed as a percentage of total assets, assuming the maximum offering size is achieved and a Partnership borrows funds to acquire assets at a leverage rate of 67%.


                                   MINIMUM OFFERING                           MAXIMUM OFFERING
                                    OF 12,000 UNITS                           OF 750,000 UNITS
                                    PER PARTNERSHIP              %             PER PARTNERSHIP            %
                                   ----------------           -------         ----------------         -------
Offering Proceeds(1)                   $1,200,000             100.00%             $75,000,000          100.00%

Expenses:
Sales Commissions(2)                     (96,000)             (8.00%)             (6,000,000)          (8.00%)
Underwriting Fees(3)                     (24,000)             (2.00%)             (1,500,000)          (2.00%)
O & O Expense Allowance(4)               (42,000)             (3.50%)             (1,875,000)          (2.50%)
                                         --------             -------             -----------          -------
Public Offering Expenses                (162,000)            (13.50%)             (9,375,000)         (12.50%)

Acquisition Fees (attributable to
Offering Proceeds and
Borrowings)(5)                           (86,500)             (7.21%)             (5,468,750)          (7.29%)

Offering Proceeds
Available for Investments(6)             $951,500              79.29%             $60,156,250           80.21%




                                                          Maximum Offering
                                                                With
                                                            67% LEVERAGE              %
                                                          ----------------         -------
                  Assets                                     $182,291,667             100%

                  Expenses:
                  Sales Commissions                           (6,000,000)          (3.29%)
                  Underwriting Fees                           (1,500,000)          (0.82%)
                  O&O Expense Allowance                       (1,875,000)          (1.03%)
                                                              -----------          -------
                  Public Offering Expenses                    (9,375,000)          (5.14%)

                  Acquisition Fees                            (5,468,750)          (3.00%)

                  Total Fees and Expenses                    (14,843,750)          (8.14%)



Notes to table appear on following page.

(1) Excluding $1,000 contributed by both the original limited partner and us to each Partnership at the time of its formation. Upon the initial closing date of each Partnership, the original limited partner will withdraw from the Partnership and his capital contribution of $1,000 will be refunded.

(2) Each Partnership will pay brokers a sales commission of $8.00 per unit sold (8% of offering proceeds), but no sales commission will be paid on units sold to affiliated limited partners.

(3) Each Partnership will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $2.00 for each unit sold (2.0% of offering proceeds) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.

(4) Each Partnership will pay us organizational and operating expense allowance, called an O & O expense allowance, equal to $3.50 for each unit sold (3.5% of offering proceeds) if the offering results in offering proceeds of $25,000,000 or less. We will reduce the percentage of O & O expense allowance payable to us by the Partnerships from 3.5% to 2.5% for offering proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for offering proceeds exceeding $50,000,000.

                  The O & O expense allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in:

                  (a) organizing the Partnerships and offering units for sale, which may include advertising and promotional expenses for preparing the Partnerships for registration and then offering and distributing the units to the public; and

                  (b) fees and expenses actually incurred and charged to us by the dealer-manager and prospective selling dealers. Due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of the offering proceeds or (b) the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from the Partnerships.

(5) The amounts and percentages shown in the column entitled Minimum Offering represent, for the minimum offering size, the maximum acquisition fees payable from offering proceeds. The amounts and percentages shown in the column entitled Maximum Offering represent, for the maximum offering size, the acquisition fees payable from offering proceeds. They are computed by multiplying 3.0% times the total purchase price of the Partnerships' investments purchased with both capital contributions and with the maximum allowable borrowings. The acquisition fees in the table are calculated assuming that, on average, total Partnership indebtedness will equal 67% of the purchase price of all investments.

(6) Each Partnership intends to establish an initial reserve equal to 1.0% of offering proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

--------------------------------------------------------------------------------

                                OUR COMPENSATION

--------------------------------------------------------------------------------

         The following table summarizes the types and estimated amounts of all compensation or distributions that we and our affiliates may be paid, directly or indirectly, by the Partnerships. Some of this compensation will be paid regardless of the success or profitability of the Partnerships' operations, and was not determined by arm's-length negotiations.

         Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited by provisions in the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which have maximum compensation and minimum use of proceeds requirements and (b) the NASD's Conduct Rules (which limit selling compensation).

                         ORGANIZATION AND OFFERING STAGE


TYPE OF COMPENSATION                          METHOD OF COMPENSATION                   ESTIMATED DOLLAR AMOUNT
--------------------                          ----------------------                   -----------------------
Underwriting Fee - payable to ICON            2.0% ($2.00 per unit) of the offering    $24,000 if the minimum offering of
Securities Corp., the dealer-manager          proceeds on all units sold.              12,000 units is sold per Partnership,
                                                                                       up to a maximum of $1,500,000 if all
                                                                                       750,000 units are sold per Partnership.

Sales Commission--expected to be paid         8.0% ($8.00 per unit) of the offering    Not determinable at this time.
primarily to selling dealers with only a      proceeds from all units sold, other
small amount expected to be paid to ICON      than for units sold to affiliated        If all units sold were sold by the
Securities Corp.                              limited partners which shall be sold     dealer-manager, which we do not expect,
                                              on a net of sales commission basis.      the maximum amount of sales commissions
                                                                                       that the dealer-manager could receive
                                                                                       would be $96,000 if the minimum
                                                                                       offering of 12,000 units is sold per
                                                                                       Partnership and $6,000,000 if all
                                                                                       750,000 units are sold per
                                                                                       Partnership.  In each case, these
                                                                                       amounts are calculated without giving
                                                                                       effect to possible reduction of the
                                                                                       sales commissions due to commissions
                                                                                       that are not payable for units
                                                                                       purchased by affiliated limited
                                                                                       partners, if any.

O & O Expense Allowance-payable to us or      3.5% ($3.50 per unit) of the first       Not determinable at this time.
the dealer-manager, or both, for              $25,000,000 of offering proceeds; 2.5%
organizational and offering expenses          ($2.50 per unit) of offering proceeds    A minimum of $42,000 per Partnership if
                                              in excess of $25,000,000 but less than   the minimum offering of 12,000 units is
                                              $50,000,000; and 1.5% ($1.50 per unit)   sold, up to a maximum of $1,875,000 per
                                              of offering proceeds exceeding           Partnership if all 750,000 units are
                                              $50,000,000, on a non-accountable        sold.
                                              basis (exclusive of sales commissions)
                                              whether or not incurred.  We will pay
                                              actual organizational and offering
                                              expenses for this offering to the
                                              extent such expenses exceed the O & O
                                              expense allowance.

                                              We will pay or advance bona fide due
                                              diligence fees and expenses of the
                                              dealer-manager and actual and
                                              prospective selling dealers on a fully
                                              accountable basis from such allowance
                                              up to, but not in excess, of the
                                              lesser of the maximum amount payable
                                              under the NASD Conduct Rules, or 1/2 of
                                              1% of the offering proceeds.



                                        16



                                                         OPERATIONAL STAGE
Acquisition Fee-payable to us.                3.0% of                                  Total acquisition fees would equal
                                                                                       11.5% of offering proceeds (or
                                                    (a) the purchase price paid by     $138,000) per Partnership if the
                                              the Partnership to the seller of each    minimum offering of 12,000 units is
                                              item of equipment acquired or residual   sold) and 7.10% of offering proceeds
                                              value interest acquired; the fee         (or $5,328,102 per Partnership if all
                                              includes debt incurred or assumed or     750,000 units are sold).  In both
                                              debt which would be assumed if the       instances this assumes that total
                                              option to acquire a residual value       Partnership indebtedness will equal
                                              interest were immediately exercised;     67% of the purchase price of all
                                              and                                      investments.

                                                    (b) the principal amount of each
                                              financing transaction entered into or
                                              acquired by the Partnership.(1)

                                              In calculating acquisition fees, fees
                                              payable by or on behalf of each
                                              Partnership to unaffiliated finders
                                              and brokers will be deducted from
                                              acquisition fees otherwise payable to
                                              us.  No finder's or broker's fees may
                                              be paid to any of our affiliates.

                                              We will reduce or refund acquisition
                                              fees if the Partnerships' investment
                                              in equipment is less than the greater
                                              of (a) 80% of the offering proceeds
                                              reduced by .0625% for each 1% of
                                              borrowings encumbering the
                                              Partnerships' equipment, or (b) 75% of
                                              the offering proceeds.



----------------------------------
(1) Total acquisitoin fees paid from all sources is limited to 3.0% of offering proceeds, an amount equal to the LESSER of (a) 15.0% of offering proceeds or (b) the difference between (1) the maximum front-end fees allowable under the NASAA Guidelines and (2) all other front-end fees (i.e., sales commissions, underwriting fees and the O & O expense allowance, which total 13.5% of offering proceeds). Pursuant to the NASAA Guidelines, the maximum front-end feeds which the partnership may pay is 20% of offering proceeds (if no debt is employed by the Partnership to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of the cost of the Partnerships' investments) so utilized. As a result, if the Partnership utilized indebtedness equal to 67% of the cost of the Partnerships' investments, the Partnership would be able to pay total front-end fees equal to 19.60% of offering proceeds and acquisition fees would be limited to 7.5% of offering proceeds.


MANAGEMENT FEE-- payable to us for            The LESSER of:                           Not determinable at this time.
actively managing the leasing, re-leasing,
financing and refinancing of Partnership      (i)(a) 5% of gross rental payments       We have agreed to subordinate, without
leases and financing transactions             from operating lease, except operating   interest, our receipt of monthly
                                              leases for which management services     payments of the management fees to the
                                              are performed by non-affiliates under    limited partners' receipt of first
                                              our supervision for which 1% of annual   cash distributions until the earlier
                                              gross rental payments shall be payable;  of (1) the limited partners' receipt of all accrued but previously unpaid,
                                              (b) 2% of gross rental payments and      and current, installments of first
                                              debt service payments from fullpayout    cash distributions or (2) expiration
                                              leases with net lease provisions, 2%     of the reinvestment period.  Any
                                              of annual gross principal and interest   management fee deferred will be
                                              payments from financing transactions;    deferred without interest during the
                                                                                       reinvestment period until the limited
                                              (c) and 7% of gross rental payments      partners have received all accrued and
                                              from equipment operated by the           previously unpaid first cash
                                              Partnership as provided in NASAA         distributions.
                                              Guidelines Section IV.E.4(2); or
                                                                                       Management fees payable with respect
                                              (ii) management fees which are           investments acquired by the
                                              competitive                              Partnership prior to the effective
                                              and/or customarily charged by            date of our withdrawal as general
                                              others rendering similar services        partner will remain payable to us
                                              as an ongoing public activity in         despite our withdrawal as and when the
                                              the same geographic location for         Partnership receives the rental
                                              similar equipment and financing          proceeds from the investments creating
                                              transactions.                            the obligation to pay the management
                                                                                       fees.

CASH FLOW - share distributable to us         Prior to payout, which is the time       Not determinable at this time.
                                              when cash distributions in an
                                              amount equal to the sum of the
                                              limited partners' (1) capital
                                              contributions and (2) an 8.0%
                                              cumulative annual return thereon,
                                              compounded daily, have been made,
                                              distributions of available cash
                                              from operations and sales shall be
                                              made 99% to the limited partners
                                              and 1% to us.  After payout,
                                              distributions of available cash
                                              shall be distributed 90% to the
                                              limited partners and 10% to us,
                                              unless limited partners have not
                                              received distributions equal to
                                              150% of their investment, in which
                                              case the ratio will remain



-----------------------------
(2) If we provide both equipment management and additional services, relating to the continued and active operation of Partnership equipment, such as on-going marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnerships' equipment and similar services, we may charge the Partnerships a management fee not to exceed 7.0% of the gross rental payments from equipment operated by the Partnerships.



                                              99:1 until that level of distributions
                                              has been achieved.

SUBORDINATED REMARKETING FEE - payable to     For sales of equipment and financing     Not determinable at this time.
us for arranging the sale of the              transactions, an amount equal to the
Partnerships' equipment financing             lesser of (1) 3.0% of the contract
transactions.                                 sales price for the Partnerships'
                                              investments, or (2) one-half the
                                              normal competitive commission charged
                                              by unaffiliated parties for such
                                              services in light of the size, type
                                              and location of the leases and
                                              financing transactions. No
                                              subordinated remarketing fee will
                                              accrue or be payable for any portion
                                              of cash from sales which is reinvested
                                              in additional Partnership investments.
                                              Payment of the subordinated
                                              remarketing fee will be deferred until
                                              after payout and will be made without
                                              interest.

REIMBURSEMENT FOR OUT-OF-POCKET               The Partnership will reimburse our       Not determinable at this time.
ACQUISITION EXPENSES DIRECTLY ATTRIBUTABLE    affiliates and us for some expenses
TO THE ACQUISITION OF EQUIPMENT-payable to    incurred in connection with the
us and our affiliates(3)                      Partnerships' operations.



---------------------------
(3) In the event we or an affiliate purchases equipment with our own funds in order to facilitate the later purchase by a Partnership, or borrows on behalf of a Partnership for any Partnership purpose, we or the affiliate will be entitled to receive interest on the funds expended on behalf of the Partnership until the Partnership purchases the equipment or repays the loan. Interest will be paid at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area.


                                                INTEREST IN PROFITS OR LOSSES
PARTNERSHIP'S  PROFITS  AND  LOSSES FOR TAX   We will be allocated shares of the       Not determinable at this time.
PURPOSES - share allocable to us              Partnerships' profits and losses for
                                              tax purposes that generally
                                              approximate our share of available
                                              cash from operations and from sales.


         The O&O Expense Allowance described in the above table includes, but is not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the dealer-manager and prospective selling dealers up to an aggregate amount equal to the lesser of one-half of 1% of offering proceeds or the amount permitted to be paid pursuant to Rule 2810 of the NASD Conduct Rules and expenses for salaries and direct expenses of our officers and directors while directly engaged in organizing the Partnerships and registering the units.

         As also described in the above table, we will be entitled to receive acquisition fees from the Partnerships for evaluating, selecting, negotiating and closing the acquisition of the Partnerships' equipment and entering into financing Transactions. In addition, sellers of equipment to the Partnerships may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include us or any of our affiliates.

         In addition to the O & O Expense Allowance, the Partnerships will reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by the Partnerships and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnerships' leases and financing transactions incurred prior to the time that each Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Partnerships (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate's, costs, or 90% of the costs that the Partnerships would be required to pay to independent parties for comparable services. Each Partnership's annual reports to the limited partners will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

         Section 6.4(i) of the Partnership Agreement limits the types and annual amounts of expenses of the Partnerships that may actually be paid by the Partnerships to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, except as permitted under Section 6.4(i) of the Partnership Agreement, will be:

         (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

         (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items, other than as specified provided in such Section 6.4(i).

         While a Partnership is not permitted to pay any remuneration to any of our or our affiliates' officers or directors for services on a Partnership's behalf, we or the dealer manager may apply any portion or none of the O & O Expense Allowance to defray such costs.

         We expect that the Partnerships will also directly pay third parties for services provided to the Partnerships from time to time. These services will include compensation to unaffiliated professionals for such matters as auditing, legal services, accountancy services and advice, tax services and advice, equipment and portfolio management and advice, and in any other area which we deem necessary and appropriate for the professional management of the affairs of the Partnership.

                          CONFLICTS OF INTEREST

         The Partnerships will be subject to various conflicts of interest arising out of their relationships to us and our affiliates. There are some provisions in the Partnership Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Partnership Agreement, which limits the actions we can take on behalf of the Partnerships and limits our compensation from the Partnerships. In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing the Partnerships' assets and affairs. The conflicts include the following:

NO ARM'S LENGTH NEGOTIATION OF AGREEMENTS

         We are represented by the same legal counsel as the Partnerships and the dealer-manager. The limited partners, as a group, have not been represented by legal counsel and the Partnerships' legal counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between the Partnerships and either the dealer-manager or us was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnerships will also perform services for us, the dealer-manager, some of our affiliates and for other partnerships or ventures that we or our affiliates may sponsor. However, should a dispute arise between a Partnership and us, we will have that Partnership retain separate legal counsel to represent the Partnership in connection with the dispute.

OUR COMPENSATION

         We have unilaterally determined the compensation that we and the dealer-manager will be paid by the Partnerships. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of each offering and upon, or from, the Partnerships' acquisition, use and sale of its leases and financing transactions. We will make decisions involving these transactions in our sole discretion. See "OUR COMPENSATION."

         A conflict of interest may also arise from our decisions concerning the timing of the Partnerships' purchases and sales of equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing the Partnerships and receiving management fees, for example, may conflict with the interests of the limited partners in realizing an earlier return of their investment or distributions.

EFFECT OF LEVERAGE ON OUR COMPENSATION

         We intend to acquire a Partnership's investments with borrowings of approximately 67% of the aggregate purchase price of the Partnerships' total investments, but the actual level of borrowings may vary and we are permitted to finance up to 80% of the aggregate purchase price of all the Partnership investments if offering proceeds do not exceed $25,000,000. If offering proceeds do not exceed $25,000,000, we believe that higher leverage will best serve the Partnership in question by allowing it to own a greater diversity of equipment and spreading credit risk among a greater number of lessees than could be the case if lower leverage were utilized. Since our acquisition fees are based upon the purchase price of all equipment and financing transactions we acquire for each Partnership, including related borrowings, we would earn a greater amount of acquisition fees (subject to the limit on those fees) if a greater percent of debt were employed.

         If offering proceeds exceed $25,000,000, we have agreed to a pro rata limitation on borrowings. For example, if offering proceeds were $50,000,000, the permitted borrowing limit would be reduced from 80% of the aggregate purchase price of the Partnerships' total investments to 75%. If offering proceeds reach the maximum offering size of $75,000,000, the limit would be reduced further to 67%. Following the offering period and to the extent the limits described above require leverage of less than 75%, each Partnership's permitted leverage may rise to 75% when reinvestment proceeds are reinvested by the Partnership. See "OUR COMPENSATION."

COMPETITION WITH THE PARTNERSHIPS FOR EQUIPMENT

         We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other programs. In the future, we, or any of our affiliates, may form, sponsor, and act as a general partner of or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships). Those entities could have investment objectives similar to the Partnerships' and may be in a position to acquire the same investments at the same time as the Partnerships. See "RELATIONSHIPS WITH SOME OF OUR AFFILIATES" and "MANAGEMENT" for a chart of and a description of our relationship to the Partnerships.

         Until all capital contributions (the initial amounts invested by limited partners) have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnerships (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnerships FIRST except in the following circumstances:

         - The required cash investment is greater than the cash that the Partnerships have available for investment;

         - The amount of debt to be incurred or assumed is above levels that we believe are acceptable for the Partnerships;

         - The equipment type is not appropriate to the Partnerships' objectives, which include seeking to avoid concentrations of exposure to any one class of equipment;

         - The lessee's credit quality does not satisfy the Partnerships' objectives of maintaining a high-quality portfolio with low credit losses while avoiding a concentrated exposure to any individual lessee or user;

         - The remaining lease or financing term extends beyond the date by which we must liquidate the Partnerships' investments;

         - The Partnerships' available cash flow is not commensurate with its need to make distributions during each Partnership's reinvestment period;

         - The structure of the proposed transaction, particularly the end-of-lease options governing the equipment, does not provide the opportunity to obtain the residual values needed to meet the Partnerships' total return requirements; and

         - The transaction does not comply with the terms of the Partnership Agreement.

        The Partnership Agreement does not prohibit us or our affiliates from investing in equipment leases or acquiring financing transactions, and we can engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on our or their own behalf or on behalf of other Partnerships. We and our affiliates shall have the right to take for our or their own account, or to recommend to any program we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

        Any conflicts in determining and allocating investments between a Partnership and us or between a Partnership and another program will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by a Partnership. If the investments available from time to time to a Partnership and to other programs we manage is less than the aggregate amount of investment then sought by them, the available investment will generally be allocated to the investment entity that has been seeking investments for the longest period of time.

        Conflicts may also arise between two or more investment programs (including the Partnerships) that we or one of our affiliates advise or manage, or between one or more of investment programs and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the investment program attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular investment program.

OUR LIABILITY FOR PARTNERSHIP OBLIGATIONS; OUR DETERMINATION OF RESERVES

         As a general rule, we are liable for the Partnerships' liabilities to the extent that they exceed its assets (including reserves for working capital and contingent liabilities). We determine the amount of reserves and we allocate the Partnerships' cash flow to maintain or increase the amount in the reserve account. Because we may be exposed to liability to creditors of the Partnerships if there is a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities, we may have a conflict of interest in determining when to allocate cash flow for distribution to you or to the Partnerships' reserve account.

JOINT VENTURES

         For added diversification, the Partnerships may invest in joint ventures with other programs that we or others sponsor and manage. If a Partnership enters into a joint venture, we would have a fiduciary duty to the Partnership and to any other investment programs we manage that participate in it. Having these duties to several partnerships may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of the Partnerships. See "RISK FACTORS--Partnership Risks."

LEASE REFERRALS

         From time to time, we may have the opportunity to earn fees for referring prospective equipment or financing transactions to a purchaser other than the Partnerships. This could involve conflicts of interest because we would receive compensation as a result of the referral even though the Partnerships would not receive any benefits. Section 6.5 of the Partnership Agreement provides that, if the Partnerships have funds available for investment, we will not refer prospective equipment or financing transactions to third parties for compensation, unless, using the criteria listed above under "Competition with the Partnerships for Equipment," we decide that the investment in question is inconsistent with the investment and diversification objectives of the Partnerships.

PARTICIPATION OF AN AFFILIATE IN THIS OFFERING

         Units will be sold on a best-efforts basis through ICON Securities Corp. (the dealer-manager), who will receive underwriting fees for all units sold in addition to sales commissions for any units sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and investigation of the Partnerships and the information provided in this prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

TAX MATTERS PARTNER

         We are the Partnerships' tax matters partner for purposes of dealing with the Internal Revenue Service on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the limited partners and the Partnerships by any settlement. While we will seek to take into consideration your interest in agreeing to any settlement of any disputed items of Partnerships' income and expense, there is no assurance that any settlement will be in the best interest of any specific limited partner given his or her specific tax situation.

                            FIDUCIARY RESPONSIBILITY

CONFLICTS

         GENERAL. The Partnership Agreement makes us accountable to the Partnerships as a fiduciary. Therefore, we must always act with integrity and good faith, and exercise due diligence in conducting the business of the Partnerships and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement. By law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This normally means that a general partner cannot engage in activities which might create an interest for itself that is adverse to that of the partnership of which it is the general partner. Because we and other investment programs that we manage or in the future may manage will acquire equipment and enter into financing transactions, we may be deemed to have a position adverse to the Partnerships.

         MODIFICATION. Section 6.5 of the Partnership Agreement includes provisions to resolve conflicts of interest that may arise between the Partnerships and other investment programs we manage with respect to particular investment opportunities that become available. We shall make investment opportunities available as described in that section of the Partnership Agreement. However, until all capital contributions have been invested or committed, used to pay permitted front-end fees or returned to limited partners as provided in the Partnership Agreement, all investment opportunities meeting the investment objectives of the Partnerships shall be presented to the Partnerships first. If two or more investment programs that we manage are in a position to lease the same equipment or provide the same financing, we will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. We are not certain whether these provisions regarding allocating opportunities are enforceable.

         DETRIMENT AND BENEFIT. If the Partnership Agreement did not modify the general common law fiduciary duties, we could not serve as the general partner for the Partnerships and any other investment program that might acquire, finance and lease equipment at the same time. The modification may operate as a detriment to you because there may be business opportunities that we will not make available to the Partnerships.

         The foregoing modifications permit us to act as a general partner to more than one similar investment program, and we believe the Partnerships should benefit from our resulting experience. The modifications also permit the Partnerships to enter into joint ventures to acquire a larger and more diverse asset pool. However, the modifications relieve us and our affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time. The modifications attempt to resolve any conflicts arising from our management of multiple investment programs in a manner consistent with the expectations of the investors of all of these programs, our fiduciary duties and the Partnerships' and other programs' investment objectives, especially including that of investment diversification.

INDEMNIFICATION

         The Partnership Agreement limits our liability to the Partnerships and to you. The Partnerships will indemnify us and our affiliates, from the Partnerships' assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

         (1) we or our affiliate made a determination in good faith that the action or inaction was in the best interests of the Partnerships;

         (2) we or our affiliate were acting on behalf of or performing services for the Partnership; and

         (3) the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

         As a result, your right to sue us for alleged breach of our fiduciary duty in conducting the affairs of the Partnerships may be limited. However, we and each of our affiliates will be liable, responsible and accountable, and the Partnerships will not be so liable for, liability, loss, cost or expense due to our or our affiliate's fraud, negligence, misconduct or breach of fiduciary duty to the Partnerships or any partner, as determined by a court. The Partnerships will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

         In addition, we have agreed to indemnify the dealer-manager and the selling dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of units. Any successful claim for indemnification would deplete the Partnerships' assets by the amount paid and could reduce the amount of distributions subsequently made to you.

         The Partnerships are not permitted to indemnify us, any of our affiliates, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

         (1)      (a)      there was a successful adjudication on the merits in
                           favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

                  (b)      the claims were dismissed on the merits by the court;
                           or

                  (c) the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

         (2) we have advised the court regarding the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Texas and any other relevant regulatory body on the issue of indemnification for securities law violations.

INVESTOR REMEDIES

         There are a number of remedies available to you if you believe we have breached our fiduciary duty to you. You may sue on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages, or you may bring suit on behalf of the Partnership (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of units, you may be able to recover the losses from a selling dealer, the dealer-manager, or anyone associated with either of them. In addition, for investors that are employee benefit plans, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract might apply with equal force to us.

         We will provide quarterly and annual reports of operations and must, on demand, give any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnerships' affairs. Further, you may inspect or copy the Partnerships' books and records at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT--Access to Books and Records."

         This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

         In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against a Partnership for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the Partnership Agreement or otherwise, the Partnership will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

                               OUR OTHER PROGRAMS

         We were formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnerships, we are the general partner of: ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; and ICON Cash Flow Partners L.P. Seven. These limited Partnerships are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships with objectives similar to that of the Partnerships. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing or financing transactions which do not meet the investment criteria we have established for the Partnerships and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).


            PRIOR PROGRAMS SUBSCRIPTIONS AS OF SEPTEMBER 30, 1999
           -------------------------------------------------------
             Limited              No. of                 Total
           Partnership           Investors           Subscriptions
           -----------           ---------           -------------
            Series A                   222             $2,504,500
            Series B                 1,742             20,000,000
            Series C                 1,732             20,000,000
            Series D                 3,054             40,000,000
            Series E                 3,738             61,041,150
            L.P. Six                 2,272             38,385,712
            L.P. Seven               4,639             99,999,683
            Eight A                  2,043             49,143,685

         Our prior public programs are all actively engaged in purchasing equipment and entering into and acquiring leases and financing transactions. As of September 30, 1999, our prior public programs had originated or acquired investments as follows:

                            INVESTMENTS ORIGINATED OR
                        ACQUIRED BY PRIOR PUBLIC PROGRAMS
                             AS OF SEPTEMBER 30, 1999
                             ------------------------
              (ALL AMOUNTS IN DOLLARS OF ORIGINAL ACQUISITION COST)

LIMITED PARTNERSHIP     LEASED EQUIPMENT      FINANCING TRANSACTIONS    TOTAL INVESTMENTS
-------------------     ----------------      ----------------------    -----------------
    Series A                $6,033,973              $1,542,785               $7,576,758
    Series B               $61,466,203              $4,144,770              $65,610,973
    Series C               $66,504,867              $3,752,413              $70,257,280
    Series D              $112,606,872             $20,164,549             $132,771,421
    Series E              $242,198,280             $34,953,805             $277,152,085
    L.P. Six              $142,702,746             $12,307,967             $155,010,713
    L.P. Seven            $313,127,484              $1,455,290             $314,582,774
    Eight A               $136,426,559                      $0             $136,426,559


         As of September 30, 1999, our prior public programs had leases and financing transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) consisting of the dollar amounts shown below, and representing the percentages shown below, respectively, of the original cost of investments acquired.


                          INVESTMENT PORTFOLIO OF
                            PRIOR PROGRAMS AS OF
                             SEPTEMBER 30, 1999

              Limited               Leased               Financing
            Partnership            Equipment           Transactions
            -----------           ----------           ------------
              Series A          $     98,504            $  209,693
              Series B             2,153,000             1,516,343
              Series C             4,081,683             2,017,927
              Series D            32,194,705             2,783,652
              Series E            73,180,285            12,233,536
              L.P. Six            83,787,630             4,192,552
              L.P. Seven         221,417,949               778,060
              Eight A            131,413,643                     0


         The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. 7 for each year from their dates of formation through March 31, 1999 are included in TABLE III of Exhibit B to the Prospectus. Additional investment information concerning such Programs as of March 31, 1999, is also included in Tables I, II and V of Exhibit B to the prospectus.

         Three of our prior public programs, Series A, Series B and Series C, experienced unexpected losses in 1992, which are shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

         We have taken steps that we believe will assist Series A, Series B and Series C in partially recovering its losses, including:

         (1) foregoing administrative expense reimbursements from July 1, 1991 through September 30, 1993, which we were otherwise entitled to receive, in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C);

         (2) reducing the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of those programs;

         (3) effective September 30, 1993, deferring $38,081 in Series A management fees and, effective November 15, 1995 and June 19, 1996, eliminating Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees;

         (4) effective January 1, 1994 reducing the management fees which Series A, Series B and Series C would each pay us to a flat rate of 2% and, effective January 1, 1995, further reducing the management fees which Series A pays us to a flat rate of 1%;

         (5) effective January 31, 1994, converting the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of those programs' portfolios;

         (6) effective January 31, 1995, amending the partnership agreement of Series A, by vote of a majority of its limited partners, to:

                  (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years;

                  (b) authorize us to make loans to Series A for terms greater than twelve months and for up to $250,000; and

                  (c) (as noted in clause (4), above) decrease the rate of management fees payable to us by Series A to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, in February and March 1995, we lent $75,000 and $100,000, respectively, to Series A, which was converted to a capital contribution in September,
                           1997);

         (7) effective November 15, 1995, amending the partnership agreement of Series B, by vote of a majority of its limited partners, to:

                  (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period;

                  (b) eliminate the obligation of Series B to pay us $220,000 of the $347,000 of accrued management fees and any future management fees; and

                  (c) limit past management fees payable by Series B to $127,000 and require us to pay that amount to Series B as an additional capital contribution; and

         (8) effective June 19, 1996, amending the partnership agreement of Series C, by vote of a majority of its limited partners, to:

                  (a) extend the reinvestment period of Series C for up to four and one-half additional years and thereby delay the start and the end of the liquidation period;

                  (b) eliminate the obligation of series B to pay us $529,125 of the $634,125 of accrued management fees; and

                  (c) limit past management fees payable by Series C to $105,000 and require us to pay that amount to Series C as an additional capital contribution.

We can provide no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C. To the extent these efforts are not successful, and Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup the losses, any of those programs so effected would not be able to return all of their respective investors' capital contributions.

         The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Tables included as Exhibit B for our prior public programs, represents our experience in the prior programs and are not audited. IF YOU PURCHASE UNITS IN A PARTNERSHIP YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM AS A RESULT OF YOUR PURCHASE. YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PUBLIC PROGRAMS.

                             STATUS OF THE OFFERING

         As of December 15, 1999, 2,363 investors have been admitted as limited partners to Fund Eight A, and those limited partners have acquired 580,869.35 units. The offering for Fund Eight B has not yet commenced.

                    RELATIONSHIPS WITH SOME OF OUR AFFILIATES

         The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the broken lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.


                               ICON Holdings Corp.



    ICON Securities Corp.                          ICON Capital Corp.
    (the dealer-manager),                         (the general partner),
  a wholly owned subsidiary                     a wholly owned subsidiary
   of ICON Holdings Corp.                         of ICON Holdings Corp.



                             ICON Income Fund Eight


                                   MANAGEMENT


THE GENERAL PARTNER

         We are a Connecticut corporation formed in 1985 under the name ICON Properties, Inc. We changed our name on July 19, 1990 to more accurately reflect the scope and focus of our business activities. Our financial statements are presented in this prospectus show that our financial condition, with an aggregate maximum net worth in excess of one million dollars, is commensurate with the financial obligations we have assumed in the offering and in the operation of the Partnerships. Our principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528 ((914) 698-0600), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292); Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266) and 599 Lexington Avenue, Suite 2705, New York, NY 10022 ((212) 418-4700). Our officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

         All services relating to the day-to-day management of equipment and entering into leases and financing transactions will be performed by us or under our direction. These services include collecting payments due from the lessees and borrowers, remarketing equipment which is off-lease, inspecting equipment, being a liaison with lessees and borrowers, supervising equipment maintenance, and monitoring performance by the lessees and borrowers of their obligations, including payment of rent or principal and interest and all operating expenses.

     Our officers and directors are:

     Beaufort J. B. Clarke     Chairman, Chief Executive Officer and Director
     Paul B. Weiss             President and Director
     Thomas W. Martin          Executive Vice President, Treasurer and Director
     Allen V. Hirsch           Senior Vice President
     Louis J.C. Cusano         Senior Vice President and Counsel


         Beaufort J. B. Clarke, 53, became our Chairman, Chief Executive Officer and Director and those of the dealer-manager as well in August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

         Thomas W. Martin, 45, became our Executive Vice President, Treasurer and Director and those of the dealer-manager as well in August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

         Paul B. Weiss, 39, became our President and Director on January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

         Allen V. Hirsch, 46, joined us in December of 1996 as Senior Vice President. At that time Mr. Hirsch also became the President and Chief Executive Officer of the dealer-manager. Prior to joining us, Mr. Hirsch spent 16 years with PLM Financial Services and its affiliates, most recently as President of PLM Securities Corp. for four years. He also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, a M.S. degree in Transportation from the University of Maryland and a M.B.A. from Harvard Business School.

         Louis J.C. Cusano, Esq., 39, became our Senior Vice President and Counsel in June of 1999. Previously, from 1995 to 1999 Mr. Cusano was Executive Vice President and General Counsel to Nikko Hotel's Essex House Real Estate Corporation, a subsidiary of Japan Airlines' hotel and hospitality group. Prior to that, Mr. Cusano was an attorney with Dewey Ballantine and in private practice concentrating on leasing, corporate finance and real estate transactions. Mr. Cusano received a J.D. from the Boston University School of Law and a B.A. from the University of Virginia.

OUR AFFILIATES

         ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

------------------------------------------------------------------------------
                       INVESTMENT OBJECTIVES AND POLICIES
------------------------------------------------------------------------------

GENERAL

         INVESTMENT OBJECTIVES. The Partnerships will purchase various types of equipment that it will lease or is already being leased at the time of purchase. The Partnerships may enter into financing transactions where it loans funds to equipment users. The leases and financing transactions will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

         (1) INVEST IN EQUIPMENT AND FINANCING TRANSACTIONS: to invest at favorable prices in a diversified portfolio of primarily used equipment having long lives and high resale values, and, to a lesser degree, in financing transactions that are secured by equipment to creditworthy businesses at attractive rates of interest;

         (2) MAKE CASH DISTRIBUTIONS: to make substantially tax-deferred cash distributions during the early years of the Partnerships, beginning the month after the month you are admitted as a limited partner;

         (3) CONSERVATIVELY MANAGE THE PARTNERSHIPS: to create a relatively safe investment for you by purchasing a diversified portfolio of equipment subject to leases or financing transactions with creditworthy lessees or borrowers. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact the Partnerships. Creditworthy lessees and borrowers lessen the Partnerships' risk of economic loss due to bankruptcy of a lessee or borrower. We also intend to emphasize investments in used, long-lived, low obsolescence equipment to reduce the impact of economic depreciation; and

         (4) PROVIDE A FAVORABLE TOTAL RETURN: to provide you a total return on your investment which, by the time we sell the Partnerships' equipment and other assets, compares favorably with other investment alternatives having similar risks.

         We expect each Partnership initially to invest the sum of the following:

         - 75% of the funds we receive from investors, increasing to 80.40% if all of the units are sold; plus

         - borrowed funds in an amount up to a maximum of 80% of the purchase price of each Partnership's investment portfolio, declining to a maximum of 67% if all of the units are sold; plus

         -        excess cash flow not held in reserve or distributed.

ACQUISITION POLICIES AND PROCEDURES

         We believe the Partnerships can achieve significant benefits through buying long-lived, low obsolescence capital equipment both new and used and then, in the case of leases, leasing the equipment and, in the case of financing transactions, lending money to borrowers to finance their acquisition of equipment. We also believe that such equipment types can be supplemented, to a lesser degree, by higher obsolescence equipment in situations where it can be acquired on attractive terms. The principal investment for the Partnerships will be the outright purchase of equipment which is already subject to lease. Each Partnership will purchase equipment either in its own name or through a special purpose entity it owns. The Partnerships may, in some case jointly purchase equipment with other programs we manage or unaffiliated third parties. From this type of investment, the Partnerships should generate cash flow from leasing the equipment and should ultimately receive sales proceeds when they sell the equipment.

         Some of the Partnerships' investments may consist of buying an option giving them the right to assume a lease or to purchase equipment in the future, at prices that we consider favorable. When a Partnership later exercises its option, it will directly or indirectly become the owner of the equipment. There would not be cash flow to the Partnership until it exercised its option, if at all. The Partnerships may also, on occasion, make other commitments to lease, purchase or purchase options in equipment in the future on conditions that we believe are in the Partnerships' best interest. A wide range of investment structures exists and we believe we have experience to tailor equipment investment structures to particular investment opportunities.

         The Partnerships will primarily acquire equipment subject to an existing lease with a lessee that is not affiliated with us. In most instances we expect the Partnerships to purchase used equipment from the current users or other leasing companies, or new equipment from manufacturers, dealers or proposed lessees. When we buy equipment from current users, we may enter sale-leaseback arrangements with them.

LEASES AND FINANCING TRANSACTIONS

         LEASES IN GENERAL. In a typical lease, the Partnerships will equipment and the lessee will make periodic payments to the Partnerships, usually of a fixed dollar amount, payable for a fixed own the length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee's right to use the equipment ends upon the expiration of a lease, a significant part of the equipment's economic life remains. The value remaining after the expiration of the initial lease term is the residual value of the equipment. In most cases, the profitability of a lease transaction for the Partnerships will depend on their ability to realize the equipment's residual value. In some of the Partnerships' lease transactions, all of the return on their investments may come from the residual value of the leased equipment. These transactions are referred to by us as leveraged leases.

         LEVERAGED LEASES. We intend to have each Partnership borrow funds, or "leverage," as a means of acquiring and building a pool of investments and related receivables. When a Partnership enters into a leveraged lease, that Partnership will borrow funds from a lender and assign to the lender some or all of the cash rental payments (and perhaps a portion of the expected residual value of the equipment). The total of the scheduled rental payments and any portion of the residual value pledged to the lender are calculated to fully repay the loan. We anticipate that the net effect of any leveraged lease transaction will be that the Partnerships' cash payment to buy the equipment will be lower than otherwise because the loan will defray a significant portion of the equipment's purchase price. The debt will primarily be non-recourse. That is, the lender will generally have no recourse to the assets of a Partnership other than to foreclose on a Partnership's interest in the lease securing the debt and dispose of the related equipment. The Partnership will retain the tax benefits of owning the equipment, as well as some or all of its residual value. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of Leases."

         OPTIONS. The Partnerships may purchase options to acquire equipment, usually for a fixed price, upon the expiration of an existing lease. A Partnership will acquire options when we believe the rental value of the equipment is significantly greater than the purchase price plus the option price.

         LEASE PROVISIONS. The terms and provisions of each lease will vary depending upon a number of factors including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

         We anticipate that each lease will hold the lessee responsible for:

         (1) paying rent without deduction or offset of any kind;

         (2) bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

         (3) paying sales, use or similar taxes relating to the lease or other use of the equipment;

         (4) indemnifying the Partnership against any liability resulting from any act or omission of the lessee or its agents;

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

         (5) maintaining the equipment in good working order and condition during the term of the lease; and

         (6) not permitting the assignment or sublease of the equipment without our prior written consent.

         The Partnerships' leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms. But, we may agree to allow cancellation of a lease if it appears to be in a Partnership's best interest, provided a lessee pays enough compensation to the Partnership so that the cancellation will not prevent the Partnership from achieving its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

         LEASES DENOMINATED IN FOREIGN CURRENCIES. The Partnerships may acquire some leases where the rental payments are denominated in a currency other than United States dollars. If a lease is denominated in a major currency such as the pound sterling, deutsche mark or yen, which historically have stable exchange relationships with the dollar, dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. We expect to hedge leases denominated in more volatile currencies so as to reduce the risks associated with swings in exchange rates. To hedge a lease, a Partnership would enter into a hedge contract. Under such a contract the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under a lease even if the exchange rate between the United States dollar and the currency the lease is denominated in changes over the lease term. We expect that the Partnerships would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, meets the Partnerships' objectives. Second, the lessee whose lease obligations are being hedged must be superior from a credit standpoint since a Partnership would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See "RISK FACTORS--Partnership Risks."

         FINANCING TRANSACTIONS IN GENERAL. The Partnerships will also invest in transactions that we will call financing transactions, which are loans or full-payout leases. While these transactions are frequently legally structured as leases, because the lessee has the right to use the equipment for its entire useful life, the transactions are treated as secured loans for most purposes. The nominal lessee, whom we will call the borrower, is treated as the owner from the outset of the transaction. The Partnership, the nominal lessor, is treated as a lender whose loan is secured by the equipment. Since the Partnership would not receive most of the residual value in this type of transaction, the profitability of the transaction would be primarily determined by the periodic payments it receives from the borrower during the term.

         Financing transactions can be documented in two ways. First, a lease could be utilized as described above. The lease would include a nominal or bargain purchase option at the end of the lease term. The borrower would be deemed the owner of the equipment from the inception of the transaction and the Partnership would be deemed a lender with a security interest in the equipment. Second, a written promissory note or other instrument indicating that the user has an irrevocable obligation to repay the principal amount of the note, together with interest, could be used. Payments by the user would be sufficient to return the Partnerships' full cost associated with the financing transaction, together with an appropriate yield. Furthermore, the repayment obligation would be collateralized by a security interest in tangible or intangible personal property belonging to the user (in addition to the equipment) that our investment committee deems to be appropriate.

         SECURITIZATIONS. The Partnerships' may also invest in securitizations, often taking the form of an interest in a special purpose entity. The special purpose entity is created to accumulate a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such leases or loans has been accumulated, the portfolio is rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, and debt and equity interests in the portfolio are then sold to third party investors. The investors receive a return on their investments from the rents received by the special purpose entity from the leases and financing transactions owned by it. By combining a large number or relatively small transactions into one large one, having senior and subordinate investors and having the entity's obligations rated by rating agencies, the cost of financing the pool of transactions is substantially less than financing them individually. We anticipate that the Partnerships may acquire subordinate interests in securitizations. Subordinate interest holders usually hope to receive a significantly higher percentage return on their investment than the senior lenders receive on theirs, in exchange for the greater risks associated with their subordinate position. The actual loss experience of the securitization lessees and borrowers determines whether a higher percentage return is actually realized.

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

TRANSACTION APPROVAL PROCEDURES

         We have established an investment committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases and financing transactions. The investment committee is responsible for supervising and approving significant individual transactions or portfolio purchases, as well as transactions that vary from standard credit criteria and policies. The investment committee will consist of at least two persons whom we designate. We expect that all four persons will be our officers and employees of those of one of our affiliates. The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

         The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under "CONFLICTS OF INTEREST." All potential equipment acquisitions and financing transactions shall be evaluated on the basis of:

         - the extent to which the transaction appears to satisfy the Partnerships' investment objectives;

         - the creditworthiness of the prospective lessee or borrower and the character of its business;

         - the type of equipment to be purchased for lease or which will secure the proposed financing transactions; and

         - to the extent deemed prudent, the availability of additional collateral and credit enhancements to secure the transaction in the event the potential lessee or borrower defaults.

CREDIT REVIEW PROCEDURES

         We maintain credit review procedures in reviewing potential lessees and borrowers. The procedures generally require the following:

         - an intensive and comprehensive analysis of a potential lessee's or borrower's current and past years' financial statements and, if appropriate, income tax returns and any and all additional information on the lessee or borrower's business which may help determine the ability of the lessee or borrower to meet its obligations;

         - for lessees and borrowers which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential lessee's or user's credit history, bank accounts, trade references, and credit reports from credit agencies such as Dun & Bradstreet, TRW, etc.; and

         - verification and review of the underlying equipment or other collateral.

EQUIPMENT

         "USED" EQUIPMENT. We anticipate that the majority of the Partnerships' investments will be in used equipment, that is, equipment initially delivered to the current lessee more than two months prior to the Partnerships' purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee and or user, prior to purchasing it. We will not make substantial equipment purchases without obtaining information and reports, and making inspections and surveys to determine the probably economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

         EQUIPMENT REGISTRATION. The ownership of some types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles and rolling stock, is recorded in central registries maintained by states or, in case of rolling stock, aircraft and marine vessels, the federal government. Liens and encumbrances of such equipment are also recorded in the registries. Many foreign countries maintain similar registries for transportation assets as well. The registries permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and that the asset is free of liens. These registries also increase the likelihood that a lender can secure his security interest in an asset, thus reducing the cost of such loans.

         TYPES OF EQUIPMENT. We expect the Partnerships to invest is the following types of equipment:

         - transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including towboats and barges);

         - machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment;

         - materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping or areas;

         - furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers, treatment room furniture);

         - office and management information systems equipment such as microcomputer management information systems, communication and related peripheral equipment and photocopying equipment and printing systems (such as electronic laser printers); and

         - other equipment which we expect to have a value in the future which would allow the Partnership to meet its objectives.

         ECONOMIC USEFUL LIVES OF EQUIPMENT. We will generally seek to buy equipment subject to leases having a remaining term greater than two years and, where, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize remarketing options and returns, we will seek to avoid investing in equipment that may become technologically obsolete or is otherwise of limited utility, for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to the Partnership's overall objectives.

         PORTFOLIO REVIEW AND REMARKETING. We intend to evaluate the Partnerships' investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment and financing transaction should remain in the portfolios or should be sold. We will make that decision based upon the Partnerships' operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases and financing transactions, alternate investment opportunities then available to the Partnerships and other factors that we deem appropriate to the evaluation.

         Following the expiration of any lease, the Partnerships will try to remarket the equipment by either (i) extending or renewing the lease with the existing lessee, (ii) leasing the equipment to a new lessee or (iii) selling the equipment to the existing lessee or a third party.

PORTFOLIO ACQUISITIONS

         Each Partnership may purchase portfolios of equipment subject to leases and/or financing transactions. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

         - review for completeness and accuracy of documentation (a) the largest of the leases or financing transactions in the portfolio, and/or (b) a substantial random sampling of leases and financing transactions (particularly in the event that there is not a concentration of large transactions);

         - review and verify lessee and user payment histories where practicable;

         - evaluate underlying equipment or other collateral and verify their values;

         - obtain Dun & Bradstreet and/or TRW credit reports for a representative number of non-investment grade potential lessees and users; and

         - perform Uniform Commercial Code lien searches against selected potential lessees and users, as well as against the current holder of the Portfolio.

         In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the Portfolio in the event any underlying lessee or user defaults.

OTHER INVESTMENTS

         Each Partnership may also, from time to time, invest in other types of property, both real and personal, tangible and intangible, including contract rights, lease rights, debt instruments and equity interests in corporations, Partnerships, affiliated programs, joint ventures, other entities. However, a Partnership may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this section of this prospectus. Partnerships may also repurchase their units if the repurchasing does not impair the operations of the Partnerships' investment program.

INTERIM FINANCING

         We or any of our affiliates (but not our prior programs) may acquire equipment for a Partnership on an interim basis not to exceed six months, so long as the acquisition is in the best interest of a Partnership and the equipment is purchased by the Partnership for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in "OUR COMPENSATION." When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by a Partnership, we or our affiliates, as the case may be, will be entitled to receive interest on the funds expended on behalf of the Partnership at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. But, the Partnership will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to loan to the Partnership. The Partnership will pay interest on such funds or other loans until the Partnership buys the equipment or repays the other loan. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to the Partnership will either reduce the sales price of the equipment to the Partnership or will be assigned to the Partnership upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time the Partnership acquires the equipment as it had when we or our affiliate first acquired the equipment.

------------------------------------------------------------------------------
                               CASH DISTRIBUTIONS
------------------------------------------------------------------------------

         WHILE IT IS THE PARTNERSHIPS' OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS TO THE PARTNERS AS DESCRIBED BELOW, WE CAN MAKE NO PREDICTION AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO SPECIFIC AMOUNT OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS ON THIS INVESTMENT.

MONTHLY CASH DISTRIBUTIONS

         Section 8.1(a) of the Partnership Agreement provides that each limited partner is entitled to receive monthly cash distributions computed as described below. These distributions will be made for each period beginning with the month after the limited partner's admission to a Partnership, and ending with the expiration or termination of the reinvestment period, to the extent that cash from operations and from sales are available for this purpose. The reinvestment period is the Partnerships' period of active investment and reinvestment, which ends 5 years after the Partnerships' final closing date. The annual amount of these distributions will be computed by:

         (1) multiplying 10.75% by a limited partner's original investment; and then

         (2) reducing that amount by any portion of the original investment that has either been returned to the limited partner because the Partnership did not invest all of the offering proceeds or redeemed by the Partnership.

         A ratable portion (i.e., one-twelfth) of the annual distribution amount will be payable monthly.

         Available cash to make such distributions will be reduced by the following: (a) a Partnership's expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine in our discretion to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of a Partnership to make monthly cash distributions. Furthermore, a Partnership's ability to make cash distributions to the limited partners may be subject to restrictions imposed upon a Partnership by its banks or other lenders. See "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions."

         If available cash is insufficient in any calendar month to pay the full amount of the distributions described above, only the actual amount available is required to be distributed. These cash distributions will be noncumulative, meaning that if there is insufficient cash available to make the full distribution in a given month, the shortfall will not be made up in any subsequent monthly distribution. These cash distributions will also be computed on a non-compounded basis. That is to say the principal amount upon which the cash distributions is computed will not be increased as the result of the inability of a Partnership to distribute any monthly portion of the annual amount, or reduced by any distributions actually made in any prior period. We expect that a substantial portion of all of these cash distributions (e.g. the portion that exceeds taxable income for GAAP purposes) will be treated as a return of the limited partners original investment and that the balance of these distributions will be treated as a return on the original investment.

         The Partnership Agreement also provides that each limited partner is entitled to receive monthly cash distributions, if the scheduled distributions described above are inadequate, sufficient to permit the limited partners to pay federal, state and local income taxes resulting from a Partnership's operations. For this purpose, the Partnership Agreement assumes that all limited partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). These distributions will be made to the extent that available cash on hand is sufficient for that purpose.

         We anticipate that the monthly cash distributions, provided funds are available, will be made approximately 5 days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering size is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

FIRST CASH DISTRIBUTIONS TO THE LIMITED PARTNERS

         Our monthly management fees will be deferred until each limited partner receives all of what are called "first cash distributions." First cash distributions refer to all distributions limited partners receive on their unreturned investment up to an 8% annual cumulative return. Until the earlier of each limited partner receiving all accrued and unpaid first cash distributions or the end of the reinvestment period, our monthly management fees will be deferred, without interest. It is the objective of each Partnership to make the first cash distributions regardless of the number of units sold, subject only to the limitations described in "--Monthly Cash Distributions" above.

         The ratio of cash distributions to limited partners and to us is different before and after payout. See "OUR COMPENSATION - Operational Stage." Payout is the time when cash distributions have been made in an amount equal to the sum of the limited partners' investment in a Partnership plus an 8% cumulative annual return on their investment, compounded daily. Prior to payout, distributions will be made 99% to the limited partners and 1% to us. After payout, distributions will be tentatively targeted at 90% to the limited partners and 10% to us, but if the limited partners as a group have not received cash distributions equal to at least 150% of their investment, we will continue to only receive 1% of cash distributions (and accrue 9%) until the limited partners receive distributions equal to 150% of their total investment.

REINVESTMENT OF UNDISTRIBUTED CASH IN ADDITIONAL EQUIPMENT, LEASES AND FINANCING TRANSACTIONS

         During the reinvestment period, each Partnership intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financing not needed to pay current obligations, in additional equipment and financing transactions.

DISTRIBUTION OF CASH FROM SALES OF THE PARTNERSHIPS' INVESTMENTS

         After the reinvestment period, each Partnership will dispose of its equipment and liquidate all of its investments in financing transactions as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. Each Partnership will then distribute to the partners substantially all the proceeds from those dispositions together with reserves and cash not previously distributed, less the estimated costs and expenses and projected disbursements and reserves required for orderly termination of each Partnership and the payment of any deferred management fees and subordinated remarketing fees, if any, which have accrued but not been paid. Distributions made after the reinvestment period will depend upon results of prior operations, the cash from sales of each Partnership's investments, and the amount of cash flow, if any, that each Partnership derives from the operation of its remaining investments during this later period.

REINVESTMENT OF DISTRIBUTIONS

         You may elect to have your distributions reinvested in additional units during the offering period of a Partnership. We will invest distributions not later than 30 days from the distribution date, to the extent that units are available for purchase. Any distributions that you choose to invest in units will be purchased at the public offering price. Commissions equal to 8.0% of the units' purchase price will be paid to the unaffiliated selling dealer responsible for your original purchase of units. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, "Subscription Documents". Reinvestment of distributions will commence with the next distribution payable after the Partnership receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of each Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

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------------------------------------------------------------------------------
                         FEDERAL INCOME TAX CONSEQUENCES
------------------------------------------------------------------------------

         THIS SECTION DISCUSSES THE FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL INVESTOR WHO IS AN U.S. CITIZEN OR RESIDENT. THE TAX CONSEQUENCES OF INVESTING IN THESE PARTNERSHIPS WILL NOT BE THE SAME FOR ALL INVESTORS. A CAREFUL ANALYSIS OF YOUR PARTICULAR TAX SITUATION IS REQUIRED TO EVALUATE THIS INVESTMENT PROPERLY. THEREFORE, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR.

         TAX TREATMENT FOR OTHER INVESTORS -- SUCH AS TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS ANd EMPLOYEE BENEFIT PLANS, AND FOREIGN INVESTORS --ARE LIKELY TO SIGNIFICANTLY DIFFER FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "--FOREIGN INVESTORS," "--TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "--TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "--CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "--STATE AND LOCAL TAXATION."

OPINION OF TAX COUNSEL

         We have obtained a legal opinion from Greene Radovsky Maloney & Share LLP, our tax counsel, concerning the Partnerships' classification as partnerships for federal tax purposes. The opinion of tax counsel on a number of tax issues is discussed in this prospectus. Tax counsel reviewed the summaries of federal tax consequences to individual investors of an investment in units and the federal tax consequences to some tax-exempt entities, including qualified plans, that are set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks and ERISA Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS." To the extent those summaries contain statements or conclusions of law, tax counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

         The opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate the Partnerships. Any alteration of Partnership activities from the description we gave to tax counsel may render the opinion unreliable. Furthermore, the opinion of tax counsel is based upon existing law, which is subject to change either prospectively or retroactively.

         You should note that the tax opinion represents only tax counsel's best legal judgment, and has no binding effect or official status of any kind. We cannot guarantee that the IRS will accept the conclusions set forth in tax counsel's opinion.

CLASSIFICATION AS A PARTNERSHIP

         Tax counsel have given us their opinion that, under current tax laws and regulations, each Partnership will be classified for tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Tax Counsel's opinion on this issue is based partially on our representations that: (1) the business of each Partnership will be conducted as described in this prospectus; and (2) neither Partnership will elect to be classified as an association taxable as a corporation.

TAXATION OF PARTNERSHIPS IN GENERAL

         For income tax purposes, a partnership is treated as a pass through entity. This means that the individual partners, and not the partnership, pay tax on partnership income and deduct the partnership's losses. As a limited partner, you will report your share of each Partnership's income, deductions, capital gains and losses on your federal tax return. You will also pay the taxes on your share of any taxable income earned by each Partnership.

         One tax advantage of a partnership is that its earnings are only taxed once by the federal government. The partnership files an informational return with the IRS, but has no tax liability. Because it pays no income taxes, the partnership has more income to distribute to its investors. By contrast, a corporation's earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay personal income taxes on the dividends they receive. Another tax advantage of partnerships is that investors often can deduct their share of any losses the partnership incurs; a corporation does not pass through deductible losses to investors.

         We believe that your most substantial tax risk from this investment would be for the IRS to treat the Partnerships like corporations for tax purposes, by classifying them as "publicly traded partnerships." Were that to happen, each Partnership would have to pay tax on its income, reducing the amount of income available it could distribute to you, and you would not be able to deduct your share of any losses. Such a classification could adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in a Partnership's tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See "--Publicly Traded Partnerships."

         Your ability to deduct losses generated by the Partnerships is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because the Partnerships' operations will constitute passive activities, you can only use losses from the Partnerships to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income.

         Leasing activities will generate the overwhelming majority of each Partnership's income. We expect that, for federal income tax purposes, the Partnerships' equipment leases will be treated as true leases and the Partnerships will be considered the owners and lessors of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by the Partnerships. See "--Tax Treatment of Leases."

PUBLICLY TRADED PARTNERSHIPS

         Some limited partnerships are classified for tax purposes as publicly traded partnerships, referred to as "PTPs." PTPs may be taxed as corporations. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

         Units in Fund Eight A are not traded on an established securities market and we do not intend to list the units in either Partnership on any market. Units are also not readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, each Partnership will be a PTP only if the units become readily tradable on the substantial equivalent of a secondary market. Limited partnership interests do not become readily tradable merely because we provide information to limited partners regarding other partners' desires to buy or sell units to each other or occasionally arrange transfers between limited partners.

         Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

         (1) it consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers;

         (2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

         (3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

         (4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

         (5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

         (6) the seller's information is removed from the matching service within 120 days after the posting and, if


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

                  removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

         (7) the percentage of interests in the partnership capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

         In the opinion of tax counsel, the IRS will not treat the Partnerships as PTPs. This opinion is based in part on our representation to tax counsel that the units will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2(c) of the Partnership Agreement, we will refuse to permit any assignment of units which violates the "safe harbor" test described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

         If either Partnership were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless 90% or more of its income were to come from certain "qualified sources." The Partnerships' business will be the leasing and financing of personal (but not real) property, and income from this source is not "qualified." Thus, if the Partnerships were PTPs, they would be taxed as corporations. The major consequences of corporate tax treatment would be that the Partnerships' losses would not be passed through to the partners, and their income could be subject to corporate income tax. If the Partnerships were taxed as corporations, and particularly if the PTP classification were made retroactively, corporate taxation could have a substantial adverse effect on your after-tax return. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the limited partners if the Partnership's debt exceeded the tax basis of the Partnership's assets at the time of the change in tax status--even though limited partners likely would not receive cash distributions from the Partnership to cover such tax liabilities. See "--Classification as a Partnership" and "--Sale or Other Disposition of Partnership Interest."

TAXATION OF DISTRIBUTIONS

         As long as both Partnerships are classified as partnerships under federal tax law, they will not be subject to federal income tax. Rather, you will be required to report your share of the Partnership's annual income, gains, losses, deductions, and credits on you federal income tax return, and to pay your share of any tax liabilities.

         You will be furnished with all information about the Partnerships necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. Each Partnership will also file an annual partnership information return with the IRS. We will report our finances on an accrual basis and use a December 31 fiscal year. Each Partnership's income and loss for the year will be allocated among the limited partners based on the number of units held by each limited partner during the year. If any partners hold their units for less than the entire year, they will be allocated a share proportional to the part of the year during which they held their units. For purposes of allocating income or loss among the partners, each Partnership will treat its operations as occurring ratably over each fiscal year -- in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate the Partnerships' taxable income in the initial years of the Partnerships' operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Partnership income, while an increasing portion of the Partnerships' revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

         You do not have to pay income tax on cash distributions that exceed your share of the Partnership's taxable income. The excess will reduce your tax basis for your units, however. Your tax basis will also increase or decrease annually based on your allocable share of the Partnership's income or loss for the year. Any cash distributions you receive that exceed both your share of the Partnership's taxable income and your tax basis will be taxable to you, generally as capital gains, provided the units are capital assets in your hands.

         Each Partnership intends to make sufficient cash distributions to enable you to pay your federal income taxes on your share of taxable income. To determine how much cash will be necessary to cover your tax liability, we will assume that all limited partners are in the highest marginal federal income tax bracket, and we will determine the amount without regard to any surtaxes.

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PARTNERSHIP INCOME VERSUS PARTNERSHIP DISTRIBUTIONS

         The taxable income reported to you each year by the Partnership will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce the Partnerships' taxable income but not its cash available for distribution. Conversely, the Partnership revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See "--Cost Recovery." Therefore, the cash distributions that we make to you may be greater or less than your share of the Partnership's taxable income in any given year.

ALLOCATIONS OF PROFITS AND LOSSES

         Your share of any item of income, gain, loss, deductions, or credits is determined by the Partnership Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after each Partnership is closed to new investors), 99% of each Partnership's profits will be allocated among its limited partners in proportion to their units, and we will be allocated 1%. This allocation will continue until the later of: (1) each limited partner's capital contribution, reduced by distributions from the Partnership that are in excess of his or her 8% cumulative return, is reduced to zero; or (2) each limited partner has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Partnership losses previously allocated to the partner. Thereafter during the reinvestment period, Partnerships' profits will be allocated 90% among the limited partners in proportion to their units and 10% to us. Then, while we liquidate the equipment of the Partnerships, which we refer to as the disposition period and which we expect to last one to three years, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts. Profits will then be allocated as described immediately above.

         As a general rule, for the duration of each Partnership, 99% of its losses will be allocated among the limited partners in proportion to their units, and 1% will be allocated to us.

         The IRS respects a Partnerships' allocation of income, gain, loss, deductions, or credits if:

         -        the allocation has substantial economic effect, or

         - the partners can show that the allocation accords the partner's interest in the partnership, or

         - the allocation accords with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions generated by purchasing assets with borrowed money be charged back income and gain to the extent the income and gain is generated by the assets that previously generated the losses and deductions.

         The determination of substantial economic effect is made at the end of a partnership's taxable year. IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

         - the allocation must be reflected by an increase or decrease in the relevant partner's capital account;

         - liquidation proceeds must be distributed in accordance with the partners' capital account balances;

         - the partnership agreement must provide for the possibility that a partner will have a deficit balance in his capital account upon liquidation of the partnership and either the partner must be required to restore the deficit amount to the partnership, so that amount may be used to pay creditors or to distribute to other partners with positive capital account balances, or, in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner is allocated losses and deductions by the partnership which cause a deficit in the partner's capital account or increase a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount

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

to be received by the partners from the partnership, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the partnership agreement: (1) at least one partner's after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the partnership agreement; and (2) there is a strong likelihood that no partner's after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the partnership agreement. The IRS regulations on this issue state that, in determining after-tax return, a partner's entire tax situation, including aspects unrelated to the partnership, will be taken into account.

         The Partnership Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

         (1) It requires that all allocations of revenue, income, gains, costs, expenses, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners' capital accounts.

         (2) All partners who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

         (3) Although no limited partner having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to the Partnership to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

         Based on the foregoing, the allocations provided in the Partnership Agreement should be respected for tax purposes. If upon audit however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed upon a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSSES, TAX BASIS AND "AT RISK" LIMITATION

         PASSIVE LOSSES. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations (including S corporations).

         A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, we expect that you must treat your share of the Partnership's income or losses as passive income or loss. You may have some portfolio income or loss; for example, interest earned on a Partnership's funds pending their investment in equipment would be portfolio income.

         You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of the Partnership's passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from the Partnership or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a capital gain or loss from the sale of your entire interest in the Partnership. Finally, passive income from a Partnership can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

         Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. Each Partnership has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from each Partnership may not be used to offset any losses or income you may

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

derive from another partnership which is classified as PTP.

         TAX BASIS. Your initial tax basis in your Partnership interest will be the price you paid for your units. Your tax basis will then be adjusted by your share of Partnership income or loss, and by your share of any adjustment of the Partnership's nonrecourse debt (i.e., debt for which you are not personally liable). Your basis will be reduced by the amount of any cash distributions you receive and any reductions in your share of the Partnership's nonrecourse debt; you may only deduct your share of the Partnership's losses, if any, to the extent of the basis in your units.

         AT RISK LIMITATION. Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount the taxpayer has at risk in the partnership at the end of a partnership's tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership.

         You will not be at risk, and will not be entitled to increase the basis of your units, with respect to a Partnership's recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by a Partnership, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the units. Thus your initial amount at risk will be the amount of your investment. This at risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

         The at risk rules limit your ability to use Partnership losses to offset your income from other sources. Losses from the Partnership may only be taken up to the amount that you have at risk in this investment. Although a Partnership may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at risk amount. Any unused losses may be carried forward indefinitely until you have sufficient at risk amounts in the Partnership to use the losses.

DEDUCTIONS FOR ORGANIZATIONAL AND OFFERING EXPENSES; START-UP COSTS

         The costs of organizing each Partnership and selling its units, as well as other start-up costs, may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and startup costs may be written off by the Partnership over a 60-month period.

         Syndication expenses, which are the costs incurred to promote or effect the sale of units, may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the Partnership agreement); registration and filing fees with the SEC and each state in which units are sold; legal fees of underwriters, placement agents, and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the offering documents; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

         We will endeavor to treat the organizational, start-up, and syndication costs of each Partnership in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up, and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Partnership expenses on the grounds that the expenses are not deductible in the year incurred.

TAX TREATMENT OF LEASES

         Your depreciation and cost recovery deductions with respect to any item of Partnership equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the Partnership retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

         Whether a Partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied

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

in audit contexts, although they have been in a number of instances.

         Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the Partnership will be treated for tax purposes as the owner of each item of equipment acquired by that Partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

COST RECOVERY

         The equipment we plan to acquire and lease for the Partnerships generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

         Each Partnership will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to each Partnership would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary in for each piece of equipment acquired by each Partnership, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

         In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

LIMITATIONS ON COST RECOVERY DEDUCTIONS

         PROPERTY USED PREDOMINANTLY OUTSIDE THE UNITED STATES. The Partnerships may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the Equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

         (1) aircraft registered in the United States that are operated to and from the United States;

         (2) some railroad rolling stock used within and without the United States;

         (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

         (4) containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

         TAX-EXEMPT LEASING. The Partnership may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

         - the equipment's ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

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

         - 125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

         The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

         The term tax-exempt use property does not include:

         (1) property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

         (2) property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property's ADR Class Life as long as that is less than three years; and

         (3)      certain high-technology equipment.

         If any property is owned by a partnership which has both a tax-exempt entity and a non-exempt person or entity as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnerships. Taxable income from the Partnerships, however, will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-exempt Organizations." Additionally, a substantial portion of the Partnerships' taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by the Partnerships and not leased to or used by a tax-exempt entity.

DEFERRED PAYMENT LEASES

         Section 467 of the Internal Revenue Code requires both the lessor and lessee in some rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rents will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present value principals; the excess of the present value amount would accrue as interest. Each Partnership may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by the Partnerships prior to receipt of the corresponding cash flow.

SALE OR OTHER DISPOSITION OF PARTNERSHIP PROPERTY

         Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

         Upon a sale or other disposition of equipment, the Partnership will realize capital gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and the Partnership would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the Partnership would receive no cash.

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

         Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the Partnership will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If a Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

         Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

SALE OR OTHER DISPOSITION OF PARTNERSHIP INTEREST

         The gain or loss you realize on the sale of units includes the cash or other consideration you receive from the purchaser, as well as your share of a Partnership's nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your units, assuming that your units qualify as capital assets in your hands.

         The portion of your gain attributable to ordinary income assets, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of a Partnership's properties are sold at the time you sell your units. Thus, a substantial portion of any gain upon the sale of your units may be treated as ordinary income.

         You must promptly notify us of any sale or exchange of your units. Once we are notified, we are required to inform the IRS, the buyer, and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

TREATMENT OF CASH DISTRIBUTIONS UPON REDEMPTION

         The redemption by a Partnership of all or a portion of your units will be treated as a sale or exchange of the units for tax purposes, and may generate taxable income to you. The amount you realize in such redemption will equal the sum of the cash you receive, plus your share of the Partnership's non-recourse liabilities.

         Simultaneously with your receipt of a cash distribution from the Partnership, your share of the Partnership's ordinary income assets will be reduced. You will be deemed to have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., you will recognize income only to the extent that cash distributions exceed your adjusted basis in your units). See "--Taxation of Distributions."

         We anticipate that funds used to redeem units will be payable out of cash from operations and cash from sales that otherwise would be available for distribution to all limited partners or for reinvestment in additional equipment. Accordingly, while any redemption of units would decrease the aggregate number of units outstanding, and thereby proportionally increase each remaining limited partner's distributive share of the Partnership's income, gain, loss and deductions, it may also reduce the total amount of cash which is available for investment or reinvestment.

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GIFTS OF UNITS

         Generally, no gain or loss is recognized upon the gift of property. A gift of units, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of a Partnership's nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the nonrecourse debt is offset by your entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your units.

CONSEQUENCE OF NO SECTION 754 ELECTION

         Because of the complexities of the tax accounting required, each Partnership does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of units. As a consequence, a person who obtains units may be subject to tax upon the portion of the proceeds of sales of a Partnership's property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for units.

TAX TREATMENT OF TERMINATION OF THE PARTNERSHIP PURSUANT TO THE PARTNERSHIP AGREEMENT

         In the event a Partnership terminates pursuant to the Partnership Agreement, we are required to dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of Partnership liabilities, and distribute any remaining funds to the partners in accordance with their positive capital accounts balances. Sales and other dispositions of the Partnership's assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property". Cash distributions made at liquidation that exceed the tax basis of your Partnership interest generally would be taxable as capital gain, provided your units constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss which would be subject to the general limitations on deductibility of losses.

AUDIT BY THE IRS

         No tax rulings have been sought by either Partnership from the IRS. While the Partnerships (and any joint ventures in which the Partnerships participate) intend to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit the returns of the Partnerships or any joint venture involving the Partnerships, and it may not agree with some or all of the tax positions we take.

         An audit of a Partnership's information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of a Partnership's information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

         You must report your share of a Partnership's income, losses, gains, deductions, and credits on your individual return in a manner consistent with the Partnership's return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by the Partnership. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

         In most circumstances, the federal tax treatment of a Partnership's income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership's "tax matters partner." We, as general partner, will be designated as each Partnership's tax matters partner in the Partnership Agreement. Only limited partners having at least a 1% interest in a Partnership will be entitled to receive a separate notice from the IRS of any audit of a Partnership's return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of partners who together own a 5% or greater interest in a Partnership may, by notification to the IRS, become a notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of a Partnership. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of a Partnership. Also, we will keep you advised of any significant audit activities with respect to a

Partnership.

         As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon partners with less than a 1% interest, except for partners who are members of a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a Partnership item applied to you.

         We are empowered by the Partnership Agreement to conduct, on behalf of each Partnership and its limited partners, all examinations by tax authorities relating to each Partnership at the expense of each Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expenses being charged to a Partnership, even if the outcome is favorable.

ALTERNATIVE MINIMUM TAX

         Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The AMT tax rate for noncorporate taxpayers is 26% for the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount; additional AMTI is taxed at 28%. The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

         The principal adjustments include:

         (1) depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period;

         (2) mining exploration and development costs are capitalized and amortized over ten years;

         (3) magazine circulation expenditures are amortized over three years;

         (4) research and experimental expenditures are amortized over ten years;

         (5)      miscellaneous itemized deductions are not allowed;

         (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income;

         (7)      state and local property and income taxes are not deductible;

         (8)      interest deductions are restricted;

         (9) the standard deduction and personal exemptions are not allowed;

         (10)     only some types of operating losses are deductible; and

         (11) the amount by which the fair market value of stock received from exercising an incentive stock option exceeds the exercise price must be included as income.

         The principal tax preference items that must be added to taxable income for AMT purposes include:

         (1) the excess of depletion over the adjusted basis of the property at the end of the year;

         (2) the excess of intangible drilling costs over 65% of net oil and gas income: and

         (3)      private activity bond interest.

         We do not anticipate that any significant tax preference items will be generated by either Partnership. The principal Partnership items that may have an impact on your AMTI are interest expense allocable to cash reserves maintained by the Partnership and depreciation on equipment purchased before January 1, 1999. We expect that each Partnership will depreciate its equipment using the straight-line method. Therefore, a Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing your AMTI. You should be aware, however, that for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as units in a Partnership) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of units, you may only be allowed a limited deduction for that interest in computing AMTI.

         The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the units should consult their tax advisors as to the possible AMT consequences of investing in units.

INTEREST EXPENSE

         In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like the Partnerships, may only be deducted in accordance with the rules for losses derived from passive activities. See "--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation."

         Interest paid by a Partnership likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by the Partnership, as would any interest expense you incur on money borrowed to purchase units. The Partnership may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and written off over the life of the related loan.

SELF-EMPLOYMENT INCOME AND TAX

         If you are self-employed, your distributive share of Partnership income will not be subject to self-employment tax.

LIMITED DEDUCTIONS FOR ACTIVITIES NOT ENGAGED IN FOR PROFIT

         The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years, ending with tax year at issue. We intend to operate each Partnership for the purpose of providing an economic profit, and anticipate that each Partnership will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat either Partnership's activities as not being engaged in for profit, any deductions of that Partnership in excess of its income might be permanently disallowed.

FOREIGN SOURCE TAXABLE INCOME

         Rental income and interest received by the Partnerships from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in foreign countries where the Partnerships sell equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of the Partnerships, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Partnership income will be subject to in other countries, since the amount of the Partnerships' assets to be invested in various countries is not known.

         We will inform you of your proportionate share of any foreign income and the foreign taxes paid by the Partnerships; you will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction

(subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

         Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign source taxable income. Your share of the Partnerships' rental income and interest income attributable to equipment used outside the U.S. will qualify as foreign source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign source income, including foreign source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign source income is reduced by various deductions that are allocated and/or apportioned to the foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by the Partnerships will be treated as owned by the limited partners, and indebtedness incurred by the Partnerships will be treated as incurred by limited partners.

         Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of the Partnerships. In addition, any foreign losses generated by the Partnerships could reduce the tax credits available to you from foreign source income unrelated to the Partnerships. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax adviser.

REGISTRATION, INTEREST AND PENALTIES

         TAX SHELTER REGISTRATION. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. Each Partnership is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by a Partnership is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in first five years of the investment. Because there can be no assurance that unexpected economic or business developments will not cause you to incur tax losses from a Partnership, with the result that your cumulative tax liability during the first five years might be reduced, we have registered Fund Eight A as a "tax shelter" with the IRS (and will register Fund Eight B) and each has (or will have) a tax shelter registration number. However, if the Partnership is a projected income investment, you are not required to include a Partnership's registration number on your tax returns.

         Even though the Partnerships may be a projected income investment, they will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

         If a Partnership ceases to be a projected income investment, the Partnership and its limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the Partnership's registration number on your tax returns. We are required to notify you if a Partnership no longer qualifies as a projected income investment, and to inform you that you must begin to report the Partnership's registration number on your tax return if you claim a deduction, credit, or other tax benefit from that Partnership.

         WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THE PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

         INTEREST ON UNDERPAYMENTS. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury

Department based on the yield of U.S. obligations with maturities of three years or less.

         PENALTY FOR SUBSTANTIAL UNDERSTATEMENTS. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both
(a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

         For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." The Partnerships should not be treated as a "tax shelter" within the meaning of this provision because (1) each Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

STATE AND LOCAL TAXATION

         In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of a Partnership generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which a Partnership owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of a Partnership's income derived from that state. Any tax losses generated by a Partnership's operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of a Partnership within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

FOREIGN INVESTORS

         Foreign investors in each Partnership should be aware that, to a substantial degree, the income of a Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by the Partnership in the United States. As such, a Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of a Partnership's income, gains, losses, and deductions. Additionally, each Partnership is required to withhold tax on each foreign investor's distributive share of income from the Partnership, whether or not any cash distributions are made; any amount required to be withheld will be deducted from distributions otherwise payable to the foreign investor and the investor will be liable to repay the Partnership for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this Section.

TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES

         The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this Section.

TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS

         Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors will be deemed to be engaged in the business carried on by the Partnership and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in a Partnership.

CORPORATE INVESTORS

         The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this Section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

                          INVESTMENT BY QUALIFIED PLANS

FIDUCIARIES UNDER ERISA

         Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

         - perform its duties with the skill, prudence and diligence of a prudent person;

         - diversify the qualified plan's investments so as to minimize the risk of large losses; and

         - act in accordance with the qualified plan's governing documents.

         Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan may be a fiduciary of the qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

         IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS' prohibited transaction rules, explained below.

         A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in units with a portion of the qualified plan's assets.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE TAX CODE

         The tax code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

         Types of prohibited transactions include:

         - direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person,

         - acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

         - a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the

                  IRA.

         Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The tax code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

         In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, units may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

PLAN ASSETS

         If a Partnership's assets were determined under ERISA or the tax code to be plan assets of qualified plans and/or IRAs owning units, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which a Partnership might engage, including transactions with our affiliates, might constitute prohibited transactions under the tax code and ERISA for qualified plans and IRAs, even if their purchase of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

         In some circumstances, ERISA and the tax code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the tax code, however, exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities such as the units, undivided interests in the underlying assets of a collective investment entity such as a Partnership will not be treated as plan assets of qualified plan or IRA investors if either:

         -        the units are publicly offered;

         - less than 25% of the units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

         -        the Partnership is an operating company.

         To qualify for the publicly-offered exception, the units must be freely transferable, owned by at least 100 investors independent of the Partnership and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Partnership's fiscal year during which the offering occurred. Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the units will qualify for the publicly-offered exception will depend on if they are freely transferable within the meaning of the Department of Labor's regulations.

         Whether a unit is freely transferable is a factual determination. However, we believe that the limits on assigning units and on substituting limited partners contained in Sections 10.2, 10.3 and 10.4 of the Partnership Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the units, is $10,000 or less. But, because we cannot be certain about the ultimate determination of the units being freely transferable, or the determination of whether each Partnership will be an operating company under the alternative Department of Labor exemption set forth above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of units by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding units.

         In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person (other than a qualified plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnerships, or any person who provides investment advice for a fee with respect to the assets of the Partnerships, or any affiliate of any such a person. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--Minimum Investment." Whether the assets of the Partnerships will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout the life of the Partnerships to satisfy the 25% ownership exemption. Accordingly, the tax counsel we have retained are unable to express an opinion on this issue.

OTHER ERISA CONSIDERATIONS

         In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire units should involve, among other factors, considerations that include whether:

         (1) the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

         (2) the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating units;

         (3) the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

         (4) the investment is made solely in the interests of plan participants;

         (5) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnerships; and

         (6) the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

                                 CAPITALIZATION

         The capitalization of the Fund Eight B as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of units, is as follows:


                                    As of the         Minimum Offering          Maximum Offering
                                 date hereof (1)       of 12,000 Units          of 750,000 Units
                                 ---------------       ---------------          ----------------
Our Capital Contribution (1)         $1,000              $    1,000               $     1,000

Limited Partner's
Capital Contribution (2)             1,000(1)             1,200,000                75,000,000
                                   ----------             ---------                ----------

Total Capitalization (3)             $2,000              $1,201,000               $75,001,000

Less Estimated
O & O Expenses (4)                       -                 (162,000)               (9,375,000)
                                   ----------             ---------                ----------

Net Capitalization                   $2,000              $1,039,000(2)            $65,626,000


(1) Fund Eight B was originally capitalized by our contribution of $1,000 and $1,000 by the original limited partner.

(2) The original limited partner will withdraw from Fund Eight B and receive a return of his original capital contribution on the initial closing date.

(3) The amounts shown reflect the offering proceeds from sale of units at $100.00 per unit before deduction of (a) sales commissions of 8.0% of offering proceeds (or $8 per unit sold, which will be paid except in the case of units sold to affiliated limited partners), (b) underwriting fees equal in amount to 2.0% of offering proceeds (or $2.00 per unit sold) and
     (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per unit) of the first $25,000,000 of offering proceeds; 2.5% ($2.50 per unit) of offering proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per unit) for offering proceeds exceeding $50,000,000. We will pay actual O & O expenses for this offering to the extent they exceed the O & O expense allowance. No fees or compensation were payable with regard to either our or the original limited partner's investment.

(4) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $162,000 for the minimum offering of 12,000 units and $9,375,000 for the maximum offering of 750,000 units, in each case computed as if all units are sold to the general public without purchases by affiliated limited partners. Affiliated limited partners may acquire units (for investment purposes only) on a net of sales commissions basis for a price of $92.00 per unit (and a proportionate net unit price for each fractional unit purchased). To the extent that units are purchased by affiliated limited partners, both the total capital contributions of the limited partners and Fund Eight B's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

         The capitalization of the Fund Eight A as of September 30, 1999 is as follows:

                                          As of                   Maximum Offering
                                  SEPTEMBER 30, 1999(1)           OF 750,000 UNITS
                                  ---------------------           ----------------
Our Capital Contribution               $     1,000                   $     1,000

Limited Partner's
Capital Contribution                   $49,140,703                   $75,000,000
                                       -----------                   -----------

Total Capitalization(2)                $49,240,703                   $75,001,000

O & O Expenses                          (6,392,588)                   (9,375,000)(3)
                                       -----------                  ------------

Net Capitalization                     $42,848,115                   $65,626,000


(1) Fund Eight A was originally capitalized by our contribution of $1,000 and $1,000 by the original limited partner. The original limited partner withdrew from Fund Eight A and received a return of his original capital contribution on the initial closing date.

(2) The amounts shown reflect the offering proceeds from sale of units at $100.00 per unit before deduction of (a) sales commissions of 8.0% of offering proceeds (or $8 per unit sold, which will be paid except in the case of units sold to affiliated limited partners), (b) underwriting fees equal in amount to 2.0% of offering proceeds (or $2.00 per unit sold) and
     (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per unit) of the first $25,000,000 of offering proceeds; 2.5% ($2.50 per unit) of offering proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per unit) for offering proceeds exceeding $50,000,000. We will pay actual O & O expenses for this offering to the extent they exceed the O & O expense allowance. No fees or compensation were payable with regard to either our or the original limited partner's investment.

(3) The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling dealers will equal $9,375,000 for the maximum offering of 750,000 units, computed as if all units are sold to the general public without purchases by affiliated limited partners. Affiliated limited partners may acquire units (for investment purposes only) on a net of sales commissions basis for a price of $92.00 per unit (and a proportionate net unit price for each fractional unit purchased). To the extent that units are purchased by affiliated limited partners, both the total capital contributions of the limited partners and Fund Eight A's obligation to pay sales commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS."

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

                                  FUND EIGHT A

         Fund Eight A was formed on July 9, 1997 as a Delaware limited partnership. Its maximum offering is $75,000,000. It commenced business operations on its initial closing date, October 14, 1998, with the admission of 12,000 limited partnership units at $100 per unit representing $1,200,000 of capital contributions. Between October 15, 1998 and December 31, 1998, 124,786.33 units were admitted representing $12,478,633 of capital contributions. Between January 1, 1999 and September 30, 1999, 354,620.71 additional units were admitted representing $35,462,071 of capital contribution bringing the total admission to 491,407.04 units totaling $49,140,704 in capital contributions.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999

         For the three months ended September 30, 1999, Fund Eight A leased or financed additional equipment with an initial cost of $42,218,252. Revenues for the three months ended September 30, 1999 were $2,320,895. Expenses for the three months ended September 30, 1999 were $1,953,273. Net income for the three months ended September 30, 1999 was $367,622. The net income per weighted average limited partnership unit outstanding was $0.82.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

         For the nine months ended September 30, 1999, Fund Eight A leased or financed additional equipment with an initial cost of $84,563,621. Revenues for the nine months ended September 30, 1999 were $5,622,458. Expenses for the nine months ended September 30, 1999 were $4,876,764. Net income for the nine months ended September 30, 1999 was $745,694. The net income per weighted average limited partnership unit outstanding was $2.28.

LIQUIDITY AND CAPITAL RESOURCES

         Fund Eight A's primary sources of funds for the nine months ended September 30, 1999 were capital contributions, net of offering expenses, of $30,916,098, net cash provided by operations of $394,075, net proceeds from non-recourse borrowings of $4,546,230 and proceeds from note payable - line of credit of $5,000,000. These funds along with borrowings assumed on equipment purchases of $53,960,428 were used to purchase or finance leases costing $84,563,621, to make payments on borrowings and fund cash distributions. Fund Eight A intends to continue to purchase equipment and fund cash distributions utilizing funds from capital contributions, cash from operations, additional borrowings and, when available, cash from equipment sales.

         Cash distributions to limited partners for the nine months ended September 30, 1999, which were paid monthly, totaled $2,262,516 of which $738,237 was investment income and $1,524,279 was a return of capital. The monthly annualized cash distribution rate to limited partners was 10.75% of which 3.51% was investment income and 7.24 % was a return of capital. The limited partner distribution per weighted average unit outstanding for the nine months ended September 30, 1999 was $6.99, of which $2.28 was investment income and $4.71 was a return of capital, respectively.

         Fund Eight A and L.P. Seven, entered into a joint line of credit agreement with a lender in December 1998. The maximum amount available under that credit agreement was $5,000,000, which was secured by eligible receivables and residuals and bore interest at the rate of prime plus one half percent. On May 28, 1999 that credit agreement was amended and restated removing Fund Eight A as co-borrower. Fund Eight A entered into a new line of credit agreement with that lender on May 28, 1999. The maximum amount available under the new credit facility is $5,000,000, which is secured by eligible receivables and residuals and bears interest at the rate of prime plus one half percent. At September 30, 1999, Fund Eight A had $5,000,000 outstanding under the new credit facility.

         In December 1998, Fund Eight A and Series C, L.P. Six and L.P. Seven formed ICON Boardman Funding L.L.C., for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. Fund Eight A, Series C, L.P. Six and L.P. Seven received a

98.5%, .5%, .5% and .5% interest, respectively, in ICON Boardman. Fund Eight A's financial statements include 100% of the assets and liabilities of ICON Boardman. Series C, L.P. Six and L.P. Seven's investments in ICON Boardman have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON Boardman, a portion of the rent receivable in excess of the senior debt payments was acquired by L.P. Six from ICON Boardman for $3,801,108. No gain or loss was recognized on this transaction.

         On March 30, 1999, ICON Boardman exercised its right to acquire L.P. Six's investment in a portion of the rent receivable in excess of the senior debt payments for $3,097,637 and simultaneously financed, with a third party, all of the rent receivable in excess of the senior debt payments. There was no gain or loss to L.P. Six on this transaction. ICON Boardman received $7,643,867 from the financing. The proceeds from the financing, net of the purchase of L.P. Six's investment, were distributed to the members of ICON Boardman in accordance with their ownership interests.

         As of September 30, 1999 there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from the continued offering, operations, or borrowings, the Partnership will continue to invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations.

         The following sets forth all of the completed equipment acquisition, leasing and financing efforts of the Partnership as of February 7, 2000.


AMAZON.COM, INC.                                                 AMERICA WEST AIRLINES, INC.
Lease Financing of:               Information    Services   and  Lease Financing of:             737-200 Aircraft (2)
                                  Network Server Equipment
Lease Term:                       3 years                        Lease Term:                     4.75 Years
Equipment Cost:                   $ 7,463,414                    Equipment Cost:                 $13,300,000

BP AMOCO PLC                                                     OXFORD HEALTH PLANS, INC.

Lease Financing of:               Tugboat and Oil Barge          Lease Financing of:             Information Systems
Lease Term:                       46 months                      Lease Term:                     3 years
Equipment Cost:                   $12,922,568                    Equipment Cost:                 $17,358,458

PETSMART, INC.                                                   PHARMAPRINT, INC.

Lease Financing of:               Furniture and Fixtures         Lease Financing of:             Manufacturing Equipment
Lease Term:                       3 to 4 years                   Lease Term:                     4 years
Equipment Cost:                   $ 2,452,900                    Equipment Cost:                 $ 2,159,218

PORTLAND GENERAL ELECTRIC COMPANY                                SABENA SA
Lease Financing of:               Coal  Unloading  and Handling  Lease Financing of:             Aircraft Rotables
                                  Facility
Lease Term:                       6 years                        Lease Term:                     3 years
Equipment Cost:                   $27,038,665                    Equipment Cost:                 $ 2,978,345

AMERICAN AIRLINES                                                CMGI
Option to Acquire:                Aircraft Engine                Lease Financing of:             Computer Networking Equipment
Lease Term:                       19 months                      Lease Term:                     3 years
Equipment Cost:                   $ 1,150,000                    Equipment Cost:                 $ 4,618,252

                                       60


KLM ROYAL DUTCH AIRLINES                                         REGUS BUSINESS CENTRE CORPORATION

Lease Financing of:               Boeing 737-400 Aircraft (2)    Lease Financing of:             Furniture and Fixtures
Lease Term:                       1 year                         Lease Term:                     4 years

Equipment Cost:                   $37,600,000                    Equipment Cost:                 $ 4,861,629

RENTAL SERVICES CORP.
Lease Financing of:               Over the Road Equipment
Lease Term:                       4.75 years
Equipment Cost:                   $ 3,521,824

TOTAL EQUIPMENT COST:             $137,425,273
                                  ------------
                                  ------------

                                  FUND EIGHT B

LIQUIDITY AND CAPITAL RESOURCES

         Fund Eight B had limited funds at its formation (February 7, 2000) because the capital anticipated to be raised by it through its offering of units will not be available on the date of formation.

         Fund Eight B's capital resources are expected to undergo major changes during its initial year of operations as a result of completion of its offering and acquisition of its equipment. Thereafter, Fund Eight B's capital needs and resources are expected to be relatively stable over the holding periods of the equipment. Fund Eight B intends to acquire sufficient equipment so as to commit all proceeds available for investment in equipment. As of the date of this prospectus, no material commitments with respect to capital expenditures of Fund Eight B have been made. We anticipate that reserves sufficient to pay Fund Eight B's operating expenses and to make distributions to you will initially be derived from rental payments from equipment leases. To date, Fund Eight B has not had any operations. During the period of ownership of the equipment, Fund Eight B's operations will consist principally of the ownership and leasing of equipment.

         Fund Eight B intends to establish initially working capital reserves of approximately 1.0% of the offering proceeds per unit, an amount which anticipate to be sufficient to satisfy general liquidity requirements. However, unanticipated or greater than anticipated operating costs or losses (including a lessee's inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves are or may be insufficient to satisfy the cash requirements of Fund Eight B, we anticipate that we would obtain additional funds through revenues from Fund Eight B's operations, the proceeds from the sale of equipment, bank loans, short-term loans from us or our affiliates or the sale of equipment. We may use a portion of cash from operations and from sales or refinancings to re-establish working capital reserves. In no event will Fund Eight B make distributions to partners if they would reduce Fund Eight B's reserves below a level which we deem necessary for operations. There can be no assurance, however, that the amounts in the working capital reserve will be adequate to meet Fund Eight B's obligations.

OPERATIONS

         Fund Eight B has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 units and the admission of subscribers as Limited Partners on the initial closing date, Fund Eight B will not commence active operations. During the period commencing with the initial closing date and continuing throughout the reinvestment period, Fund Eight B will be in active operation.

         Fund Eight B will acquire equipment with the offering proceeds and indebtedness. The level of indebtedness cannot be predicted until the offering proceeds are mostly invested. If Fund Eight B requires additional cash or we determine that it is in the best interests of Fund Eight B to obtain additional funds to increase cash available for investment or for any other proper business need, Fund Eight B may borrow, on a secured or unsecured basis, amounts up to 80% of the aggregate purchase price of all investments acquired by Fund Eight B following full investment of the offering proceeds. Fund Eight B currently has no arrangements with, or commitments from, any lender with respect to any such borrowings. We anticipate that any acquisition financing or other borrowings will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

------------------------------------------------------------------------------
                      SUMMARY OF THE PARTNERSHIP AGREEMENT
------------------------------------------------------------------------------

         The following is a brief summary of the material provisions of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), which will serve both Partnerships included in this offering. The Partnership Agreement sets forth the terms and conditions upon which each Partnership will conduct its business and affairs and it sets forth the rights and obligations of the limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of the Partnership Agreement. A copy of the Partnership Agreement is included as Exhibit A to the registration statement of which this prospectus forms a part. Prospective investors should study the Partnership Agreement carefully before making any investment.

ESTABLISHMENT AND NATURE OF THE PARTNERSHIPS

         We organized Fund Eight A and Fund Eight B as limited partnerships under the Delaware Revised Uniform Limited Partnership Act as their general partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his or her liability for partnership obligations is generally limited to his or her investment. A general partner, however, is personally liable for all partnership obligations.

NAME AND ADDRESS

         The Partnerships will be conducted under the name "ICON Income Fund Eight" with its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless we change the offices with written notice to you).

PURPOSES AND POWERS

         We have organized each Partnership for the purposes of:

         - acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and dealing in or with, equipment of all kinds, residual interests in equipment, and options to purchase both equipment and residual interests in equipment;

         - lending and providing financing to others for their acquisition of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests in and leases of equipment) and other personal property; and

         - establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection with the above, in order to generate monthly cash distributions to you during the term of each Partnership.

DURATION OF PARTNERSHIP

         The terms of Fund Eight A and Fund Eight B commenced when we filed a Certificate of Limited Partnership with the Delaware Secretary of State on July 9, 1997. They will terminate at midnight on December 31, 2017, or earlier if a dissolution event occurs. See "-- Dissolution and Winding-Up".

CAPITAL CONTRIBUTIONS

         GENERAL PARTNER. We have contributed $1,000, in cash, as our capital contribution to each of Fund Eight A and Fund Eight B in exchange for a one percent (1%) partnership interest.

         ORIGINAL LIMITED PARTNER. The original limited partner made a capital contribution of $1,000 to each of Fund Eight

A and Fund Eight B in exchange for ten (10) units, which represented a 99% partnership interest at that time. On the initial closing date, the original limited partner will withdraw from a Partnership, his capital contribution of $1,000 will be returned to him in full and his original partnership interest of ten units will be retired upon the admission of additional limited partners.

         LIMITED PARTNERS. Each limited partner (other than the original limited partner and limited partners affiliated with us) will make a capital contribution to a Partnership's capital, in cash, in an amount equal to $100 for each unit or fraction of a unit purchased. Each limited partner affiliated with us will make a capital contribution, in cash, in an amount equal to $92.00 for each unit or fraction of a unit purchased.

POWERS OF THE PARTNERS

         GENERAL PARTNER. Except as otherwise specifically provided in the Partnership Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of the Partnerships and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of the Partnerships. For example, we will have the right to make investments for and on behalf of the Partnerships and to manage the investments and all other assets of the Partnerships. You will not be permitted to participate in the management of the Partnerships. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a limited partner to the Partnerships. Except to the extent limited by Delaware law or the Partnership Agreement, we may delegate all or any of our duties under the Partnership Agreement to any person, including any of our affiliates.

         The Partnership Agreement designates us as the Partnerships' tax matters partner and authorizes and directs us to represent the Partnerships and their limited partners in connection with all examinations of the Partnerships' affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnerships' funds in doing so.

         LIMITED PARTNERS. No limited partners shall participate in or have any control over the Partnerships' business or have any right or authority to act for, or to bind or otherwise obligate the Partnerships.

LIMITATIONS ON OUR POWERS

         The Partnership Agreement and Delaware law subjects us to limitations on how we administer the business and affairs of the Partnerships, as outlined below.

         DEBT. From the date when all capital contributions have been invested or committed to investments or reserves, used to pay permitted front-end fees or returned to you in accordance with the Partnership Agreement, a Partnership will not incur or assume additional indebtedness when acquiring an investment if the new debt causes total Partnership debt to exceed a certain limit. That limit is reached when the sum of the principal amount of the new debt plus the aggregate principal amount of the Partnership's outstanding debt exceeds 80% of the aggregate purchase price of the investments then held by the Partnership, including the purchase price of any investment being acquired with the new debt.

         DEALINGS WITH AFFILIATES. The Partnerships will not purchase or lease investments from, nor sell or lease investments to us or any of our affiliates (including any program in which we or any of our affiliates has an interest) unless certain conditions are satisfied. These conditions include:

         (1) a determination that the investment is in the best interests of the Partnership;

         (2) the investment is upon terms no less favorable to the Partnership than the terms upon which we or our affiliate entered into the investment;

         (3) neither we nor our affiliate are to realize any gain or other benefit, other than permitted compensation, as a result of the investment; and

         (4) we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by the Partnership, borrowing money or obtaining financing for the Partnership or for other purposes related to the business of the Partnership.

         The Partnerships may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to the Partnerships, PROVIDED the terms of the loan include:

         (1) interest at a rate that does not exceed the lowest of the following:

                  (a) the rate at which we or the affiliate borrowed funds for the purpose of making the loan;

                  (b) if no borrowing was incurred, the interest rate the Partnerships could obtain in an arms'-length borrowing, without reference to our or our affiliate's financial abilities or guarantees;

                  (c) the rate from time to time announced by The Chase Manhattan Bank N.A. at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

         (2) repayment of the loan not later than twelve months after the date on which it was made; and

         (3) neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

         The Partnerships will not acquire any investments in exchange for units.

         The Partnerships may make investments in joint ventures provided that: we determine that the investment is in the best interests of a Partnership and will not result in duplicate fees to us or any of our affiliates; if the investment is made with participants affiliated with us then, it will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture; if the investment is made with non-affiliates, the Partnership will have veto power on disposition decisions; and the joint venture will own and lease specific equipment and/or invest in one or more specific financing transactions.

         Except as permitted by the Partnership Agreement, we are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnerships with ourselves or any of our affiliates. Furthermore, neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in "Our Compensation" as permitted by Section 6.4 of the Partnership Agreement) in connection with the reinvestment of cash from sales and from operations or of the proceeds of the resale, exchange or refinancing of equipment. In addition, in connection with any agreement entered into by the Partnerships with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Partnership Agreement. Neither we nor any of our affiliates shall pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about the Partnerships. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the Partnership Agreement.

INDEMNIFICATION

         With some limited exceptions, the Partnerships will indemnify us, our affiliates and individual officers from the Partnerships' assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer, arising out of certain acts or omissions. See "FIDUCIARY RESPONSIBILITY--Indemnification."

LIABILITY OF PARTNERS

         OUR LIABILITY. We will be liable for all general obligations of the Partnerships to the extent not paid by the Partnerships. However, neither we nor any of our affiliates will have any personal liability for obligations of the Partnerships that are specifically non-recourse to us, or for repayment of the capital contribution of any limited partner. All decisions we make will be binding upon the Partnerships. See "FIDUCIARY RESPONSIBILITY--Conflicts."

         LIMITED LIABILITY OF THE LIMITED PARTNERS. You will have no personal liability for any obligations or liabilities of the Partnerships. You will only be liable, in your capacity as a limited partner, to the extent of your capital contribution and your PRO RATA share of any undistributed profits and other assets of the Partnerships. However, if you participate in the management or control of a Partnership's affairs, you may be deemed to be acting as a general partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with a Partnership, that you are a general partner. See also "RISK FACTORS--Investment Risks."

         Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to a Partnership for the distribution if both of the following are true:

         (1) after giving effect to the distribution, all liabilities of a Partnership exceed the fair value of its assets; and

         (2) you knew at the time you received the distribution that it was made in violation of Delaware law.

NON-ASSESSABILITY OF UNITS

         The units are not assessable. Except as may otherwise be required by law or by the Partnership Agreement, after you pay for your units, you will not have any further obligations to a Partnership, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, a Partnership. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

DISTRIBUTION OF DISTRIBUTABLE CASH FROM OPERATIONS AND FROM SALES

         Distributable cash from operations and from sales that is not reinvested in equipment and financing transactions will be distributed 99% to the limited partners as a group and 1% to us until payout, which is the time when cash distributions in an amount equal to the sum of the limited partners' capital contributions and an 8.0% annual cumulative return thereon have been made. Income earned on escrowed funds and distributed to limited partners will be used to satisfy the cumulative return required for payout. Thereafter, distributions will be distributable 90% to the limited partners as a group and 10% to us, unless limited partners as a group have not received distributions equal to at least 150% of their investment, in which case we will continue to receive only 1% of cash distributions, and accrue 9%, until limited partners have received distributions equal to 150% of their total investment.

         During the reinvestment period, we will have the sole discretion to determine the amount of distributable cash from operations and from sales that are to be reinvested and the amounts that are to be distributed. However, during such period you are entitled to receive, to the extent available, monthly cash distributions equal to one-twelfth of 10.75% of your original investment, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received in redemption of your units . Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of a Partnership to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed. We expect that a substantial portion of all cash distributions, being that portion which exceeds taxable income, will be treated as a return of your originally invested capital and that the balance of the distributions will be treated as a return on your capital. Also, to the extent there are sufficient funds, you are entitled to receive monthly cash distributions in amounts which would permit you to pay federal, state and local income taxes resulting from Partnership operations. After the reinvestment period, each Partnership intends to promptly distribute substantially all cash from operations and from sales.

ALLOCATION OF PROFITS AND LOSSES

         As a general rule, during the reinvestment period a Partnership's profits will be allocated as follows:

         - First, 99% will be allocated to the limited partners and 1% to us, until each limited partner has been allocated profits equal to the excess, if any, of:

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                  (1)      the amount still needed for distribution to provide
                           the limited partner an 8% annual cumulative return on his or her adjusted capital contribution (which we call the unpaid target distribution); over

                  (2)      the limited partner's capital account balance;

         - NEXT, in a manner that will create a ratio of 90% to 10% between (a) the excess of the limited partners' aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

         -        THEREAFTER, 90% to the limited partners and 10% to us.

         After the reinvestment period, profits first will be allocated to all partners in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

         Generally, 99% of a Partnership's losses will be allocated among the limited partners and 1% will be allocated to us throughout the term of the Partnership.

         In addition to the general provisions regarding allocations of profits and losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain tax safe harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any limited partners developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the partners who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the partners (see Section 8.2(f)(vii) of the Partnership Agreement) or to protect the limited partners in the event a Partnership is subjected to an unexpected tax liability because of a particular partner. For example, local taxes that are imposed on a Partnership because of a limited partner's residence in that locality will be charged to that partner.

         The Partnership Agreement provides that limited partners who own units for less than an entire year will be allocated profits or losses, which will be treated as if they occurred ratably over the year, based on the proportionate part of the year that they owned their units.

WITHDRAWAL OF THE GENERAL PARTNER

         VOLUNTARY WITHDRAWAL. We may not voluntarily withdraw as general partner from a Partnership without (a) 60 days' advance written notice to you, (b) an opinion of tax counsel that the withdrawal will not cause the termination of the Partnership or materially adversely affect the federal tax status of the Partnership and (c) selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to the limited partners owning a majority of the units and who has an adequate net worth in the opinion of tax counsel.

         INVOLUNTARY WITHDRAWAL. We may be removed by the limited partners owning a majority of the units or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the limited partners to involuntarily remove us as general partner or cancel any management or service contract with us or an affiliate.

         Management fees for investments acquired by the Partnership prior to the effective date of our withdrawal will be payable when the Partnership receives the gross rental from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender shall be binding in the event of our voluntary or involuntary withdrawal.

         LIABILITY OF WITHDRAWN GENERAL PARTNER. Generally speaking, we will remain liable for all obligations and liabilities incurred by us or by a Partnership while we were acting in the capacity of general partner and for which we were liable as general partner. But we will be free of any obligation or liability incurred on account of or arising from the

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

activities of a Partnership after the time our withdrawal becomes effective.

TRANSFER OF UNITS

         WITHDRAWAL OF A LIMITED PARTNER. You may withdraw from a Partnership only by selling, transferring or assigning your units or having all or your units redeemed in accordance with the Partnership Agreement. You may generally transfer all or a portion of your units except to impermissible types of transferees or by transfers which would adversely effect a Partnership. See Section 10.2 of the Partnership Agreement.

         LIMITED REDEMPTION OF UNITS. Section 10.5 of the Partnership Agreement provides a method for you to have your units redeemed. In brief, commencing with the second full calendar quarter following the final closing date and at any time and from time to time thereafter until termination of the Partnership, you may request that the Partnership redeem all or any portion of your units. This right is subject to the availability of funds and the other provisions of Section 10 of the Partnership Agreement. See "TRANSFER OF UNITS"--"Limited Right to Redeem Units".

DISSOLUTION AND WINDING-UP

         EVENTS CAUSING DISSOLUTION. A Partnership shall be dissolved when any of the following events occurs:

         - the withdrawal of the general partner if a substitute general partner has not been duly admitted to the Partnership;

         - the voluntary dissolution of a Partnership by the general partner with the consent of the limited partners owning a majority of the units or, subject to Section 13 of the Partnership Agreement, by the consent of the same majority without action by the general partner;

         - the sale of all or substantially all of the assets of a Partnership;

         -        the expiration of the term of the Partnership;

         - the operations of a Partnership ceasing to constitute legal activities under Delaware law or any other applicable law;

         - any other event which causes the dissolution or winding-up of a Partnership under Delaware law.

         LIQUIDATION OF A PARTNERSHIP. When a dissolution event occurs, the investments and other assets of a Partnership will be liquidated and the proceeds thereof will be distributed to the partners after we pay liquidation expenses and pay the debts of the Partnership in the order of priority set forth in the Partnership Agreement. The existence of the Partnership will then be terminated. You are not guaranteed the return of, or a return on, your investment.

ACCESS TO BOOKS AND RECORDS

         We will maintain the books and records of each Partnership at the Partnership's principal office. We will maintain investor suitability records for a period of six years. You will have the right to have a copy of the list of limited partners mailed to you for a nominal fee. However, you must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for your interest relative to your interest in Partnership matters. In addition, you or your representative will have the right, upon written request, subject to reasonable notice and at your own expense, to inspect and copy any other Partnership books and records that we maintain.

MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

         MEETINGS. We may call a meeting of the limited partners at any time on our own initiative to act upon any matter on which the limited partners may vote. If we receive written requests for a meeting from limited partners holding 10% or more of the outstanding units we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be

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

voted upon at a meeting of the limited partners may be submitted for action by consent of the limited partners.

         VOTING RIGHTS OF LIMITED PARTNERS. The limited partners, by the consent of the limited partners owning a majority of the units, may take action on the following matters without our concurrence:

         -        an amendment of the Partnership Agreement;

         -        the dissolution of a Partnership;

         - the sale of all or substantially all of the Partnership's assets, except any sales in the ordinary course of liquidating a Partnership's investments after the reinvestment period; and

         - the removal of the general partner and the election of one or more substitute general partners.

Limited partners who dissent from any matter approved by limited partners owning a majority of the units are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their units.

AMENDING THE PARTNERSHIP AGREEMENT

         AMENDMENT BY LIMITED PARTNERS WITHOUT OUR CONCURRENCE. The limited partners may amend the Partnership Agreement by the consent of the limited partners owning a majority of the units without our concurrence so long as the amendment does not allow the limited partners to take part in the control or management of a Partnership's business, or alter our rights, powers and duties as set forth in the Partnership Agreement:

However:

         - any amendment of the Partnership Agreement relating to how the Partnership Agreement can be amended will require the consent of each limited partner; and

         - any amendment that will increase the liability of any partner or adversely affect any partner's share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each partner affected by the change.

         AMENDMENT BY US WITHOUT THE CONSENT OF THE LIMITED PARTNERS. We may, without the consent of the limited partners, amend the Partnership Agreement to effect any change for the benefit or protection of the limited partners, including:

         - adding to our duties or obligations, or surrendering any of our rights or powers;

         - curing any ambiguity in, or correcting or supplementing any provision of the Partnership Agreement;

         - preserving the status of the Partnership as a "limited partnership" for federal income tax purposes;

         - deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;'

         - under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

         - changing the name of a Partnership or the location of its principal office.

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                                TRANSFER OF UNITS
-------------------------------------------------------------------------------

WITHDRAWAL

         You may withdraw from a Partnership only by selling or transferring all of your units, or if all of your units are redeemed by a Partnership in accordance with the terms of the Partnership Agreement.

RESTRICTIONS ON THE TRANSFER OF UNITS

         There is no public or secondary market for the units, and none is expected to develop. You may transfer units only upon the satisfaction of the conditions and subject to the restrictions discussed below. Anyone to whom you transfer units interest will become a substitute limited partner only if we have reasonably determined that all of the conditions listed below have been satisfied. We may also reasonably require that no adverse effect to a Partnership results from the admission of the substitute limited partner, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Partnership Agreement. Consequently, investors may not be able to liquidate their investments in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the units as collateral.

         You may transfer or assign your own units to any person, whom we called an assignee, only if conditions the following conditions are satisfied:

         (1) You and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

                  (a) states your intention that the assignee become a substitute limited partner;

                  (b) reflects the assignee's acceptance of all of the terms and provisions of the Partnership Agreement; and

                  (c) includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

         (2) the assignee pays the Partnership a fee that will not exceed $150.00 for costs and expenses it reasonably incurs in connection with the assignment.

         Furthermore, unless we consent, no units may be assigned:

         (1) to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

         (2) to any person if, in the opinion of tax counsel, the assignment would result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes;

         (3) to any person if the assignment would affect a Partnership's existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which a Partnership is conducting business;

         (4) to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

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

         (5) if the assignment would result in the transfer of a Partnership interest representing less than twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, unless the assignment is of all of the units owned by the limited partner;

         (6) if the assignment would result in your retaining a portion of your investment that is less than the greater of (A) twenty-five (25) units, or ten (10) units in the case of an IRA or qualified plan, and (B) the minimum number of units required to be purchased under minimum investment standards applicable to your initial purchase of units;

         (7) if, in our reasonable belief, the assignment might violate applicable law;

         (8) if the effect of the assignment would be to cause the equity participation in a Partnership by benefit plan investors to equal or exceed 25%; or

         (9) if the assignment would cause an impermissible percentage of units to be owned by non-United States citizens.

         Any attempt to assign units in violation of the provisions of the Partnership Agreement or applicable law will be null and void from the outset and will not bind the Partnership. Assignments of units will be recognized by a Partnership as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

         The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, we will not permit any interest in a unit to be sold on a secondary market, as defined by tax law. If we determine that a proposed sale was effected on a secondary market, the Partnership and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

         All investors will agree to provide all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

LIMITED RIGHT TO REDEEM UNITS

         A Partnership will have no obligation to redeem your units, but will do so only in our sole and absolute discretion. Beginning with the second full calendar quarter following the final closing date and at any time thereafter, you may request that a Partnership redeem your units. In any calendar year, a Partnership will not redeem such number of units that, in the aggregate, exceed 2% of the total units outstanding as of the last day of the calendar year. Otherwise, subject to fund availability and with our prior consent, a Partnership will redeem in cash up to 100% of your units at the applicable redemption price.

         The applicable redemption price for the units you are redeeming will be determined, as of the date of redemption, as follows:

         (1) during the second year of the reinvestment period, you will receive a price equal to 90% of your original investment per unit;

         (2) during the third year, you will receive a price equal to 92% of your original investment per unit;

         (3) during the fourth year, you will receive a price equal to 94% of your original investment per unit;

         (4) during the fifth year, you will receive a price equal to 96% of your original investment per unit;

         (5) during the first year of the liquidation period, which is the period following the reinvestment period, you will receive a price equal to 98% of your original investment per unit;

         (6) during the second year of the liquidation period, you will receive a price equal to 100% of your original

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

                  investment per unit;

in all cases LESS the sum of (w) 100% of previous distributions to you of any portion of your investment not invested by a Partnership, (x) 100% of previous distributions to you, (y) 100% of any previous allocations to you of investment tax credit amounts and (z) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with redeeming your units. However, in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to your capital account balance as of the end of the calendar quarter preceding the redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs.

         There can be no assurance that the applicable redemption price will in any way reflect the fair market value of the units at the time of redemption.

         The availability of funds for redeeming units will be subject to the availability of sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of a Partnership's cash from operations and substantially all cash from sales during the reinvestment period. Furthermore, units may be redeemed only if the redemption would not impair the capital or the operations of the Partnership and would not result in the termination of a Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem units will reduce a Partnership's available funds for making investments and distributions to the remaining limited partners.

         In the event a Partnership receives requests to redeem more units than there are funds sufficient to redeem, we will honor redemption requests in the order in which duly signed and supported redemption requests are received. We will use our reasonable efforts to honor requests for redemptions of units with the same request date FIRST as to hardship redemptions (requests arising from death, major medical expense and family emergency related to disability or a material loss of family income), SECOND so as to provide liquidity for IRAs or qualified plans to meet required distributions and FINALLY, as to all other redemption requests.

         If you desire to have a portion or all of your units redeemed, you must submit a written request to us on a form we have approved. The request must be duly signed by all owners of the units on the books of a Partnership. Redemption requests will be deemed given on the earlier of the date the request is personally delivered with receipt acknowledged or mailed by certified mail, return receipt requested, postage prepaid, at our address set forth in this prospectus. Hardship redemptions will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, we will accept or deny each redemption request.

         We will, in our sole discretion, decide whether a redemption is in the best interest of a Partnership.

CONSEQUENCES OF TRANSFER

         Any units tendered to, and accepted by, a Partnership for redemption will be canceled when redeemed. In the event that you assign all units you own, or have all your units accepted for redemption by a Partnership, you will cease to be a limited partner and will no longer have any of the rights or privileges of a limited partner. Whether or not any assignee becomes a substitute limited partner, however, your assignment of your entire Partnership interest will not release you from liability to a Partnership to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law or other applicable law.

         The sale of units by you may result in the recapture of all of the depreciation deductions previously allocated to you. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest." Gain or loss realized on the redemption of your units, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on a Partnership's equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."

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                           REPORTS TO LIMITED PARTNERS

--------------------------------------------------------------------------------

ANNUAL REPORTS

         By March 15 of each year, we will send you a statement of your share of a Partnership's income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

         Within 120 days after the end of the year, we will send to each person who was a limited partner at any time during the year an annual report which will include:

         - financial statements for the Partnership for the fiscal year, including a balance sheet as of the year end and related statements of operations, cash flows and changes in partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Partnership's accountants;

         - a breakdown, by source, of distributions made during the year to you and to us;

         - a status report with respect to each item of equipment and each financing transaction that individually represents at least 10% of the aggregate purchase price of the Partnerships' investments at the end of the year, including information relevant to the condition and utilization of the equipment or the collateral securing the financing transaction;

         - a breakdown of the compensation paid, and any amounts reimbursed, to us, and a summary of the terms and conditions of (a) any contract with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between the Partnership and the other programs; and

         - until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted front-end fees or returned to investors in accordance with the Partnership Agreement, information regarding investments made by the Partnership during the fiscal year.

QUARTERLY REPORTS

         Within 60 days after the end of each of the first three quarters in any year, we will send to each person who was a limited partner at any time during the quarter an interim report for the quarter which will include:

         - unaudited financial statements for the Partnership for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity;

         - a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract with us which was not filed as an exhibit to the registration statement of which this forms a part; and

         - until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted front-end fees or returned to investors in accordance with a Partnership Agreement, information regarding investments made by the Partnership during the quarter.


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                              PLAN OF DISTRIBUTION

--------------------------------------------------------------------------------

GENERAL

         Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Partnership Agreement, through the dealer-manager a Partnership will offer, on a best efforts basis, a maximum of 750,000 units per Partnership, all of which are priced at $100 per unit, except for certain units which may be purchased by limited partners affiliated with us for the net unit price of $92.00 per unit. The minimum subscription is 25 units, 10 units for IRAs and qualified plans, except in certain states as described in this prospectus. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--How to Subscribe".

         The offering period for Fund Eight B will begin following the closing of the offering of Fund Eight A. We expect the offering period to terminate not later than September 30, 1999 for Fund Eight A and September 30, 2000 for ICON Eight B, but in no event will the offering period for any Partnership continue for longer than twenty-four months from when it commences. We have a reasonable period of time to conclude a Partnership's closing after the termination of the Partnerships' offering period. The sale of units in 1999 in various states may require extensions of the offering permits by their state securities commissions, which extensions may not be granted. We may terminate each offering period at our option at any time.

         Only one Partnership will accept subscriptions at a time. An individual subscription may not specify in which of the Partnerships a subscriber wishes to invest. Subscription payments not applied to the purchase of units in Fund Eight A will be retained in escrow, carried over and automatically deemed a subscription for units in Fund Eight B. Accordingly, subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of Fund Eight B is terminated, which may be as late forty eight (48) months after the effective date of this prospectus.

         Units will be sold primarily through the selling dealers and, to a limited extent, by the dealer-manager. Each Partnership will pay to the selling dealer or the dealer-manager, as the case may be, a sales commission equal to 8.0% of the offering proceeds from the sale of units.

         Generally, units are purchased by subscribers at a price of $100.00 per unit. However, our officers, employees, securities representatives and those of our affiliates and selling dealers may purchase units, for investment purposes only, for the net unit price of $92.00 per unit. A Partnership will incur no obligation to pay any sales commissions with respect to these purchases. The purchase of units by us and our affiliates are limited to a maximum of 10% of the total units sold.

         The total marketing compensation to be paid to the dealer-manager and all participating selling dealers in connection with the offering of units in the Partnerships, including sales commissions and underwriting fees, will not exceed 10.0% of the offering proceeds. However, we may pay bona fide due diligence fees and expenses incurred by the dealer-manager and prospective selling dealers from our O & O expense allowance up to the lesser of an additional 1/2 of 1% of offering proceeds or the maximum amount allowable under the NASD Conduct Rules. Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expenses only for bona fide sales or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O expense allowance paid by each Partnership to us. See "OUR COMPENSATION."

         The dealer-manager agreement and the selling dealer agreements contain provisions for the Partnerships to indemnify the participating selling dealers with respect to some types of liabilities, including liabilities arising under the Securities Act.

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


SEGREGATION OF SUBSCRIPTION PAYMENTS

         We will place all funds that the dealer-manager receives from subscribers in an escrow account at The Chase Manhattan Bank N.A at a Partnership's expense. We will do so beginning on the effective date of this prospectus until we have accepted subscriptions for 12,000 units (or 37,500 units per Partnership in the case of residents of Pennsylvania) and the subscribers have been admitted as limited partners on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

         We will promptly accept or reject subscriptions for units after we receive a prospective investor's subscription documents and subscription funds. Brokers have agreed to provide each investor with final prospectuses prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after the date of receipt of a final prospectus. The initial closing date will be as soon as practicable after the Partnership receives and accepts subscriptions for 12,000 units excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed units is sufficient to justify the burden and expense of a closing. Once subscriptions total of 37,500 units per Partnership, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. Thereafter we will continue to deposit subscription payments with The Chase Manhattan Bank N.A. in a special, segregated, interest-bearing account which we will maintain during the offering period for the receipt and investment of subscription payments. At each closing, the Partnership will admit as limited partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership. Pennsylvania subscribers are not eligible to be admitted as limited partners prior to sale of 37,500 units per Partnership. The funds representing their subscriptions will be released from the escrow account or from the Partnerships' segregated subscription account, as the case may be, to the Partnership.

         We will remit to subscribers any interest earned on the subscription funds of subscribers who are accepted and admitted as limited partners as soon as practicable after their admission. If 12,000 units have not been subscribed on or before the anniversary of the date on the cover of this prospectus, then the Partnership will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and the Partnership will be terminated. For a subscriber from Pennsylvania, this will happen if 37,500 units per Partnership have not be sold within 120 days of the escrow agent's receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for twelve months from the date of this Prospectus. In addition, any proceeds from the sale of units in a Partnership which have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the limited partners in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the O & O expense allowance, underwriting fees and any sales commissions paid to us or any of our affiliates.


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            INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES

--------------------------------------------------------------------------------

GENERAL SUITABILITY CONSIDERATIONS

         Units are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if your have adequate financial means, do not need liquidity and are able to make a long-term investment should your purchase units. Units are not an appropriate investment if you must rely on cash distributions from a Partnership as an essential source of income to meet your necessary living expenses.

         Before purchasing units you should carefully consider the risk factors of this investment, the lack of a market in which to sell for units, and the resulting long-term nature of an investment in units. See "RISK
FACTORS"--"Partnership Risks" and--"Investment Risks".

         You must meet the requirements described below to invest in a Partnership. Because we do not have direct knowledge of your financial situation, we will rely on what you tell us. In addition, brokers must have reasonable grounds to believe that this investment is suitable for you. Consequently, it is important that the information you provide is complete and accurate. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home.

         You must meet our basic suitability requirements to invest. In general, you must either have:

         (1) a net worth of at least $30,000 PLUS $30,000 of annual gross income; or

         (2)      a net worth of at least $75,000.

         CERTAIN STATE REQUIREMENTS. Residents of Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Minnesota, Nebraska, New Hampshire, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont and Washington Partnership must have either of the following in order to invest:

         (1) a net worth of at least $45,000 PLUS $45,000 of annual gross income; or

         (2)      a net worth of at least $150,000.

         Residents of Massachusetts and North Carolina must have either of the following in order to invest:

         (1) a net worth of at least $60,000 PLUS $60,000 of annual gross income; or

         (2)      a net worth of at least $225,000.

         If you are a Pennsylvania resident, your investment may not exceed 10% of your net worth. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

         Under all of the foregoing suitability standards, net worth must be determined excluding the net fair market value of your home, home furnishings and personal automobiles. The assets included in your net worth calculation must be valued at their fair market value.

MINIMUM INVESTMENT

         The minimum number of units you must purchase is 25. Residents of Nebraska must purchase a minimum of 50 units. For IRAs and qualified plans, you must purchase at least 10 units.

See the section of this prospectus entitled "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" and the Subscription Agreement for a more detailed explanation of state suitability requirements.

SUITABILITY STANDARD FOR QUALIFIED PLANS AND IRAS

         An IRA can purchase units if the IRA owner meets both the basic suitability standard and any standard applicable in the owner's state of residence.

         Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase units if the plan participant meets both the basic suitability standard and any standard applicable in the participant's state of residence. Qualified plans that are not self-directed may purchase units if the plan itself meets both our basic suitability standard and any relevant state standard.

SUITABILITY STANDARD FOR OTHER FIDUCIARIES

         When units are purchased for fiduciary accounts other than IRAs and qualified plans, such as trusts, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of units, then you may purchase units for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

ADDITIONAL CONSIDERATIONS FOR IRAS, QUALIFIED PLANS, AND TAX-EXEMPT ENTITIES

         An investment in units will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and ERISA.

         IRAs, qualified plans and other tax-exempt organizations should consider the following when deciding whether to invest:

         - any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

         - for qualified plans and IRAs, ownership of units may cause a PRO RATA share of Partnership's assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code; and

         - any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by a Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Risks," "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

         If you are a fiduciary or investment manager of a qualified plan or IRA, or if your are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns--including those unrelated to tax considerations--in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See "RISK FACTORS", "INVESTMENT OBJECTIVES AND POLICIES", "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

         Although the we believe that units may represent suitable investments for some IRAs, qualified plans, and other tax-exempt organizations, units may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that units will generally not be a suitable investment for charitable remainder trusts. Furthermore, the investor suitability standards represent minimum requirements, and that fact that your plan or organizations satisfies them does not mean that an investment would be suitable. You should consult your plan's tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

TRANSFER OF UNITS

         Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units". One condition is that you may sell or transfer your units only to a recipient who meets all applicable suitability standards. In addition, the transfer of units may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. Furthermore, if you transfer less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standard applicable to you. The recipient must also own a sufficient number of units to meet the minimum investment standard.

         If the transfer is effected through a member firm of the National Association of Securities Dealers, Inc. (the NASD), the member firm must be satisfied that a proposed buyer meets the financial and net worth suitability requirements specified in the NASD's conduct rules. The conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the units.

ADDITIONAL TRANSFER RESTRICTION FOR RESIDENTS OF CALIFORNIA

         California law requires that all certificates for units that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

SUBSCRIBER REPRESENTATIONS

         Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-4.

         By your signature and initials in Section 5 of the Subscriber Agreement (on page C-3), you are indicating your desire to become a limited partner and to be bound by all the terms of the Partnership Agreement. You also appoint the us, as the general partner, to be your true and lawful attorney-in-fact to sign documents, including the Partnership Agreement, that may be required for the your admission as a limited partner.

         Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

         (1)      you have received a copy of the prospectus;

         (2) you have read the General Instructions on Page C-2 of the Subscription Agreement;

         (3) you understand that an investment in units is not a liquid investment;

         (4) you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

                  (a) if you are purchasing units for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;

                  (b) you have accurately identified yourself, or the investing entity, as either a U.S. citizen or a non-U.S. citizen, having determined citizenship in the manner described below;

                  (c) you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

                  (d) you are not subject to backup withholding of federal income taxes; and

         (5) you understand that we may, in our sole discretion, reject your investment in whole or part for any reason.

We will require that EVERYONE who wishes to purchase units make these representations in order to assist NASD-registered securities sales representatives, selling dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of the your representations in complying with our obligations under state and federal securities laws, and may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

         The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for units. We recognize that in the sales process a potential investor will usually discuss a Partnership with his or her registered representative. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something which contradicts the data and information contained in this prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

         If a you becomes a limited partner and later make claims against a Partnership, the dealer-manager, and/or us alleging that you did not receive a prospectus for this offering--or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus--then we anticipate relying on the representations you made in your Subscription Agreement in our defense. You signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in your investment decision.

CONFLICTS OF INTEREST

         The General Instructions on page C-2 of the Subscription Agreement ask you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, and possible adverse effects on the federal income tax benefits which may be available as a result your purchase of units. These disclosures are found in the sections entitled "RISK FACTORS", "CONFLICTS OF INTEREST", "MANAGEMENT" and "FEDERAL INCOME TAX CONSIDERATIONS".

         We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a limited partner unless we have reason to believe that you are aware of the risks involved in this investment. If you become a limited partner and later make claims against a Partnership, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, the Partnerships, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

CO-SIGNATURE BY SELLING DEALER

         Selling dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling dealer certifies that it has obtained information from the potential investor sufficient to enable the selling dealer to determine that the investor has satisfied the investor suitability standards described in this prospectus. Since we, each Partnership and the dealer-manager will not have had the opportunity to obtain financial information directly from a subscriber, we will rely on the selling dealer's representation to determine whether to admit a subscriber as a limited partner. If you become a limited partner and later make claims against a Partnership, the dealer-manager and/or us alleging that the units were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, the Partnerships and the dealer-manager anticipate relying upon the selling dealer's representation as evidence that the you did meet the financial requirements for this investment.

BINDING EFFECT OF THE PARTNERSHIP AGREEMENT

         The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Partnership Agreement is necessary because we and every limited partner are bound by all of the terms and conditions of that agreement, notwithstanding the fact that limited partners do not actually sign the Partnership Agreement. Though you do not actually sign the Partnership Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the Partnership Agreement.

         If you become a limited partner and later makes claims against us, a Partnership or the dealer-manager that you did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, we, the Partnership and the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the Partnership Agreement.

CITIZENSHIP

         Federal law restricts the extent to which aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. For these purposes, "United States citizens" are:

         (1) individuals who are citizens of the United States or one of its possessions;

         (2) for aircraft, partnerships in which each partner is an individual who is a citizen of the United States, and for vessels, partnerships in which at least 75% of the equity is held by citizens of the United States,

         (3) certain trusts, the trustees of which are citizens of the United States, provided that:

                  (a) in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee; and

                  (b) in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States; and

         (4) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by persons who are citizens of the United States.

         As a consequence of these rules, a Partnership may transfer title of certain aircraft and vessels to a trust of which the Partnership is the sole beneficiary, or to a limited partnership beneficially owned by the Partnership, or to a limited liability company of which the Partnership is a member. See "RISK FACTORS--Partnership Risks."

         In addition, all investors will be required to represent and warrant whether or not the investor is a United States citizen, and subscriptions will be accepted from only a limited number of non-United States citizens. We will not admit a non-United States citizen as a limited partner to a Partnership if admitting that investor would result in the potential invalidation of equipment registration in the United States.

HOW TO SUBSCRIBE

         If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a securities sales representative. In the case of IRA, SEP and Keogh Plan owners, both the owner and the plan fiduciary, if any, must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

         Until subscriptions for 12,000 units (or 37,500 units per Partnership in the case of residents of Pennsylvania) are received by the Partnership, checks for the purchase of units should be made payable to "ICON Income Fund Eight Escrow Account." After the initial closing date, checks for the purchase of units should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into an interest bearing account pending the next closing.

         We will promptly review each subscription, and will accept or decline to accept you as a limited partner in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a limited partner.

         We, our affiliates and the selling dealers (and our and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase units for our (and their) own account for investment purposes, subject to the terms and conditions contained in this prospectus. This includes the right to purchase units on or before the initial closing date; up to 600 of the units so purchased will count toward the achievement of the minimum offering. We, and our affiliates (and our and their respective officers and employees) may not purchase more than 10% of the number of units subscribed for by all non-affiliated investors.

         The NASD's conduct rules require that any member of or person associated with the dealer-manager or a selling dealer who sells or offers to sell units must make every reasonable effort to assure that a potential subscriber is a suitable investor for this investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors. The conduct rules further require each selling dealer to make a determination of suitability.

         The State of Maine requires us to inform you that the dealer-manager and each person selling units cannot rely on the representations made by a subscriber in a Subscription Agreement alone in making a determination regarding the suitability of the investment for the subscriber.

--------------------------------------------------------------------------------

                                 SALES MATERIAL

--------------------------------------------------------------------------------

         In addition to and apart from this prospectus, the Partnerships will utilize sales material in connection with the offering of units. This material may include reports describing us and our affiliates, summary descriptions of investments, pictures of equipment or facilities of lessees, materials discussing our prior programs and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. We may also respond to specific questions from selling dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selling dealers for customer use, and other information relating to this offering may be made available to selling dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described in this prospectus or in its supplements, neither Partnership has authorized the use of other sales materials in connection with this offering. Although the information contained in other sale material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, nor as incorporated in them by reference or as forming the basis of this offering of the units.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in its supplements or in supplemental sales literature issued by a Partnership and described in this prospectus or in its supplements. If given or made, you must not rely upon such information or representations. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units, and does not constitute an offer to sell in any jurisdiction where the solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained in it is correct as of any time other than its date.

--------------------------------------------------------------------------------

                                     EXPERTS

--------------------------------------------------------------------------------

         The audited financial statements of Fund Eight A as of December 31, 1998 and for the period then ended, the audited balance sheet of Fund Eight B as of February 7, 2000, and the audited financial statements of ICON Capital Corp. as of March 31, 1999 and 1998 and for each of the years then ended, have been included herein and in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

                                  LEGAL MATTERS

--------------------------------------------------------------------------------

         Greene Radovsky Maloney & Share LLP provided us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under "FEDERAL INCOME TAX CONSEQUENCES."

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

         A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the units. This prospectus, which forms a part of the registration statement, contains information concerning the Partnerships and includes a copy of the Partnership Agreement to be utilized by the Partnerships, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the principal office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission.

--------------------------------------------------------------------------------

              TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS

--------------------------------------------------------------------------------

         Exhibit B contains prior performance and investment information for our previous publicly-offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; L.P. Six; L.P. Seven; and Eight A. Table I through V of Exhibit B contain unaudited information relating to these prior public programs, their experience in raising and investing funds, the compensation they paid to the us and our affiliates, their operating results of, and sales or dispositions of investments by these prior public programs. PURCHASERS OF UNITS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES. FUTURE RESULTS AND THE ACHIEVEMENT OF INVESTMENT OBJECTIVES WILL IN LARGE PART DEPEND ON FACTS WHICH WE CANNOT DETERMINE, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY THESE PRIOR PUBLIC PROGRAMS.

--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

         The audited financial statements of Fund Eight A as of December 31, 1998 and for the period then ended, the unaudited financial statements of Fund Eight A as of September 30, 1999, the audited financial statements of ICON Capital Corp. and subsidiaries for the years ended March 31, 1999 and 1998, the unaudited financial statements of ICON Capital Corp. and subsidiaries for the six months ended September 30, 1999, and the audited balance sheet of Fund Eight B as of February 7, 2000 are included in this prospectus. Notwithstanding the inclusion of our financial statements, by purchasing units, you should be aware that you are not purchasing an interest in ICON Capital Corp., its subsidiaries, or in any of our affiliates or in any of our prior public programs.

                          INDEX TO FINANCIAL STATEMENTS

ICON INCOME FUND EIGHT A L.P.                                                                        PAGE

Unaudited Consolidated Financial Statements - September 30, 1999 and December
   31, 1998.......................................................................................   83
       Balance Sheets at September 30, 1999 and December 31, 1998.................................   84
       Statements of Operations for the Three Months and Nine Months Ended September 30, 1999.....   86
       Statements of Changes in Partners' Equity for the Nine Months Ended
         September 30, 1999, and the Period July 9, 1997 (date of inception) to
         December 31, 1998........................................................................   87
       Statements of Cash Flows for the Nine Months Ended September 30, 1999......................   88
       Notes to Consolidated Financial Statements.................................................   91


Audited Consolidated Financial Statements - December 31, 1998.....................................   94
       Independent Auditors' Report...............................................................   95
       Balance Sheet at December 31, 1998.........................................................   96
       Statement of Operations for the Period July 9, 1997 (date of
         inception) to December 31, 1998..........................................................   97
       Statement of Changes in Partners' Equity for the Period July 9, 1997
         (date of inception) to December 31, 1998.................................................   98
       Statement of Cash Flow for the Period July 9, 1997 (date of inception) to
         December 31, 1998........................................................................   99
       Notes to Consolidated Financial Statements.................................................  101

ICON INCOME FUND EIGHT B L.P.

Audited Balance Sheet - February 7, 2000..........................................................  106
       Independent Auditors' Report...............................................................  107
       Balance Sheet at February 7, 2000..........................................................  108
       Notes to Balance Sheet.....................................................................  109

ICON CAPITAL CORP.

Unaudited Financial Statements - September 30, 1999...............................................  110
       Balance Sheets at September 30, 1999 and March 31, 1999....................................  111
       Statements of Income for the Six Months Ended September 30,
         1999 and September 30, 1998..............................................................  112
       Statements of Changes in Stockholder's Equity for the Six Months Ended
         September 30, 1999.......................................................................  113
       Statements of Cash Flows for the Six Months Ended September 30, 1999 and
         September 30, 1998.......................................................................  114
       Notes to Financial Statements..............................................................  115

Audited Financial Statements - March 31, 1999 and 1998............................................  118
       Independent Auditors' Report...............................................................  119
       Balance Sheets at March 31, 1999 and December 31, 1998.....................................  120
       Statements of Income for the Years Ended March 31, 1999 and March 31,
         1998.....................................................................................  121
       Statements of Changes in Stockholder's Equity for the Years Ended March
         31, 1999, and March 31, 1998.............................................................  122
       Statements of Cash Flows for the Years Ended March 31, 1999 and March
         31, 1998.................................................................................  123
       Notes to Financial Statements..............................................................  124

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                   (Unaudited)

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                           CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                                                    September 30,      December 31,
                                                                        1999               1998
                                                                        ----               ----
          Assets
          ------
Cash                                                               $    1,984,921    $     2,283,067
                                                                   --------------    ---------------
Investment in finance leases
    Minimum rents receivable                                           70,595,412         42,719,705
    Estimated unguaranteed residual values                             41,806,931         14,931,068
    Initial direct costs                                                2,420,498          1,413,816
    Unearned income                                                   (27,732,287)       (14,262,735)
    Allowance for doubtful accounts                                      (385,000)           -
                                                                   ---------------   ---------------
                                                                       86,705,554         44,801,854
                                                                   ---------------   ---------------
Investment in operating leases                                         38,728,000            -
                                                                   --------------    ---------------
Investment in estimated unguaranteed residual value                     1,150,000            -
                                                                   --------------    ---------------
Investment in unconsolidated joint venture                              3,004,527           -
                                                                   --------------    ---------------
Other assets                                                              293,849             44,658
                                                                   --------------    ---------------
Total assets                                                       $  131,866,851    $    47,129,579
                                                                   --------------    ---------------
                                                                   --------------    ---------------


                                                        (continued on next page)

                                           ICON INCOME FUND EIGHT A L.P.
                                         (A DELAWARE LIMITED PARTNERSHIP)

                                      CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                    (UNAUDITED)

                                                                    September 30,      December 31,
                                                                        1999               1998
                                                                        ----               ----
LIABILITIES AND PARTNERS' EQUITY
--------------------------------
Notes payable - non-recourse                                       $   81,068,879    $    28,758,019
Note payable - line of credit                                           5,000,000          5,000,000
Accounts payable - equipment                                            3,686,902             -
Accounts payable to General Partner and affiliates, net                   426,624          1,232,922
Security deposits, deferred credits and other payables                    395,518            172,918
Minority interest in consolidated joint venture                           118,244            170,880
                                                                   --------------    ---------------
                                                                       90,696,167         35,334,739
                                                                   --------------    ---------------
Commitments and Contingencies

Partners' equity (deficiency)
    General Partner                                                       (15,357)               618
    Limited partners (491,407.04 and 136,786.33
      units outstanding, $100 per unit original
      issue price)                                                     41,186,041         11,794,222
                                                                   --------------    ---------------
      Total partners' equity                                           41,170,684         11,794,840
                                                                   --------------    ---------------
Total liabilities and partners' equity                             $  131,866,851    $    47,129,579
                                                                   --------------    ---------------
                                                                   --------------    ---------------


See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                                       FOR THE THREE               FOR THE NINE
                                                                       MONTHS ENDED                MONTHS ENDED
                                                                    SEPTEMBER 30, 1999          SEPTEMBER 30, 1999
                                                                    ------------------          ------------------
Revenues

   Finance income                                                      $   2,288,637              $   5,535,159
   Interest income and other                                                  27,731                     82,772
   Income from investment in unconsolidated joint venture                      4,527                      4,527
                                                                       -------------              -------------
   Total revenues                                                          2,320,895                  5,622,458
                                                                       -------------              -------------
Expenses

   Interest                                                                1,083,223                  2,682,194
   Provision for bad debts                                                       -                      385,000
   Management fees - General Partner                                         378,553                    754,727
   Administrative expense reimbursements - General Partner                   132,979                    282,651
   Amortization of initial direct costs                                      220,997                    563,499
   General and administrative                                                132,461                    193,137
   Minority interest expense in consolidated joint venture                     5,060                     15,556
                                                                       -------------              -------------
   Total expenses                                                          1,953,273                  4,876,764
                                                                       -------------              -------------
Net income                                                             $     367,622              $     745,694
                                                                       -------------              -------------
                                                                       -------------              -------------
Net income allocable to:
   Limited partners                                                    $     363,946              $     738,237
   General Partner                                                             3,676                      7,457
                                                                       -------------              -------------
                                                                       $     367,622              $     745,694
                                                                       -------------              -------------
                                                                       -------------              -------------
Weighted average number of limited
   partnership units outstanding                                             441,905                    323,641
                                                                       -------------              -------------
                                                                       -------------              -------------
Net income per weighted average
   limited partnership unit                                            $         .82              $        2.28
                                                                       -------------              -------------
                                                                       -------------              -------------

See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
           AND FOR THE PERIOD FROM JULY 9, 1997 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998

                                   (UNAUDITED)

                                   Limited Partner Distributions
                                   -----------------------------
                                      Return of    Investment           Limited        General
                                       Capital       Income            Partners        Partner          Total
                                       -------       ------            --------        -------          -----
                                    (Per weighted average unit)
Initial Partners'
   capital contribution
   May 6, 1998                                                     $         1,000  $      1,000  $        2,000

Refund of initial
   limited partners'
   capital contribution                                                     (1,000)         -             (1,000)

Proceeds from issuance
   of limited partnership
   units (136,786.33 units)                                             13,678,633          -         13,678,633

Sales and
   offering expenses                                                    (1,846,616)         -         (1,846,616)

Cash distributions
   to partners                        $   .40       $   .28                (64,728)         (654)        (65,382)

Net income                                                                  26,933           272          27,205
                                                                   ---------------  ------------  --------------
Balance at
   December 31, 1998                                                    11,794,222           618      11,794,840

Proceeds from issuance
   of limited partnership
   units (354,620.71 units)                                             35,462,071           -        35,462,071

Sales and
   offering expenses                                                    (4,545,973)          -        (4,545,973)

Cash distributions
   to partners                        $  4.71       $  2.28             (2,262,516)      (23,432)     (2,285,948)

Net income                                                                 738,237         7,457         745,694
                                                                   ---------------  ------------  --------------
Balance at
   September 30, 1999                                              $    41,186,041  $    (15,357) $   41,170,684
                                                                   ---------------  ------------  --------------
                                                                   ---------------  ------------  --------------

See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (UNAUDITED)


Cash flows from operating activities:
   Net income                                                                                    $       745,694
                                                                                                 ---------------
   Adjustments to reconcile net income to
    net cash provided by operating activities:
      Income from investments in unconsolidated joint venture                                             (4,527)
      Provision for bad debts                                                                            385,000
      Finance income portion of receivables paid directly
        to lenders by lessees                                                                         (4,188,513)
      Interest expense on non-recourse financing paid
        directly by lessees                                                                            2,540,009
      Amortization of initial direct costs                                                               563,499
      Change in operating assets and liabilities:
         Collection of principal  - non-financed receivables                                           1,351,490
         Miscellaneous receivables and other assets                                                     (147,434)
         Security deposits, deferred credits and other payables                                          222,600
         Accounts payable to General Partner and affiliates, net                                        (806,298)
         Minority interest in consolidated joint venture                                                 (52,636)
         Other, net                                                                                     (214,809)
                                                                                                 ---------------
           Total adjustments                                                                            (351,619)
                                                                                                 ---------------
        Net cash provided by operating activities                                                        394,075
                                                                                                 ---------------
Cash flows from investing activities:
   Equipment and receivables purchased                                                               (28,068,663)
   Investment in unconsolidated joint venture                                                         (3,000,000)
   Initial direct costs                                                                               (2,799,938)
                                                                                                 ----------------
         Net cash used in investing activities                                                       (33,868,601)
                                                                                                 ---------------

                                                        (continued on next page)

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                   (UNAUDITED)

                                                                                            1999
                                                                                            ----
         Cash flows from financing activities:

   Issuance of limited partnership units, net of offering expenses                        30,916,098
   Net proceeds received from non-recourse borrowings                                      4,546,230
   Proceeds from note payable - line of credit                                             5,000,000
   Payments on note payable - line of credit                                              (5,000,000)
   Cash distributions to partners                                                         (2,285,948)
                                                                                     ---------------
         Net cash provided by financing activities                                        33,176,380
                                                                                     ---------------
Net decrease in cash                                                                        (298,146)

Cash at beginning of period                                                                2,283,067
                                                                                     ---------------
Cash at end of period                                                                $     1,984,921
                                                                                     ---------------
                                                                                     ---------------


See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
------------------------------------------------

      For the nine months ended September 30, 1999, non-cash activities included the following:
Fair value of equipment and receivables
   purchased for debt and payables                                              $   (57,647,330)

Non-recourse notes payable assumed in
   purchase price                                                                    53,960,428
Accounts payable - equipment                                                          3,686,902

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                                             11,833,443
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                                                       (11,833,443)
                                                                                ---------------

                                                                                $         -
                                                                                ---------------
                                                                                ---------------

Interest expense of $2,682,194 consisted of interest expense on non-recourse financing paid directly to lenders by lessees of $2,540,009 and interest on note payable - line of credit of $142,185.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

1.    BASIS OF PRESENTATION

      The consolidated financial statements of ICON Income Fund Eight A L.P. (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1998 Annual Report on Form 10-K. The Partnership commenced business operations on October 14, 1998 and as a result a comparative consolidated statement of operations and a comparative consolidated statement of cash flows are not presented.

2.    RELATED PARTY TRANSACTIONS

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the nine months ended September 30, 1999 were as follows:


         Underwriting commissions                $      709,241                 Charged to Equity
         Organization and offering                      999,765                 Charged to Equity
         Acquisition fees                             2,799,938                 Capitalized
         Management fees                                754,727                 Charged to Operations
         Administrative expense
           reimbursements                               282,651                 Charged to Operations
                                                 --------------

         Total                                   $    5,546,322
                                                 --------------
                                                 --------------

      The Partnership and affiliates formed two joint ventures for the purpose of acquiring and managing various assets. (See Note 3 for additional information relating to the joint ventures.)

3.    INVESTMENTS IN JOINT VENTURES

         The Partnership and affiliates formed two joint ventures for the purpose of acquiring and managing various assets.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

AIC TRUST

         In July 1999 the Partnership, ICON Cash Flow Partners L. P. Seven ("L. P. Seven") and ICON Cash Flow Partners L.P. Six ("L.P. Six") formed a joint venture, ("AIC Trust"), for the purpose of managing a portfolio of lease assets. Profit, losses, excess cash and disposition proceeds are allocated based on the Partnership's interest in the venture. The Partnership has acquired a 43.7% interest in the venture during the quarter ending September 30, 1999. The Partnership has less than a 50% interest in the venture which is accounted for in the financial statements of the Partnership under the equity method.

         Information as to the unaudited financial position and results of operations of the venture as of and for the period of inception through September 30, 1999 is summarized below:

                                                            September 30, 1999
                                                            ------------------
                  Assets                                      $   23,935,001
                                                              --------------
                                                              --------------
                  Liabilities                                 $   17,215,135
                                                              --------------
                                                              --------------
                  Equity                                      $    6,719,866
                                                              --------------
                                                              --------------
                  Partnership's share of equity               $    3,004,527
                                                              --------------
                                                              --------------
                                                        Period of Inception Through
                                                            September 30, 1999
                                                            ------------------

                  Net income                                  $       17,082
                                                              --------------
                                                              --------------
                  Partnership's share of net income           $        4,527
                                                              --------------
                                                              --------------



      ICON BOARDMAN FUNDING L.L.C.


      In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. The Partnership, Series C, L.P. Six and L.P. Seven received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's investments in ICON BF have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, a portion of the rent receivable in excess of the senior debt payments was acquired by L.P. Six from ICON BF for $3,801,108. No gain or loss was recognized on this transaction.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


         On March 30, 1999, ICON BF exercised it right to acquire L.P. Six's investment in a portion of the rent receivable in excess of the senior debt payments for $3,097,637 and simultaneously financed, with a third party, all of the rent receivable in excess of the senior debt payments. There was no gain or loss to L.P. Six on this transaction. ICON BF received $7,643,867 from the financing. The proceeds from the financing, net of the purchase of L.P. Six's investment, were distributed to the members of ICON BF in accordance with their ownership interests.

         The Partnership's interest in ICON Boardman Funding L.L.C. is majority owned and therefore consolidated in the financial statements of the Partnership.

4.    FINANCIAL REPORTING FOR THE PERIOD JULY 9, 1997 TO DECEMBER 31, 1997

         The Partnership was formed on July 9, 1997. There was no reportable activity for the Partnership for the period July 9, 1997 through
 December 31, 1997. The Partnership's initial capital contribution was made on May 6, 1998 and the Partnership commenced business operations on October 14, 1998.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Partners
ICON Income Fund Eight A L.P.:

We have audited the accompanying consolidated balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of December 31, 1998, and the related consolidated statement of operations, changes in partners' equity, and cash flows for the period July 9, 1997 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of December 31, 1998, and the results of its operations and its cash flows for the period July 9, 1997 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.



                                               /s/ KPMG LLP
                                               ------------------------------
                                               KPMG LLP



March 12, 1999
New York, New York

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998


Assets

Cash                                                                             $    2,283,067
                                                                                 --------------
Investment in finance leases
   Minimum rents receivable                                                          42,719,705
   Estimated unguaranteed residual values                                            14,931,068
   Initial direct costs                                                               1,413,835
   Unearned income                                                                  (14,262,754)
                                                                                   -------------
                                                                                     44,801,854
                                                                                   -------------
Other assets                                                                             44,658
                                                                                   -------------

Total assets                                                                     $   47,129,579
                                                                                 --------------
                                                                                 --------------
LIABILITIES AND PARTNERS' EQUITY
Notes payable - non-recourse                                                     $   28,758,019
Note payable - line of credit                                                         5,000,000
Accounts payable - General Partner and affiliate, net                                 1,232,922
Accounts payable - other                                                                172,918
Minority interests in consolidated joint venture                                        170,880
                                                                                 --------------
                                                                                     35,334,739
                                                                                 --------------
Commitments and Contingencies

Partners' equity
   General Partner                                                                          618
   Limited partners (136,786.33 units
     outstanding, $100 per unit original issue price)                                11,794,222
                                                                                 --------------
     Total partners' equity                                                          11,794,840
                                                                                 --------------

Total liabilities and partners' equity                                           $   47,129,579
                                                                                 --------------
                                                                                 --------------



See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENT OF OPERATIONS

      FOR THE PERIOD JULY 9, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1998


Revenues

   Finance income                                                                     $      23,869
   Interest income and other                                                                 23,129
                                                                                      -------------

   Total revenues                                                                            46,998
                                                                                      -------------
Expenses

   General and administrative                                                                10,673
   Interest                                                                                   4,590
   Amortization of initial direct costs                                                       3,179
   Administrative expense
     reimbursements - General Partner                                                           956
   Management fees - General Partner                                                            395
                                                                                      -------------

   Total expenses                                                                            19,793
                                                                                      -------------

Net income                                                                            $      27,205
                                                                                      -------------
                                                                                      -------------

Net income allocable to:
   Limited partners                                                                   $      26,933
   General Partner                                                                              272
                                                                                      -------------

                                                                                      $      27,205
                                                                                      -------------
                                                                                      -------------
Weighted average number of limited
   partnership units outstanding                                                             95,236
                                                                                      -------------
                                                                                      -------------
Net income per weighted average
   limited partnership unit                                                           $         .28
                                                                                      -------------
                                                                                      -------------


See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

              CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' EQUITY

    FOR THE PERIOD FROM JULY 9, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                    LIMITED PARTNER DISTRIBUTIONS
                                    -----------------------------
                                      RETURN OF    INVESTMENT           LIMITED        GENERAL
                                       CAPITAL       INCOME            PARTNERS        PARTNER          TOTAL
                                       -------       ------            --------        -------          -----
                                    (PER WEIGHTED AVERAGE UNIT)

Initial partners'
  capital contribution
  May 6, 1998                                                      $       1,000  $      1,000    $      2,000

Refund of initial
   limited partners'
   capital contribution                                                   (1,000)         -             (1,000)

Proceeds from issuance
   of limited partnership
   units (136,786.33 units)                                           13,678,633                    13,678,633

Sales and offering expenses                                           (1,846,616)                   (1,846,616)

Cash distributions to partners         $   .40       $   .28             (64,728)         (654)        (65,382)

Net income                                                                26,933           272          27,205
                                                                   -------------  ------------    ------------

Balance at
   December 31, 1998                                               $  11,794,222  $        618    $ 11,794,840
                                                                   -------------  ------------    ------------
                                                                   -------------  ------------    ------------




See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                    CONSOLIDATED STATEMENT OF CASH FLOWS FOR
        THE PERIOD JULY 9, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1998


Cash flows from operating activities:
   Net income                                                                      $       27,205
                                                                                   --------------
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Finance income portion of receivables paid directly
          to lenders by lessees                                                            (6,266)

     Interest expense on non-recourse financing paid
       directly by lessees                                                                  4,590
     Amortization of initial direct costs                                                   3,179
     Changes in operating assets and liabilities:
       Collection of principal - non-financed receivables                                  47,915
       Other assets                                                                       (44,658)
       Minority interests in consolidated joint venture                                   170,880
       Accounts payable to General Partner and affiliates, net                          1,232,922
       Accounts payable - other                                                           172,918
       Other, net                                                                           1,392
                                                                                   --------------

         Total adjustments                                                              1,582,872
                                                                                   --------------

       Net cash provided by operating activities                                        1,610,077
                                                                                   --------------

Cash flows from investing activities:
       Equipment and receivables purchased                                            (18,479,739)
       Initial direct costs                                                            (1,417,014)
                                                                                   --------------

       Net cash used in investing activities                                          (19,896,753)
                                                                                   ---------------

Cash flows from financing activities:
   Initial partners' capital contribution                                                   2,000
   Issuance of limited partnership units,
     net of offering expenses                                                          11,832,017
   Proceeds from note payable - line of credit                                          5,000,000
   Proceeds from sale of receivables                                                    3,801,108
   Cash distributions to partners                                                         (65,382)
                                                                                   ---------------

       Net cash provided by financing activities                                       20,569,743
                                                                                   --------------

Net increase in cash                                                                    2,283,067

Cash at beginning of the period                                                               -
                                                                                   --------------

Cash at end of year                                                                $    2,283,067
                                                                                   --------------
                                                                                   --------------

See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      For the period ended December 31, 1998, non-cash activities included the following:


Fair value of equipment and receivables purchased for debt                  $   (28,753,429)
Non-recourse notes payable assumed in purchase price                             28,753,429
                                                                            ---------------
                                                                            $          -
                                                                            ---------------
                                                                            ---------------


See accompanying notes to consolidated financial statements.

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.    ORGANIZATION

      ICON Income Fund Eight A L.P. (the "Partnership") was formed on July 9, 1997 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $75,000,000. The Partnership commenced business operations on its initial closing date, October 14, 1998, with the admission of 12,000 limited partnership units at $100 per unit representing $1,200,000 of capital contributions. As of December 31, 1998, 124,786.33 additional units had been admitted into the Partnership with aggregate gross proceeds of $12,478,633 bringing the total admission to 136,786.33 units totaling $13,678,633 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

      ICON Securities Corp., an affiliate of the General Partner, has and will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13.5% of gross proceeds up to $25,000,000, 13.0% of gross proceeds from $25,000,000 to $50,000,000 and 12.5% of gross offering proceeds from $50,000,000 to $75,000,000. Such offering expenses aggregated $1,846,616 (including $752,325 paid to the General Partner or its affiliates (See Note 6) and were charged directly to limited partners' equity.

      Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires the

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

General Partner's management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. In addition, management is required to disclose contingent assets and liabilities.

      Consolidation - The consolidated financial statements include the accounts of the Partnership and its majority owned subsidiary, ICON Boardman Funding L.L.C. ("ICON BF"). All inter-company accounts and transactions have been eliminated. The Partnership accounts for its interests in less than 50% owned joint ventures under the equity method of accounting. In such cases, the Partnership's original investments are recorded at cost and adjusted for its share of earnings, losses and distributions thereafter.

      Leases - The Partnership accounts for owned equipment leased to third parties as finance leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. Initial direct costs of finance leases are capitalized and are amortized over the terms of the related leases using the interest method. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

      Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. Separate disclosure of fair value information as of December 31, 1998 with respect to the Company's assets and certain liabilities is not provided because (i) SFAS No. 107 does not require disclosures about the fair value of lease arrangements and (ii) the carrying value of financial assets, other than lease related investments, and certain payables approximates market value and (iii) fair value information concerning certain non-recourse debt obligations is not practicable to estimate without incurring excessive costs to obtain all the information that would be necessary to derive a market rate.

      Impairment of Estimated Residual Values - The Partnership follows Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

      The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

      The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

      Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

      New Accounting Pronouncements - In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material effect on the Partnership's net income, partners' equity or total assets.

3.   INVESTMENT IN JOINT VENTURE

      The Partnership and affiliates formed the joint venture discussed below for the purpose of acquiring and managing various assets.

ICON Boardman Funding L.L.C.

      In December 1998 the Partnership and three affiliates, ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") formed ICON Boardman Funding L.L.C. ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. The purchase price totaled $27,421,810, and was funded with cash and non-recourse debt assumed in the purchase price. The Partnership, Series C, L.P. Six and L.P. Seven received a 98.5%, .5%, .5% and .5% interest, respectively, in ICON BF. The Partnership's financial statements include 100% of the assets and liabilities of ICON BF. Series C, L.P. Six and L.P. Seven's investments in ICON BF have been reflected as "minority interests in joint venture." Simultaneously with the acquisition of the Portland General Electric lease by ICON BF, the rent in excess of the senior debt payments was acquired by L.P. Six for $3,801,108. No gain or loss was recognized on this transaction.

4.    RECEIVABLES DUE IN INSTALLMENTS

      Non-cancelable minimum annual amounts due on finance leases are as follows:

                           Year
                           ----
                           1999                        $   11,712,022
                           2000                             8,192,984
                           2001                             7,875,315
                           2002                             3,294,285
                           2003                             3,876,618
                           Thereafter                       7,768,481
                                                       --------------

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                 $   42,719,705
                                 --------------
                                 --------------

5.    NOTES PAYABLE

      Notes payable consists of notes payable non-recourse, which are being paid directly to the lenders by the lessees, and note payable-line of credit. The notes bear interest at rates ranging from 7.49% to 10.0%.

      The Partnership and an affiliate, ICON Cash Flow Partners L.P. Seven ("L.P. Seven") entered into a joint line of credit agreement (the "Facility") with a lender in December 1998. The maximum amount available under the Facility is $5,000,000. The Facility is secured by eligible receivables and residuals and bears interest at the rate of Prime plus one half percent. At December 31, 1998 the Partnership and L.P. Seven had $5,000,000 and $0, respectively, outstanding under the Facility.

   The above notes mature as follows:

                                      Notes Payable        Note Payable
                  Year                Non-Recourse           Recourse             Total
                  ----              ----------------      --------------    --------------
                  1999              $     10,396,652      $    5,000,000    $   15,396,652
                  2000                     6,272,573                -            6,272,573
                  2001                     5,286,151                -            5,286,151
                  2002                     1,861,518                -            1,861,518
                  2003                     1,880,500                -            1,880,500
                  Thereafter               3,060,625                -            3,060,625
                                    ----------------      --------------    --------------
                                    $     28,758,019      $    5,000,000    $   33,758,019
                                    ----------------      --------------    --------------
                                    ----------------      --------------    --------------

6.    RELATED PARTY TRANSACTIONS

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the period ended December 31, 1998 were as follows:


      Organization and offering expenses                       $      478,752       Charged to equity
      Underwriting commissions                                        273,573       Charged to equity
      Acquisition fees                                              1,417,014       Capitalized
      Administrative expense
        reimbursements                                                    956       Charged to operations
      Management fees                                                     395       Charged to operations
                                                               --------------
                                                               $    2,170,690
                                                               --------------
                                                               --------------

In December 1998 the Partnership and three affiliates, formed ICON Boardman Funding LLC ("ICON BF"), for the purpose of acquiring a lease with Portland General Electric. (See Note 3 for additional information relating to the joint venture.)

                          ICON INCOME FUND EIGHT A L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


7.    TAX INFORMATION (UNAUDITED)

      The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the period ended December 31, 1998:


                  Net income per financial statements                    $      27,205

                  Differences due to:
                    Direct finance leases                                       15,665
                    Depreciation                                            (1,995,119)
                    Provision for losses                                           -
                    Loss on sale of equipment                                      -
                    Other                                                          -
                                                                         -------------

                  Partnership income for
                   federal income tax purposes                           $  (1,952,249)
                                                                         -------------
                                                                         -------------

      As of December 31, 1998, the partners' capital accounts included in the financial statements totaled $11,794,840 compared to the partners' capital accounts for federal income tax purposes of $11,663,001 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                                FEBRUARY 7, 2000

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners
ICON Income Fund Eight B L.P.:

We have audited the accompanying balance sheet of ICON Income Fund Eight B L.P. (a Delaware limited partnership) as of February 7, 2000. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight B L.P. as of February 7, 2000, in conformity with generally accepted accounting principles.

                                                    KPMG LLP

February 7, 2000
New York, New York

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                  BALANCE SHEET

                                FEBRUARY 7, 2000




                                     ASSETS


Cash                                                             $   2,000
                                                                 ---------

                                                                 $   2,000
                                                                 ---------
                                                                 ---------


                        LIABILITIES AND PARTNERS' EQUITY


Commitments and Contingencies

Partners' Equity

         General Partner                                         $   1,000
         Limited Partner                                             1,000
                                                                 ---------

                                                                 $   2,000
                                                                 ---------
                                                                 ---------



See accompanying notes to balance sheet.

                          ICON INCOME FUND EIGHT B L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                             NOTES TO BALANCE SHEET

                                FEBRUARY 7, 2000

(1)  THE PARTNERSHIP

     ICON Income Fund Eight B L.P. (the "Partnership"), was formed on February 7, 2000 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)  CAPITAL CONTRIBUTION

     The General Partner has made an initial capital contribution of $1,000, and the original limited partner has made an initial capital contribution of $1,000 to the Partnership.

(3)  COMMITMENT AND CONTINGENCIES

     The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                               ICON CAPITAL CORP.


                              FINANCIAL STATEMENTS


                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (UNAUDITED)


                                                                             SEPTEMBER 30,            MARCH 31,
                                                                                 1999                  1999
                                                                                 ----                  ----
         ASSETS

Cash                                                                         $    123,474         $     774,338
Receivables from related parties                                                4,979,832             3,613,449
Receivables from related parties - managed partnerships                           157,806               475,000
Prepaid and other assets                                                          294,073               269,898
Deferred charges                                                                  512,464               792,437
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $566,005 and $318,078                        1,710,560             1,937,646
                                                                             ------------         -------------

Total assets                                                                 $  7,778,209         $   7,862,768
                                                                             ------------         -------------
                                                                             ------------         -------------

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                        $  1,690,214         $   1,971,710
Capital lease obligations                                                       1,460,108             1,557,081
Deferred income taxes, net                                                      1,051,998               876,245
Deferred gain on sale of furniture and fixtures                                   757,109               853,761
                                                                             ------------         -------------

Total liabilities                                                               4,959,429             5,258,797
                                                                             ------------         -------------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                            15,000                15,000
  Additional paid-in capital                                                      716,200               716,200
  Retained earnings                                                             3,187,580             2,972,771
                                                                             ------------         -------------
                                                                                3,918,780             3,703,971

Note receivable from stockholder                                               (1,100,000)           (1,100,000)
                                                                             ------------         -------------

   Total stockholder's equity                                                   2,818,780             2,603,971
                                                                             ------------         -------------

Total liabilities and stockholder's equity                                   $  7,778,209         $   7,862,768
                                                                             ------------         -------------
                                                                             ------------         -------------



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                         SIX MONTHS ENDING SEPTEMBER 30,

                                   (UNAUDITED)


                                                                                      1999              1998
                                                                                      ----              ----
Revenues:

     Fees - managed partnerships                                                 $    6,595,469    $    6,264,922
     Servicing fee - securitizations                                                    131,413           150,734
     Interest income and other                                                           29,226            23,384
     Management fees - securities                                                       -                 512,082
                                                                                 --------------    --------------

     Total revenues                                                                   6,756,108         6,951,122
                                                                                 --------------    --------------

Expenses:

     Management fee - Parent                                                          3,569,193            -
     General and administrative fee - Parent                                          1,056,351            -
     Selling, general and administrative                                                962,398         5,928,970
     Amortization of deferred charges                                                   548,694           891,085
     Depreciation and amortization (net of deferred gain Note 4)                        151,274           134,893
     Interest expense                                                                    77,636            89,484
                                                                                 --------------    --------------

          Total expenses                                                              6,365,546         7,044,432
                                                                                 --------------    --------------

     Income before provision for income taxes                                           390,562           (93,310)

     Provision for income taxes                                                         175,753                 -
                                                                                 --------------    --------------

     Net income (loss)                                                           $      214,809    $      (93,310)
                                                                                 --------------    --------------
                                                                                 --------------    --------------



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                             FOR SEPTEMBER 30, 1999

                                   (UNAUDITED)


                                                                                                 NOTE               TOTAL
                                  COMMON STOCK               ADDITIONAL                       RECEIVABLE            STOCK-
                                 SHARES       STATED          PAID-IN        RETAINED            FROM              HOLDER'S
                              OUTSTANDING      VALUE          CAPITAL        EARNINGS         STOCKHOLDER           EQUITY
                              -----------    ---------     -------------   ------------      -------------       ------------
March 31, 1999                      1,500    $  15,000     $     716,200   $  2,972,771      $  (1,100,000)      $  2,603,971

Net income                           -             -               -            214,809               -               214,809
                              -----------    ---------     -------------   ------------      -------------       ------------

September 30, 1999                  1,500    $  15,000     $     716,200   $  3,187,580      $  (1,100,000)      $  2,818,780
                              -----------    ---------     -------------   ------------      -------------       ------------
                              -----------    ---------     -------------   ------------      -------------       ------------



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                     FOR THE SIX MONTHS ENDED SEPTEMBER 30,

                                   (UNAUDITED)


                                                                                      1999              1998
                                                                                      ----              ----
Cash flows from operating activities:
   Net income                                                                     $     214,809    $     (93,310)
                                                                                  -------------    -------------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization                                                     151,274          134,893
      Amortization of deferred charges                                                  548,694          891,085
      Deferred income taxes                                                             175,753             -
      Changes in operating assets and liabilities:
         Receivables from managed partnerships                                          317,194          108,996
         Receivables from related parties                                            (1,366,383)         905,654
         Prepaid and other assets                                                       (24,175)        (309,680)
         Accounts payable and accrued expenses                                         (281,494)         (40,004)
                                                                                  --------------   -------------
         Total adjustments                                                             (479,137)       1,690,944
                                                                                  --------------   -------------
   Net cash (used in) provided by operating activities                                 (264,328)       1,597,634
                                                                                  -------------    -------------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements                                 (20,842)        (253,313)
   Increase in deferred charges                                                        (268,721)        (627,960)
                                                                                  -------------    -------------

   Net cash used for investing activities                                              (289,563)        (881,273)
                                                                                  -------------    -------------

Cash flows from financing activities:
   Repayment of notes payable - line of credit                                             -          (2,000,000)
   Proceeds from sale leaseback of furniture and fixtures                                  -           1,500,000
   Principal payments on capital lease obligations                                      (96,973)         (53,935)
                                                                                  -------------    -------------

   Net cash (used for) provided by financing activities                                 (96,973)        (553,935)
                                                                                  -------------    --------------

Net (decrease) increase in cash                                                        (650,864)         162,426

Cash, beginning of period                                                               774,338          179,403
                                                                                  --------------   -------------
Cash, end of period                                                               $     123,474    $     341,829
                                                                                  --------------   -------------
                                                                                  --------------   -------------



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

(1)  BASIS OF ACCOUNTING AND PRESENTATION

     The financial statements of ICON Capital Corp., (the "Company") are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of financial position and operating results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to prevent the information from being misleading. The financial statements should be read in conjunction with the Company's March 31, 1999 and 1998 audited financial statements. The results of operations for the six months ended September 30, 1999 are not necessarily indicative of the results of operations for the entire fiscal year ending March 31, 2000.

(2)  FEES - MANAGED PARTNERSHIPS

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series A ICON Cash Flow Partners, L.P., Series B ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six, ICON Cash Flow Partners L.P. Seven, and ICON Income Fund Eight A L.P. (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition and management of their investments. The Company is also entitled to reimbursement from the Partnerships for certain administrative expenses incurred by it on behalf of the Partnerships. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management fees are earned for managing the Partnership's equipment leasing and financing transactions. Management fees are earned upon payment of rental obligations from lease and financing transactions.

     The Company had receivables from the managed partnerships of $157,806 and $475,000 at September 30, 1999 and March 31, 1999, respectively. These amounts represent fees that have been earned by the Company and are immediately payable.

                               ICON CAPITAL CORP.

     As of September 30, 1999 the Company is entitled to receive $13,634,380 of management fees and an estimated $6,279,929 of administrative expense reimbursements through 2008, based on current contractual rent receivable of the Partnerships assuming credit losses of 0%. To the extent that existing leases and financing transactions owned by the Partnerships are terminated early, extended, or otherwise modified, or credit losses are different from expectations, the amounts that the Company is entitled to receive will vary. The receipt of these amounts by the Company is subordinated to the receipt by limited partners of periodic minimum distributions more fully described in underlying partnership agreements.

3)   RELATED PARTY TRANSACTIONS

     Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, ICON Holdings Corp. (the "Parent"), and ICON Securities Corp. ("Securities") in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

     The related party receivable at September 30, 1999 was due primarily from the Parent. Such receivables represent cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent. Management fee - represents a charge for the reimbursement of the cost of management time devoted by personnel of the Parent to the operations of the Company. General and administrative fee represents a charge for the reimbursement of direct costs and overhead costs incurred by the Parent which are allocable to the operations of the Company.

     1998-A, a non consolidated affiliate of the Parent, was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

     See Note 5 for a discussion of a related party transaction.

(4)     CAPITAL LEASE OBLIGATIONS


                                                                   SEPTEMBER 30,          MARCH 31,
                                                                       1999                 1999
                                                                       ----                 ----
         Various obligations under capital leases, payable
           in monthly installments through July 2003
           (Includes sale leaseback transaction, see note 5)     $    1,460,108       $    1,557,081
                                                                 --------------       --------------
                                                                 --------------       --------------

                               ICON CAPITAL CORP.

(5)  SALE LEASEBACK

     On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables Corp. 1998-A ("1998-A"), a non-consolidated affiliate of the Parent, for $1,500,000 based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight-line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the September 30, 1999 balance sheet in "Capital lease obligations."

                               ICON CAPITAL CORP.


                              FINANCIAL STATEMENTS


                             MARCH 31, 1999 AND 1998

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1999 and 1998, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                      KPMG LLP


June 4, 1999
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    MARCH 31,

                                                                         1999                       1998
                                                                         ----                       ----
          ASSETS

Cash                                                                  $   774,338                $   179,403
Receivables from related parties                                        3,613,449                  3,580,727
Receivables from related parties - managed partnerships                   475,000                    340,990
Prepaid and other assets                                                  269,898                    226,855
Deferred charges                                                          792,437                    524,270
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $318,078 and $1,865,232                                               1,937,646                    758,680
                                                                      -----------                -----------

Total assets                                                          $ 7,862,768                $ 5,610,925
                                                                      -----------                -----------
                                                                      -----------                -----------

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                                 $ 1,971,710                $ 1,819,003
Notes payable and capital lease obligations                             1,557,081                  2,246,386
Deferred income taxes, net                                                876,245                    583,436
Deferred gain on sale of furniture and fixtures                           853,761                        -
                                                                      -----------                -----------

Total liabilities                                                       5,258,797                  4,648,825
                                                                      -----------                -----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                    15,000                     15,000
  Additional paid-in capital                                              716,200                    716,200
  Retained earnings                                                     2,972,771                  1,330,900
                                                                      -----------                -----------
                                                                        3,703,971                  2,062,100

Note receivable from stockholder                                       (1,100,000)                (1,100,000)
                                                                      -----------                -----------

                                                                        2,603,971                    962,100
                                                                      -----------                -----------

Total liabilities and stockholder's equity                            $ 7,862,768                $ 5,610,925
                                                                      -----------                -----------
                                                                      -----------                -----------

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          FOR THE YEARS ENDED MARCH 31,

                                                                 1999                     1998
                                                                 ----                     ----
Revenues:

     Fees - managed partnerships                            $14,057,423               $12,048,906
     Management fees - Securities                               758,039                   716,444
     Servicing fee                                              302,188                    19,741
     Interest income and other                                   40,680                    41,284
                                                            -----------               -----------

          Total revenues                                     15,158,330                12,826,375
                                                            -----------               -----------

Expenses:

     Selling, general and administrative                      8,950,128                 9,404,987
     Amortization of deferred charges                         1,344,012                   844,636
     Management fee - Parent                                    993,000                       -
     General and administrative fee - Parent                    634,506                       -
     Depreciation and amortization                              249,729                   331,967
     Interest expense                                           174,493                    80,885
                                                            -----------               -----------

          Total expenses                                     12,345,868                10,662,475
                                                            -----------               -----------

     Income before provision for income taxes                 2,812,462                 2,163,900

Provision for income taxes                                    1,170,591                 1,091,379
                                                            -----------               -----------

     Net income                                             $ 1,641,871               $ 1,072,521
                                                            -----------               -----------
                                                            -----------               -----------


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                                                                               NOTE             TOTAL
                                   COMMON STOCK              ADDITIONAL                      RECEIVABLE         STOCK-
                              SHARES          STATED          PAID-IN         RETAINED          FROM            HOLDERS
                            OUTSTANDING        VALUE          CAPITAL         EARNINGS       STOCKHOLDER        EQUITY
                            -----------     -----------     -----------     -----------      -----------      -----------
March 31, 1997                    1,500     $    15,000     $   716,200     $ 1,050,282      $(1,100,000)     $   681,482

Net income                          -               -               -         1,072,521              -          1,072,521

Distributions to Parent             -               -               -          (791,903)             -           (791,903)
                            -----------     -----------     -----------     -----------      -----------      -----------

March 31, 1998                    1,500          15,000         716,200       1,330,900       (1,100,000)         962,100

Net income                          -               -               -         1,641,871              -          1,641,871
                            -----------     -----------     -----------     -----------      -----------      -----------

March 31, 1999                    1,500     $    15,000     $   716,200     $ 2,972,771      $(1,100,000)     $ 2,603,971
                            -----------     -----------     -----------     -----------      -----------      -----------
                            -----------     -----------     -----------     -----------      -----------      -----------



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          FOR THE YEARS ENDED MARCH 31,

                                                                          1999                      1998
                                                                          ----                      ----
Cash flows from operating activities:
   Net income                                                         $ 1,641,871                $ 1,072,521
                                                                      -----------                -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization                                       249,729                    331,967
      Amortization of deferred charges                                  1,344,012                    844,636
      Deferred income taxes                                               292,809                    328,260
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees                                      (134,010)                   224,060
         Receivables from related parties                                 (32,722)                (3,399,688)
         Prepaid and other assets                                         (43,043)                   (39,168)
         Accounts payable and accrued expenses                            152,707                    593,277
                                                                      -----------                -----------

         Total adjustments                                              1,829,482                 (1,116,656)
                                                                      -----------                -----------

   Net cash provided by (used in) operating activities                  3,471,353                    (44,135)
                                                                      -----------                -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements                  (511,038)                  (234,336)
   Increase in deferred charges                                        (1,612,179)                  (989,189)
                                                                      -----------                -----------

   Net cash used in investing activities                               (2,123,217)                (1,223,525)
                                                                      -----------                -----------

Cash flows from financing activities:
   Proceeds from sale of furniture and fixtures                         1,500,000                        -
   Repayment of note payable - line of credit                          (2,000,000)                       -
   Principal payments on capital lease obligations                       (253,201)                   (53,558)
   Proceeds from note payable-line of credit                                  -                    2,000,000
   Distributions to Parent                                                    -                     (791,903)
                                                                      -----------                -----------

   Net cash (used in) provided by financing activities                   (753,201)                 1,154,539
                                                                      -----------                -----------

Net increase (decrease) in cash                                           594,935                   (113,121)

Cash, beginning of year                                                   179,403                    292,524
                                                                      -----------                -----------

Cash, end of year                                                     $   774,338                $   179,403
                                                                      -----------                -----------
                                                                      -----------                -----------

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

(1)   ORGANIZATION

      ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships.

      The Company is the general partner and manager of ICON Cash Flow Partners L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P. Series C ("ICON Cash Flow C"), ICON Cash Flow Partners L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), and ICON Income Fund Eight A L.P. ("ICON Eight A") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships are included in prepaid and other assets.

      The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions.

      The following  table  identifies  pertinent  offering  information  by the
      Partnerships:

                                    Date Operations             Date Ceased            Gross Proceeds
                                          Began               Offering Units                Raised
                                    -------------------       -----------------        -----------------
         ICON Cash Flow A           May 6, 1988               February 1, 1989         $      2,504,500
         ICON Cash Flow B           September 22, 1989        November 15, 1990              20,000,000
         ICON Cash Flow C           January 3, 1991           June 20, 1991                  20,000,000
         ICON Cash Flow D           September 13, 1991        June 5, 1992                   40,000,000
         ICON Cash Flow E           June 5, 1992              July 31, 1993                  61,041,151
         ICON Cash Flow Six         March 31, 1994            November 8, 1995               38,385,712
         ICON Cash Flow Seven       January 19, 1996          September 16,1998              99,999,683
         ICON Eight A               October 14, 1998                    (1)                  33,730,449
                                                                                       -----------------

                                                                                       $    315,661,495
                                                                                       -----------------
                                                                                       -----------------

         (1) Gross proceeds raised through June 1, 1999.

ICON Eight A was formed on July 7, 1997 with an initial capital contribution of $2,000 and began offering its units to suitable investors on October 14, 1998. The offering period for ICON Eight A will end the earlier of October 14, 1999 or when ICON Eight A raises $75,000,000. In the event the offering does not reach $75,000,000 by October 14, 1999, ICON Eight A may extend the offering period for up to one year.

                               ICON CAPITAL CORP.

(2)   SIGNIFICANT ACCOUNTING POLICIES

      (a) BASIS OF ACCOUNTING AND PRESENTATION

      The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (b) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1999.

      (c) REVENUE AND COST RECOGNITION

          INCOME FUND FEES:

          The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment leasing and financing transactions. Management and administrative fees are earned upon payment of rental obligations from lease and financing transactions.

      Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses. As a result, all management fees payable to the Company related to these entities were deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C receive their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, the Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively, of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Deferred management fees in the amount of $232,000 remain outstanding as of March 31, 1999 and have not been recognized in income. Of such amounts, $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C and these amounts are expected to be paid to the Company in fiscal year ended March 31, 2000. When paid, the Company will contribute such amounts back to ICON Cash Flow B and ICON Cash Flow C.

                               ICON CAPITAL CORP.

      The Company earns a servicing fee from an affiliate, ICON Receivables 1998-A ("1998-A"). See note 4.

      (d) DEFERRED CHARGES

          Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are reflected on the balance sheets as deferred charges and are being amortized over the offering periods.

      (e) FIXED ASSETS AND LEASEHOLD IMPROVEMENTS

          Fixed assets, which consists primarily of a capital lease, is recorded at cost and is being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

      (f) INCOME TAXES

          The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

          The Company's activity is included in the consolidated Federal and combined state income tax returns of Holdings. The Company provides for income taxes as if it were a stand alone entity.

(3)   STOCKHOLDER'S EQUITY

      As of March 31, 1999, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction of stockholders' equity.

(4)   RELATED PARTY TRANSACTIONS

The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their investments. The balance sheet item "Receivables from managed partnerships" relates to such fees, which have been earned by the Company but not paid by the Partnerships.

      Prior to January 1, 1999 the Company also earned a management fee from Securities for the support and administration of Securities' operations. The remaining related party receivable at March 31, 1998 was due primarily from Holdings. Such receivable related to the reimbursement of amounts paid by the Company on behalf of Holdings.

      Prior to January 1, 1999, all personnel were employed by, and all expenses were paid by, the Company. Effective January 1, 1999, management made the decision to implement certain organizational changes, and corporate resources, including but not limited to personnel, were reallocated between the Company, the Parent, and Securities in an effort to more accurately align revenues and expenses among the functions of the companies. Management also eliminated the management fee paid to the Company by Securities.

                               ICON CAPITAL CORP.

At March 31, 1999, receivables from related parties represented cash advanced to the Parent, net of accrued general and administrative and management fees payable to the Parent.

1998-A, a non consolidated affiliate of the Parent , was formed for the purpose of acquiring, warehousing and securitizing a portfolio of leases. The Company, as servicer, earns a fee from 1998-A. This fee is earned monthly and is based on the discounted lease balance of 1998-A's outstanding lease pool.

      For the year ended March 31, 1998, the Company paid $791,903 in distributions to Holdings.

See Note 8 for a discussion of a related party sale leaseback transaction.

(5)   PREPAID AND OTHER ASSETS

      Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and security deposits.

(6)   INCOME TAXES

      The provision for income taxes for the years ended March 31, 1999 and 1998 consisted of the following:

                                                       1999                     1998
                                                       ----                     ----
      Current:
          Federal                                   $  665,620               $  580,228
          State                                        212,162                  182,891
                                                    ----------               ----------

              Total current                            877,782                  763,119
                                                    ----------               ----------

      Deferred:
          Federal                                      220,066                  100,481
          State                                         72,743                  227,779
                                                    ----------               ----------

              Total deferred                           292,809                  328,260
                                                    ----------               ----------

      Total                                         $1,170,591               $1,091,379
                                                    ----------               ----------
                                                    ----------               ----------


      Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1999 and 1998 were $876,245 and $583,436, respectively. Deferred income taxes at both dates are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1999 and 1998:

                                                             1999                           1998
                                                             ----                           ----

                                                     Tax             Rate            Tax            Rate
                                                     ---             ----            ---            ----
Federal statutory                                 $  956,237        34.00%        $  735,726        34.00%
State income taxes, net of Federal tax effect        188,037         6.69            271,041        12.53
Meals and entertainment exclusion                     24,293          .86             20,663         0.95
Other                                                  2,024          .07             63,949         2.96
                                                  ----------        -----         ----------        -----

Total                                             $1,170,591        41.62%        $1,091,379        50.44%
                                                  ----------        -----         ----------        -----
                                                  ----------        -----         ----------        -----

(7)   NOTES PAYABLE

      In December 1997, the Company entered into a discretionary line of credit agreement (the "Facility"). The maximum amount available and outstanding under that Facility was originally $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility was paid in full on July 31, 1998.

      Notes payable at March 31, 1999 and 1998 were as follows:

                                                                                    1999                1998
                                                                                    ----                ----
     Various obligations under capital leases, payable in monthly
       installments through August 2003                                         $1,557,081          $    246,386

     Line of credit                                                                   -                2,000,000
                                                                                ----------          ------------

     Total                                                                      $1,557,081          $  2,246,386
                                                                                ----------          ------------
                                                                                ----------          ------------

(8)   SALE LEASEBACK

            On July 31, 1998 the Company entered into an agreement to sell a portion of its fixed assets to 1998-A, a non consolidated affiliate of the Parent, for $1,500,000, based upon a third party appraisal. 1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contains an option to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the amount of $966,522. The deferred gain is being amortized against depreciation expense on a straight line basis over the remaining useful life of the assets sold. The capital lease obligation is included on the March 31, 1999 balance sheet in "Notes payable and capital lease obligations." See note 7.

                               ICON CAPITAL CORP.

(9)   COMMITMENTS AND CONTINGENCIES

      The Company had operating leases for office space through the year 2004. The leases were transferred to the Parent effective January 1, 1999. See note 4. Rent expense for the nine months ended December 31, 1998 and the year ended March 31, 1998 totaled to $426,644 and $497,223, net of sublease income of $141,498 and $155,749, respectively. Although all rental obligations were transferred to the Parent, a portion of the leases remain in the Company's name. The future minimum rental commitments under non-cancelable operating leases currently in the Company's name are due as follows:

                                Fiscal Year Ending
                                     March 31,                       Amount
                                     ---------                   ------------
                                      2000                       $    605,205
                                      2001                            526,136
                                      2002                            535,764
                                      2003                            550,789
                                      2004                            571,824
                                      Thereafter                      333,564
                                                                 ------------

                                      Total                      $  3,123,282
                                                                 ------------
                                                                 ------------

(10)  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      During the year ended March 31, 1999, the Company recorded capital lease assets and a capital lease obligation of $1,563,897 of which $1,500,000 was leased from an affiliate. See note 8.

      During the year ended March 31, 1999 and 1998, the Company paid $174,493 and $80,885 in interest on recourse debt, respectively.

                                    EXHIBIT A


                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       ICON INCOME FUND EIGHT(1) ___ L.P.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Section 1. ESTABLISHMENT OF PARTNERSHIP........................................1

Section 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT
           FOR SERVICE OF PROCESS..............................................1
   2.1     Legal Name and Address..............................................1
   2.2     Address of Partners.................................................1

Section 3. PURPOSES AND POWERS ................................................2
   3.1     Purposes............................................................2
   3.2     Investments in Equipment............................................2
   3.3     Powers..............................................................2

Section 4. TERM................................................................2

Section 5. PARTNERS AND CAPITAL................................................3
   5.1     General Partner.....................................................3
   5.2     Original Limited Partner............................................3
   5.3     Limited Partners....................................................3
   5.4     Partnership Capital.................................................4
   5.5     Capital Accounts....................................................4
   5.6     Additional Capital Contributions....................................5
   5.7     Loans by Partners...................................................5
   5.8     No Right to Return of Capital.......................................5

Section 6. GENERAL PARTNER.....................................................5
   6.1     Extent of Powers and Duties.........................................5
   6.2     Limitations on the Exercise of Powers of General Partner............8
   6.3     Limitation on Liability of General Partner and its Affiliates;
             Indemnification..................................................10
   6.4     Compensation of General Partner and its Affiliates.................11
   6.5     Other Interests of the General Partner and its Affiliates..........13

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS.........................14
   7.1     Absence of Control Over Partnership Business.......................14
   7.2     Limited Liability..................................................14

Section 8. DISTRIBUTIONS AND ALLOCATIONS......................................14
   8.1     Distribution of Cash...............................................14
   8.2     Allocations of Profits and Losses..................................15
   8.3     Distributions and Allocations Among the Limited Partners...........17
   8.4     Tax Allocations: Code Section 704(c); Revaluations.................18
   8.5     Compliance with NASAA Guidelines Regarding Front-End Fees..........18
   8.6     Return of Uninvested Capital Contribution..........................18
   8.7     Partner's Return of Investment in the Partnership..................18
   8.8     No Distributions in Kind...........................................19
   8.9     Partnership Entitled to Withhold...................................19

Section 9. WITHDRAWAL OF GENERAL PARTNER......................................19
   9.1     Voluntary Withdrawal...............................................19
   9.2     Involuntary Withdrawal.............................................19
   9.3     Consequences of Withdrawal.........................................19
   9.4     Liability of Withdrawn General Partner.............................20


                                      A-i

   9.5     Continuation of Partnership Business...............................20

Section 10.TRANSFER OF UNITS..................................................20
   10.1    Withdrawal of a Limited Partner....................................20
   10.2    Assignment.........................................................21
   10.3    Substitution.......................................................22
   10.4    Status of an Assigning Limited Partner.............................22
   10.5    Limited Right of Presentment for Redemption of Units...............22

Section 11.DISSOLUTION AND WINDING-UP.........................................23
   11.1    Events Causing Dissolution.........................................23
   11.2    Winding Up of the Partnership; Capital Contribution by the
             General Partner Upon Dissolution.................................23
   11.3    Application of Liquidation Proceeds Upon Dissolution...............24
   11.4    No Recourse Against Other Partners.................................24

Section 12.FISCAL MATTERS.....................................................25
   12.1    Title to Property and Bank Accounts................................25
   12.2    Maintenance of and Access to Basic Partnership Documents...........25
   12.3    Financial Books and Accounting.....................................26
   12.4    Fiscal Year........................................................26
   12.5    Reports............................................................26
   12.6    Tax Returns and Tax Information....................................28
   12.7    Accounting Decisions...............................................28
   12.8    Federal Tax Elections..............................................28
   12.9    Tax Matters Partner................................................28
   12.10   Reports to State Authorities.......................................29

Section 13.MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.................29
   13.1    Meetings of the Limited Partners...................................29
   13.2    Voting Rights of the Limited Partners..............................30
   13.3    Limitations on Action by the Limited Partners......................31

Section 14.AMENDMENTS.........................................................31
   14.1    Amendments by the General Partner..................................31
   14.2    Amendments with the Consent of the Majority Interest...............31

Section 15.POWER OF ATTORNEY..................................................32
   15.1    Appointment of Attorney-in-Fact....................................32
   15.2    Amendments to Agreement and Certificate of Limited Partnership.....32
   15.3    Power Coupled With an Interest.....................................33

Section 16.GENERAL PROVISIONS.................................................33
   16.1    Notices, Approvals and Consents....................................33
   16.2    Further Assurances.................................................33
   16.3    Captions...........................................................34
   16.4    Binding Effect.....................................................34
   16.5    Severability.......................................................34
   16.6    Integration........................................................34
   16.7    Applicable Law.....................................................34
   16.8    Counterparts.......................................................34
   16.9    Creditors..........................................................34
   16.10   Interpretation.....................................................34
   16.11   Successors and Assigns.............................................34
   16.12   Waiver of Action for Partition.....................................35

Section 17.DEFINITIONS........................................................35

                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       ICON INCOME FUND EIGHT(1) ___ L.P.



         This Amended and Restated Agreement of Limited Partnership of ICON Income Fund Eight(1) __ L.P., is executed as of February 9, 2000 by its general partner, ICON Capital Corp., a Connecticut corporation, pursuant to Section 14 of the Partnership Agreement.

                                   WITNESSETH:

         WHEREAS, ICON Income Fund Eight A L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of July 9, 1997 and filed on July 9, 1997 under and pursuant to the Delaware Revised Uniform Limited Partnership Act.

         WHEREAS, ICON Income Fund Eight B L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of February 7, 2000 and filed on February 7, 2000 under and pursuant to the Delaware Revised Uniform Limited Partnership Act.

         WHEREAS, the General Partner now wishes to correct and supplement the Partnership Agreement pursuant to Section 14; and

         NOW, THEREFORE, the Partnership Agreement is amended and restated to read in full as follows:

SECTION 1.        ESTABLISHMENT OF PARTNERSHIP.

         The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

SECTION 2.        NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF .

         2.1      LEGAL NAME AND ADDRESS.

         The Partnership shall be conducted under the name "ICON Income Fund Eight(1) __ L.P." The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

         2.2      ADDRESS OF PARTNERS.

         The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by


------------------------------
(1) A or B
giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

SECTION 3.        PURPOSES AND POWERS.

         3.1      PURPOSES.

         The Partnership has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment of all kinds and purchasing equity interests in equipment-owning entities; (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) or acquiring, investing in, or purchasing such loans or financing arrangements or transactions; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

         3.2      INVESTMENTS IN EQUIPMENT.

         The equipment acquired by the Partnership shall be selected from among new or used: (a) aircraft, rail and over-the-road transportation equipment and marine vessels; (b) machine tools, manufacturing equipment and materials handling equipment; (c) telecommunications, technology, computer and related equipment; and (d) miscellaneous equipment of any other type which the General Partner believes may be an attractive investment. The General Partner expects most equipment the Partnership acquires to be subject to an existing Lease.

         3.3      POWERS.

         In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

         (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions;

         (b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment, Leases and Financing Transactions; and

         (c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

         (d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans and leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

         (e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership consistent with the terms of this Agreement.

SECTION 4.        TERM.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 9, 1997 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

SECTION 5.        PARTNERS AND CAPITAL.

         5.1      GENERAL PARTNER.

         The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

         The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

         5.2      ORIGINAL LIMITED PARTNER.

         The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

         By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

         5.3      LIMITED PARTNERS.

         (a) From and after the Initial Closing Date, there shall be one class of limited partners, whose interests in the Partnership shall consist of up to 750,000 Units.

         (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall request, which other documents shall be in form and substance satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement.

         (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

         (d) Limited Partners must purchase a minimum of twenty-five (25) Units, but IRAs or Qualified Plans (including Keogh Plans) may purchase a minimum of ten (10) Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Net Unit Price or Gross Unit Price, whichever shall be applicable.

         (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; PROVIDED that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten percent (10%) of all Units subscribed for by non-Affiliated Persons.

         (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

         (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a limited partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of receipt of a final prospectus.

         (h) Each Subscriber who is admitted to the Partnership as a Limited Partner shall, for all purposes of this Agreement, become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscriber is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith.

         (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; PROVIDED that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

         (j) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

         (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

         5.4      PARTNERSHIP CAPITAL.

         (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).

         (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

         (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner as to: (i) the return of such Limited Partner's Capital Contribution or Capital Account; (ii) such Limited Partner's share of Profits and Losses; or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

         (d) Neither the General Partner nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent as may be set forth in this Agreement.

         5.5      CAPITAL ACCOUNTS.

         (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

         (b)      The Capital Account of the General Partner initially shall be
$1,000.

         (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

         (d) The Capital Account of each Partner shall be increased by: (i) the amount of any additional money contributed by such Partner to the Partnership; (ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by: (i) the amount of money distributed to or on behalf of such Partner by the Partnership; (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Partner of Losses (or items thereof), and items of loss and deduction specially allocated pursuant to Section 8.2(f) hereof.

         (e) For purposes of this Agreement, a Partner who has more than one Unit in the Partnership shall have a single Capital Account that reflects all such Units, regardless of the time or manner in which such Units were acquired.

         (f) If a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to such Unit shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted to the extent the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1 apply.

         (g)      For any taxable year in which the Partnership has a Code
Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

         (h)      Upon the occurrence of the events specified in Treas. Reg.
Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

         (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based, wherever practicable, on federal tax accounting principles.

         5.6      ADDITIONAL CAPITAL CONTRIBUTIONS.

         (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

         (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

         5.7      LOANS BY PARTNERS.

         Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

         5.8      NO RIGHT TO RETURN OF CAPITAL.

         No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

SECTION 6.        GENERAL PARTNER.

         6.1      EXTENT OF POWERS AND DUTIES.

         (a)      GENERAL.

         Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the

Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, and shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership. The General Partner may employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; PROVIDED that: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the General Partner to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the General Partner's Affiliates are to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; (iv) the General Partner's Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the General Partner's Affiliates or less favorable to the Partnership by the vote or consent of a Majority Interest.

         (b)      POWERS AND DUTIES.

                  (i) GENERAL DUTIES. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the General Partner. The General Partner shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Partnership.

                  (ii) GENERAL POWERS. The General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions include, without limitation, the power: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment, Leases and Financing Transactions and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership;
(C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; (F) to expend Partnership capital; (G) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (H) to invest any and all funds held by the Partnership; (I) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (J) to borrow money or otherwise to procure extensions of credit for the Partnership and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (K) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (L) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); (M) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership; and
(N) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

                  (iii) AUTHORITY TO ADMIT LIMITED PARTNERS. The General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

                  (iv) AUTHORITY TO ENTER INTO DEALER-MANAGER AGREEMENT. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

                  (v) AUTHORITY TO ENTER INTO SELLING DEALER AGREEMENTS. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate Selling Dealer Agreements with NASD member broker dealers selected by the General Partner or the Dealer-Manager.

                  (vi) AUTHORITY TO ENTER INTO ESCROW AGREEMENT. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

                  (vii) AUTHORITY TO CREATE RESERVES. The General Partner shall have the authority to establish for the Partnership, and shall use its best efforts to maintain, and in such amounts as it deems necessary, Reserves (except to the extent limited elsewhere in this Agreement).

                  (viii) AUTHORITY TO CONTRACT FOR INSURANCE. The General Partner shall have the authority to cause the Partnership to purchase and maintain such insurance policies as the General Partner, in its sole discretion (except to the extent limited elsewhere in this Agreement) deems reasonably necessary to protect the interests of the Partnership. The General Partner shall have the authority, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby.

                  (ix) AUTHORITY TO ENTER INTO CERTAIN TRANSACTIONS IN ITS OWN NAME. The General Partner shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Partnership; provided, however, the Partnership will not acquire Equipment from any Program except as expressly provided in this Agreement.

                  (x) AUTHORITY TO ENTER INTO JOINT VENTURES. The General Partner shall have the authority to cause the Partnership to enter into Joint Ventures, subject to the limitations of Section 6.2(f), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the General Partner deems necessary or appropriate.

                  (xi) AUTHORITY TO REINVEST. During the Reinvestment Period, the General Partner may reinvest all or a substantial portion of the Partnership's Cash From Operations and Cash From Sales in additional investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

         (c)      DELEGATION OF POWERS.

         Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

         (d)      RELIANCE BY THIRD PARTIES.

         No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

         6.2 LIMITATIONS ON THE EXERCISE OF POWERS OF GENERAL PARTNER.

         The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

         (a)      LIMITATIONS ON INDEBTEDNESS.

         From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.6, below), the Partnership's Leverage Rate shall not exceed 80%. Notwithstanding the foregoing, in the event the sum of all Capital Contributions exceed $25,000,000, the Leverage Rate set forth above shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000, down to a minimum Leverage Rate of 67% if the Maximum Offering is attained. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require a Leverage Rate of less than 75%, the Partnerships' permitted Leverage Rate may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

         (b)      INVESTMENT COMPANY STATUS.

         The General Partner shall not exercise its powers in a manner which causes the Partnership to be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (c) SALES AND LEASES OF EQUIPMENT FROM OR TO THE GENERAL PARTNER AND ITS AFFILIATES.

         The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

                  (i) the General Partner determines that making the Affiliated Investment is in the best interests of the Partnership;

                  (ii) such Affiliated Investment is acquired by the Partnership at a price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

                  (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time it is acquired by the Partnership;

                  (iv) neither the General Partner nor any of its Affiliates realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

                  (v) at the time the Affiliated Investment is transferred to the Partnership, the General Partner or its Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

         (d) LOANS TO OR FROM THE GENERAL PARTNER AND ITS AFFILIATES.

         No loans may be made by the Partnership to the General Partner or any of its Affiliates. The General Partner or any of its Affiliates, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this
Section 6.2(d). The terms of any Partnership Loan permitted to be made shall include the following:

                  (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or its Affiliate in connection with the borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or its Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor an Affiliate borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

                  (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

                  (iii) neither the General Partner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), PROVIDED that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

         If the General Partner or any of its Affiliates purchase Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or an Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest on in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

         (e)      NO EXCHANGE OF INTERESTS FOR INVESTMENTS.

         The Partnership shall not acquire any Investments in exchange for Units.

         (f)      JOINT VENTURE INVESTMENTS.

         The Partnership may make Investments in Joint Ventures, PROVIDED that:

                  (i)     the General Partner shall have determined that:

                          (A) such Investment is in the best interests of the Partnership; and

                          (B) such Investment shall not result in duplicate fees to the General Partner or any of its Affiliates;

                  (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases and/or invest in one or more specific Financing Transactions; and

                  (iii) in the case of any Joint Venture with any Program, all of the following conditions are met:

                          (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                          (B) the compensation payable to the General Partner or any of its Affiliates by the Partnership and by each other Program shall be substantially identical; and

                          (C) the Partnership shall have a right of first refusal with respect to the purchase of any Equipment, Lease or Financing Transactions held by the Joint Venture if the other joint owner decides to sell its interests.

         (g) EXCHANGE, MERGER, ROLL-UP OR CONSOLIDATION OF THE PARTNERSHIP PROHIBITED.

         The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization.

         (h)      SALE OF ALL OR SUBSTANTIALLY ALL ASSETS; DISSOLUTION.

         During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest. The Partnership shall not give the General Partner or any of its Affiliates the exclusive right to sell or exclusive employment to sell equipment for the Partnership.

         (i)      NO INVESTMENTS IN LIMITED PARTNERSHIP INTERESTS OF OTHER
PROGRAMS.

         The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

         6.3 LIMITATION ON LIABILITY OF GENERAL PARTNER AND ITS AFFILIATES; INDEMNIFICATION.

         (a) Except in the case of negligence or misconduct, the General Partner and any of its Affiliates (sometimes referred to as an "Indemnitee") shall not be liable, responsible or accountable in damages or otherwise to the Limited Partners or the Partnership for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. Each Indemnitee shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not by the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Partnership, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys' fees and other expenses (not limited to "taxable costs") incurred in settling or defending any claim threatened action, or finally adjudicated legal proceedings.

         (b) Notwithstanding subsection (a), above, the General Partner and its Affiliates (when acting within the scope of authority of the General Partner) and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, the Massachusetts, Pennsylvania, Missouri and Texas Securities Divisions, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Partnership shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

         6.4      COMPENSATION OF GENERAL PARTNER AND ITS AFFILIATES.

         Neither the General Partner nor any of its Affiliate shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

         (a)      ALLOCATIONS AND DISTRIBUTIONS.

         The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Units it holds.

         (b)      UNDERWRITING FEES.

         Fees in the amount equal to 2.0% of the Gross Offering Proceeds of Units sold ("Underwriting Fees") shall be paid by the Partnership to the Dealer-Manager (ICON Securities Corp.), which is an Affiliate of the General Partner.

         (c)      SALES COMMISSIONS.

         Commissions in the amount of 8% of the price of a Unit ("Sales Commissions") shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the Units sold by each of them, PROVIDED that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

         (d)      DUE DILIGENCE EXPENSES.

         Fees and expenses actually incurred for due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of
(i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules ("Due Diligence Expenses") shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, PROVIDED that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all of its Due Diligence Expenses, and PROVIDED, FURTHER, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

         (e)      O & O EXPENSE ALLOWANCE.

         The Partnership shall pay to the General Partner immediately following each Closing Date 3.5% ($3.50 per Unit) of the first $25,000,000 or less of Gross Offering Proceeds; 2.5% ($2.50 per Unit) for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for
Gross Offering Proceeds exceeding $50,000,000 ("O & O Expense Allowance"), whether or not the full amount thereof is actually incurred by the General Partner or any of its Affiliates. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

         (f)      ACQUISITION FEES.

         Once the Partnership has entered into a binding contract to make an Investment, and all material conditions to the Closing of such Investment have been satisfied, the Partnership shall pay the General Partner, for services rendered in connection with acquiring the Investment, a fee ("Acquisition Fees") equal to the difference (to the extent greater than zero) between (i) 3.0% of either the Purchase Price paid by the Partnership for any item of Equipment or Lease or the principal amount of each Financing Transaction, as the case may be, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; PROVIDED, HOWEVER, that:

                  (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

                  (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Partnership's Investments to be less than the greater of
(x) 80% of the

Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering any Investment, or (y) 75% of such Gross Offering Proceeds; and

         The formula in clause (ii), is illustrated as follows:

                          (A) No Indebtedness -    80% of the Gross Offering
                                     Proceeds must be committed to Investments.

                          (B) 50% Indebtedness -   50% x .0625% = 3.125%
                                     80% - 3.125% = 76.875%  of the Gross
                                     Offering Proceeds must be committed to
                                     Investments.

                          (C) 80% Indebtedness -   80% x .0625% = 5%
                                     80% - 5% = 75% of the Gross Offering
                                     Proceeds must be committed to Investments.

                  (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment) shall not exceed an amount equal to 20% of the Gross Offering Proceeds.

         If the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 6.2(c) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

         (g)      MANAGEMENT FEES.

         Each month the Partnership shall pay to the General Partner Management Fees attributable to Gross Revenues of the Partnership during such month; PROVIDED, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous months, and, to the extent that the Partnership does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership has sufficient cash for the payment thereof.

         (h)      SUBORDINATED REMARKETING FEES.

         For rendering services in connection with any Sale, the General Partner shall earn, and be paid by the Partnership the applicable Subordinated Remarketing Fee; PROVIDED that:

                  (i) no such Subordinated Remarketing Fee shall be earned in connection with any Sale to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

                  (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout although, after Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners; and

                  (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

         (i)      OTHER PARTNERSHIP EXPENSES.

                  (i) Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, including Acquisition Expenses other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through
(h), shall be billed directly to and paid by the Partnership.

                  (ii) Subject to clause (iii) of this Section 6.4(i), the General Partner and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership PROVIDED that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and PROVIDED FURTHER, that no reimbursement is permitted for such services if the General Partner or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

                  (iii) Neither the General Partner nor any of its Affiliates shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

                          (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

                          (B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (iii) of this Section 6.4(i), above).

         6.5      OTHER INTERESTS OF THE GENERAL PARTNER AND ITS AFFILIATES.

         The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form, sponsor, act as a general partner of, or as an advisor to other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnership's and which may be in a position to acquire the same Investments at the same time as the Partnerships.

         Until all Capital Contributions have been invested or committed to investment in Investments, allocated to Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Agreement, all investment opportunities meeting the investment objectives of the Partnership (including equipment acquisition, financing, refinancing, leasing and re-leasing opportunities) shall be presented to the Partnership first except in the following circumstances:

         (a) the required cash needed for the investment is greater than the cash available for investment by the Partnerships;

         (b) the amount of debt is above levels deemed acceptable for the Partnerships;

         (c) the investment is not appropriate to the Partnership's objectives, which include the avoidance of concentration of exposure to any one class of equipment;

         (d) the lessee credit quality does not satisfy the Partnership's objectives, which include maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual Lessee or User;

         (e)      the term of the investment extends beyond the Liquidation
Period;

         (f) the available cash flow (or lack thereof) is not commensurate with the Partnership's need to make certain distributions to Limited Partners during the Reinvestment Period

         (g) the transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

         (h)      the transaction does not comply with the terms of Agreement.

         The General Partner and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately preceding paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Partnership), any particular investment opportunity after considering the factors in the preceding paragraph.

         Any conflicts in determining and allocating Investments between the General Partner and Programs on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by the Partnership.

         If the aggregate amount of Investments available from time to time to the Partnership and to other Programs is less than the aggregate amount of Investments then sought by them, the available Investments shall generally be allocated by the General Partner to the Program which has been seeking Investments for the longest period of time.

         If conflicts arise between the Partnership and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the General Partner to the Program attempting to re-lease or sell Equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Partnership.

SECTION 7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

         7.1      ABSENCE OF CONTROL OVER PARTNERSHIP BUSINESS.

         The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

         7.2      LIMITED LIABILITY.

         The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and PRO RATA share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

         No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

SECTION 8.  DISTRIBUTIONS AND ALLOCATIONS.

         8.1      DISTRIBUTION OF CASH.

         (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, cash to Limited Partners in an amount equal to the following amounts:

                  (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that cash is sufficient for such purpose, computed by multiplying 0.895333% by each Limited Partner's respective Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5 of this Agreement; provided, that each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period); and

                  (ii) Any additional amounts necessary to permit the annual sum of all distributions to Limited Partners to equal estimated federal income taxes resulting from Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state taxes, if any) on taxable income of the Partnership.

         (b) During the Liquidation Period, no additional Investments shall be made, and all Cash Flow shall be distributed to the Partners except for amounts held in Reserve or necessary to increase or replenish Reserves in the sole discretion of the General Partner.

         (c) Prior to Payout, distributions pursuant to this Section 8.1 shall be made 99% to the Limited Partners and 1% to the General Partner; PROVIDED, HOWEVER, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this
Section 8.1 shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this Section 8.1(c) equal to 150% of such Limited Partner's Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to
Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence but not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, first from Cash From Operations after the Limited Partners have received distributions equal to 150% of their aggregate Capital Contributions.

         (d) Notwithstanding the provisions of Section 8.1(c), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

         8.2      ALLOCATIONS OF PROFITS AND LOSSES.

         (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

         (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

         (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

                  (i) FIRST, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (ii) NEXT, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iii) THEREAFTER, 90% to the Limited Partners and 10% to the General Partner.

         (d) Profits for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

                  (i) FIRST, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

                  (ii) NEXT, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

                  (iii) NEXT, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

                  (iv) THEREAFTER, 90% to the Limited Partners and 10% to the General Partner.

         (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

                  (i) FIRST, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

                  (ii) NEXT, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

                  (iii) THEREAFTER, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

         (f)      SPECIAL ALLOCATIONS.

         The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

                  (i) MINIMUM GAIN CHARGE-BACK. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

                  (ii) PARTNERSHIP NONRECOURSE DEDUCTIONS. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

                  (iii) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

                  (iv) QUALIFIED INCOME OFFSET. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership income and gain (consisting of a PRO RATA portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                  (v) CURATIVE ALLOCATIONS. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

         If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg.
Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

                  (vi) SPECIAL ALLOCATION OF STATE, LOCAL AND FOREIGN TAXES. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

                  (vii) TRANSACTIONS WITH PARTNERSHIP. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

                  (viii) FEES AND COMMISSIONS PAID TO GENERAL PARTNER. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

                  (ix) SELLING COMMISSIONS, UNDERWRITING FEES, ACQUISITION FEES AND O & O EXPENSE ALLOWANCE. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

         8.3      DISTRIBUTIONS AND ALLOCATIONS AMONG THE LIMITED PARTNERS.

         (a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

         (b) All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

                  (i) FIRST, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

                  (ii) SECOND, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

                  (iii) THIRD, all monthly distributions made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

         (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.3(b)(iii).

         (d)      Each distribution made to a Limited Partner pursuant to
Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

                  (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

                  (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

         8.4      TAX ALLOCATIONS: CODE SECTION 704(c); REVALUATIONS.

         (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

         (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

         (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         8.5      COMPLIANCE WITH NASAA GUIDELINES REGARDING FRONT-END FEES.

         Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

         8.6      RETURN OF UNINVESTED CAPITAL CONTRIBUTION.

         If an amount equal to 100% of Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to Investments and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

         8.7      PARTNER'S RETURN OF INVESTMENT IN THE PARTNERSHIP.

         Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his or her Units. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he or she shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

         8.8      NO DISTRIBUTIONS IN KIND.

         Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

         8.9      PARTNERSHIP ENTITLED TO WITHHOLD.

         The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

SECTION 9.  WITHDRAWAL OF GENERAL PARTNER.

         9.1      VOLUNTARY WITHDRAWAL.

         The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

         9.2      INVOLUNTARY WITHDRAWAL.

         The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

         For purposes of this Section 9.2 and Section 13, neither the General Partner nor any of its Affiliates will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

         9.3      CONSEQUENCES OF WITHDRAWAL.

         (a) Upon the voluntary or involuntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), PROVIDED, HOWEVER, that in no event shall such amount exceed the fair market value of the Units then held by the General Partner, as calculated in accordance with the provisions of clause (b) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the Withdrawal shall remain payable to the General Partner notwithstanding any such Withdrawal as and when the Partnership receives the cash from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership, and, upon such payment, the General Partner's interest in the income, losses, distributions and capital of the Partnership shall be terminated. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of
Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

         (b) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Units shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Units within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; PROVIDED, HOWEVER, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

         (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the LESSER of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

         9.4      LIABILITY OF WITHDRAWN GENERAL PARTNER.

         If the business of the Partnership is continued after Withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal shall have become effective.

         9.5      CONTINUATION OF PARTNERSHIP BUSINESS.

         In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's Withdrawal, then the Partnership shall be dissolved.

SECTION 10.  TRANSFER OF UNITS.

         10.1     WITHDRAWAL OF A LIMITED PARTNER.

         A Limited Partner may withdraw from the Partnership only by Assigning or having all of his or her Units redeemed in accordance with this Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

         10.2     ASSIGNMENT.

         (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); PROVIDED that

                  (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

                          (A) set forth the terms of such Assignment;

                          (B) in the case of Assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

                          (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                          (D) otherwise be satisfactory in form and substance to the General Partner; and

                  (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

         (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

                  (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

                  (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

                  (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

                  (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

                  (v) if such Assignment would result in the transfer of less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of all of the Units owned by such Limited Partner);

                  (vi) if such Assignment would result in the retention by such Limited Partner of less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

                  (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

                  (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%; or

                  (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

         Any attempt to make any Assignment of Units in violation of this
Section 10.2(b) shall be null and void AB INITIO.

         (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any Unit (or interest therein) to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations Section 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

         (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the assignment.

         10.3     SUBSTITUTION.

         (a) An Assignee shall be admitted to the Partnership as a Substitute Limited Partner only if:

                  (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

                  (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

         (b) An Assignee who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Units shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

         10.4     STATUS OF AN ASSIGNING LIMITED PARTNER.

         Any Limited Partner that shall Assign all of his or her Units to an Assignee who becomes a Substitute Limited Partner shall cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner.

         10.5     LIMITED RIGHT OF PRESENTMENT FOR REDEMPTION OF UNITS.

         (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Units outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

         (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

         (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

         (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date FIRST as to Hardship Redemptions, SECOND so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and FINALLY as to all other redemption requests.

         (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

SECTION 11.  DISSOLUTION AND WINDING-UP.

         11.1     EVENTS CAUSING DISSOLUTION.

         The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

         (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with
Section 9.5; or

         (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to
Section 13, by the Consent of the Majority Interest without action by the General Partner; or

         (c) the Sale of all or substantially all of the Investments of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

         (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

         (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

         (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

         11.2 WINDING UP OF THE PARTNERSHIP; CAPITAL CONTRIBUTION BY THE GENERAL PARTNER UPON DISSOLUTION.

         (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

                  (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

                  (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

                  (iii)   in the event that, after all requirements of clauses
(i) and (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

                  (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in
Section 11.3; and

                  (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

         (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

         11.3     APPLICATION OF LIQUIDATION PROCEEDS UPON DISSOLUTION.

         Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

         (a) FIRST, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

         (b) NEXT, to the setting up of any Reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

         (c) NEXT, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

         (d) NEXT, to the payment of all reimbursements to which the General Partner or any of its Affiliates may be entitled pursuant to this Agreement; and

         (e) THEREAFTER, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

         11.4     NO RECOURSE AGAINST OTHER PARTNERS.

         Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof.

SECTION 12. FISCAL MATTERS.

         12.1     TITLE TO PROPERTY AND BANK ACCOUNTS.

         Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

         12.2     MAINTENANCE OF AND ACCESS TO BASIC PARTNERSHIP DOCUMENTS.

         (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

                  (i)     the Participant List;

                  (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

                  (iii)   copies of this Agreement and any amendments hereto;

                  (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

                  (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

                  (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

                  (vii) investor suitability records for Units sold by any Affiliate of the General Partner for a period of six years.

         (b) Each Limited Partner and his or her designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Limited Partner, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his or her representative will wish to examine or copy or both.

         (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; PROVIDED that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the affairs of the Partnership or for any unlawful purpose.

         (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his or her representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such

Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause
(ii), the General Partner believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or any applicable state laws.

         12.3     FINANCIAL BOOKS AND ACCOUNTING.

         The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

         12.4     FISCAL YEAR.

         Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

         12.5     REPORTS.

         (a) QUARTERLY REPORTS. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

                  (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

                  (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the General Partner and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates; and

                  (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

         (b) ANNUAL REPORTS. Not later than 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

                  (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor's report containing an opinion of the Accountants;

                  (ii) an analysis, prepared by the General Partner (which need not be audited by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                          (A) Cash From Operations during such period;

                          (B) Cash From Operations during a prior period which had been held as Reserves;

                          (C) Cash From Sales;

                          (D) Capital Contributions originally used to establish a Reserve;

                  (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                          (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

                          (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

                          (C) the remaining term of any Lease to which such Equipment is subject;

                          (D) the projected or intended use of such Equipment during the next following Fiscal Year;

                          (E) the method used to determine values set forth therein;

                          (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

                  (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner and its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                          (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner and its Affiliates;

                          (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner and its Affiliates, the cost of whose services were reimbursed; and

                          (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the General Partner and its Affiliates by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

                  (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired or Financing Transactions made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

         12.6     TAX RETURNS AND TAX INFORMATION.

         The General Partner shall:

         (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

         (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

         12.7     ACCOUNTING DECISIONS.

         All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

         12.8     FEDERAL TAX ELECTIONS.

         The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

         (a) in case of a transfer of all or some of the Units of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

         (b) all other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

         12.9     TAX MATTERS PARTNER.

         (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

         (b)      The Tax Matters Partner shall have the following duties;

                  (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Units owned and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                  (ii) to the extent and in the manner required by applicable law and regulations, to keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

         (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

         (d) The Tax Matters Partner is hereby authorized, but not required:

                  (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

                  (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

                  (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

         12.10    REPORTS TO STATE AUTHORITIES.

         The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

SECTION 13.  MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

         13.1     MEETINGS OF THE LIMITED PARTNERS.

         (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (with which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the

General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13).

         (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or
(ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his or her record address, or at such other address as he or she may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; PROVIDED, HOWEVER, that, if there be no such quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

         (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

         (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

         (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

         13.2     VOTING RIGHTS OF THE LIMITED PARTNERS.

         Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

         (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

         (b)      dissolve the Partnership;

         (c) remove the General Partner and elect one or more Substitute General Partners; and

         (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

         In determining the requisite percentage of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner and its Affiliates shall not be included. With respect to any Units owned by the General Partner and its Affiliates, the General Partner and its Affiliates may not vote on matters submitted to the Limited Partners regarding the removal of the General Partner and its Affiliates or regarding any transaction between the Partnership and the General Partner and its Affiliates.

         13.3     LIMITATIONS ON ACTION BY THE LIMITED PARTNERS.

         The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the General Partner and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this
Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

SECTION 14.  AMENDMENTS.

         14.1     AMENDMENTS BY THE GENERAL PARTNER.

         Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

         (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

         (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

         (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

         (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

         (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

         (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

         (g) to change the name of the Partnership or the location of its principal office.

         14.2     AMENDMENTS WITH THE CONSENT OF THE MAJORITY INTEREST.

         In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; PROVIDED, HOWEVER, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this
Section 14 without the consent of each Limited Partner.

SECTION 15.  POWER OF ATTORNEY.

         15.1     APPOINTMENT OF ATTORNEY-IN-FACT.

         By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

         (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

         (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

         (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

         (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

         (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; PROVIDED that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

         15.2     AMENDMENTS TO AGREEMENT AND CERTIFICATE OF LIMITED
PARTNERSHIP.

         (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

                  (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

                  (ii) Partners holding the percentage of Units specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

                  (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he or she has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

         (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

         15.3     POWER COUPLED WITH AN INTEREST.

         The foregoing grant of authority by each Limited Partner:

         (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

         (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

         (c) shall survive the Assignment by any Limited Partner of all or less than all of such Limited Partner's Units, PROVIDED that, if any Assignee of all of a Limited Partner's Units shall have furnished to the General Partner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

SECTION 16.  GENERAL PROVISIONS.

         16.1     NOTICES, APPROVALS AND CONSENTS.

         All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

         (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                       ICON Income Fund Eight(1) __  L.P.
                       c/o ICON Capital Corp.
                       600 Mamaroneck Avenue
                       Harrison, New York  10528
                       Attention:  President
                       Telephone:  (914) 698-0600
                       Telecopy:   (914) 698-0699

         (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

         16.2     FURTHER ASSURANCES.

         The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         16.3     CAPTIONS.

         Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         16.4     BINDING EFFECT.

         Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

         16.5     SEVERABILITY.

         If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         16.6     INTEGRATION.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

         16.7     APPLICABLE LAW.

         This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

         16.8     COUNTERPARTS.

         This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

         16.9     CREDITORS.

         No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the Units of a Limited Partner as provided herein above.

         16.10    INTERPRETATION.

         Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

         16.11    SUCCESSORS AND ASSIGNS.

         Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

         16.12    WAIVER OF ACTION FOR PARTITION.

         Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he or she may have to maintain any action for partition with respect to the property of the Partnership.

SECTION 17.       DEFINITIONS.

         Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

"ACCOUNTANTS" means KPMG LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

"ACQUISITION EXPENSES" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment, leases and financing transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the General Partner, accounting fees and expenses, costs of each acquisition of an item of Equipment, Lease or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

"ACQUISITION FEES" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease and the negotiation and consummation of any Financing Transaction, however designated and however treated for tax and accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the General Partner, but not any Acquisition Expenses.

"ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner's Units, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

"ADJUSTED CAPITAL CONTRIBUTION" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

"ADMINISTRATOR" means the official or agency administering the securities laws of a state.

"AFFILIATE" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

"AFFILIATED INVESTMENT" means any Investment in which the General Partner, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

"AFFILIATED LIMITED PARTNER" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

"AGREEMENT" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

"APPLICABLE REDEMPTION PRICE" means, with respect to any Unit, the following amount (determined as of the date of redemption of such Unit):

         (a) during the second year of the Reinvestment Period, each Limited Partner shall receive an amount equal to 90% of the original Capital Contribution of such Limited Partner;
         (b) during the third year of the Reinvestment Period, each limited partner shall receive an amount equal to 92% of the original Capital Contribution of such Limited Partner;
         (c) during the fourth year of the Reinvestment Period, each limited partner shall receive an amount equal to 94% of the original Capital Contribution of such Limited Partner;
         (d) during the fifth year of the Reinvestment Period, each limited partner shall receive an amount equal to 96% of the original Capital Contribution of such Limited Partner;
         (e) during the first year of the Liquidation Period, each limited partner shall receive an amount equal to 98% of the original Capital Contribution of such Limited Partner;
         (f) during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive an amount equal to 100% of the original Capital Contribution of such Limited Partner;

         LESS the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Cash Flow, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption of his or her Units; PROVIDED, HOWEVER, that in no event shall the Applicable Redemption Price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

"ASSIGNEE" means any Person to whom any Units have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

"ASSIGNMENT" means, with respect to any Units, the offer, sale, assignment, transfer, gift or other disposition of, such Unit, whether voluntarily or by operation of law, except that in the case of a BONA FIDE pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms "ASSIGN" and "ASSIGNING" have a correlative meaning.

"CAPITAL ACCOUNT" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement.

"CAPITAL CONTRIBUTIONS" means (a) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and
(b) as to any Limited Partner, the gross amount of initial investment in the Partnership actually paid by such Limited Partner for Units, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

"CASH FROM OPERATIONS" means cash provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

"CASH FROM SALES" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(h) of this Agreement),
(c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

"CLOSING" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

"CLOSING DATE" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

"CODE" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

"COMMISSION" means the Securities and Exchange Commission.

"CONSENT" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

"CONTROLLING PERSON" means, with respect to the General Partner or any of its Affiliates, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

"CUMULATIVE RETURN" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

"DEALER-MANAGER" means ICON Securities Corp., an Affiliate of the General
Partner.

"DEALER-MANAGER AGREEMENT" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

"DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

"DISSOLUTION EVENT" has the meaning specified in Section 11.1 of this Agreement.

"DUE DILIGENCE EXPENSES" has the meaning specified in Section 6.4(d) of this Agreement.

"EFFECTIVE DATE" means the date the Registration Statement is declared effective by the Commission.

"EQUIPMENT" means any equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, including, but not limited to, the types of equipment referred to in
Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease or Financing Transaction.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ESCROW ACCOUNT" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

"ESCROW AGENT" means The Chase Manhattan Bank N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

"ESCROW AGREEMENT" means that certain Escrow Agreement between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

"FINAL CLOSING DATE" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

"FINANCING TRANSACTION" means any Investment made or acquired representing an extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

"FIRST CASH DISTRIBUTIONS" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

"FISCAL PERIOD" means any interim accounting period established by the General Partner within a Fiscal Year.

"FISCAL QUARTER" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

"FISCAL YEAR" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

"FRONT-END FEES" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

"FULL-PAYOUT LEASE" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

"GENERAL PARTNER" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

"GROSS ASSET VALUE" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

         (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

         (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

         (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

         (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

         (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

"GROSS OFFERING PROCEEDS" means the aggregate gross amount of Capital Contributions by Limited Partners.

"GROSS REVENUE" means receipts of the Partnership from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

"GROSS UNIT PRICE" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

"INDEBTEDNESS" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

"INDEMNITEE" has the meaning specified in Section 6.3(a) of this Agreement.

"INITIAL CLOSING DATE" means the first Closing Date for the Partnership on which Limited Partners holding in the aggregate Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

"INVESTMENT COMMITTEE" means a committee established by the General Partner to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the General Partner.

"INVESTMENTS" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect through a nominee, Joint Venture or otherwise.

"IRA" means an Individual Retirement Account and its related funding vehicle.

"IRS" or "SERVICE" means the Internal Revenue Service or any successor agency thereto.

"INVOLUNTARY WITHDRAWAL" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

"JOINT VENTURE" means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

"LEASE" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

"LEASING FEES" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

"LENDER" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

"LESSEE" means a lessee under a Lease.

"LEVERAGE RATE" means the percentage obtained by dividing the amount of the Partnership's total Indebtedness at any time by the total Purchase Price of the Investments then held by the Partnership.

"LIMITED PARTNER" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

"LIQUIDATION PERIOD" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the amount of time deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six
(36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

"MAJORITY" or "MAJORITY INTEREST" means Limited Partners owning more than 50% of the aggregate outstanding Units.

"MANAGEMENT FEES" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases, (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual Gross Revenues realized in connection with Financing Transactions and (iv) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (I.E., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

"MAXIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

"MINIMUM OFFERING" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

"NASAA GUIDELINES" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASD" means the National Association of Securities Dealers, Inc.

"NET LEASE" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Partnership.

"NET OFFERING PROCEEDS" means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

"NET UNIT PRICE" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

"NET WORTH" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

"NOTICE" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

"O & O EXPENSE ALLOWANCE" has the meaning specified in Section 6.4(e) of this Agreement.

"OFFERING" means the offering of Units pursuant to the Prospectus.

"OFFERING PERIOD" means the period from the Effective Date to the Termination Date.

"OPERATING EXPENSES" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated PRO RATA to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Partnership;
(c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation);
(k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

"OPERATING LEASE" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

"OPERATIONS" means all operations and activities of the Partnership except
Sales.

"ORGANIZATIONAL AND OFFERING EXPENSES" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws, and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any of its Affiliates while engaged in organizing the Partnership and registering the Units.

"ORIGINAL LIMITED PARTNER" means Thomas W. Martin.

"PARTICIPANT LIST" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

"PARTNER" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

"PARTNER NONRECOURSE DEBT" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg.
Section 1.704-2(b)(4).

"PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in Treas. Reg.
Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

"PARTNER NONRECOURSE DEDUCTIONS" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

"PARTNERSHIP" means ICON Income Fund Eight B L.P., the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

"PARTNERSHIP LOAN" means any loan made to the Partnership by the General Partner or any of its Affiliates in accordance with Section 6.2(d) of this Agreement.

"PARTNERSHIP MINIMUM GAIN" has the meaning specified in Treas. Reg.
Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

"PARTNERSHIP NONRECOURSE DEDUCTIONS" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

"PAYOUT" means the time when the aggregate amount of cash distributions to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

"PERSON" shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any of its Affiliates.

"PROFITS" or "LOSSES" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

         (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.
         Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

         (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

         (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

         (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

"PROGRAM" means a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the General Partner or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in equipment.

"PROSPECTUS" means the prospectus included as part of the Registration Statement on Form S-1 (No. 333-54011) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

"PURCHASE PRICE" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership, including the cash paid, indebtedness incurred or assumed, and the amount of the related Acquisition Fees on such item of Equipment, Lease or Financing Transaction, plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any of its Affiliates in acquiring Investments on an arm's length basis with a view to transferring such Investments to the Partnership, which is allocated to the Investments in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

"QUALIFIED PLAN" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

"QUALIFIED SUBSCRIPTION ACCOUNT" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

"REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (No. 333-54011) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

"REINVESTMENT PERIOD" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; PROVIDED that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

"RESERVES" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Liquidation Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

"ROLL-UP" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, limited liability company, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in
(i) the Limited Partner's voting rights; (ii) the term of existence of the Partnership; (iii) the General Partner and its Affiliates' compensation; or (iv) the Partnership's investment objectives.

"ROLL-UP ENTITY" means any partnership, limited liability company, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

"SALE" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Investments.

"SALES COMMISSIONS" has the meaning specified in Section 6.4(c) of this Agreement.

"SCHEDULE A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Units owned by the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

"SECONDARY MARKET" has the meaning specified in Section 10.2(c) of this Agreement.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SELLING DEALER" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

"SELLING DEALER AGREEMENT" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

"SUBORDINATED REMARKETING FEE" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

"SUBSCRIPTION AGREEMENT" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

"SUBSCRIPTION MONIES" means the funds received from a subscriber in respect of Units.

"SUBSTITUTE GENERAL PARTNER" means any successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

"SUBSTITUTE LIMITED PARTNER" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

"TAX COUNSEL" means Greene Radovsky Maloney & Share LLP, San Francisco, California, or such other tax counsel acceptable to the General Partner.

"TAX MATTERS PARTNER" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.9 of this Agreement.

"TERMINATION DATE" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date PROVIDED that such twelve-month period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

"TREASURY REGULATION" or "TREAS. REG." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

"UNDERWRITING FEES" has the meaning specified in Section 6.4(b) of this Agreement.

"UNIT" means a limited partnership interest in the Partnership.

"UNPAID CUMULATIVE RETURN" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

"UNPAID TARGET DISTRIBUTION" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

"USER" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

"VOLUNTARY WITHDRAWAL" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's Units pursuant to Section 9.1 of this Agreement.

"WITHDRAWAL" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                           ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                        BY:

/s/ Paul B. Weiss                          /s/ Thomas W. Martin
------------------------------------       -------------------------------------
PAUL B. WEISS, President                   THOMAS W. MARTIN

                                   SCHEDULE A


             NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS


         NAME AND ADDRESS                          CAPITAL CONTRIBUTIONS MADE
I.       GENERAL PARTNER

         ICON Capital Corp.                                 $1,000
         600 Mamaroneck Avenue
         Harrison, New York 10528


II.      ORIGINAL LIMITED PARTNER

         Thomas W. Martin                                   $1,000
         31 Milk Street
         Suite 1111
         Boston, MA  02109

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS













--------------------------------------------------------
Prior performance is not an indication of future results.

                            PRIOR PERFORMANCE TABLES

       The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs"). Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

       Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

       See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.


  Table                        Description                                 Page
  -----                        -----------                                 ----
     I      ExPERIENCE IN RAISING AND INVESTING FUNDS                       B-2

    II      COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES              B-4

   III      OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS

            * Series A                                                      B-5
            * Series B                                                      B-7
            * Series C                                                      B-9
            * Series D                                                     B-11
            * Series E                                                     B-13
            * LP Six                                                       B-15
            * LP Seven                                                     B-17

    IV      RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS (NONE)              B-19

     V      SALES OR DISPOSITION OF EQUIPMENT BY PRIOR PUBLIC PROGRAMS

            * Series A                                                     B-20
            * Series B                                                     B-23
            * Series C                                                     B-30
            * Series D                                                     B-35
            * Series E                                                     B-41
            * LP Six                                                       B-50
            * LP Seven                                                     B-52

--------------------------------------------------------
Prior performance is not an indication of future results.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                   (UNAUDITED)

The following table sets forth certain information, as of March 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                                   Series A              Series B             Series C                Series D
                                              -------------------   ------------------   -------------------   --------------------

Dollar amount offered                         $40,000,000           $20,000,000          $20,000,000           $ 40,000,000
                                              ===========           ===========          ===========           ============

Dollar amount raised                          $ 2,504,500  100.0%   $20,000,000 100.0%   $20,000,000  100.0%   $ 40,000,000  100.0%

Less:  Offering expenses:

  Selling commissions                             262,973   10.5%     1,800,000   9.0%     2,000,000   10.0%      4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates             100,180    4.0%       900,000   4.5%       600,000    3.0%      1,400,000    3.5%

  Reserves                                         25,045    1.0%       200,000   1.0%       200,000    1.0%        400,000    1.0%
                                              -----------  -----    ----------- -----    -----------  -----    ------------  -----

Offering proceeds available for investment    $ 2,116,302   84.5%   $17,100,000  85.5%   $17,200,000   86.0%   $ 34,200,000   85.5%
                                              ===========  =====    =========== =====    ===========  =====    ============  =====

Debt proceeds                                 $ 4,190,724           $46,092,749          $50,355,399           $ 71,712,589
                                              ===========           ===========          ===========           ============

Total equipment acquired                      $ 7,576,758           $65,580,973          $70,257,280           $132,771,421
                                              ===========           ===========          ===========           ============

Acquisition fees paid to General Partner
  and its affiliates                          $   206,710           $ 2,219,998          $ 2,396,810           $  4,539,336
                                              ===========           ===========          ===========           ============

Equipment acquisition costs as a
  percentage of amount raised:

Purchase price                                      81.84%                82.23%               82.70%                 82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                  2.66                  3.27                 3.30                   3.31
                                              -----------           -----------          -----------           ------------

Percent invested                                    84.5%                 85.5%                86.0%                  85.5%
                                              ==========            ==========           ==========            ===========

Percent leveraged (debt proceeds
  divided by total equipment acquired)             55.31%                70.28%               71.67%                 54.01%

Date offering commenced                         1/9/87               7/18/89              12/7/90                8/23/91

Original offering period (in months)              24                   18                   18                     18

Actual offering period (in months)                24                   17                    7                     10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                       24                   18                   10                      4


--------------------------------------------------------
Prior performance is not an indication of future results.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                   (UNAUDITED)

The following table sets forth certain information, as of March 31, 1999, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                             Series E                   L.P. Six                  L.P. Seven
                                                       --------------------      ---------------------      ---------------------

Dollar amount offered                                  $ 80,000,000              $120,000,000               $100,000,000
                                                       ============              ============               ============

Dollar amount raised                                   $ 61,041,151  100.0%      $ 38,385,712   100.0%        99,999,682   100.0%

Less:  Offering expenses:

  Selling commissions                                     6,104,115   10.0%         3,838,571    10.0%         9,999,968    10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     2,136,440    3.5%         1,343,500     3.5%         3,499,989     3.5%

  Reserves                                                  610,412    1.0%           383,857     1.0%           999,997     1.0%
                                                       ------------  -----       ------------    ----       ------------     ---

Offering proceeds available for investment             $ 52,190,184   85.5%      $ 32,819,784    85.5%      $ 85,499,728    85.5%
                                                       ============  =====       ============    ====       ============    ====

Debt proceeds                                          $181,626,869              $128,138,104               $253,427,329
                                                       ============              ============               ============

Total equipment acquired                               $272,303,562              $161,721,728               $302,214,015
                                                       ============              ============               ============

Acquisition fees paid to General Partner

  and its affiliates                                   $  7,021,906              $  4,390,033               $  9,547,487
                                                       ============              ============               ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                82.99%                    82.86%                     82.54%
Acquisition fees paid to General Partner
  or its Affiliates                                            2.51                      2.64                       2.96
                                                       ------------              ------------               ------------

Percent invested                                              85.5%                     85.5%                      85.5%
                                                       ===========               ===========                ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                 66.91%                    79.23%                     83.86%

Date offering commenced                                  6/5/92                   11/12/93                      11/9/95

Maximum offering period (in months)                        24                        24                            36

Actual offering period (in months)                         13                        24                            34

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)      9                        16                            14


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE II

               COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES
                                   (UNAUDITED)

The following table sets forth certain information, as of March 31, 1999, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:


                                            Series A     Series B    Series C    Series D     Series E     LP Six      LP Seven
                                            --------     --------    --------    --------     --------     ------      --------
Date offering commenced                       1/9/87       7/18/89     12/7/90     8/23/91      6/5/92     11/12/93    11/9/95

Date offering closed                          1/8/89      11/16/90     6/20/91     6/5/92      7/31/93     11/8/95     9/16/98

Dollar amount raised                       $ 2,504,500  $20,000,000 $20,000,000 $40,000,000 $ 61,041,151 $38,385,712 $99,999,682
                                           ===========  =========== =========== =========== ============ =========== ===========

Amounts paid to the General Partner
  and its Affiliates from proceeds
  of the offering:

  Underwriting commissions                 $    37,568  $   200,000 $   400,000 $   800,000 $  1,220,823 $   767,714 $ 1,999,994
                                           ===========  =========== =========== =========== ============ =========== ===========

  Organization and offering reimbursements $   100,180  $   900,000 $   600,000 $ 1,400,000 $  2,136,440 $ 1,343,500 $ 3,499,989
                                           ===========  =========== =========== =========== ============ =========== ===========

  Acquisition fees                         $   206,710  $ 2,219,998 $ 2,396,810 $ 4,539,336 $  7,021,906 $ 4,390,033 $ 9,547,487
                                           ===========  =========== =========== =========== ============ =========== ===========

Dollar amount of cash generated
  from operations before deducting
  such payments/accruals to the

  General Partner and Affiliates           $ 4,880,566  $22,188,677 $23,049,467 $41,451,111 $110,636,171 $39,631,132 $ 3,376,801
                                           ===========  =========== =========== =========== ============ =========== ===========

Amount paid or accrued to
  General Partner and Affiliates:

  Management fee                           $   308,910  $ 2,782,287 $ 2,685,205 $ 4,856,426 $  7,590,910 $ 4,264,017 $ 4,727,365
                                           ===========  =========== =========== =========== ============ =========== ===========

  Administrative expense reimbursements    $   109,962  $   708,793 $   588,966 $ 1,845,178 $  4,017,943 $ 2,149,605 $ 2,033,341
                                           ===========  =========== =========== =========== ============ =========== ===========


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS - SERIES A
                                   (UNAUDITED)

The following table summarizes the operating results of Series A. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                          Three Months
                                                              Ended
                                                            March 31,              For the Years Ended December 31,
                                                            ---------   -----------------------------------------------------------
                                                              1999         1998         1997         1996        1995        1994
                                                              ----         ----         ----         ----        ----        ----

Revenues                                                   $     226    $   4,439    $  40,359    $  53,041   $ 128,935   $ 188,148
      Net gain on sales or remarketing of equipment             --         76,227       82,576      142,237      74,970      87,985
                                                           ---------    ---------    ---------    ---------   ---------   ---------
      Gross revenue                                              226       80,666      122,935      195,278     203,905     276,133

Less:

      Administrative expense reimbursement -
        General Partner                                           48        1,878        4,521        7,133       9,690      11,404
      General and administrative                                 658       18,043       34,565       32,252      36,641      34,468
      Management fees - General Partner                           27        1,004        2,553        4,055       5,951      13,607
      Interest expense                                          --           --          7,875       15,092      39,350      63,423
      Provision for (reversal of) bad debts (2)                 (864)     (22,242)     (17,000)        --        10,000      33,500
      Depreciation expense                                      --           --           --           --        18,236      46,330
      Amortization of initial direct costs                      --           --           --           --          --            27
                                                           ---------    ---------    ---------    ---------   ---------   ---------
Net income - GAAP                                          $     357    $  81,983    $  90,421    $ 136,746   $  84,037   $  73,374
                                                           =========    =========    =========    =========   =========   =========

Net income - GAAP - allocable to
      limited partners                                     $     339    $  77,884    $  85,900    $ 129,909   $  79,835   $  69,705
                                                           =========    =========    =========    =========   =========   =========

Taxable income from operations (1)                                (3)      57,520       62,818      198,523   $  94,532   $ 111,397
                                                           =========    =========    =========    =========   =========   =========

Cash generated from operations                             $  (1,260)      24,760    $ 109,929    $ 210,327   $ 268,467   $ 301,679
Cash generated from sales of equipment                          --         94,160      112,356      202,787     136,363     216,200
Cash generated from refinancing                                 --           --           --           --          --          --
                                                           ---------    ---------    ---------    ---------   ---------   ---------

Cash generated from operations, sales and
      refinancing                                             (1,260)     118,920      222,285      413,114     404,830     517,879

Less:

      Cash distributions to investors from operations,
        sales and refinancing                                 12,523      181,576      225,405      225,405     225,533     233,651
      Cash distributions to General Partner from
        operations, sales and refinancing                        659        9,557       11,863       11,863      11,867      12,297
                                                           ---------    ---------    ---------    ---------   ---------   ---------

Cash generated from (used by) operations, sales
      and refinancing after cash distributions             $ (14,442)   $ (72,213)   $ (14,983)   $ 175,846   $ 167,430   $ 271,931
                                                           =========    =========    =========    =========   =========   =========


--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (UNAUDITED)


                                                  Three Months Ended
                                                      March 31,                         For the Years Ended December 31,
                                                  ------------------        ----------------------------------------------------
                                                       1999                   1998       1997       1996       1995       1994
                                                       ----                   ----       ----       ----       ----       ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:

   Taxable income from operations (1)                    (3)                $ 21.82    $ 23.82    $ 37.65    $ 35.86     $42.25
                                                                            =======    =======    =======    =======     ======

Cash distributions to investors
   Source (on GAAP basis)

     Investment income                               $   .14                $ 31.10    $ 34.30    $ 38.13    $ 31.88     $27.83
     Return of capital                               $  4.86                $ 41.40    $ 55.70    $ 51.87    $ 58.18     $65.46

   Source (on Cash basis)

     -  Operations                                       -                  $  9.89    $ 43.89    $ 83.98      90.06     $93.29
     -  Sales                                            -                  $ 37.60    $ 44.87    $  6.02       -          -
     -  Refinancing                                      -                      -          -        -           -          -
     -  Other                                        $   5.00               $ 25.01    $  1.24      -           -          -

Weighted average number of limited partnership
   ($500) units outstanding                             5,009                 5,009      5,009      5,009      5,009       5,009
                                                     ========                ======     ======     ======     ======      ======

(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1997, 1998 and for the first quarter of 1999, the Partnership reversed $17,000, $22,242 and $864, respectively, of amounts previously included in the allowance for doubtful accounts..

(3)     Interim tax information is not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS - SERIES B
                                   (UNAUDITED)

The following table summarizes the operating results of Series B. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                 Three Months
                                                    Ended
                                                   March 31,                     For the Years Ended December 31,
                                                 ------------   ------------------------------------------------------------------
                                                     1999           1998         1997          1996          1995          1994
                                                     ----           ----         ----          ----          ----          ----

Revenue                                            $  35,682    $  211,742   $   333,775   $   342,739   $   715,841   $ 1,327,962
   Net gain (loss) on sales or remarketing
     of equipment                                       (436)      188,876       228,875       176,924       480,681       288,714
                                                   ---------    ----------   -----------   -----------   -----------   -----------
   Gross revenue                                      35,246       400,618       562,650       519,663     1,196,522     1,616,676

Less:

   Interest expense                                   10,336        77,673       106,868        45,619       182,419       612,643
   General and administrative                         14,318        75,656        59,847       102,721       102,334       102,444
   Administrative expense reimbursement -
     General Partner                                   3,674        20,288        39,609        50,841        85,848       153,287
   Management fees - General Partner (3)                --            --            --        (228,906)       84,811       151,316
   Depreciation expense                                 --            --            --            --          54,799       106,001
   Amortization of initial direct costs                 --            --            --               4        33,433       100,949
   Provision for (reversal of) bad debts (2)            --         (36,892)         --            --          25,000          --
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Net income - GAAP                                  $   6,918    $  263,893   $   356,326   $   549,384   $   627,878   $   390,036
                                                   =========    ==========   ===========   ===========   ===========   ===========

Net income - GAAP - allocable to
   limited partners                                $   6,849    $  261,254   $   352,763   $   543,890   $   621,599   $   386,136
                                                   =========    ==========   ===========   ===========   ===========   ===========

Taxable income from operations (1)                        (4)   $  103,673   $    44,995   $   740,381   $ 2,363,289   $   475,707
                                                                ==========   ===========   ===========   ===========   ===========

Cash generated from operations                     $ 172,638    $  761,619   $   879,014   $ 1,002,547   $   999,015   $   800,648
Cash generated from sales of equipment                12,100       321,104       544,232       600,737     2,148,030     3,443,168
Cash generated from refinancing                         --            --       1,500,000          --            --            --
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Cash generated from operations, sales and
   refinancing                                       184,738     1,082,723     2,923,246     1,603,284     3,147,045     4,243,816

Less:

   Cash distributions to investors from operations,
     sales and refinancing                            49,950       682,648     1,798,200     1,798,200     1,799,763     1,800,000
   Cash distributions to General Partner from
     operations, sales and refinancing                   504         6,895        18,164        18,164        18,180        18,182
                                                   ---------    ----------   -----------   -----------   -----------   -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions        $ 134,284    $  393,180   $ 1,106,882   $  (213,080)  $ 1,329,102   $ 2,425,634
                                                   =========    ==========   ===========   ===========   ===========   ===========

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (UNAUDITED)


                                                    Three Months Ended
                                                        March 31,                       For the Years Ended December 31,
                                                    ------------------   ---------------------------------------------------------

                                                          1999             1998         1997          1996        1995       1994
                                                          ----             ----         ----          ----        ----       ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:

   Taxable income from operations (1)                       (4)         $   5.14     $   2.23     $  36.69    $  116.99    $  23.55
                                                                        ========     ========     ========    =========    ========
Cash distributions to investors
   Source (on GAAP basis)

     Investment income                               $      .34         $  13.09     $  17.73     $  27.23    $  31.08     $  19.31
     Return of capital                               $     2.16         $  21.11     $  72.27     $  62.78    $  58.92     $  70.69

   Source (on Cash basis)

     -  Operations                                   $     2.50         $  34.20     $  44.00     $  50.18    $  49.96     $  39.63
     -  Sales                                        $     -            $   -        $  27.24     $  30.07    $  40.04     $  50.37
     -  Refinancing                                  $     -            $   -        $  18.76        -            -            -
     -  Other                                              -            $   -            -        $   9.75        -            -

Weighted average number of limited partnership

   ($100) units outstanding                             199,800          199,800      199,800      199,800      199,986     200,000
                                                     ==========         ========     ========     ========     ========     =======

(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998, the Partnership reversed $36,892 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on November 15, 1995, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted. These amendments are effective from and after November 15, 1995 and include: (1) extending the reinvestment period for a maximum of four additional years and likewise delaying the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $241,652 of the $368,652 accrued and unpaid management fees as of December 31, 1996 and all additional management fees which would otherwise accrue. The remaining $127,000 of unpaid management fees will be paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner.

(4) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS - SERIES C
                                   (UNAUDITED)

The following table summarizes the operating results of Series C. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                             Three Months
                                                  Ended
                                                March 31,             For the Years Ended December 31,
                                              ------------ -------------------------------------------------------------------
                                                  1999         1998          1997           1996          1995         1994
                                                  ----         ----          ----           ----          ----         ----

Revenues                                      $  44,890    $   291,197   $   455,472    $  659,218   $   964,104   $ 1,775,547
   Net gain (loss) on sales or                   (2,576)       465,144       175,860       511,331        95,250       361,407
     remarketing of equipment                 ---------    -----------   -----------    ----------   -----------   -----------

 Gross revenue                                   42,314        756,341       631,332     1,170,549     1,059,354     2,136,954

Less:
   General and administrative                    12,330        103,231        60,248        37,247       107,419       104,307
   Administrative expense reimbursement -         5,311         29,415        59,126        93,494       130,482       174,261
      General Partner
   Interest expense                                --             --           4,888        16,809       253,143       920,433
   Management fees - General Partner (3)           --             --        (471,463)       92,360       128,533       171,135
   Amortization of initial direct costs            --             --            --           6,912        38,892       154,879
   Depreciation expense                            --             --            --            --            --         224,474
   Provision for/(reversal of) bad debt (2)        --         (150,000)         --            --            --         141,000
                                              ---------    -----------   -----------    ----------   -----------   -----------

Net income - GAAP                             $  24,673    $   773,695   $   978,533    $  923,727   $   400,885   $   246,645
                                              =========    ===========   ===========    ==========   ===========   ===========

Net income - GAAP - allocable to              $  24,426    $   765,958   $   968,748    $  914,490   $   396,876   $   244,000
   limited partners                           =========    ===========   ===========    ==========   ===========   ===========

Taxable income (loss) from operations (1)            (4)   $   361,361   $   274,376    $1,768,103   $  (649,775)  $(3,611,476)
                                                           ===========   ===========    ==========   ===========   ===========

Cash generated from operations                $ 176,021    $   952,528   $ 2,038,710    $1,987,290   $   391,072   $ 2,854,887
Cash generated from sales of equipment           11,473        646,783       621,621     1,289,421     3,058,969     1,665,032
Cash generated from refinancing                    --             --            --            --            --          -
                                              ---------    -----------   -----------    ----------   -----------   -----------


Cash generated from operations, sales and
   refinancing                                  187,494      1,599,311     2,660,331     3,276,711     3,450,041     4,519,919

Less:
   Cash distributions to investors
      from operations, sales and refinancing    445,494      1,782,770     1,784,993     1,786,992     1,796,363     1,799,100
   Cash distributions to General Partner from
     operations, sales and refinancing            4,500         18,017        18,030        18,050        18,144        18,173
                                              ---------    -----------   -----------    ----------   -----------   -----------

Cash generated from operations, sales and
   refinancing after cash distributions       $(262,500)   $  (201,476)  $   857,308    $1,471,669   $ 1,635,534   $ 2,702,646
                                              =========    ===========   ===========    ==========   ===========   ===========

                                       B-9

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (UNAUDITED)

                                                 Three Months Ended
                                                     March 31,                       For the Years Ended December 31,
                                                 ------------------    ----------------------------------------------------------
                                                       1999              1998         1997        1996          1995         1994
                                                       ----              ----         ----        ----          ----         ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                  (4)             $  18.06     $  13.70    $  88.16      $ (32.24)    $(178.86)
                                                                       ========     ========    ========      ========     ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                               $   1.23          $  38.67     $  48.85    $  46.06      $  19.87     $  12.21
     Return of capital                               $  21.27          $  51.33     $  41.15    $  43.94      $  70.13     $  77.79

   Source (on Cash basis)
     -  Operations                                   $   8.89          $  48.09     $  90.00    $  90.00      $  19.59     $  90.00
     -  Sales                                             .58             32.65         -            -        $  70.41         -
     -  Refinancing                                    -                   -            -            -            -            -
     -  Other                                           13.03              9.26         -            -            -            -

Weighted average number of limited partnership
   ($100) units outstanding                           198,037           198,087      198,332     198,551       199,558      199,900
                                                     ========          ========     ========    ========      ========     ========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $150,000 of amounts previously included in the allowance for doubtful accounts.

(3) The Partnership's original reinvestment period was to expire on June 19, 1996, five years after the final closing date. The General Partner distributed a definitive consent statement to the limited partners to solicit approval of two amendments to the Partnership agreement. A majority of the limited partnership units outstanding responded affirmatively and the amendments were adopted accordingly. These amendments are effective from and after June 19, 1996 and include: (1) extending the reinvestment period for a maximum of four and one half additional years and likewise delayed the start and end of the liquidation period, and (2) eliminating the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and all additional management fees which would otherwise accrue. The remaining $105,000 of unpaid management fees will be paid to the General Partner and subsequently remitted back to the Partnership in the form of an additional capital contribution by the General Partner.

(4) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS - SERIES D
                                   (UNAUDITED)

The following table summarizes the operating results of Series D. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                         Three Months Ended
                                                              March 31,                    For the Years Ended December 31,
                                                         ------------------  ------------------------------------------------------
                                                                1999             1998           1997          1996          1995
                                                                ----             ----           ----          ----          ----

Revenues                                                    $   598,742      $ 2,612,993    $ 3,084,705   $ 3,619,457   $ 3,270,722
   Net gain on sales or remarketing of equipment                278,329          183,820        452,706     2,391,683     1,931,333
                                                            -----------      -----------    -----------   -----------   -----------
   Gross revenue                                                877,071        2,796,813      3,537,411     6,011,140     5,202,055

Less:

   Interest expense                                             176,948          782,539      1,121,197     1,651,940       621,199
   Depreciation expense                                         161,138          664,121        356,417          --            --
   Management fees - General Partner                             59,360          397,171        548,400       685,103       594,623
   Administrative expense reimbursement - General Partner        34,591          218,158        271,829       301,945       257,401
   General and administrative                                    44,022          268,346        199,751       217,378       273,663
   Amortization of initial direct costs                           9,048          178,117        363,087       614,441       511,427
   Provision for bad debts (2)                                     --           (400,000)          --            --         150,000
                                                            -----------      -----------    -----------   -----------   -----------

Net income - GAAP                                           $   391,964      $   688,361    $   676,730   $ 2,540,333   $ 2,793,742
                                                            ===========      ===========    ===========   ===========   ===========

Net income - GAAP - allocable to limited partners           $   388,044      $   681,477    $   669,963   $ 2,514,930   $ 2,765,805
                                                            ===========      ===========    ===========   ===========   ===========

Taxable income from operations (1)                                   (3)     $    86,365    $ 3,483,507   $ 3,097,307   $ 1,641,323
                                                                             ===========    ===========   ===========   ===========

Cash generated from operations                              $   158,511      $ 3,315,260    $ 8,409,703   $ 1,621,624   $ 2,756,354
Cash generated from sales of equipment                          997,572        1,394,199      9,741,651    15,681,303     6,776,544
Cash generated from refinancing                                    --            750,000      2,700,000     5,250,000     4,148,838
                                                            -----------      -----------    -----------   -----------   -----------

Cash generated from operations, sales and
   refinancing                                                1,156,083        5,459,459     20,851,354    22,552,927    13,681,736

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                      864,753        4,074,331      7,882,867     5,588,508     5,589,207
   Cash distributions to General Partner from
     operations, sales and refinancing                            8,735           41,155         79,648        56,450        56,457
                                                            -----------      -----------    -----------   -----------   -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                     $   282,595      $ 1,343,973    $12,888,839   $16,907,969   $ 8,039,072
                                                            ===========      ===========    ===========   ===========   ===========

                                                               1994
                                                               ----
Revenues                                                    $ 3,661,321
   Net gain on sales or remarketing of equipment              1,199,830
                                                            -----------
   Gross revenue                                              4,861,151

Less:

   Interest expense                                             652,196
   Depreciation expense                                           4,167
   Management fees - General Partner                            778,568
   Administrative expense reimbursement - General Partner       337,867
   General and administrative                                   412,655
   Amortization of initial direct costs                         580,457
   Provision for bad debts (2)                                  475,000
                                                            -----------

Net income - GAAP                                           $ 1,620,241
                                                            ===========

Net income - GAAP - allocable to limited partners           $ 1,604,039
                                                            ===========

Taxable income from operations (1)                          $ 2,612,427
                                                            ===========

Cash generated from operations                              $ 1,969,172
Cash generated from sales of equipment                        9,054,589
Cash generated from refinancing                                    --
                                                            -----------

Cash generated from operations, sales and
   refinancing                                               11,023,761

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    5,596,503
   Cash distributions to General Partner from
     operations, sales and refinancing                           56,530
                                                            -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                     $ 5,370,728
                                                            ===========

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (UNAUDITED)


                                                      Three Months Ended
                                                          March 31,                      For the Years Ended December 31,
                                                      ------------------   --------------------------------------------------------
                                                            1999              1998        1997        1996        1995        1994
                                                            ----              ----        ----        ----        ----        ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
      Taxable income from operations (1)                   (3)             $   2.14    $  86.40    $   76.82    $ 40.70    $   64.71
                                                                           ========    ========    =========    =======    =========

Cash distributions to investors
      Source (on GAAP basis)
        Investment income                               $    9.72          $  17.08    $  16.79    $   63.00    $ 69.28    $   40.13
        Return of capital                                   11.95          $  85.02    $ 180.71    $   77.00    $ 70.72    $   99.87

      Source (on Cash basis)
        -  Operations                                   $    3.97          $  83.08    $ 197.50    $   40.62    $ 69.04    $   48.77
        -  Sales                                        $   17.70             19.02         -          99.38    $ 70.96    $   91.23
        -  Refinancing                                       -                 -            -           -           -            -
        -  Other                                        $    -                 -            -           -           -            -

Weighted average number of limited partnership
      ($100) units outstanding                            399,118           399,118     399,138      399,179    399,229      399,703
                                                        =========          ========    ========     ========    =======     ========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience. In 1998 the Partnership reversed $400,000 of amounts previously included in the allowance for doubtful accounts.

(3) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS-SERIES E
                                   (UNAUDITED)

The following table summarizes the operating results of Series E. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                            Three Months
                                                               Ended
                                                              March 31,                 For the Years Ended December 31,
                                                            -----------    ---------------------------------------------------------
                                                                1999           1998           1997         1996             1995
                                                                ----           ----           ----         ----             ----

Revenues                                                    $ 2,534,806    $ 9,435,503   $  6,401,873   $  7,907,175    $ 10,570,473
   Net gain on sales or remarketing of equipment                114,684        652,164      1,209,420      1,942,041       1,610,392
                                                            -----------    -----------   ------------   ------------    ------------
   Gross revenue                                              2,649,490     10,087,667      7,611,293      9,849,216      12,180,865

Less:

   Interest expense                                           1,162,697      4,495,629      2,471,045      2,957,534       4,377,702
   Management fees - General Partner                            233,637      1,207,760        919,728      1,120,336       1,596,569
   Administrative expense reimbursement - General Partner       139,838        657,327        486,253        563,107         784,775
   Provision for bad debts (3)                                     --        1,275,089           --          400,000         600,000
   Amortization of initial direct costs                          11,946        235,302        461,620        887,960       1,530,505
   Depreciation                                                 146,803        545,503        475,619      1,061,711       1,061,712
   General and administrative                                   204,319        558,525        370,705        608,293         638,362
   Minority interest in joint venture                            93,463         64,826         57,738          6,392           5,438
                                                            -----------    -----------   ------------   ------------    ------------

Net income - GAAP                                           $   656,787    $ 1,047,706   $  2,368,585   $  2,243,883    $  1,585,802
                                                            ===========    ===========   ============   ============    ============

Net income - GAAP - allocable to limited partners           $   650,219    $ 1,037,229   $  2,344,899   $  2,221,444    $  1,569,944
                                                            ===========    ===========   ============   ============    ============

Taxable income (loss) from operations (1)                            (3)   $ 1,688,176   $    981,575   $ (3,280,008)   $  1,700,386
                                                                           ===========   ============   ============    ============

Cash generated from operations                              $ 2,882,946    $12,745,950   $ 21,638,350   $ 13,210,339    $  8,768,414
Cash generated from sales of equipment                        1,711,972      2,476,110     15,313,194     10,358,637       7,419,261
Cash generated from refinancing                                    --       61,878,918     20,765,451     13,780,000       7,400,000
                                                            -----------    -----------   ------------   ------------    ------------

Cash generated from operations, sales and refinancing         4,594,918     77,100,978     57,716,995     37,348,976      23,587,675

Less:

   Cash distributions to investors from operations,
     sales and refinancing                                    1,532,320      7,755,553      7,768,316      7,771,164       7,773,082
   Cash distributions to General Partner from operations,
     sales and refinancing                                       15,478         78,338         78,468         78,496          78,512
                                                            -----------    -----------   ------------   ------------    ------------

Cash generated from operations, sales and refinancings
  after cash distributions                                  $ 3,047,120    $69,267,087   $ 49,870,211   $ 29,499,316    $ 15,736,081
                                                            ===========    ===========   ============   ============    ============

                                                               1994
                                                               ----
Revenues                                                    $10,946,254
   Net gain on sales or remarketing of equipment                628,027
                                                            -----------
   Gross revenue                                             11,574,281

Less:

   Interest expense                                           4,868,950
   Management fees - General Partner                          1,547,509
   Administrative expense reimbursement - General Partner       408,114
   Provision for bad debts (3)                                  250,000
   Amortization of initial direct costs                       1,840,714
   Depreciation                                                 289,478
   General and administrative                                   438,569
   Minority interest in joint venture                              --
                                                            -----------
Net income - GAAP                                           $ 1,930,947
                                                            ===========

Net income - GAAP - allocable to limited partners           $ 1,511,824
                                                            ===========

Taxable income (loss) from operations (1)                   $ 2,793,029
                                                            ===========

Cash generated from operations                              $17,597,929
Cash generated from sales of equipment                        6,492,842
Cash generated from refinancing                                   --
                                                            -----------

Cash generated from operations, sales and refinancing        24,090,771

Less:

   Cash distributions to investors from operations,
     sales and refinancing                                    8,390,043
   Cash distributions to General Partner from operations,
     sales and refinancing                                       78,582
                                                            -----------

Cash generated from operations, sales and refinancings
  after cash distributions                                  $15,622,146
                                                            ===========

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

                                   (UNAUDITED)

                                                     Three Months Ended
                                                         March 31,                        For the Year Ended December 31,
                                                     ------------------        ---------------------------------------------------
                                                           1999                  1998        1997      1996       1995      1994
                                                           ----                  ----        ----      ----       ----      ----
Tax and distribution data per $1,000
   limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)              (3)                  $  27.48   $  15.95  $ (53.28)  $  27.61  $  45.32
                                                                               ========   ========  ========   ========  ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                  $  10.69               $  17.05   $  38.49  $  36.45   $  25.75  $  24.78
     Return of capital                                  $  14.51               $ 110.45   $  89.01  $  91.05   $ 101.75  $ 112.74

Source (on cash basis)
   - Operations                                         $  25.20               $ 127.50   $ 127.50  $ 127.50   $ 127.50  $ 137.52
   - Sales                                                  -                                  -         -          -         -
   - Refinancings                                           -                                  -         -          -         -
   - Other                                                  -                                  -         -          -         -

Weighted average number of limited partnership
($100) units outstanding                                 607,856                608,273    609,211   609,503    609,650   610,080
                                                        ========               ========   ========  ========   ========  ========

(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS-L.P. SIX
                                   (UNAUDITED)

The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.


                                                          Three Months Ended
                                                                March 31,            For the Years Ended December 31,
                                                           ------------------  ---------------------------------------------
                                                                  1999             1998             1997           1996
                                                                  ----             ----             ----           ----
Revenues                                                     $  1,470,429      $  5,327,322    $  6,452,409    $  9,238,182
    Net gain on sales or remarketing of equipment                 218,041           835,048          58,523         338,574
                                                             ------------      ------------    ------------    ------------

    Gross revenue                                               1,688,470         6,162,370       6,510,932       9,576,756

Less:

    Interest expense                                              460,253         2,164,887       2,648,557       4,330,544
    Management fees - General Partner                             163,360           969,546       1,092,714       1,333,394
    Amortization of initial direct costs                           53,446           893,953       1,071,656       1,349,977
    Depreciation                                                  156,300           736,793         745,275         848,649
    Administrative expense reimbursement - General Partner         86,213           485,391         547,382         642,276
    Provision for bad debts (3)                                      --              52,997         183,274         750,000
    General and administrative                                     61,416           384,414         178,464         657,470
    Minority interest in joint venture                              2,208             6,750           7,990          31,413
                                                             ------------      ------------    ------------    ------------

Net income (loss) - GAAP                                     $    705,274      $    467,639    $     35,620    $   (366,967)
                                                             ============      ============    ============    ============

Net income (loss) - GAAP - allocable to limited partners     $    698,221      $    462,963    $     35,264    $   (363,297)
                                                             ============      ============    ============    ============

Taxable income (loss) from operations (1)                              (4)     $ (3,616,045)   $ (1,154,365)   $   (574,054)
                                                                               ============    ============    ============

Cash generated from operations                               $    443,938      $  3,543,778    $ 12,075,547    $  9,923,936
Cash generated from sales of equipment                          1,227,776         4,473,161       4,336,675       8,684,744
Cash generated from refinancing                                      --                --              --         9,113,081
                                                             ------------      ------------    ------------    ------------

Cash generated from operations, sales and refinancing           1,671,714         8,016,939      16,412,222      27,721,761

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                     1,019,828         4,085,189       4,102,940       4,119,354
    Cash distributions to General Partner from operations,
      sales and refinancing                                        10,301            41,261          41,444          41,613
                                                             ------------      ------------    ------------    ------------

Cash generated from operations, sales and refinancing
    after cash distributions                                 $    641,585      $  3,890,489    $ 12,267,838    $ 23,560,794
                                                             ============      ============    ============    ============


                                                           -------------------------------
                                                                 1995           1994
                                                                 ----           ----
Revenues                                                     $  6,622,180   $    203,858
    Net gain on sales or remarketing of equipment                 107,733           --
                                                             ------------   ------------

    Gross revenue                                               6,729,913        203,858

Less:

    Interest expense                                            3,003,633          2,142
    Management fees - General Partner                             696,096          8,827
    Amortization of initial direct costs                          828,154         12,748
    Depreciation                                                  636,487           --
    Administrative expense reimbursement - General Partner        381,471          6,872
    Provision for bad debts (3)                                   570,000         63,500
    General and administrative                                    360,235         38,879
    Minority interest in joint venture                            177,769           --
                                                             ------------   ------------

Net income (loss) - GAAP                                     $     76,068   $     70,890
                                                             ============   ============

Net income (loss) - GAAP - allocable to limited partners     $     75,307   $     70,181
                                                             ============   ============

Taxable income (loss) from operations (1)                    $  2,239,753   $     71,033
                                                             ============   ============

Cash generated from operations                               $  8,776,203   $    439,913
Cash generated from sales of equipment                          1,016,807           --
Cash generated from refinancing                                33,151,416           --
                                                             ------------   ------------

Cash generated from operations, sales and refinancing          42,944,426        439,913

Less:

    Cash distributions to investors from operations,
      sales and refinancing                                     2,543,783        311,335
    Cash distributions to General Partner from operations,
      sales and refinancing                                        25,694          3,145
                                                             ------------   ------------

Cash generated from operations, sales and refinancing
    after cash distributions                                 $ 40,374,949   $    125,433
                                                             ============   ============

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

               OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS-L.P. SIX
                                   (UNAUDITED)


                                                Three Months Ended
                                                     March 31,                          For the Years Ended December 31,
                                                ------------------        --------------------------------------------------------
                                                       1999                   1998        1997       1996        1995        1994
                                                       ----                   ----        ----       ----        ----        ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:

    Taxable income (loss) from operations (1)         (4)                  $ (94.21)   $ (29.94)   $ (14.83)   $  85.13    $ 22.15
                                                                           ========    ========    ========    ========    =======

Cash distributions to investors (2)
    Source (on GAAP basis)

       Investment income                           $   18.40               $  12.18    $    .86    $      -    $   2.89    $ 22.10
       Return of capital                           $    8.47                  95.32    $ 106.64    $ 107.50    $  94.78    $ 75.94

    Source (on cash basis)

       - Operations                                $   11.70                  93.25    $ 107.50    $ 107.50    $  97.67    $ 98.04
       - Sales                                         15.17                  14.25        -           -           -            -
       - Refinancing                                    -                       -          -           -           -            -
       - Other                                          -

Weighted average number of limited partnership
    ($100) units outstanding                         379,353                379,984     381,687     383,196     260,453     31,755
                                                    ========                =======     =======     =======     =======     ======


(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS-L.P. SEVEN
                                   (UNAUDITED)

The following table summarizes the operating results of L.P. Seven. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                Three Months Ended
                                                                     March 31,               For the Years Ended December 31,
                                                                ------------------     -------------------------------------------
                                                                       1999                 1998           1997           1996
                                                                       ----                ----            ----           ----
Revenues                                                          $  4,487,983         $ 16,513,507    $  8,000,454   $  1,564,069
    Net gain on sales or remarketing of equipment                      176,579              694,111       1,748,790           --
                                                                  ------------         ------------    ------------   ------------
    Gross revenue                                                    4,664,562           17,207,618       9,749,244      1,564,069

Less:

    Interest expense                                                 1,801,892            8,050,315       3,652,517        398,200
    Management fees - General Partner                                  603,424            2,337,112       1,522,045        264,784
    Amortization of initial direct costs                               436,376            1,929,906         932,123        230,785
    Administrative expense reimbursement - General Partner             257,859            1,005,354         652,319        117,809
    Provision for bad debts (3)                                        200,000              700,000         150,000         75,000
    General and administrative                                         116,196              491,239         186,280         72,040
    Minority interest in joint venture                                   1,199                4,516           4,380           --
                                                                  ------------         ------------    ------------   ------------

Net income - GAAP                                                 $  1,247,616         $  2,689,176    $  2,649,580   $    405,451
                                                                  ============         ============    ============   ============

Net income - GAAP - allocable to limited partners                 $  1,235,140         $  2,662,284    $  2,623,084   $    401,396
                                                                  ============         ============    ============   ============

Taxable income (loss) from operations (1)                                   (4)        $ (5,506,497)   $  2,335,939   $    146,726
                                                                                       ============    ============   ============

Cash generated from operations                                    $    271,234              535,582    $  2,855,330   $    973,899
Cash generated from sales of equipment                                 769,046            4,903,647       7,315,408           --
Cash generated from refinancing                                      3,000,000                 --              --             --
                                                                  ------------         ------------    ------------   ------------

Cash generated from operations, sales and refinancing                4,040,280            5,439,229      10,170,738        973,899

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                          2,678,115            8,692,479       4,147,829      1,361,099
    Cash distributions to General Partner from operations,
      sales and refinancing                                             27,052               87,803          41,125         13,749
                                                                  ------------         ------------    ------------   ------------

Cash generated from (used by) operations, sales and refinancing
    after cash distributions                                      $  1,335,113         $ (3,341,053)   $  5,981,784   $   (400,949)
                                                                  ============         ============    ============   ============

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE III

              OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS-L.P. SEVEN
                                   (UNAUDITED)

                                                       Three Months Ended
                                                            March 31,            For the Years Ended December 31,
                                                       ------------------     -----------------------------------------
                                                              1999              1998             1997           1996
                                                              ----              ----             ----           ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:

    Taxable income from operations (1)                        (4)             $  (67.41)      $  55.90        $   9.30
                                                                              =========       ========        ========

Cash distributions to investors (2)
    Source (on GAAP basis)

       Investment income                                   $  12.39           $   32.92       $  67.94        $  31.71
       Return of capital                                   $  14.48           $   74.58       $  39.56        $  75.79

    Source (on cash basis)

       - Operations                                        $   2.72           $    6.62       $  73.96        $  76.97
       - Sales                                                 7.72           $   60.64       $  33.54             -
       - Refinancing                                          16.43                -               -               -
       - Other                                             $   -              $   40.24            -          $  30.53

Weighted average number of limited partnership
    ($100) units outstanding                                996,400            808,650         413,677         156,222
                                                           ========           ========        ========        ========


(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) Interim tax information not available.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                    TABLE IV

                   RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

                            No Prior Public Programs
       have completed operations in the five years ended March 31, 1999.

--------------------------------------------------------
Prior performance is not an indication of future results.

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                     Total                                                 Federal
         Type of                   Year of          Year of       Acquisition   Net Book        Net            GAAP        Taxable
        Equipment                Acquisition      Disposition       Cost (1)    Value (2)  Proceeds (3)    Gain (Loss)   Gain (Loss)
---------------------------      -----------      -----------     -----------  ----------  ------------    -----------   -----------

Computers                           1988             1990           $32,352      $13,859      $16,955         $3,096        $1,064
Office Copier                       1988             1990          $180,922      $52,504      $52,504             $0      ($30,400)

Agriculture                         1988             1991           $19,032       $8,921       $7,225        ($1,696)      ($2,214)
Computers                           1988             1991            $8,450           $0         $465           $465            $0
Computers                           1989             1991          $363,540      $28,027      $56,077        $28,050       $14,962
Telecommunications                  1990             1991          $827,804      $49,393           $0       ($49,393)           $0
Medical                             1988             1991           $29,756           $0           $0             $0      ($10,626)
Copiers                             1988             1991          $235,863           $0           $0             $0      ($18,115)

Agriculture                         1988             1992           $61,200      $25,810      $24,152        ($1,658)           $0
Computers                           1988             1992           $51,353           $0           $0             $0            $0
Copiers                             1988             1992          $195,875           $0           $0             $0            $0
Material Handling                   1988             1992           $78,321           $0           $0             $0            $0
Medical                             1988             1992           $50,433      $15,250       $7,000        ($8,250)      $34,389
Computers                           1989             1992           $41,058       $4,553       $6,606         $2,053      ($13,951)
Copiers                             1989             1992           $81,913       $6,495       $6,495             $0        $1,114
Office Equipment                    1989             1992           $81,986       $2,821      $12,298         $9,477      ($28,695)
Computers                           1991             1992            $3,607       $3,196       $4,142           $946        $1,076
Furniture And Fixtures              1992             1992            $4,325       $4,430       $4,390           ($40)          $65

Computers                           1988             1993           $71,813           $0           $0             $0            $0
Furniture                           1988             1993          $350,000           $0           $0             $0            $0
Medical                             1988             1993          $221,191         $182       $2,382         $2,200        $2,341
Agriculture                         1989             1993           $57,975       $2,050       $2,932           $882       ($1,724)
Printing                            1989             1993          $126,900       $5,661       $7,800         $2,139      ($10,729)
Reprographics                       1989             1993          $112,500         $115         $115             $0      ($12,079)
Computers                           1990             1993           $79,043           $0           $0             $0            $0
Reprographics                       1990             1993           $71,805       $8,391      $12,528         $4,137            $0
Retail                              1990             1993          $198,513     ($32,916)     $67,894       $100,810            $0
Video Production                    1990             1993          $341,796      $67,965     $161,615        $93,650       $24,507
Computers                           1991             1993          $135,380       $6,540      $20,134        $13,594      ($50,622)
Fixture                             1992             1993            $2,267       $1,635       $1,824           $189           $11
Telecommunications                  1992             1993           $20,000      $11,840      $11,200          ($640)      ($4,800)
Video Production                    1992             1993            $3,362       $1,110         $592          ($518)      ($2,867)


                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                     Total                                                 Federal
         Type of                   Year of          Year of       Acquisition   Net Book        Net            GAAP        Taxable
        Equipment                Acquisition      Disposition       Cost (1)    Value (2)  Proceeds (3)    Gain (Loss)   Gain (Loss)
---------------------------      -----------      -----------     -----------  ----------  ------------    -----------   -----------

Manufacturing & Production          1993             1993           $22,660           $0           $0             $0            $0

Agriculture                         1988             1994           $30,000         $288         $288             $0            $0
Medical                             1988             1994           $46,050       $6,438       $6,438             $0            $0
Computers                           1989             1994           $71,152       $6,942         $500        ($6,442)      ($1,449)
Computers                           1991             1994          $156,552       $6,882      $16,611         $9,729      ($41,137)
Material Handling                   1991             1994            $7,013       $1,973       $2,203           $230         ($604)
Medical                             1991             1994           $40,556     ($11,278)      $1,460        $12,738          $375
Fixture                             1992             1994            $3,396         $751         $845            $94       ($1,192)
Manufacturing & Production          1992             1994           $17,103        ($199)          $0           $199       ($5,443)
Furniture                           1993             1994           $26,868           $0           $0             $0            $0
Manufacturing & Production          1993             1994           $27,096      $10,139      $11,054           $915            $0
Agriculture                         1989             1994           $14,191         $350         $350             $0            $0
Printing                            1993             1994           $24,112      $24,030      $27,061         $3,031            $0

Computers                           1991             1995           $17,200         $173       $3,522         $3,349        $1,594
Copiers                             1991             1995           $49,081       $7,350       $7,423            $73       ($3,044)
Sanitation                          1991             1995           $21,452         $560       $4,818         $4,258        $3,010
Agriculture                         1992             1995            $7,828         $462         $737           $275       ($1,901)
Computers                           1993             1995           $64,391      $36,094       $5,863       ($30,231)           $0
Manufacturing & Production          1993             1995           $28,557       $8,752       $8,912           $160            $0
Retail                              1993             1995           $28,507          ($9)        $697           $706            $0

Computers                           1991             1996           $35,618       $1,502      $20,150        $18,648       $19,571
Copiers                             1991             1996          $117,238      $17,784      $32,380        $14,596       $28,006
Material Handling                   1991             1996           $14,996         $843       $3,223         $2,380        $3,432
Sanitation                          1991             1996           $35,854       $5,946       $5,649          ($297)       $5,260
Fixture                             1992             1996           $18,452       $1,909       $1,909             $0       ($1,919)
Computers                           1993             1996           $72,479        ($573)        $515         $1,088            $0
Furniture                           1993             1996            $9,978          ($2)          $0             $2            $0
Material Handling                   1993             1996           $11,824           $0           $0             $0            $0
                                    1993             1996           $33,190         $400         $403             $3            $0
Retail                              1993             1996           $44,673          ($5)          $0             $0            $0
Sanitation                          1993             1996            $5,822           $0           $0             $0            $0
Video Production                    1993             1996           $41,465      $12,099      $12,441           $342            $0


                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                     Total                                                 Federal
         Type of                   Year of          Year of       Acquisition   Net Book        Net            GAAP        Taxable
        Equipment                Acquisition      Disposition       Cost (1)    Value (2)  Proceeds (3)    Gain (Loss)   Gain (Loss)
---------------------------      -----------      -----------     -----------  ----------  ------------    -----------   -----------

Medical                             1994             1996           $12,166         $960       $2,000         $1,040       ($4,259)

Computers                           1991             1997           $75,602       $4,349      $15,753        $11,403       $19,783
Computers                           1993             1997           $39,593       $6,013           $0        ($6,013)           $0
Retail                              1993             1997          $158,276      $16,960      $23,438        $23,423        $5,373
Video                               1993             1997           $27,273           $0           $0             $0            $0
Sanitation                          1996             1997            $3,571          $43       $1,380         $1,337            $0

Computers                           1991             1998            $5,018           $0         $614           $614        $1,143
Computers                           1993             1998          $178,752           $0         $187           $187            $0
Manufacturing & Production          1993             1998          $157,173         $394         $706           $311            $0
Material Handling                   1993             1998           $27,258           $0         $669           $669            $0
Medical                             1993             1998           $12,963           $0           $0             $0            $0
Printing                            1993             1998           $33,033           $0         $772           $772            $0
Reprographics                       1993             1998           $53,149           $0       $2,501         $2,501       ($6,941)
Retail                              1993             1998           $99,794           $0      $37,856        $37,856       $37,435
Telecommunications                  1993             1998           $26,238         $591         $605            $14            $0
Video                               1993             1998           $16,975           $0           $0             $0            $0
Manufacturing & Production          1995             1998           $14,356           $0           $0             $0            $0
Telecommunications                  1996             1998           $15,297           $0           $0             $0            $0
Computers                           1997             1998            $9,289       $3,136           $0        ($3,136)           $0


(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------
Agriculture                      1991              1991             $2,942           $0           $0             $0           $0
Computers                        1991              1991             $1,389           $0          $31            $31          $31
Construction                     1991              1991               $906         $102         $256           $154         $154
Manufacturing & Production       1991              1991             $1,800         $328         $343            $15          $15
Material Handling                1991              1991             $1,383           $0         $269           $269         $269
Office Equipment                 1991              1991             $1,233           $0           $0             $0           $0
Printing                         1991              1991            $19,967           $0           $6             $6           $6
Retail                           1991              1991             $6,714         $557         $639            $83          $83
Sanitation                       1991              1991           $167,899     $168,591     $172,406         $3,815       $3,815

Agriculture                      1991              1992             $7,013       $1,133         $300          ($834)       ($773)
Computers                        1991              1992           $451,724      $57,141      $55,313        ($1,828)    ($38,009)
Construction                     1991              1992           $233,875     $115,470     $119,943         $4,473     ($49,808)
Copiers                          1991              1992             $4,634      ($1,798)        $336         $2,134           $0
Fixture                          1991              1992        $10,326,838   $1,421,047         $614    ($1,420,433)          $0
Furniture                        1991              1992             $3,478           $1           $1             $0           $0
Material Handling                1991              1992            $25,677      $10,492      $11,432           $940      ($3,074)
Medical                          1991              1992            $12,817         $100         $100             $0     ($10,859)
Manufacturing & Production       1991              1992            $43,629      ($1,124)      $1,754         $2,878     ($32,166)
Office Equipment                 1991              1992             $8,342       $8,593       $3,261        ($5,332)          $0
Printing                         1991              1992            $16,961         $790         $944           $154      ($9,907)
Restaurant                       1991              1992            $35,504      $22,369       $8,777       ($13,592)          $0
Retail                           1991              1992           $118,527     $273,200      $10,583      ($262,617)    ($69,026)
Sanitation                       1991              1992           $253,845     $111,627     $115,785         $4,158           $0
Telecommunications               1991              1992            $12,916       $7,936       $9,356         $1,420      ($2,588)
Miscellaneous                    1991              1992            $53,827      $21,578      $13,932        ($7,646)      $1,797

Agriculture                      1991              1993            $57,287       $7,456       $9,998         $2,542     ($18,745)
Automotive                       1991              1993             $6,266       $1,328       $1,427            $99      ($2,344)
Computers                        1991              1993         $1,051,652     $162,294     $207,909        $45,615    ($325,207)
Construction                     1991              1993           $464,100      $55,261      $78,501        $23,240     ($73,626)
Fixture                          1991              1993             $2,403           $0           $0             $0     ($15,392)
Furniture                        1991              1993            $99,455      $25,656      $15,551       ($10,105)   ($138,905)
Medical                          1991              1993         $1,313,194     $708,948     $710,991         $2,043     ($81,725)
Manufacturing & Production       1991              1993           $207,168      $25,494      $33,904         $8,410      ($2,771)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------
Office Equipment                 1991              1993            $50,397      $10,621      $11,360           $739     ($12,948)
Printing                         1991              1993            $23,682         $425       $1,500         $1,075           $0
Reprographics                    1991              1993             $3,898         $464         $464             $0     ($12,279)
Restaurant                       1991              1993            $52,281       $8,374      $11,424         $3,050     ($45,442)
Retail                           1991              1993           $107,672       $6,184      $14,538         $8,354      ($5,137)
Sanitation                       1991              1993           $369,044      $58,844      $72,766        $13,922      ($3,854)
Telecommunications               1991              1993            $13,462         $609         $995           $386      ($1,686)
Transportation                   1991              1993             $3,762         $271         $612           $341           $0
Construction                     1992              1993            $14,788        ($961)          $0           $961           $0
Retail                           1992              1993             $4,093        ($139)        $396           $535      ($2,058)

Agriculture                      1991              1994            $37,987      $10,692      $14,276         $3,584      ($1,742)
Automotive                       1991              1994            $54,591         $161         $190            $29           $0
Computers                        1991              1994         $3,845,015     $145,861     $176,290        $30,428    ($761,570)
Construction                     1991              1994           $144,438       $8,068      $10,874         $2,806      ($2,060)
Copiers                          1991              1994             $2,041          ($0)         $89            $89           $0
Environmental                    1991              1994           $213,173      $94,203     $123,051        $28,848     ($38,471)
Fixture                          1991              1994           $234,136      $31,188      $32,228         $1,040     ($64,973)
Furniture                        1991              1994           $544,084     ($33,508)     $42,733        $76,241    ($111,133)
Material Handling                1991              1994            $27,610       $9,861      $12,180         $2,320      ($8,523)
Medical                          1991              1994           $166,398       $1,386      $15,777        $14,391         $490
Manufacturing & Production       1991              1994           $351,497      $31,295      $56,139        $24,844     ($79,430)
Office Equipment                 1991              1994            $30,245           $0         $126           $125           $0
Printing                         1991              1994         $1,066,789     $210,962     $210,962             $0    ($222,154)
Restaurant                       1991              1994            $70,707        ($339)        $796         $1,136     ($10,709)
Retail                           1991              1994         $1,381,039     $152,323     $153,469         $1,146    ($361,934)
Sanitation                       1991              1994           $173,772       $2,892       $4,374         $1,482           $0
Telecommunications               1991              1994           $277,162      ($2,629)     $13,384        $16,013     ($57,036)
Video                            1991              1994             $8,139          ($1)        $327           $328           $0
Fixture                          1992              1994            $15,450       $1,223       $1,552           $328      ($8,169)
Manufacturing & Production       1992              1994           $122,247      $21,475      $31,910        $10,435     ($37,107)
Furniture                        1994              1994            $65,659      $69,225      $73,420         $4,195           $0

Computers                        1991              1995        $14,393,689   $1,892,673   $1,681,499      ($211,174)    ($60,114)
Construction                     1991              1995           $238,913      $14,433      $27,420        $12,987    ($149,560)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------
Copiers                          1991              1995            $39,507       $3,456       $4,077           $621      $13,504
Fixtures                         1991              1995           $804,453     $113,148      $89,760       ($23,388)    ($16,463)
Furniture                        1991              1995           $603,534      $29,758      $76,781        $47,023           $0
Medical                          1991              1995         $3,713,348   $1,692,752   $2,084,752       $392,000    ($260,046)
Manufacturing & Production       1991              1995         $3,123,635     $917,619     $768,141      ($149,478) ($1,022,443)
Office Equipment                 1991              1995           $347,197      $17,431      $17,435             $5      ($3,502)
Retail                           1991              1995         $1,765,207     $206,416     $117,745       ($88,670)    $854,893
Sanitation                       1991              1995            $26,224       $6,541        ($655)       ($7,196)          $0
Telecommunications               1991              1995           $373,595      $37,285      $38,143           $858    ($103,967)
Video Production                 1991              1995           $192,070       $4,450      $23,511        $19,062      $55,805
Furniture                        1993              1995            $54,942      $42,999      $23,436       ($19,562)
Material Handling                1993              1995            $46,931      $13,325      $13,753           $428           $0
Restaurant                       1994              1995           $436,966     $379,595     $411,179        $31,584     ($17,421)
Retail                           1994              1995            $35,025      $10,101      $10,120            $19
Telecommunications               1994              1995            $19,591      $11,665       $1,542       ($10,123)    ($13,275)
Fixtures                         1995              1995            $25,958      $26,768      $26,866            $99

Agriculture                      1991              1996             $7,362         $365           $0          ($365)       ($365)
Computers                        1991              1996         $3,287,984     $417,743     $317,557      ($100,185)    $469,256
Fixtures                         1991              1996           $142,743       $1,011           $0        ($1,011)     ($1,011)
Furniture                        1991              1996         $1,670,320    ($155,540)     $83,650       $239,190     $303,948
Medical                          1991              1996         $2,023,960     $774,664     $377,555      ($397,109)    $459,686
Manufacturing & Production       1991              1996           $160,029       $4,540       $1,849        ($2,691)       ($812)
Restaurant                       1991              1996            $85,715        ($780)      $7,296         $8,077      $11,319
Retail                           1991              1996            $71,310       $8,481       $1,150        ($7,331)      $1,390
Sanitation                       1991              1996             $4,363         $433           $0          ($433)       ($433)
Telecommunications               1991              1996            $95,843       $6,362       $9,248         $2,886       $7,641
Transportation                   1991              1996           $815,481      $30,308      $85,288        $54,980      $86,899
Video                            1991              1996           $180,577       $3,186      $12,790         $9,604      $17,915
Automotive                       1992              1996            $97,543      $11,860      $12,140           $278           $0
Environmental                    1992              1996           $157,907       $3,659       $8,533         $4,874     ($11,597)
Retail                           1992              1996            $53,003       $3,147       $3,897           $750           $0
Telecommunications               1992              1996           $362,250     ($28,983)      $4,851        $33,834     ($21,366)
Manufacturing & Production       1993              1996            $16,123           $0           $0             $0           $0
Computers                        1994              1996            $18,698         $216         $441           $255     ($11,060)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------
Construction                     1994              1996            $14,015       $1,020       $1,020             $0           $0
Medical                          1994              1996            $18,685      $15,364       $3,000       ($12,364)     ($9,364)
Manufacturing & Production       1994              1996            $35,203           $0           $0             $0     ($21,180)
Office Equipment                 1994              1996            $17,293         $596         $596             $0           $0
Telecommunications               1994              1996             $4,820           $0           $0             $0           $0

Computer                         1991              1997             $5,327          $94       $3,865         $3,771       $4,461
Medical                          1991              1997         $2,499,782     $258,686     $258,686             $0     $258,686
Retail                           1991              1997            $30,855           $0       $2,500         $2,500       $3,475
Retail                           1992              1997            $97,767           $1          $79            $78           $0
Sanitation                       1992              1997           $147,542           $0       $1,640         $1,640           $0
Video Production                 1992              1997            $66,253      $11,586      $12,305           $719       $3,869
Computers                        1993              1997            $21,303           $0          $11            $11           $0
Manufacturing & Production       1993              1997            $36,069          ($0)        $736           $736           $0
Restaurant                       1993              1997            $25,794         $784       $1,400           $616           $0
Retail                           1993              1997         $1,442,919     $134,489     $182,728        $48,239    ($136,145)
Automotive                       1994              1997            $16,431       $5,412       $6,561         $1,149        ($376)
Computers                        1994              1997            $24,615       $1,159       $1,350           $191      ($4,988)
Fixtures                         1994              1997            $16,090         $872         $726          ($146)     ($5,244)
Furniture                        1994              1997            $12,814       $2,514           $0        ($2,514)          $0
Manufacturing & Production       1994              1997            $86,687          $26       $1,462         $1,436     ($26,470)
Material Handling                1994              1997            $15,324           $0         $242           $242      ($5,888)
Medical                          1994              1997           $485,541      $43,278      $31,102       ($12,176)     $12,051
Telecommunications               1994              1997            $28,364       $1,496       $2,201           $705      ($9,751)
Manufacturing & Production       1995              1997            $25,764         $323       $1,349         $1,025           $0
Restaurant                       1995              1997            $15,364          ($0)          $0             $0      ($9,219)
Telecommunications               1995              1997            $34,104      $22,816           $0       ($22,816)          $0
Audio                            1996              1997            $46,335           $0           $0             $0           $0
Automotive                       1996              1997            $19,219         $602       $2,799         $2,197           $0
Computers                        1996              1997            $81,936      $30,716      $32,590         $1,873           $0
Restaurant                       1996              1997            $14,346      $13,996      $16,964         $2,968           $0
Telecommunications               1996              1997            $50,797         $886         $886             $0           $0

Construction                     1991              1998            $13,317       $1,046       $1,244           $198           $0
Restaurant                       1993              1998            $12,233           $0           $0            ($0)          $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                   Total                                                   Federal
          Type of               Year of           Year of       Acquisition      Net Book        Net           GAAP        Taxable
         Equipment            Acquisition       Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss) Gain (Loss)
---------------------------   -----------       -----------     ------------     ---------   ------------   -----------  -----------
Retail                           1993              1998         $1,191,185     $112,046     $166,375        $54,329  ($1,119,715)
Computers                        1994              1998            $34,227         $398       $1,256           $858           $0
Furniture                        1994              1998           $330,381       $2,281       $3,432         $1,152     ($28,476)
Manufacturing & Production       1994              1998            $86,801       $2,833       $1,036        ($1,796)    ($39,369)
Restaurant                       1994              1998            $12,802           $0       $1,452         $1,452           $0
Computers                        1995              1998           $107,763           $0       $2,368         $2,368           $0
Manufacturing & Production       1995              1998           $123,207           $0       $1,069         $1,069           $0
Restaurant                       1995              1998            $60,183           $0       $3,116         $3,116           $0
Telecommunications               1995              1998            $16,828           $0           $0             $0           $0
Automotive                       1996              1998            $22,278           $0       $2,245         $2,245           $0
Computers                        1996              1998            $33,537           $0           $0             $0           $0
Furniture                        1996              1998           $470,368      $22,468     $396,938       $374,470    ($489,183)
Manufacturing & Production       1996              1998            $13,260           $0         $445           $445           $0
Video Prodroduction              1996              1998            $53,372         $622         $624             $2           $0

Computers                        1991              1999            $12,981          $84           $0           ($84)          (4)
Telecommunications               1991              1999            $17,935           $0       $1,300         $1,300           (4)
Computers                        1994              1999            $15,606           $0       $1,993         $1,993           (4)
Manufacturing & Production       1994              1999            $26,567         $156         $336           $180           (4)
Medical                          1994              1999            $15,008       $1,383       $1,757           $374           (4)
Restaurant                       1994              1999            $29,171       $2,850       $1,552        ($1,297)          (4)
Retail                           1995              1999            $16,346           $0           $1             $1           (4)
Computers                        1996              1999            $44,246           $0       $1,521         $1,521           (4)
Construction                     1996              1999            $29,353       $1,024       $1,774           $749           (4)
Furniture                        1996              1999            $51,853           $0           $0             $0           (4)
Medical                          1996              1999            $11,554           $0           $0             $0

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Manufacturing & Production         1990         1990             $31,129       $28,288        $34,142       $5,854        $3,013
Mining                             1990         1990            $145,227      $120,804       $120,804           $0            $0
Video Production                   1990         1990             $10,201        $8,006         $9,086       $1,080          $671

Agriculture                        1989         1991              $5,986        $4,003             $0      ($4,003)           $0
Computers                          1989         1991             $76,899       $52,134         $7,492     ($44,642)           $0
Construction                       1989         1991             $48,299       $43,554         $7,784     ($35,770)      ($7,007)
Copiers                            1989         1991              $7,469        $4,997            $16      ($4,981)           $0
Environmental                      1989         1991             $10,609       $11,546             $0     ($11,546)           $0
Furniture                          1989         1991             $86,965       $62,229        $19,339     ($42,890)           $0
Manufacturing & Production         1989         1991             $55,125       $34,435        $12,807     ($21,628)           $0
Medical                            1989         1991              $9,447        $7,643             $0      ($7,643)           $0
Office Equipment                   1989         1991             $25,171       $24,586            $64     ($24,522)      ($1,985)
Retail                             1989         1991              $4,405        $4,792             $0      ($4,792)           $0
Sanitation                         1989         1991             $15,448       $17,983             $0     ($17,983)           $0
Telecommunications                 1989         1991              $2,238            $0            $60          $60            $0
Transportation                     1989         1991              $9,474       $10,801             $0     ($10,801)           $0
Video Production                   1989         1991             $11,925        $1,762             $7      ($1,755)           $0
Agriculture                        1990         1991             $35,245        $4,694             $0      ($4,694)      ($5,210)
Computers                          1990         1991          $2,671,588      $601,346       $136,169    ($465,177)    ($476,397)
Construction                       1990         1991             $64,544       $29,979        $24,379      ($5,600)      ($9,949)
Copiers                            1990         1991             $30,699       $18,760           $911     ($17,849)           $0
Environmental                      1990         1991             $14,658       $15,434             $0     ($15,434)           $0
Fixture                            1990         1991             $29,510       $27,027           $808     ($26,219)           $0
Furniture                          1990         1991             $53,420       $34,771         $3,598     ($31,173)      ($5,953)
Manufacturing & Production         1990         1991            $526,568      $504,823       $226,978    ($277,845)     ($47,036)
Material Handling                  1990         1991            $112,075       $59,977        $34,758     ($25,219)           $0
Medical                            1990         1991             $93,771       $47,016             $0     ($47,016)     ($19,410)
Mining                             1990         1991            $221,706            $0             $0           $0      ($82,375)
Miscellaneous                      1990         1991             $29,443       $28,179             $0     ($28,179)           $0
Office Equipment                   1990         1991             $44,560       $34,289           $760     ($33,529)           $0
Restaurant                         1990         1991             $97,304       $45,062        $18,564     ($26,498)     ($24,787)
Retail                             1990         1991             $43,751       $18,362         $9,230      ($9,132)     ($12,624)
Sanitation                         1990         1991            $171,345       $66,074        $77,146      $11,072      ($78,222)
Telecommunications                 1990         1991            $980,613      $119,372             $0    ($119,372)     ($11,618)

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Transportation                     1990         1991             $13,434       $13,858             $0     ($13,858)           $0
Video Production                   1990         1991             $46,645       $26,631         $3,754     ($22,877)      $11,741
Material Handling                  1991         1991            $109,115      $108,512       $113,482       $4,970            $0

Agriculture                        1989         1992             $89,766       $19,058        $21,912       $2,854      ($12,999)
Computers                          1989         1992             $60,747        $1,659         $2,593         $934            $0
Copiers                            1989         1992             $79,556       $10,817        $10,839          $22       ($9,798)
Furniture                          1989         1992             $35,512        $2,418         $2,911         $493            $0
Manufacturing & Production         1989         1992            $117,236        $1,924         $1,936          $12            $0
Material Handling                  1989         1992             $16,058          $670           $789         $119       ($7,845)
Medical                            1989         1992             $31,701        $7,548         $1,967      ($5,580)           $0
Office Equipment                   1989         1992             $19,981        $1,381         $1,427          $46            $0
Printing                           1989         1992             $25,000        $3,510         $2,510      ($1,000)      ($8,247)
Telecommunications                 1989         1992             $18,779        $1,910         $2,012         $102            $0
Video Production                   1989         1992             $21,849        $3,275         $3,283           $8            $0
Agriculture                        1990         1992             $46,968        $2,847         $3,463         $617       ($4,451)
Computers                          1990         1992          $3,872,456      $671,632       $342,387    ($329,245)  ($1,086,408)
Construction                       1990         1992             $23,493        $1,229         $1,229           $0            $0
Copiers                            1990         1992             $19,240        $2,165         $3,524       $1,358       ($8,884)
Environmental                      1990         1992              $7,195        $1,164         $1,164           $0       ($4,683)
Fixture                            1990         1992             $55,869        $7,661         $9,096       $1,436      ($34,594)
Furniture                          1990         1992             $58,095        $7,193         $7,719         $525      ($26,836)
Manufacturing & Production         1990         1992            $192,143       $47,665        $43,213      ($4,452)     ($45,657)
Material Handling                  1990         1992            $104,852       $23,011         $7,775     ($15,236)     ($15,648)
Medical                            1990         1992             $88,537       $12,382        $13,393       $1,011      ($38,945)
Miscellaneous                      1990         1992              $4,999        $1,313         $1,236         ($77)      ($2,804)
Office Equipment                   1990         1992          $1,203,666      $179,190         $2,513    ($176,678)      ($6,351)
Printing                           1990         1992              $4,055          $787           $787           $0       ($2,487)
Restaurant                         1990         1992             $83,624          $194         $6,850       $6,657      ($12,961)
Retail                             1990         1992             $63,030       $35,999           $581     ($35,419)      ($1,296)
Sanitation                         1990         1992            $200,642       $12,623        $13,101         $478      ($14,846)
Telecommunications                 1990         1992             $64,899       $11,997         $4,965      ($7,032)     ($18,620)
Transportation                     1990         1992              $7,610            $1             $1           $0            $0
Video Production                   1990         1992             $18,558        $3,521         $4,302         $781       ($7,177)
Furniture                          1991         1992             $25,909       $28,313             $0     ($28,313)           $0

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Manufacturing & Production         1991         1992             $51,311       $47,497        $57,487       $9,990            $0
Material Handling                  1991         1992             $10,023       $10,462        $10,595         $133            $0
Office Equipment                   1991         1992             $15,789            $0             $0           $0            $0
Sanitation                         1991         1992             $18,840       $10,122        $10,516         $394            $0

Agriculture                        1989         1993             $31,500        $4,370        $10,095       $5,725        $1,431
Computers                          1989         1993             $93,554          $267           $661         $394            $0
Copiers                            1989         1993            $168,679       $19,448        $23,072       $3,624      ($26,046)
Furniture                          1989         1993            $116,287       $17,152        $19,536       $2,384       ($9,084)
Manufacturing & Production         1989         1993             $14,804        $2,832         $3,541         $709            $0
Material Handling                  1989         1993             $20,725            $0         $1,650       $1,650            $0
Office Equipment                   1989         1993             $81,777          $990        $17,490      $16,500       ($4,999)
Telecommunications                 1989         1993              $2,524            $0             $0           $0            $0
Video Production                   1989         1993             $22,321            $0             $0           $0            $0
Agriculture                        1990         1993            $132,350       $11,556        $11,963         $407      ($42,903)
Automotive                         1990         1993             $75,730       $45,795        $51,888       $6,093       ($3,043)
Computers                          1990         1993          $1,069,393      $140,198       $164,423      $24,225     ($267,270)
Construction                       1990         1993             $41,779        $5,058         $5,075          $17       ($9,774)
Copiers                            1990         1993             $23,318        $3,058         $2,505        ($553)      ($7,670)
Fixture                            1990         1993             $73,038       $10,235        $10,235           $0      ($22,303)
Furniture                          1990         1993            $118,834       $11,204        $11,509         $305      ($10,168)
Manufacturing & Production         1990         1993          $1,120,324      $139,342       $186,899      $47,557     ($271,929)
Material Handling                  1990         1993            $210,922       $20,462        $29,157       $8,695      ($51,481)
Medical                            1990         1993            $380,749       $56,711        $37,821     ($18,890)     ($68,880)
Office Equipment                   1990         1993             $69,232        $8,695         $9,275         $580      ($18,731)
Printing                           1990         1993              $6,061        $1,431         $1,050        ($381)      ($1,388)
Reprographics                      1990         1993             $82,000        $8,200        $40,000      $31,800        $7,109
Restaurant                         1990         1993            $121,682       $10,330        $11,517       $1,187      ($28,626)
Retail                             1990         1993             $11,280          $813         $1,797         $984       ($2,806)
Sanitation                         1990         1993             $43,697        $5,148         $5,152           $4      ($10,588)
Telecommunications                 1990         1993            $278,193       $20,246        $22,616       $2,370      ($58,857)
Miscellaneous                      1990         1993            $595,538      ($98,697)      $203,595     $302,292            $0
Video Production                   1990         1993              $7,981          $374           $374           $0       ($1,484)
Computers                          1991         1993            $248,090       $36,021        $36,834         $813       ($9,175)
Construction                       1991         1993             $10,590          $869         $1,875       $1,006       ($4,480)

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Furniture                          1991         1993             $73,541          ($66)          $603         $669       ($7,311)
Manufacturing & Production         1991         1993             $12,951            $0             $0           $0            $0
Material Handling                  1991         1993             $43,408       $20,390        $23,147       $2,757       ($1,015)
Medical                            1991         1993              $9,425        $5,708         $6,513         $805          $858
Sanitation                         1991         1993             $37,743       $16,285        $15,506        ($779)           $0
Computers                          1992         1993             $79,557       $38,668        $38,668           $0      ($36,961)
Material Handling                  1992         1993             $30,692          $149         $6,578       $6,429      ($17,976)

Computers                          1989         1994            $468,870      $109,719       $109,720           $1      $102,026
Copiers                            1989         1994             $13,461           $30            $30           $0            $0
Furniture                          1989         1994            $218,655       $79,000        $79,000           $0       $80,901
Manufacturing & Production         1989         1994             $90,725          ($13)            $0          $13            $0
Medical                            1989         1994             $97,017          $699         $1,141         $441            $0
Office Equipment                   1989         1994              $2,796            $0           $126         $126            $0
Printing                           1989         1994             $14,123            $0             $0           $0            $0
Telecommunications                 1989         1994             $10,950           ($2)          $127         $129            $0
Agriculture                        1990         1994             $73,503       $11,518        $12,258         $740       ($3,345)
Computers                          1990         1994          $3,937,366      $957,935       $959,231       $1,295      $367,292
Construction                       1990         1994            $141,052       $16,265        $16,265           $0      ($14,659)
Fixture                            1990         1994            $100,514       $10,959        $10,959           $0       ($6,640)
Furniture                          1990         1994            $282,115       $89,792        $94,919       $5,127       $43,164
Manufacturing & Production         1990         1994            $443,855      $121,619       $137,376      $15,757       ($8,207)
Material Handling                  1990         1994            $411,986       $20,972        $20,972           $0      ($33,402)
Medical                            1990         1994            $462,679       $42,572        $62,365      $19,792          $805
Mining                             1990         1994          $9,631,966    $1,298,813     $1,298,813           $0     ($689,039)
Office Equipment                   1990         1994             $34,402        $3,434         $3,434           $0       ($8,258)
Reprographics                      1990         1994             $16,482        $4,547         $4,547           $0          $904
Restaurant                         1990         1994            $297,355       $32,327        $33,776       $1,449      ($29,158)
Retail                             1990         1994            $841,977      $440,914       $440,914           $0      $668,569
Sanitation                         1990         1994              $7,147            $0             $0           $0            $0
Telecommunications                 1990         1994            $261,049       ($6,700)       $30,311      $37,011       $11,248
Video Production                   1990         1994             $45,804        $5,357         $5,365           $8       ($4,684)
Agriculture                        1991         1994             $15,633          $625           $629           $4            $0
Computers                          1991         1994            $684,631       $59,296        $59,296           $0     ($213,947)
Copiers                            1991         1994             $39,270        $2,598           $648      ($1,950)     ($15,152)

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Environmental                      1991         1994             $44,016          $864           $904          $41            $0
Furniture                          1991         1994             $20,546          $906           $923          $17            $0
Material Handling                  1991         1994             $66,497        $2,470         $2,642         $172       ($5,750)
Medical                            1991         1994            $602,400      $306,415       $373,385      $66,970      $139,985
Sanitation                         1991         1994             $83,638        $4,459         $4,634         $174            $0
Telecommunications                 1991         1994             $11,188          $898         $1,146         $248       ($3,419)
Manufacturing & Production         1993         1994             $81,735          ($61)           $34          $95            $0
Material Handling                  1993         1994              $6,578        $3,110         $3,600         $490            $0
Sanitation                         1994         1994              $7,320            $0             $0           $0            $0

Computers                          1989         1995             $24,831        $1,574            $13      ($1,561)           $0
Manufacturing & Production         1989         1995             $11,262        $4,128             $0      ($4,128)           $0
Computers                          1990         1995          $3,151,688      $784,267       $578,324    ($205,942)      $61,278
Construction                       1990         1995            $397,553      $139,680        $93,172     ($46,508)       $2,914
Copiers                            1990         1995             $26,920        $6,048            ($0)     ($6,048)           $0
Furniture                          1990         1995             $64,010        $5,908         $4,760      ($1,148)       $5,171
Material Handling                  1990         1995            $108,329        $7,629         $6,899        ($730)         ($15)
Medical                            1990         1995            $919,987      $320,531       $260,980     ($59,551)      $56,955
Manufacturing & Production         1990         1995            $846,718      $211,207       $244,937      $33,730      $243,103
Office Equipment                   1990         1995             $38,014        $4,192         $2,111      ($2,081)       $1,950
Reprographics                      1990         1995            $102,003            $1             $1           $0            $0
Restaurant                         1990         1995             $63,437        $4,636         $1,896      ($2,740)         $897
Retail                             1990         1995          $2,703,611      $349,429       $193,032    ($156,397)     $184,637
Sanitation                         1990         1995             $58,070        $4,110         $1,738      ($2,372)       $1,518
Video Production                   1990         1995              $3,404          $773             $0        ($773)           $0
Agriculture                        1991         1995             $23,262        $7,034         $7,449         $415        $1,921
Computers                          1991         1995          $2,712,345      $677,342       $648,479     ($28,863)     $126,108
Construction                       1991         1995             $25,214        $1,539         $2,727       $1,188       ($2,122)
Furniture                          1991         1995             $62,471       $16,192         $5,091     ($11,101)      ($4,400)
Material Handling                  1991         1995             $34,473       $12,502        $12,105        ($397)           $0
Manufacturing & Production         1991         1995            $132,184        $5,116        $50,110      $44,993       $27,132
Office Equipment                   1991         1995             $48,350        $7,177         $9,506       $2,329       ($2,320)
Restaurant                         1991         1995             $73,807        $3,637         $2,910        ($728)      ($1,107)
Telecommunications                 1991         1995             $52,499        $3,093         $7,262       $4,169       ($3,403)
Audio                              1992         1995            $128,455       $98,566       $122,689      $24,123       $32,942

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Computers                          1992         1995             $76,900        $2,447        $15,248      $12,801      ($10,269)
Furniture                          1992         1995            $188,807       $19,652        $19,652           $0      ($57,369)
Telecommunications                 1992         1995             $64,731       $47,017        $55,634       $8,616       $23,500
Video Production                   1992         1995            $382,790      $247,199       $298,045      $50,846      $122,650
Copiers                            1993         1995             $35,000            $0             $0           $0            $0
Computers                          1994         1995          $1,043,007      $346,471       $739,181     $392,710      $661,239
Furniture                          1994         1995            $204,779      $171,324       $181,605      $10,281            $0
Medical                            1994         1995             $23,671        $2,015         $2,015           $0            $0
Manufacturing & Production         1994         1995             $21,038       $17,225        $18,733       $1,509        $1,436
Computers                          1995         1995             $17,231       $16,864         $2,383     ($14,481)           $0

Telecommunications                 1989         1996             $20,339            $0         $1,566       $1,566            $0
Computers                          1990         1996          $1,056,724      $123,220        $88,594     ($34,626)      $94,675
Fixtures                           1990         1996             $19,989        $1,285           $250      ($1,034)      ($1,034)
Furniture                          1990         1996             $34,265       $10,881             $0     ($10,881)     ($10,881)
Medical                            1990         1996             $49,882        $3,282           $332      ($2,949)      ($2,357)
Manufacturing & Production         1990         1996             $72,805        $2,611         $1,588      ($1,023)       $3,342
Printing                           1990         1996             $26,691          $728             $0        ($728)        ($728)
Reprographics                      1990         1996             $77,770        $5,381         $1,037      ($4,345)           $0
Retail                             1990         1996          $1,332,608      $149,542       $230,752      $81,210      $238,200
Telecommunications                 1990         1996             $71,300        $4,781           $895      ($3,886)           $0
Computers                          1991         1996             $70,789        $2,113         $1,000      ($1,113)      ($1,113)
Construction                       1991         1996             $24,724        $3,791         $3,857          $66        $2,506
Furniture                          1991         1996            $281,079       $24,453        $28,755       $4,302        $3,424
Material Handling                  1991         1996             $45,771        $7,124         $3,307      ($3,817)           $0
Restaurant                         1991         1996             $16,013        $1,663         $2,152         $489        $1,976
Video Production                   1991         1996             $56,632        $4,245         $4,245           $0          $538
Printing                           1993         1996             $15,733        $3,714         $3,814         $100            $0
Computers                          1994         1996             $21,284       $13,176             $0     ($13,176)     ($13,176)
Fixtures                           1994         1996             $20,045            $0             $0           $0      ($14,238)
Manufacturing & Production         1994         1996             $16,349        $6,081         $6,191         $109       ($7,085)
Computers                          1995         1996             $36,894       $21,698             $0     ($21,698)     ($29,812)
Fixtures                           1994         1996             $28,449       $25,882             $0     ($25,882)     ($25,882)
Furniture                          1994         1996             $20,000            $0             $0           $0            $0

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Computers                          1990         1997             $84,679       $10,369             $0     ($10,369)           $0
Computers                          1993         1997             $31,527        $1,238         $1,492         $254            $0
Retail                             1993         1997          $1,811,259      $166,382       $231,762      $65,380     ($165,810)
Computers                          1994         1997            $106,912          $689         $1,493         $804      ($41,957)
Manufacturing & Production         1994         1997             $43,759        $2,460         $3,548       $1,089      ($15,221)
Telecommunications                 1994         1997             $64,781        $1,953         $3,990       $2,037      ($11,293)
Computers                          1995         1997              $9,584            $0             $0           $0            $0
Manufacturing & Production         1995         1997             $74,770            $0             $0           $0            $0
Restaurant                         1995         1997             $12,030            $0             $0           $0       ($7,218)
Video Production                   1995         1997             $27,067        $4,971             $0      ($4,971)           $0
Computers                          1996         1997             $16,033       $15,371         $1,768     ($13,604)           $0
Printing                           1996         1997             $48,047       $36,903        $42,713       $5,811            $0

Audio                              1993         1998             $24,542            $0             $0          ($0)           $0
Computers                          1993         1998             $39,709            $0           $903         $896            $0
Manufacturing & Production         1993         1998             $52,813            $0            $56          $48            $0
Retail                             1993         1998            $119,662            $0        $89,793      $89,793     ($107,696)
Furniture                          1994         1998            $314,806            $0             $0          ($1)     ($10,625)
Manufacturing & Production         1994         1998             $70,492       $14,244         $8,999      ($5,245)     ($63,443)
Telecommunications                 1994         1998             $10,910          $331           $934         $603            $0
Computers                          1995         1998            $134,603          $280           $317          $35            $0
Fixtures                           1995         1998             $39,968            $0           $332         $332            $0
Furniture                          1995         1998             $26,533            $0             $1           $1            $0
Manufacturing & Production         1995         1998             $32,728       $10,823        $11,551         $728            $0
Medical                            1995         1998             $30,287            $0             $0          ($0)     ($27,258)
Printing                           1995         1998             $23,947          $358         $3,693       $3,335      ($12,109)
Restaurant                         1995         1998             $18,770            $0             $0         ($12)           $0
Video Production                   1995         1998             $19,080            $0             $0          ($8)           $0
Furniture                          1996         1998              $5,808           $12             $0         ($12)           $0
Telecommunications                 1997         1998            $136,762       $90,209       $131,929      $41,720     ($123,086)
Computers                          1998         1998             $29,409            $0             $0          ($1)           $0

Computers                          1993         1999             $29,329            $0             $0           $0            (4)
Medical                            1995         1999             $17,085            $0             $0          ($0)           (4)
Restaurant                         1995         1999             $15,388        $3,849         $4,318         $469            (4)

                                     TABLE V

           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the eight years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                   Federal
        Type of                  Year of      Year of         Acquisition    Net Book          Net           GAAP        Taxable
       Equipment               Acquisition  Disposition        Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------  -----------       -----------   ----------     ------------   -----------   ----------
Restaurant                         1996         1999             $12,417            $0           $883         $883            (4)
Telecommunications                 1996         1999             $14,867          $508             $0        ($508)           (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition        Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Medical                           1991          1992             $48,364             $0            $0             $0            $0
Medical                           1992          1992            $422,800       $406,812      $180,617      ($226,195)     ($21,855)
Manufacturing & Production        1992          1992            $922,806             $0            $0             $0            $0
Telecommunications                1991          1992              $2,965         $3,153            $0        ($3,153)           $0
Telecommunications                1992          1992              $9,287         $2,960       $19,223        $16,262        $9,564
Video Production                  1992          1992             $66,253             $0            $0             $0            $0

Medical                           1991          1993          $1,473,719       $767,962      $767,962             $0     ($367,414)
Manufacturing & Production        1991          1993            $729,750       $554,748      $690,006       $135,258      $230,288
Restaurant                        1991          1993             $10,967         $9,300       $12,098         $2,798        $5,185
Computers                         1992          1993            $804,823        $52,481       $51,141        ($1,340)     ($28,781)
Construction                      1992          1993              $4,788         $1,071        $1,076             $5       ($2,902)
Copiers                           1992          1993              $3,464         $1,071        $1,072             $1       ($1,699)
Furniture                         1992          1993             $38,333           $847        $4,245         $3,398      ($26,422)
Manufacturing & Production        1992          1993          $1,659,018       $235,971      $239,336         $3,365     ($108,394)
Material Handling                 1992          1993              $4,261         $1,826        $1,826             $0       ($1,617)
Medical                           1992          1993          $1,053,825       $421,329      $499,671        $78,342     ($312,299)
Office Equipment                  1992          1993              $7,692           $968        $2,919         $1,951       ($3,263)
Sanitation                        1992          1993              $9,167         $1,457        $1,457             $0       ($6,364)
Telecommunications                1992          1993            $210,033        $97,163       $97,355           $192     ($118,167)
Medical                           1993          1993            $190,018        $27,839       $31,758         $3,919      ($15,146)

Computers                         1991          1994          $5,918,285     $1,988,610    $1,988,610             $0      $364,917
Medical                           1991          1994          $4,337,672     $1,324,650    $1,325,089           $440      $275,632
Manufacturing & Production        1991          1994            $564,133       $135,237      $139,295         $4,058       ($4,466)
Mining                            1991          1994          $6,882,703     $1,911,959    $1,911,959             $0     ($335,688)
Telecommunications                1991          1994              $4,457             $0          $207           $207            $0
Agriculture                       1992          1994             $14,661           $308          $392            $84       ($5,218)
Automotive                        1992          1994              $2,180           $596          $596             $0         ($752)
Computers                         1992          1994          $1,742,271       $515,871      $517,638         $1,767     ($202,085)
Construction                      1992          1994              $6,320         $1,583        $1,511           ($72)        ($575)
Copiers                           1992          1994             $27,272         $3,088        $3,088             $0       ($6,206)
Environmental                     1992          1994             $18,502         $3,377        $3,334           ($43)      ($8,169)
Fixtures                          1992          1994             $30,123         $4,000        $4,966           $966            $0
Furniture                         1992          1994            $128,339        $33,457       $34,909         $1,452      ($45,840)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition        Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Material Handling                 1992          1994          $1,292,595     $1,131,118    $1,129,165        ($1,953)      ($7,118)
Medical                           1992          1994          $2,243,134       $607,899      $713,599       $105,700     ($627,651)
Manufacturing & Production        1992          1994            $160,816        $85,334       $89,861         $4,527      ($30,668)
Office Equipment                  1992          1994             $15,083         $3,869        $3,866            ($3)      ($5,979)
Photography                       1992          1994              $3,696           $747          $747             $0       ($1,651)
Printing                          1992          1994             $12,680           $728          $728             $0       ($2,409)
Restaurant                        1992          1994             $85,349         $4,717        $3,740          ($977)      ($7,665)
Retail                            1992          1994             $14,260         $1,686        $1,686             $0       ($3,106)
Sanitation                        1992          1994              $2,333           $707          $707             $0            $0
Telecommunications                1992          1994             $10,655         $3,409        $3,569           $160       ($3,119)
Transportation                    1992          1994              $2,452           $716          $442          ($274)      ($1,046)
Video Production                  1992          1994              $6,320         $2,055        $1,755          ($301)      ($2,283)
Medical                           1993          1994             $99,286        $21,595       $21,772           $178            $0
Restaurant                        1994          1994            $287,433       $276,973      $296,218        $19,245            $0

Computers                         1991          1995             $54,716         $6,105        $8,769         $2,664       $66,761
Fixtures                          1991          1995             $20,592         $6,858          $466        ($6,391)      ($5,577)
Furniture                         1991          1995            $671,313       $182,750      $320,524       $137,774       ($6,770)
Medical                           1991          1995          $4,238,594       $737,052      $700,553        $17,535      ($71,628)
Manufacturing & Production        1991          1995             $27,177         $1,358            $0        ($1,358)      ($1,358)
Retail                            1991          1995            $130,096        $31,986       $65,301        $33,315       ($1,749)
Sanitation                        1991          1995             $74,519         $8,525       $40,968        $32,443       ($3,429)
Agriculture                       1992          1995             $61,210        $12,058       $12,959         $1,475      ($15,540)
Audio                             1992          1995             $15,467         $2,721            $0        ($1,964)      ($1,964)
Automotive                        1992          1995             $21,561        $11,527           ($0)       ($1,840)      ($1,840)
Computers                         1992          1995            $212,151        $24,123       $20,948        ($2,754)     ($21,058)
Construction                      1992          1995             $39,933         $7,207        $6,398             $0           $38
Fixtures                          1992          1995             $18,898         $2,668        $2,668             $0         ($432)
Furniture                         1992          1995             $12,485         $1,209            $0        ($1,209)      ($1,209)
Material Handling                 1992          1995          $2,697,355     $3,586,072    $3,969,642     $1,139,585     ($724,447)
Medical                           1992          1995          $3,348,398       $714,943      $494,343      ($220,601)  ($1,322,760)
Manufacturing & Production        1992          1995          $1,101,940       $268,754      $269,476         $4,782      ($67,950)
Office Equipment                  1992          1995              $2,469             $0          $198           $198            $0
Restaurant                        1992          1995             $21,586         $3,710        $3,732            $22            $0
Retail                            1992          1995            $160,369        $29,643       $26,957         $1,227         ($751)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition        Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Sanitation                        1992          1995              $6,460         $1,545        $1,497           ($48)           $0
Telecommunications                1992          1995            $224,337        $37,338       $70,923        $33,585         ($718)
Video Production                  1992          1995             $95,387        $25,897       $30,829         $5,442         ($428)
Medical                           1993          1995            $426,311             $0            $0             $0            $0
Material Handling                 1993          1995             $26,836        $19,079            $0       ($19,079)     ($19,078)
Agriculture                       1994          1995             $16,304         $9,913       $10,262           $348            $0
Computers                         1994          1995             $16,175        $15,485            $0       ($15,485)     ($15,485)
Medical                           1994          1995             $30,222         $5,772        $8,996         $3,225            $0
Manufacturing & Production        1994          1995             $17,817        $14,606       $15,678         $1,072            $0
Restaurant                        1994          1995            $312,000       $247,116      $271,401        $24,285            $0
Medical                           1995          1995             $10,146         $1,999        $2,000             $1            $0

Computers                         1991          1996             $16,882            ($2)         $105           $107            $0
Fixtures                          1991          1996             $25,308         $1,210        $3,244         $2,034        $4,404
Printing                          1991          1996             $20,891           ($95)         $556           $650        $1,280
Audio                             1992          1996             $16,137         $1,887        $1,905            $18       ($1,367)
Automotive                        1992          1996             $33,805         $5,441        $2,000        ($3,441)        ($722)
Computers                         1992          1996            $280,451        $31,923       $10,348       ($21,575)     ($20,806)
Construction                      1992          1996             $50,624         $5,797        $6,467           $670       ($1,915)
Copiers                           1992          1996             $11,160         $1,449            $0        ($1,449)        ($845)
Environmental                     1992          1996              $6,810           $936            $0          ($936)           $0
Fixtures                          1992          1996             $99,216        $11,745       $20,000         $8,255       ($1,825)
Furniture                         1992          1996             $20,459         $3,706            $0        ($3,706)         ($70)
Material Handling                 1992          1996         $20,615,957    $10,585,846   $12,476,033     $1,891,187      $303,725
Medical                           1992          1996          $2,462,850       $252,786      $243,792        ($8,994)    ($167,648)
Manufacturing & Production        1992          1996          $1,414,399       $117,455       $59,071       ($58,384)     ($74,762)
Office Equipment                  1992          1996             $60,154         $9,886        $9,300          ($586)        ($531)
Photography                       1992          1996              $7,252         $1,286            $0        ($1,286)           $0
Printing                          1992          1996             $16,757         $2,390            $0        ($2,390)      ($2,390)
Restaurant                        1992          1996            $108,729        $13,773        $6,318        ($7,455)      ($3,765)
Retail                            1992          1996             $14,165           $609          $768           $159            $0
Sanitation                        1992          1996             $44,503         $6,313        $4,821        ($1,491)      ($5,206)
Telecommunications                1992          1996            $427,770        $44,812      $157,751       $112,939       $72,457
Video Production                  1992          1996             $21,426         $3,259        $2,455          ($804)           $0
Medical                           1993          1996            $133,170         $4,221       $61,949        $57,728        $6,191

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition         Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Manufacturing & Production        1993          1996             $36,441          ($484)           $0           $484            $0
Office Equipment                  1993          1996             $24,195            ($4)           $0             $4            $0
Telecommunications                1993          1996             $24,949            ($4)         $881           $885            $0
Computers                         1994          1996            $252,860         $4,417       $58,071        $53,654       $14,037
Fixtures                          1994          1996             $12,057             $0          $781           $781       ($6,175)
Furniture                         1994          1996             $27,035        $23,539       $26,106         $2,567        $5,735
Restaurant                        1994          1996             $16,307        $13,051        $4,750        ($8,301)      ($8,301)
Telecommunications                1994          1996             $15,157        $10,262       $11,572         $1,310       ($7,857)
Computers                         1995          1996              $6,916           $201          $750           $549       ($4,753)
Fixtures                          1995          1996             $15,241         $9,204        $9,796           $593            $0
Medical                           1995          1996              $6,162         $1,353           $19             $0            $0
Manufacturing & Production        1995          1996             $26,538        $25,942            $0       ($25,942)     ($25,942)
Restaurant                        1995          1996            $508,782       $434,244      $487,909        $53,665            $0
Manufacturing & Production        1996          1996             $51,625        $44,861       $48,959         $4,098            $0

Medical                           1991          1997          $1,149,504       $276,606       $96,118             $0      $188,884
Automotive                        1992          1997             $24,515         $4,367        $3,040        ($1,328)       $1,981
Computers                         1992          1997            $347,614        $11,917       $19,814         $7,898       $36,824
Copiers                           1992          1997              $9,748           $976          $976             $0          $850
Fixture                           1992          1997            $104,162             $0            $0             $0            $0
Furniture                         1992          1997             $32,575         $5,708        $2,170        ($3,538)       $1,208
Manufacturing & Production        1992          1997            $141,478        $11,341        $7,043        ($4,298)       $6,046
Medical                           1992          1997            $954,760       $103,649      $109,333         $6,185       $84,846
Printing                          1992          1997             $85,513         $7,321        $5,849        ($1,472)       $5,523
Retail                            1992          1997            $362,443        $60,710       $84,800        $24,090       $79,536
Sanitation                        1992          1997             $32,997         $3,983            $0        ($3,983)          ($0)
Telecommunications                1992          1997             $18,803         $2,524            $0        ($2,524)           $0
Video Production                  1992          1997             $20,356         $3,472        $3,494            $22        $2,691
Computers                         1993          1997             $39,800         $7,443        $7,997           $554            $0
Fixture                           1993          1997             $79,718         $3,455        $3,455             $0      ($12,386)
Furniture                         1993          1997             $23,436             $0        $1,307         $1,307            $0
Manufacturing & Production        1993          1997             $77,698           $421        $9,876         $9,455        $1,527
Restaurant                        1993          1997             $17,005            ($3)           $0             $3            $0
Retail                            1993          1997             $42,786         $5,800           $32        ($5,769)           $0
Telecommunications                1993          1997             $76,929         $2,509        $2,622           $113            $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition        Cost (1)        Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Video Production                  1993          1997            $233,785        $52,954       $32,076       ($20,879)           $0
Computers                         1994          1997            $125,746         $3,499        $8,344         $4,845      ($14,285)
Fixture                           1994          1997             $90,785         $6,445        $9,149         $2,704      ($33,609)
Manufacturing & Production        1994          1997             $13,760           $962        $1,381           $419       ($3,712)
Restaurant                        1994          1997             $51,400           $488        $2,198         $1,710      ($18,580)
Retail                            1994          1997          $1,501,983       $319,666      $256,568             $2     ($295,191)
Telecommunications                1994          1997             $56,505           $546        $1,770         $1,224       ($8,729)
Computers                         1995          1997          $1,754,928       $299,886      $568,598         $1,619      $983,173
Manufacturing & Production        1995          1997          $1,732,267             $0      $570,337       $235,733     ($603,350)
Medical                           1995          1997             $88,444           $784        $4,806         $4,022            $0
Printing                          1995          1997            $549,350        $58,767      $451,179             $0      $597,439
Retail                            1995          1997             $20,061        $11,468       $11,761           $292            $0
Computers                         1996          1997             $36,872        $34,667          $400       ($34,267)           $0
Fixture                           1996          1997             $51,207        $40,982            $0       ($32,982)           $0
Manufacturing & Production        1996          1997             $14,123        $12,443        $1,500       ($10,943)           $0
Printing                          1996          1997              $3,795             $0            $0             $0            $0
Computers                         1997          1997             $20,254        $17,290            $0       ($17,290)           $0
Restaurant                        1997          1997             $53,637        $55,316       $64,495         $9,179            $0

Computers                         1991          1998             $27,771         $1,876            $0        ($1,876)           $0
Computers                         1992          1998             $23,813         $3,045            $0        ($3,045)       $2,289
Manufacturing & Production        1992          1998          $2,008,734       $531,576      $129,842      ($401,734)     $527,709
Medical                           1992          1998            $168,385        $17,866       $18,654           $788       $29,525
Computers                         1993          1998             $26,738             $0            $0             $0            $0
Manufacturing & Production        1993          1998            $128,488         $5,953          $499        ($5,454)           $0
Office Equipment                  1993          1998             $17,197             $0            $0             $0            $0
Retail                            1993          1998             $14,272         $1,396            $0        ($1,396)           $0
Computers                         1994          1998             $72,515        $19,396          $817       ($18,578)      ($3,808)
Fixtures                          1994          1998             $39,714         $6,382        $7,542         $1,160       ($4,350)
Manufacturing & Production        1994          1998             $34,966           $230            $0          ($230)      ($6,866)
Medical                           1994          1998             $47,024           $249          $968           $719       ($8,582)
Restaurant                        1994          1998            $379,600        $27,557       $27,437          ($120)           $0
Retail                            1994          1998            $281,194        $58,107       $39,134       ($18,973)     ($14,891)
Telecommunications                1994          1998             $20,637         $1,280        $2,088           $808            $0
Computers                         1995          1998          $2,164,520       $375,864      $344,018       ($31,846)    ($361,280)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the seven years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                    Federal
         Type of                Year of       Year of         Acquisition      Net Book         Net           GAAP        Taxable
        Equipment             Acquisition   Disposition         Cost (1)        Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------   -----------   -----------       -----------     ----------    -----------   -----------   ----------
Manufacturing & Production        1995          1998             $24,669             $0            $0             $0            $0
Printing                          1995          1998              $1,491            $95          $573           $478          ($24)
Restaurant                        1995          1998            $356,338       $249,255        $8,877      ($240,378)           $0
Telecommunications                1995          1998             $17,306         $1,015        $2,260         $1,244       ($4,677)
Video Production                  1995          1998             $21,548             $0            $0             $0            $0
Computers                         1996          1998            $332,919         $3,286       $30,165        $26,879     ($108,434)
Furniture                         1996          1998              $7,100           $305        $1,000           $695       ($3,135)
Manufacturing & Production        1996          1998            $786,344        $45,860      $205,208       $159,348     ($240,751)
Office Equipment                  1996          1998             $32,350         $1,990       $11,837         $9,847       ($6,957)
Computers                         1997          1998             $34,562        $32,385            $0       ($32,385)           $0
Fixtures                          1997          1998             $12,088         $8,697            $0        ($8,697)           $0
Manufacturing & Production        1997          1998             $62,069        $41,960       $51,209         $9,249            $0
Medical                           1997          1998              $6,606         $2,481        $2,545            $63       ($4,132)
Restaurant                        1998          1998            $274,771       $263,404            $0      ($263,404)           $0

Computers                         1994          1999            $136,015           $674        $6,876         $6,202            (4)
Computers                         1994          1999            $484,152        $49,621       $77,274        $27,653            (4)
Manufacturing & Production        1994          1999             $12,534             $0          $908           $908            (4)
Manufacturing & Production        1994          1999             $25,719         $7,292        $7,701           $409            (4)
Telecommunications                1994          1999             $12,190             $0            $0             $0            (4)
Computers                         1996          1999          $3,812,276       $579,496      $837,009       $257,513            (4)
Manufacturing & Production        1996          1999              $8,961           $490        $1,550         $1,060            (4)
Medical                           1997          1999             $17,800             $0            $0             $0            (4)
Telecommunications                1997          1999            $263,816       $187,162            $0      ($187,162)           (4)
Video Production                  1997          1999             $20,226         $7,940        $6,640        ($1,300)           (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Automotive                   1992             1993            $78,708       $20,578       $21,261            $683          ($1,297)
Computers                    1992             1993           $215,949      $106,608      $109,268          $2,660           $2,490
Construction                 1992             1993            $19,166       $19,167       $19,758            $591           $2,748
Copiers                      1992             1993            $20,119       $15,801       $16,186            $385           $2,162
Fixture                      1992             1993            $34,015        $9,860       $11,228          $1,368          ($3,366)
Furniture                    1992             1993            $35,126       $19,425       $19,425              $0               $0
Material Handling            1992             1993            $10,885        $6,689        $6,261           ($428)         ($3,371)
Medical                      1992             1993            $64,989        $4,223        $7,894          $3,671         ($22,951)
Manufacturing & Prod.        1992             1993           $214,901      $175,434      $180,435          $5,001           $7,349
Office Equipment             1992             1993            $56,763       $43,220       $45,905          $2,685           $2,491
Photography                  1992             1993            $26,342       $21,122       $21,730            $608          ($2,163)
Printing                     1992             1993             $5,275        $3,153        $3,153              $0          ($1,923)
Restaurant                   1992             1993           $409,680      $272,826      $287,325         $14,499          $12,819
Sanitation                   1992             1993            $16,288       $15,857       $16,556            $699           $2,098
Telecommunications           1992             1993            $61,395       $61,417       $62,977          $1,560           $8,481
Video Production             1992             1993            $17,990       $14,524       $15,710          $1,186           $1,867
Miscellaneous                1993             1993           $120,994       $77,602       $83,587          $5,985               $0
Agriculture                  1993             1993           $116,298       $66,730       $83,866         $17,136         ($13,187)
Automotive                   1993             1993           $271,300      $116,885      $117,399            $514               $0
Computers                    1993             1993           $195,697       $48,654       $56,378          $7,724               $0
Construction                 1993             1993            $38,791       $21,486       $25,834          $4,348          ($5,210)
Copiers                      1993             1993            $80,019        $9,877       $13,724          $3,847               $0
Environmental                1993             1993            $14,991            $0            $0              $0               $0
Fixture                      1993             1993           $111,120       $93,400      $109,342         $15,942               $0
Furniture                    1993             1993            $25,242       $19,885       $18,203         ($1,682)              $0
Material Handling            1993             1993           $176,632      $155,737      $183,099         $27,362          ($1,077)
Medical                      1993             1993            $71,355       $57,939       $61,890          $3,951           $3,111
Manufacturing & Prod.        1993             1993            $26,412       $13,095       $15,580          $2,485               $0
Office Equipment             1993             1993            $14,703        $6,487        $7,422            $935               $0
Printing                     1993             1993            $60,010       $12,274       $14,636          $2,362           $1,433
Restaurant                   1993             1993            $63,908       $27,607       $31,424          $3,817               $0
Retail                       1993             1993             $6,477            $1            $0             ($1)              $0
Sanitation                   1993             1993             $2,107           $82           $88              $6          ($1,893)
Telecommunications           1993             1993         $6,178,527    $5,799,650    $7,119,747      $1,320,097       $1,417,499
Transportation               1993             1993           $324,407      $260,480      $292,416         $31,936          $34,565
Video Production             1993             1993            $20,683       $20,683       $25,715          $5,032               $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Agriculture                  1992             1994            $49,841       $10,474       $10,474              $0          ($6,108)
Audio                        1992             1994            $32,788        $7,383        $7,782            $399               $0
Automotive                   1992             1994           $126,970       $11,657       $12,272            $615               $0
Computers                    1992             1994           $198,376        $8,722        $8,549           ($172)        ($14,333)
Construction                 1992             1994            $54,843       $17,730       $17,730              $0          ($4,433)
Copiers                      1992             1994            $15,376        $1,775        $1,775              $0          ($1,079)
Environmental                1992             1994            $31,995            $0            $0              $0               $0
Fixture                      1992             1994            $20,674          $164        $1,064            $900          ($9,736)
Furniture                    1992             1994            $61,625        $5,370        $5,636            $266               $0
Manufacturing & Prod.        1992             1994           $101,122       $13,969       $14,432            $463         ($21,582)
Material Handling            1992             1994         $2,734,334    $2,174,030    $2,212,133         $38,103               $0
Medical                      1992             1994           $314,509       $34,726       $59,635         $24,909        ($113,150)
Office Equipment             1992             1994             $2,540          $118          $118              $0               $0
Photography                  1992             1994            $47,692        $6,973        $6,973              $0         ($16,375)
Printing                     1992             1994            $48,147       $36,679       $36,679              $0          $16,360
Restaurant                   1992             1994           $474,258       $92,399       $94,557          $2,158         ($10,127)
Retail                       1992             1994             $8,087          $878          $274           ($604)         ($2,014)
Sanitation                   1992             1994           $103,149       $38,401       $39,685          $1,284            ($358)
Telecommunications           1992             1994            $66,815       $26,524       $27,991          $1,468          ($1,110)
Video Production             1992             1994            $12,663        $1,074        $1,074              $0            ($663)
Agriculture                  1993             1994            $43,840       $19,762       $20,825          $1,063               $0
Automotive                   1993             1994           $786,378      $155,107      $163,558          $8,450            ($634)
Computers                    1993             1994           $771,516      $130,886      $181,111         $50,226          ($3,077)
Construction                 1993             1994           $274,175       $30,496       $38,465          $7,969         ($55,502)
Copiers                      1993             1994            $82,454       $24,366       $26,172          $1,806               $0
Environmental                1993             1994            $49,112           $73           $93             $20               $0
Fixture                      1993             1994            $77,419          $302          $303              $1               $0
Furniture                    1993             1994           $280,317       $46,066       $50,280          $4,214               $0
Material Handling            1993             1994           $192,609       $37,782       $45,441          $7,659         ($11,521)
Medical                      1993             1994            $77,005       $27,502       $29,111          $1,609               $0
Manufacturing & Prod.        1993             1994           $173,000       $18,644       $22,629          $3,986          ($2,632)
Miscellaneous                1993             1994            $10,796        $2,469        $2,469              $0               $0
Office Equipment             1993             1994            $43,986        $4,723        $5,910          $1,187            ($975)
Photography                  1993             1994             $4,929          $292          $293              $1               $0
Printing                     1993             1994            $77,122        $8,529        $8,530              $1         ($10,269)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Restaurant                   1993             1994           $626,431      $287,444      $335,720         $48,276            ($340)
Retail                       1993             1994           $103,594        $3,848        $4,856          $1,008            ($412)
Telecommunications           1993             1994         $3,820,321      $919,560    $1,253,601        $334,040        ($102,561)
Transportation               1993             1994           $287,586       $42,283       $51,224          $8,941               $0
Computers                    1994             1994           $534,310       ($4,957)           $0          $4,957               $0
Telecommunications           1994             1994             $1,787           $74           $95             $22               $0

Audio                        1992             1995            $67,722        $9,191        $8,143         ($1,048)         ($8,721)
Automotive                   1992             1995           $245,537       $55,390       $30,876        ($24,514)        ($62,029)
Computers                    1992             1995           $670,255      $143,868       $69,402        ($74,466)       ($139,420)
Construction                 1992             1995            $91,856       $12,337       $11,839           ($498)        ($12,399)
Copiers                      1992             1995            $68,193       $17,372        $8,598         ($8,775)        ($14,211)
Fixtures                     1992             1995           $191,523       $41,188       $15,314        ($25,874)        ($49,304)
Furniture                    1992             1995           $321,142       $35,203       $22,974        ($12,230)        ($28,301)
Material Handling            1992             1995            $34,982       $10,003       $10,666            $662          ($1,678)
Medical                      1992             1995            $89,384        $3,814        $4,681            $867         ($11,772)
Manufacturing & Prod.        1992             1995           $315,323       $29,833       $26,162         ($3,671)        ($53,473)
Office Equipment             1992             1995            $33,105       $17,344       $13,159         ($4,185)         ($4,487)
Photography                  1992             1995            $84,703       $13,769       $11,838         ($1,931)        ($17,573)
Printing                     1992             1995            $73,624       $14,780       $12,386         ($2,394)        ($19,388)
Restaurant                   1992             1995           $712,329       $90,616       $75,578        ($15,038)       ($124,260)
Retail                       1992             1995            $32,891       $10,703        $8,863         ($1,840)         ($2,270)
Sanitation                   1992             1995            $38,998          $767          $174           ($594)         ($5,619)
Telecommunications           1992             1995            $79,770       $15,518       $12,517         ($3,001)        ($14,459)
Video Production             1992             1995            $49,130        $2,010        $3,312          $1,302          ($6,072)
Agriculture                  1993             1995            $30,211            $1            $0             ($1)              $0
Automotive                   1993             1995         $4,282,836      $349,513      $264,887        ($84,626)       ($136,043)
Computers                    1993             1995         $2,229,596      $188,186      $300,197        $112,011        ($168,156)
Construction                 1993             1995           $156,808       $13,060       $13,838            $778          ($4,890)
Copiers                      1993             1995           $182,402       $34,023       $41,091          $7,068         ($10,107)
Environmental                1993             1995            $72,193        $5,272       $10,169          $4,897          ($6,179)
Fixtures                     1993             1995            $46,183        $4,458       $11,658          $7,200               $0
Furniture                    1993             1995           $188,312       $22,536       $30,392          $7,856          ($2,545)
Material Handling            1993             1995           $215,464       $49,495       $47,550         ($1,945)         ($8,613)
Medical                      1993             1995           $321,168       $95,551       $62,632        ($32,918)        ($11,098)
Manufacturing & Prod.        1993             1995           $214,562       $27,462       $18,400         ($9,062)        ($10,793)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Office Equipment             1993             1995           $139,093        $6,376        $8,860          $2,485            ($240)
Printing                     1993             1995            $86,115        $4,822        $7,457          $2,635         ($13,293)
Restaurant                   1993             1995           $409,084       $48,198       $13,030        ($35,168)        ($34,988)
Retail                       1993             1995         $1,611,420    $1,042,917    $1,159,756        $116,839         $229,970
Telecommunications           1993             1995         $4,286,056      $743,382      $725,892        ($17,490)       ($498,634)
Transportation               1993             1995           $492,417      $107,360       $20,019        ($87,341)        ($41,603)
Video Production             1993             1995            $44,694          $834        $2,186          $1,353             ($38)
Computers                    1994             1995            $87,124        $6,538        $6,681            $143         ($23,642)
Manufacturing & Prod.        1994             1995         $4,274,389    $3,282,651    $3,920,390        $637,739         $197,449
Restaurant                   1994             1995           $328,731      $249,347      $279,689         $30,342         ($13,335)
Telecommunications           1994             1995           $216,656       $23,994      $131,743        $107,749         ($34,910)
Computers                    1995             1995            $36,958       $33,442       $33,448              $6               $0
Copiers                      1995             1995             $7,609        $6,148        $6,493            $346               $0
Medical                      1995             1995             $2,583        $1,128        $2,188          $1,059               $0
Manufacturing & Prod.        1995             1995             $6,457        $2,849        $2,850              $1               $0

Agriculture                  1992             1996            $31,460            $0            $0              $0            ($682)
Audio                        1992             1996            $92,826       ($2,059)       $3,806          $5,865           $3,870
Automotive                   1992             1996           $287,713        $6,658       $17,197         $10,540          ($3,064)
Boats and Barges             1992             1996        $11,212,811    $5,847,446    $6,484,930        $997,484       $1,494,529
Computers                    1992             1996           $898,409       $25,742       $43,694         $17,952         ($13,007)
Construction                 1992             1996           $123,305       $14,286        $8,278         ($6,008)        ($16,199)
Copiers                      1992             1996            $68,955       ($1,779)       $1,015          $2,794          ($1,081)
Environmental                1992             1996            $40,826        $3,783            $0         ($3,783)         ($4,085)
Fixtures                     1992             1996           $111,866        $6,089        $3,401         ($2,688)         ($6,541)
Furniture                    1992             1996           $146,474        $3,363        $5,462          $2,100          ($2,755)
Material Handling            1992             1996            $21,393        $8,813        $2,100         ($6,713)         ($2,452)
Medical                      1992             1996           $146,946       $11,947        $9,110         ($2,837)         ($6,459)
Manufacturing & Prod.        1992             1996           $667,197       $65,774       $45,284        ($20,490)        ($46,664)
Mining                       1992             1996           $578,501      $170,022      $185,000         $14,978          $60,364
Office Equipment             1992             1996            $16,072          $569          $689            $120            ($602)
Photography                  1992             1996           $141,810       $15,166        $6,252         ($8,914)        ($14,371)
Printing                     1992             1996           $145,378       $11,275       $15,431          $4,156           $6,849
Restaurant                   1992             1996           $884,581       $44,176       $26,729        ($17,446)        ($44,464)
Retail                       1992             1996            $96,493        $3,602        $6,900          $3,298          ($1,170)
Sanitation                   1992             1996            $98,510        $3,375          $493         ($2,882)         ($2,914)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Telecommunications           1992             1996           $761,258       $59,641       $98,290         $38,650          $47,869
Video Production             1992             1996           $121,200        $6,149        $7,489          $1,339          ($3,760)
Agriculture                  1993             1996            $21,432            $0           $70             $70               $0
Automotive                   1993             1996         $4,857,549      $272,271      $189,368        ($82,903)       ($162,026)
Computers                    1993             1996         $3,479,468      $395,869      $645,770        $249,901        ($677,445)
Construction                 1993             1996            $96,756        $7,966       $30,293         $22,327          $16,919
Copiers                      1993             1996           $106,667        $7,311        $9,624          $2,313            ($303)
Environmental                1993             1996           $247,777       $17,423        $5,377        ($12,046)        ($30,332)
Fixtures                     1993             1996           $105,895            $0        $1,315          $1,315               $0
Furniture                    1993             1996           $279,345       $35,048       $49,121         $14,073         ($29,464)
Material Handling            1993             1996           $101,226        $2,241        $3,333          $1,092            ($104)
Medical                      1993             1996           $540,339        $7,760       $17,215          $9,455           $1,594
Manufacturing & Prod.        1993             1996           $726,873       $36,559       $63,956         $27,397         ($15,009)
Miscellaneous                1993             1996           $109,700           ($5)       $3,135          $3,141               $0
Office Equipment             1993             1996           $325,028        $3,026       $12,953          $9,927         ($53,619)
Printing                     1993             1996           $185,965       $10,656       $20,955         $10,299          ($4,786)
Restaurant                   1993             1996           $280,383        $6,137       $12,560          $6,424            ($704)
Retail                       1993             1996           $440,090       $71,872       $57,200        ($14,672)        ($36,991)
Sanitation                   1993             1996            $18,319        $3,870       $14,042         $10,172           $7,122
Telecommunications           1993             1996         $3,379,187      $417,507      $467,241         $49,735        ($193,057)
Transportation               1993             1996            $87,016        $8,588       $27,917         $19,330          $14,920
Video Production             1993             1996           $113,063        $9,869          $472         ($9,397)        ($31,337)
Computers                    1994             1996           $145,099       $18,104       $33,695         $15,591         ($51,596)
Fixtures                     1994             1996             $5,701         ($248)          $15            $263               $0
Furniture                    1994             1996            $43,911        $5,660            $0         ($5,660)        ($13,787)
Material Handling            1994             1996            $40,874        $4,719        $8,180          $3,462         $265,046
Medical                      1994             1996           $600,290       $58,047       $64,059          $6,012        ($285,307)
Manufacturing & Prod.        1994             1996           $119,549       $31,979       $25,267         ($6,712)        ($42,424)
Printing                     1994             1996            $39,622        $6,853        $4,000         ($2,853)        ($15,129)
Restaurant                   1994             1996            $27,415       $14,772            $0        ($14,772)        ($16,490)
Telecommunications           1994             1996            $15,173           ($6)         $302            $308               $0
Computers                    1995             1996           $173,672       $29,108       $20,133         ($8,975)         ($7,703)
Copiers                      1995             1996             $5,041            $0          $378            $378               $0
Fixtures                     1995             1996            $44,435        $9,918        $7,530         ($2,389)         ($2,388)
Furniture                    1995             1996            $11,279            $0            $0              $0          ($9,023)
Material Handling            1995             1996             $3,725          $125          $420            $295               $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Medical                      1995             1996           $104,042       $82,701       $37,325        ($45,376)        ($45,738)
Manufacturing & Prod.        1995             1996           $213,504      $115,772       $77,296        ($38,476)        ($36,655)
Printing                     1995             1996             $6,610        $2,807        $2,967            $160               $0
Restaurant                   1995             1996            $69,892       $66,077       $36,359        ($29,718)        ($29,718)
Retail                       1995             1996           $623,532      $524,555      $584,336         $59,781               $0
Telecommunications           1995             1996            $57,101        $3,218        $1,541         ($1,677)         ($1,867)
Video Production             1995             1996            $25,738       $12,618       $13,408            $790               $0
Computers                    1996             1996            $24,535        $7,962            $0         ($7,962)         ($7,962)
Manufacturing & Prod.        1996             1996            $52,320       $52,930            $0         $52,930               $0
Restaurant                   1996             1996             $7,247          $114        $1,500          $1,386          ($1,312)

Automotive                   1992             1997            $35,277            $0       $10,419         $10,419          $13,003
Computers                    1992             1997            $74,483            $0        $9,165          $9,165          $13,519
Construction                 1992             1997            $22,030        $4,101        $2,891           ($109)          $1,200
Environmntal                 1992             1997            $12,565        $2,224        $2,225              $0           $1,893
Fixture                      1992             1997            $28,886            $0            $0              $0           $2,401
Furniture                    1992             1997            $31,271        $1,531        $1,109           ($422)          $2,063
Manufacturing & Prod.        1992             1997             $6,943          $819        $1,311              $0           $1,072
Material Handling            1992             1997         $4,110,891      $925,806    $1,116,242              $0         $858,263
Mining                       1992             1997           $217,414       $71,977       $20,000              $0          $20,000
Photography                  1992             1997            $31,894        $4,950        $3,622              $0           $2,338
Printing                     1992             1997           $168,741       $18,014       $12,537         ($1,610)         $11,395
Restaurant                   1992             1997            $26,616            $0            $0              $0           $2,847
Sanitation                   1992             1997             $9,361            $0            $0              $0           $2,119
Telecommunications           1992             1997           $412,360       $39,967       $49,682         $12,232          $52,607
Agriculture                  1993             1997            $40,194            $0            $0              $0               $0
Automotive                   1993             1997           $888,312       $47,663       $24,773        ($22,890)              $0
Computers                    1993             1997           $734,252       $93,839       $90,756         ($3,083)          $3,687
Construction                 1993             1997            $63,042        $9,790       $10,459            $670               $0
Copiers                      1993             1997            $63,037            $0            $0              $0               $0
Environmntal                 1993             1997            $32,236        $4,298        $4,796            $497               $0
Fixtures                     1993             1997         $9,044,378    $1,170,547    $1,443,061        $504,440         $743,528
Furniture                    1993             1997           $315,502       $66,485       $67,421            $936               $0
Install Chgs                 1993             1997             $1,837            $0            $0              $0               $0
Manufacturing & Prod.        1993             1997           $536,057       $69,376       $86,814         $17,438          ($4,079)
Miscellaneous                1993             1997            $11,404            $0          $262            $262               $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Material Handling            1993             1997           $208,966        $8,685        $6,409         ($2,276)              $0
Medical                      1993             1997           $980,345       $14,745        $9,015         ($5,730)         ($4,502)
Office Equipment             1993             1997           $293,902       $39,096       $48,162          $9,066         ($10,334)
Photography                  1993             1997           $106,420       $25,078       $25,359            $281               $0
Printing                     1993             1997            $69,600        $1,744        $2,253            $508               $0
Restaurant                   1993             1997         $1,033,639      $178,664      $193,503         $14,838         ($13,767)
Retail                       1993             1997           $801,808       $81,489      $108,377         $26,888         ($56,651)
Sanitation                   1993             1997            $38,711       $10,814        $1,093         ($9,721)              $0
Telecommunications           1993             1997         $2,215,528      $167,220      $191,182         $38,463          $73,235
Transportation               1993             1997           $155,270       $27,237       $31,561          $4,324           $2,810
Video Production             1993             1997            $30,290            $0            $0              $0               $0
Agriculture                  1994             1997            $16,669        $2,080        $1,356           ($724)              $0
Automotive                   1994             1997            $17,497        $2,193        $4,453          $2,260          ($2,429)
Computers                    1994             1997           $246,517       $23,978       $19,260           ($201)        ($50,581)
Furniture                    1994             1997            $77,796        $8,383       $13,210          $4,827         ($18,169)
Manufacturing & Prod.        1994             1997           $770,651      $221,135      $156,719         ($4,256)       ($168,342)
Medical                      1994             1997            $97,293       $13,074       $17,107          $4,033         ($15,151)
Printing                     1994             1997            $33,526            $0            $0              $0               $0
Restaurant                   1994             1997            $17,087          $346        $2,314          $1,968          ($4,605)
Telecommunications           1994             1997            $17,862          $228            $0           ($228)              $0
Video Production             1994             1997            $43,569            $0           $70             $70               $0
Audio                        1995             1997            $24,180            $0            $0              $0               $0
Computers                    1995             1997           $370,580       $19,725       $21,722          $1,997               $0
Copiers                      1995             1997            $10,564        $1,482            $0         ($1,482)              $0
Fixture                      1995             1997            $18,012            $0          $518            $518               $0
Furniture                    1995             1997            $25,418        $7,293        $8,354          $1,061               $0
Manufacturing & Prod.        1995             1997           $399,479       $78,533       $35,135        ($43,397)        ($10,332)
Medical                      1995             1997           $131,557       $30,567       $30,135          $1,728               $0
Office Equipment             1995             1997            $12,041            $0            $1              $1               $0
Printing                     1995             1997            $10,883            $0          $523            $523               $0
Restaurant                   1995             1997            $41,979        $6,944        $7,090            $145               $0
Telecommunications           1995             1997            $32,044          $644        $2,025          $1,382               $0
Transport                    1995             1997             $9,915            $0            $0              $0               $0
Video Production             1995             1997             $5,116        $1,434        $1,619            $185               $0
Aircraft                     1996             1997         $5,690,161    $5,231,289    $5,305,164         $73,875               $0
Computers                    1996             1997            $69,115       $64,613       $28,495        ($36,118)              $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Manufacturing & Prod.        1996             1997           $112,286    $2,317,341    $2,316,413           ($929)              $0
Printing                     1996             1997            $30,867       $24,284            $0        ($24,284)              $0
Restaurant                   1996             1997            $21,703       $19,339            $0        ($16,339)              $0
Retail                       1996             1997            $28,814       $24,695            $0        ($24,695)              $0
Telecommunications           1996             1997           $646,908      $204,268       $81,062       ($123,206)       ($261,441)
Video Production             1996             1997            $53,503       $41,768       $45,625          $3,857               $0
Computers                    1997             1997            $42,221       $41,673            $0        ($37,673)              $0
Manufacturing & Prod.        1997             1997            $56,217       $54,750       $89,370         $34,620               $0

Manufacturing & Prod.        1992             1998            $25,735        $2,404        $2,380            ($24)          $4,850
Medical                      1992             1998            $28,945            $0            $0              $0          $18,473
Office Equipment             1992             1998             $3,486            $0            $0              $0           $3,786
Photography                  1992             1998            $11,376        $1,738            $0         ($1,738)          $1,094
Telecommunications           1992             1998            $11,597            $0          $200            $200           $9,370
Automotive                   1993             1998            $87,673          $762        $2,624          $1,863               $0
Computers                    1993             1998         $1,733,507      $276,113      $396,546        $120,433         $344,388
Manufacturing & Prod.        1993             1998         $7,678,431    $1,706,779    $1,242,850       ($463,929)      $2,449,451
Material Handling            1993             1998           $118,051       $11,071       $15,836          $4,765          $16,121
Medical                      1993             1998           $136,260        $2,133          $953         ($1,180)              $0
Restaurant                   1993             1998           $191,987        $1,006          $106           ($899)              $0
Retail                       1993             1998           $809,816       $71,096       $33,937        ($37,159)         $23,068
Sanitation                   1993             1998            $48,315            $0            $0              $0               $0
Telecommunications           1993             1998           $648,906       $35,408       $88,877         $53,470          $88,042
Computers                    1994             1998            $22,525           $51          $300            $249          ($2,099)
Furniture                    1994             1998            $74,536        $7,513       $14,995          $7,482          ($1,269)
Manufacturing & Prod.        1994             1998         $1,690,014      $416,684      $293,613       ($123,071)        $513,768
Medical                      1994             1998            $25,617        $6,948        $2,500         ($4,448)              $0
Automotive                   1995             1998             $8,961        $3,900            $0         ($3,900)              $0
Computers                    1995             1998           $212,327        $2,422          $644         ($1,778)              $0
Furniture                    1995             1998            $22,787            $0            $0              $0               $0
Manufacturing & Prod.        1995             1998           $166,073        $2,638        $3,103            $465               $0
Medical                      1995             1998           $117,168       $37,769            $0        ($37,769)              $0
Restaurant                   1995             1998            $23,799            $0            $0              $0               $0
Retail                       1995             1998            $89,814        $8,074          $388         ($7,686)              $0
Telecommunications           1995             1998            $43,490            $0          $486            $486               $0
Transportation               1995             1998            $36,258            $0            $0              $0               $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Audio                        1996             1998            $81,517       $53,784        $1,542        ($52,242)              $0
Computers                    1996             1998            $37,165       $28,795           $37        ($28,758)              $0
Furniture                    1996             1998           $229,124       $10,974      $239,050        $228,076          $90,603
Manufacturing & Prod.        1996             1998             $2,966            $0            $0              $0               $0
Material Handling            1996             1998           $286,251        $4,475       $64,731         $60,256        ($111,494)
Restaurant                   1996             1998            $71,473       $41,524       $47,985          $6,461               $0
Telecommunications           1996             1998           $517,760      $236,581       $90,230       ($146,351)       ($222,673)
Audio                        1997             1998           $146,675      $108,896          $180       ($108,716)              $0
Automotive                   1997             1998            $23,941       $19,776        $8,082        ($11,694)              $0
Computers                    1997             1998           $339,493      $286,269       $34,750       ($251,518)              $0
Fixtures                     1997             1998           $127,298       $76,956       $76,000           ($956)              $0
Manufacturing & Prod.        1997             1998           $114,968      $114,482       $24,589        ($89,893)              $0
Material Handling            1997             1998           $358,411      $139,980       $54,400        ($85,580)       ($228,965)
Medical                      1997             1998            $55,017       $56,277            $0        ($56,277)              $0
Printing                     1997             1998            $38,468       $37,049            $0        ($37,049)              $0
Restaurant                   1997             1998            $11,438        $9,679       $10,753          $1,074               $0
Telecommunications           1997             1998            $37,484            $1            $1              $0               $0
Video Production             1997             1998           $120,470       $75,218       $39,134        ($36,083)              $0
Automotive                   1998             1998            $19,096       $18,410       $18,579            $170               $0
Computers                    1998             1998            $40,204       $32,477       $27,445         ($5,032)              $0
Construction                 1998             1998            $24,935            $0            $0              $0               $0
Copiers                      1998             1998             $2,561        $1,732        $2,104            $371               $0
Fixtures                     1998             1998           $135,089      $225,413      $226,995          $1,582               $0
Medical                      1998             1998             $8,700           $38            $0            ($38)              $0
Other                        1998             1998            $17,851       $17,281            $0        ($17,281)              $0
Restaurant                   1998             1998            $19,584       $18,504            $0        ($18,504)              $0
Video Production             1998             1998            $47,564       $44,703        $2,049        ($42,654)              $0

Medical                      1992             1999            $28,789          $827            $0           ($827)              (4)
Computers                    1993             1999            $17,922        $3,464            $2         ($3,462)              (4)
Retail                       1993             1999            $19,648        $1,016            $0         ($1,016)              (4)
Telecommunications           1993             1999           $105,620        $1,722        $2,627            $905               (4)
Manufacturing & Prod.        1994             1999         $5,398,842    $1,051,678      $317,300       ($734,378)              (4)
Retail                       1994             1999         $1,902,683      $332,716      $258,913        ($73,803)              (4)
Manufacturing & Prod.        1995             1999            $50,812        $2,513        $4,224          $1,711               (4)
Audio                        1996             1999            $59,239       $46,600            $0        ($46,600)              (4)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the six years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                       Federal
        Type of             Year of         Year of       Acquisition       Net Book       Net            GAAP           Taxable
       Equipment          Acquisition     Disposition       Cost (1)       Value (2)   Proceeds (3)    Gain (Loss)      Gain (Loss)
---------------------     -----------     -----------     -----------     ----------   ------------    -----------    -------------
Telecommunications           1996             1999            $50,887        $5,547        $4,080         ($1,467)              (4)
Automotive                   1997             1999            $15,937       $12,294        $7,110         ($5,183)              (4)
Computers                    1997             1999             $6,768            $0            $0              $0               (4)
Fixtures                     1997             1999            $46,838       $36,603       $38,428          $1,825               (4)
Mining                       1997             1999           $558,796      $502,086        $6,109       ($495,978)              (4)
Automotive                   1998             1999            $27,718       $23,800       $14,000         ($9,800)              (4)
Computers                    1998             1999            $17,300        $7,287        $7,844            $557               (4)
Copiers                      1998             1999             $6,001          $750          $743             ($6)              (4)
Restaurant                   1998             1999            $24,567          $532          $403           ($129)              (4)
Telecommunications           1998             1999            $23,155       $16,595       $19,332          $2,736               (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the four years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                Total                                                   Federal
         Type of                 Year of      Year of        Acquisition    Net Book         Net           GAAP         Taxable
        Equipment              Acquisition  Disposition       Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------------------------------------------ ------------- --------------------------- -------------
Restaurant                         1994        1995            $326,412      $274,229      $292,998       $18,770       ($8,364)
Computers                          1995        1995             $40,355       $36,171        $4,310      ($31,861)           $0
Manufacturing & Production         1995        1995            $107,995       $70,846       $13,253      ($57,593)      ($6,821)
Printing                           1995        1995          $1,820,770    $1,218,354      $847,650     ($370,703)    ($189,624)

Computers                          1994        1996             $18,446        $5,353        $3,560       ($1,793)     ($10,985)
Manufacturing & Production         1994        1996             $17,177        $8,953        $9,433          $480            $0
Telecommunications                 1994        1996             $24,655       $18,456       $20,460        $2,004            $0
Computers                          1995        1996          $1,347,917      $329,160      $125,734     ($203,426)    ($541,146)
Construction                       1995        1996         $22,064,270   $16,995,923   $16,995,923            $0     ($623,361)
Medical                            1995        1996            $103,056       $44,801       $50,884        $6,083            $0
Manufacturing & Production         1995        1996          $1,409,938      $812,883      $444,921     ($367,962)    ($374,116)
Printing                           1995        1996          $5,442,336    $2,288,789    $1,412,324     ($876,465)    ($414,037)
Restaurant                         1995        1996            $268,961      $253,439      $269,638       $16,199            $0
Telecommunications                 1995        1996          $1,650,391    $1,200,958    $1,315,148      $114,190            $0

Automotive                         1994        1997             $27,829       $14,749            $0      ($14,749)           $0
Computers                          1994        1997            $180,776       $66,976       $75,905        $8,929      ($13,291)
Construction                       1994        1997             $32,848       $17,140            $0      ($17,140)           $0
Fixture                            1994        1997             $45,846        $1,789        $2,750          $961      ($15,349)
Restaurant                         1994        1997             $94,554       $47,563       $52,007        $4,444            $0
Retail                             1994        1997             $26,897            $0        $1,936        $1,936       ($8,598)
Computers                          1995        1997          $3,262,279      $489,867      $501,756     ($140,124)     $185,069
Fixture                            1995        1997             $29,651       $18,427            $0      ($18,427)           $0
Manufacturing & Production         1995        1997          $1,890,353      $255,830      $887,316       $28,163      $191,708
Medical                            1995        1997             $88,067        $1,722        $2,461          $739            $0
Office Equipment                   1995        1997             $27,724            $0            $0            $0            $0
Printing                           1995        1997          $4,015,970      $898,332      $821,964      ($50,660)     ($50,886)
Restaurant                         1995        1997             $39,793       $28,957            $0      ($28,957)           $0
Telecommunications                 1995        1997             $19,948        $2,353        $2,428           $75            $0
Transport                          1995        1997             $12,332          $541          $544            $2            $0
Furniture                          1996        1997             $52,450       $51,399        $3,919      ($27,979)           $0
Manufacturing & Production         1996        1997            $640,182       $81,744      $128,607      ($27,601)    ($216,682)
Printing                           1996        1997            $349,511      $243,488      $223,338      ($20,150)           $0
Restaurant                         1996        1997             $30,415            $0           $99           $99            $0

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the four years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                Total                                                   Federal
         Type of                 Year of      Year of        Acquisition    Net Book         Net           GAAP         Taxable
        Equipment              Acquisition  Disposition       Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------------------------------------------  -----------   ---------------------------   -----------
Telecommunications                 1996        1997            $216,401      $118,544        $3,044        $3,044       ($7,459)

Computers                          1994        1998          $1,081,272      $182,678      $297,047      $114,369       $90,134
Furniture                          1994        1998            $152,405            $0            $0            $0            $0
Manufacturing & Production         1994        1998            $196,353       $28,664       $21,290       ($7,374)      ($8,364)
Retail                             1994        1998            $312,317       $15,946       $29,399       $13,453      ($20,149)
Video Production                   1994        1998             $14,310          $100          $112           $12       ($2,802)
Computers                          1995        1998          $5,253,429      $626,894      $984,318      $357,424     ($814,270)
Furniture                          1995        1998             $71,673            $0        $1,415        $1,415            $0
Manufacturing & Production         1995        1998            $545,660       $60,803      $121,399       $60,595       $34,751
Material Handling                  1995        1998             $33,158           $37        $2,001        $1,964            $0
Medical                            1995        1998            $155,914        $3,994        $5,211        $1,217            $0
Printing                           1995        1998            $829,320       $43,449       $31,748      ($11,701)     ($13,168)
Restaurant                         1995        1998             $10,838            $0            $0            $0            $0
Retail                             1995        1998             $23,389       $13,568        $5,300       ($8,268)           $0
Telecommunications                 1995        1998             $17,883          $542        $1,250          $708       ($1,743)
Aircraft                           1996        1998         $20,183,834    $1,762,606    $2,647,482      $884,876     ($656,362)
Computers                          1996        1998             $37,213        $2,027        $1,834         ($192)      ($4,673)
Copiers                            1996        1998            $231,614       $11,051       $59,407       $48,356      ($75,808)
Manufacturing & Production         1996        1998             $95,165       $19,874       $45,403       $25,529        $9,868
Printing                           1996        1998             $39,424            $0          $562          $562            $0
Telecommunications                 1996        1998          $1,123,203      $516,251      $256,378     ($259,873)     ($28,268)
Manufacturing & Production         1997        1998             $24,349            $0            $0            $0            $0
Printing                           1997        1998             $56,805       $45,916       $25,273      ($20,643)           $0
Telecommunications                 1997        1998             $60,692       $47,285       $11,465      ($35,820)     ($45,497)
Printing                           1998        1998             $33,213          $660            $0         ($660)           $0

Furniture                          1994        1999            $136,766            $0            $0            $0            (4)
Manufacturing & Production         1994        1999            $499,451       $79,381       $99,772       $20,391            (4)
Telecommunications                 1994        1999             $35,338        $6,642        $8,030        $1,388            (4)
Video Production                   1994        1999             $82,844          $845        $4,262        $3,417            (4)
Agriculture                        1995        1999             $37,934            $0            $0            $0            (4)
Computers                          1995        1999          $1,902,926      $324,701      $267,998      ($56,703)           (4)
Manufacturing & Production         1995        1999            $153,515        $4,045        $5,189        $1,145            (4)
Medical                            1995        1999            $132,951        $3,102        $4,302        $1,200            (4)

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the four years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                Total                                                   Federal
         Type of                 Year of      Year of        Acquisition    Net Book         Net           GAAP         Taxable
        Equipment              Acquisition  Disposition       Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------------------------------------------------------  -----------   ---------------------------   -----------
Printing                           1995        1999            $163,911        $7,469        $7,797          $328            (4)
Retail                             1995        1999             $33,425            $0            $0            $0            (4)
Computers                          1996        1999          $3,801,570      $587,657      $690,917      $103,260            (4)
Manufacturing & Production         1996        1999             $24,096        $4,052        $6,285        $2,232            (4)
Telecommunications                 1996        1999            $167,339       $39,719       $44,185        $4,467            (4)
Material Handling                  1998        1999          $3,801,108    $3,097,637    $3,097,637            $0            (4)
Printing                           1998        1999             $19,039            $0            $0            $0            (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999

                                     TABLE V
           SALES OR DISPOSITIONS OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the two years ended December 31, 1998, and the three months ended March 31, 1999. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                         Total                                              Federal
      Type of             Year of       Year of       Acquisition   Net Book       Net          GAAP        Taxable
     Equipment          Acquisition   Disposition       Cost (1)    Value (2)   Proceeds (3)  Gain (Loss)  Gain (Loss)
-------------------     -----------   -----------     -----------  -----------  ------------  -----------  -----------
Construction                1996         1997            $50,702      $47,778            $0     ($47,778)           $0
Computers                   1996         1997         $2,048,220   $1,660,987    $1,774,347      $18,900            $0
Telecommunications          1996         1997            $52,104      $13,681       $22,837           $0      ($23,396)
Vessels                     1997         1997         $9,561,865   $4,154,528    $5,864,138   $1,709,610    $2,448,874

Computers                   1996         1998           $977,492      $71,299       $92,059      $20,760     ($343,764)
Fixture                     1996         1998           $598,654         $289          $289           $0            $0
Material Handling           1996         1998         $4,691,459   $3,443,875    $3,992,681     $548,806    $1,214,939
Telecommunications          1996         1998         $3,190,537     $881,952      $991,695     $109,743      $187,918
Telecommunications          1997         1998            $82,378      $56,553       $22,593     ($33,960)     ($63,983)
Fixture                     1998         1998           $291,620     $284,022            $0    ($284,022)           $0

Audio                       1996         1999            $53,561      $34,837       $34,000        ($837)           (4)
Computers                   1996         1999         $3,558,330     $478,483      $647,015     $168,532            (4)

(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1999

                                    TABLE VI
                ACQUISITION OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at March 31, 1999:

        Original Lessee                                                          Date       Total          Cash       Acquisition
       or Equipment User                Location           Equipment           Purchased  Financing (1)  Expended (2)   Cost (3)
---------------------------------------------------------------------------------------------------------------------------------
Campbell Soup Company                 Sacramento, CA      Computers              Sep-91         $0        $27,411       $27,411
Center For The Media Arts             New York, NY        Audio Visual           Nov-88          0        377,126       377,126
Center For The Media Arts             New York, NY        Audio Visual           Mar-90          0         82,204        82,204
Chesebrough Ponds                     Westport, CT        Material Handling      Jun-88     23,058          4,475        27,533
Chesebrough Ponds                     Westport, CT        Material Handling      Jun-88          0         54,508        54,508
Ciba-Geigy Corp.                      Greensboro, NC      Copiers                Sep-91          0         49,081        49,081
Ciba-Geigy Corp.                      Greensboro, NC      Computers              Sep-91          0         74,389        74,389
Ciba-Geigy Corp.                      Summit, NJ          Computers              Sep-91          0         39,459        39,459
Corporate Mailings, Inc.              Whippany, NJ        Office Copier          Jun-88    130,113         29,440       159,553
Data Broadcasting Corporation         Vienna, VA          Computers              Jun-90    771,520         56,283       827,803
Doran &  Doran PC                     Ames, IA            Medical                Jun-88     25,642          4,115        29,757
First Boston Corp.                    New York, NY        Copiers                Feb-89     73,438          8,475        81,913
First Hudson Equipment Leasing Corp.  White Plains, NY    Computer               Jun-88          0         75,224        75,224
Godiva Chocolatier, Inc.              Reading, PA         Computers              Sep-91          0         32,561        32,561
Gould, Inc.                           Ft. Lauderdale, FL  Office Copier          Jun-88     34,982         14,857        49,839
Hospital Authority Of Gwinnett        Lawrenceville, GA   Medical                Jun-88     49,274          7,117        56,391
Ingalls Same Day Surgery              Tinley Park, IL     Medical                Jun-88     71,572          9,490        81,062
Ingersoll-Rand Company                Mayfield, KY        Copiers                Sep-91          0        117,238       117,238
Intelligent Light                     Fairlawn, NJ        Computers              Jun-88     46,131          7,662        53,793
Internal Revenue Service              Philadelphia, PA    Office Equipment       May-89          0         83,114        83,114
Ivan C. Namihas MD                    Las Vegas, NV       Medical                Jun-88          0         29,784        29,784
L & H Abstracts                       White Plains, NY    Telecommunications     Jul-89          0         41,229        41,229
Laclede Steel Company                 St. Louis, MO       Computers              Jun-89     69,618          2,513        72,131
Ladera Heights Hospital               Los Angeles, CA     Computers              May-89          0        271,415       271,415
Liverpool Blueprint, Inc.             Liverpool, NY       Commercial Copier      May-89          0        114,048       114,048
Liverpool Blueprint, Inc.             Liverpool, NY       Reprographics          Jul-93          0         53,149        53,149
Marvin Sugarman Productions           Valencia, CA        Audio Visual           Aug-90    179,379          4,617       183,996
Massachusetts General Life            Englewood, CO       Computers              Dec-89    327,971         19,220       347,191
Mcginn Tool & Engineering Co.         Franklin, IN        Manufacturing & Prod.  Jun-95          0         27,000        27,000
Medical Center Of Independence        Independence, MO    Medical                Jun-88     59,838          8,192        68,030
New York Telephone                    New York, NY        Copiers                Jun-88    173,024         32,155       205,179
Newark Beth Israel Medical Ctr        Newark, NJ          Medical                Sep-91          0         40,556        40,556
Pandick Technologies, Inc.            New York, NY        Office Copier          Jun-88    184,910         44,661       229,571
Payless Cashways/Parctec              New York, NY        Retail                 Dec-93    141,791          7,365       149,156
Professional Blueprinters             Norfolk, VA         Commercial Copier      Mar-89          0        120,682       120,682
Quality Plants                        Manorville, NY      Agriculture            May-89          0         37,991        37,991
Rainbow Abstracts                     White Plains, NY    Office Copier          Jul-88          0        107,503       107,503
Ralph's Foods                         Edroy, TX           Printing               May-89          0         83,027        83,027
Richman Gordman Stores, Inc.          Omaha, NE           Retail                 Dec-90    172,690         25,823       198,513
Richman Gordman Stores, Inc.          Omaha, NE           Retail                 Dec-93          0         39,887        39,887
Ridgebury Equestrian Center           New Hampton, NY     Agriculture            Sep-88          0         27,968        27,968
S.J.C. Video Corporation              Valencia, CA        Video Production       Aug-90          0        341,796       341,796
Santangelo dba Valley Shopping        Derby, CT           Agriculture            Dec-88          0         31,425        31,425

                                    TABLE VI
                ACQUISITION OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at March 31, 1999:

        Original Lessee                                                          Date       Total          Cash       Acquisition
       or Equipment User                Location           Equipment           Purchased  Financing (1)  Expended (2)   Cost (3)
---------------------------------------------------------------------------------------------------------------------------------
Sparta, Inc.                          La Jolla, CA        Computer               Jun-88     33,587          7,593        41,180
Stamford Lithographics                Stamford, CT        Printing               Feb-89          0         50,258        50,258
Staten Island Ob & Gyn Assoc.         Staten Island, NY   Medical                Jun-88          0         26,215        26,215
Taco Amigo                            Audubon, NJ         Restaurant             Mar-89          0        103,459       103,459
Texas Instruments, Inc.               Dallas, TX          Computers              Jun-88    175,382         35,954       211,336
The Guardian Life Insurance Company   Spokane, WA         Office Copier          Jun-88    221,181         46,190       267,371
Triangle Reproductions, Inc.          Houston, TX         Commercial Copier      Dec-90          0         74,677        74,677
Tucker Anthony                        New York, NY        Office Copier          Jun-88     22,813          7,083        29,896
V. Bruce Mccord                       Gardiner, NY        Agriculture            Sep-88          0         36,139        36,139
Wakefern Food Corp.                   Elizabeth, NJ       Office Copier          Jun-88     41,749         22,756        64,505
William F. Hineser Dpm, P.C.          Arvada, CO          Medical                Jun-88          0         25,695        25,695
                                      Total Equipment transactions less than $25,000       266,061      1,385,490     1,651,551

                                                                                      -------------- -------------- -------------
                                                                                        $3,295,724     $4,487,744    $7,783,468
                                                                                      ============== ============== =============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                ACQUISITION OF EQUIPMENT - PRIOR PUBLIC PROGRAMS
                                   (UNAUDITED)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under managment for ICON Cash Flow Partners, L.P., Series A at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                   Equipment      Equipment        Total
       Equipment Category           Leases        Financings     Portfolio
  --------------------------      ----------      ----------     ---------
  Manufacturing & Production            $0         $27,000        $27,000
                                  ---------        --------       -------
                                        $0         $27,000        $27,000
                                  =========        ========       =======

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:

       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
A & E Reprographics & Supply   Memphis, TN          Reprographics           Jan-90             $0       $102,003     $102,003
A Action Rental, Inc.          Pittsburg, PA        Environmental Equip.    Sep-91              0         45,514       45,514
Ad Art Design Co., Inc.        Gaitherburg, MD      Computers               Aug-94              0         26,405       26,405
Adams Optics                   Athens, GA           Furniture               Jun-90              0         26,278       26,278
Advance Waste                  Mableton, GA         Sanitation              Dec-91              0         24,282       24,282
Aladdin Carpet Cleaning & Rest Huntington Bch, CA   Manufacturing & Prod.   May-95              0         28,292       28,292
Alan Williams & Associates     N. Hollywood, CA     Computers               Jun-95              0         40,975       40,975
Aluminum Company of America    Pittsburgh, PA       Computers               Dec-89              0        107,733      107,733
American Disposal, Inc.        Palmyra, PA          Front Load Containers   Sep-91              0         57,847       57,847
American Senior Citizens All.  Orlando, FL          Computers               Jul-90              0         54,290       54,290
American Senior Citizens All.  Orlando, FL          Telecommunications      Aug-90              0         56,219       56,219
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90        352,251         43,294      395,545
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90      1,216,935        115,673    1,332,608
AP Propane, Inc.               King Of Prussia, PA  Computers               Nov-90        458,472         43,819      502,291
Ascom Communications, Inc.     Bronx, NY            Telecommunications      Apr-94              0         36,547       36,547
Assix International, Inc.      Tampa, MA            Computers               Nov-89        192,258         20,187      212,445
Assix International, Inc.      Tampa, FL            Furniture               Nov-89              0         75,299       75,299
B & D Hauling, Inc.            Columbus, OH         Front Load Containers   Sep-91              0         51,268       51,268
B & P Refuse Disposal, Inc.    Manassas, VA         Containers & Carts      Jul-90              0         47,913       47,913
Badalaty, DMD Madeline M.      Ocean Township, NJ   Medical                 Oct-90              0         25,882       25,882
Ballingers USA, Inc.           New York, NY         Furniture               May-92              0        188,807      188,807
Barry S. Kaplan Md Pa          Miami, FL            Computers               Jun-95              0         35,313       35,313
Bell Telephone of Pennsylvania Pittsburgh, PA       Office Equipment        Oct-89              0         85,048       85,048
Bendor Corp.                   Dallas, TX           Fixture                 Dec-90         24,599          3,048       27,648
BJ's Kountry Kitchen           Fresno, CA           Restaurant Equipment    Jun-91              0         60,255       60,255
Blispak, Inc.                  Whippany, NJ         Manufacturing & Prod.   Aug-90              0        125,371      125,371
Bluebonnet Milling Company     Ardmore, OK          Material Handling       Dec-90         34,378          3,014       37,391
BOC, Inc.                      Murray Hill, NJ      Computers               Sep-89        178,212         36,246      214,459
Bowers Sanitation              Vickery, OH          Sanitation              Dec-91              0         32,682       32,682
Braintec Corporation           Irvine, CA           Computers               Apr-95              0         27,291       27,291
Brenlar Investments, Inc.      Novaro, CA           Furniture               Oct-94              0        303,000      303,000
Bull Run Metal Fabricators     Powel, TN            Manufacturing & Prod.   Mar-90              0         31,129       31,129
Buntastic, Inc.                Savannah, GA         Restaurant Equipment    Dec-90         36,986          2,989       39,975
Business Application Soures    Costa Mesa, CA       Furniture               Dec-90              0         29,806       29,806
Cal Rentals & Sales, Inc.      Pittsburg, PA        Construction            Jun-91              0         24,724       24,724
Captain Cookie Company         Shreveport, LA       Restaurant Equipment    Jun-90              0         26,305       26,305
Card Brothers Equipment, Inc.  Merrill, MI          Computers               Dec-90         55,570          4,943       60,513
Career Systems, Inc.           Knoxville, TN        Computers               Mar-90              0         26,489       26,489
Centran Mississippi Farm       Vicksburg, MS        Agriculture             Sep-90              0        126,048      126,048
Channel 17 Associates Ltd.     Birmingham, AL       Video Prod.             Sep-92              0        104,457      104,457
Channel 17 Associates Ltd.     Birmingham, AL       Video Prod.             Sep-92              0        278,333      278,333
Channel 17 Associates Ltd.     Birmingham, AL       Telecommunications      Sep-92              0         64,731       64,731
Channel 17 Associates, Ltd.    Birmingham, AL       Audio Equipment         Aug-93              0        128,455      128,455

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:


       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Chester Wojda Dba              Zephyrhills, FL      Material Handling       Oct-95              0         26,533       26,533
Chris & John's Auto Body, Inc. Milwaukie, OR        Material Handling       Dec-90         43,082          3,740       46,822
Chrysler Motor Corp.           Highland, MI         Computers               Mar-91      2,039,527        649,217    2,688,744
Ciba-Geigy                     Ardsley, NY          Computers               Sep-89        123,897          9,984      133,882
Circuit Wise, Inc.             North Haven, CT      Manufacturing & Prod.   Jan-91              0        108,613      108,613
Circuit Wise, Inc.             North Haven, CT      Manufacturing & Prod.   Jan-95              0         50,110       50,110
CIS Corp.                      College Park, GA     Telecommunications      Mar-97              0        822,592      822,592
Clark Bagels Inc.              Clark, NJ            Fixture                 Apr-95              0         27,790       27,790
Clear Film Printing, Inc.      Kaufman, TX          Printing                Sep-89              0         26,000       26,000
Coastal Blue, Inc.             S. J. Capistrano,CA  Copiers                 Nov-89              0        130,000      130,000
Colorgraphics of Arizona, Inc. Phoenix, AZ          Reprographics           Dec-90         48,787          4,289       53,076
Concord Chrysler Plymouth      Concord, MA          Manufacturing & Prod.   Jun-93              0         26,401       26,401
Consolidated Waste Ind., Inc., Washington, DC       Sanitation              Jun-90              0         31,990       31,990
Criterion Labs, Inc.           San Jose, CA         Manufacturing & Prod.   Mar-95              0         37,594       37,594
D & V Carting                  Wellington, FL       Sanitation              Dec-91              0         28,137       28,137
Dalane Machining, Inc.         Tampa, FL            Material Handling       Jul-92              0         30,692       30,692
Dalla Corte Lumber, Inc.       Stafford Spring, CT  Manufacturing & Prod.   Jul-90              0         28,875       28,875
Data Broadcasting Corp.        Vienna, VA           Satellite Dishes        Jun-90        771,520         56,283      827,803
Days Inn Motel                 Orlando, FL          Telecommunications      Dec-90         65,891          5,409       71,300
Dennis Owens Dba               Dekalb, IL           Manufacturing & Prod.   Apr-95              0         28,253       28,253
Dow Chemical Company           Midland, MI          Manufacturing & Prod.   Aug-90        612,686        187,631      800,317
Dr. Alexander A. Tocher, MD    Millerplace, NY      Furniture               Jun-90              0         56,460       56,460
Dr. Peter Williams             Brooklyn, NY         Medical                 Nov-89              0         25,919       25,919
Dr. Ronald C. Pluese           Boca Raton, FL       Medical                 Jun-90              0         41,659       41,659
Dr. Travis A. Gresham          Bonita Springs, FL   Medical                 Jun-90              0         28,408       28,408
DSC Corporate Services, Inc.   Plano, TX            Computers               Jun-90        934,676        476,765    1,411,441
Durand's Meat & Grocery Co.    Youngsville, LA      Computers               Sep-90              0         27,391       27,391
East Tennessee Warehousing     Ooltewah, TN         Material Handling       Apr-90              0        135,655      135,655
Edward Lewis and Sons          Mineola, NY          Furniture               Sep-89              0         25,392       25,392
EPI Technologies, Inc.         Richardson, TX       Medical                 May-90              0        168,516      168,516
Expedi Printing, Inc.          New York, NY         Manufacturing & Prod.   Jun-90              0         32,435       32,435
Express Food Stores, Inc.      Flagstaff, AZ        Restaurant Equipment    Dec-90         28,595          2,759       31,354
First Coast Paralegal Clinic   Jacksonville Bch, FL Computers               Sep-90              0         46,267       46,267
FMC Corporation                Chrcago, IL          Computers               Nov-90        326,531         41,141      367,673
Ford Motor Company             Dearborn, MI         Computers               Feb-91        194,951         32,193      227,144
Fred Meyer, Inc.               Portland, OR         Computers               Sep-90      1,288,916        130,877    1,419,794
Fred Meyer, Inc.               Portland, OR         Retail                  Sep-90      2,274,335        300,261    2,574,596
Fred Meyer, Inc.               Portland, OR         Computers               Oct-90      1,134,269        149,549    1,283,818
Fred Meyer, Inc.               Portland, OR         Computers               Oct-90      2,767,380        351,826    3,119,206
Fred Meyer, Inc.               Portland, OR         Retail                  Oct-90        585,706         59,424      645,130
Fred Meyer, Inc.               Portland, OR         Retail                  Oct-90        101,709         12,845      114,554
Fred Meyer, Inc.               Portland, OR         Computers               Jun-94        475,927        193,466      669,394
Fred Meyer, Inc.               Portland, OR         Computers               Jun-94        271,472        116,806      388,278

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:


       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Frymaster Corporation          Shrevport, LA        Copiers                 Feb-91              0         40,840       40,840
Gary Baldwin                   Dallas, TX           Agriculture             Apr-90              0         26,036       26,036
Gaton St. Clement Corp.        Chavin, LA           Point Of Sale Registers Jul-90              0         27,679       27,679
GE Plastics                    Pittsfield, MA       Copiers                 Sep-89         45,069          5,579       50,648
GE Plastics                    Pittsfield, FL       Furniture               Dec-89              0         31,376       31,376
GE Plastics                    Pittsfield, MA       Furniture               May-90         91,362         14,539      105,901
GE Plastics                    Pittsfield, MA       Telecommunications      May-90         29,988          4,862       34,850
Gem City Engineering Co.       Dayton, OH           Electrical              Dec-90              0         68,755       68,755
Goshen Crossing Mobile         Gaithersburg, MD     Material Handling       Jul-90              0         26,219       26,219
Greystone Drugs, Inc.          Bronx, NY            Fixture                 Jan-95              0         28,449       28,449
Harlan M. Kretch Dba           Mankato, MN          Manufacturing & Prod.   Nov-95              0         31,312       31,312
Harnischfeger Industries       Pensacola, FL        Medical                 Dec-90              0         44,148       44,148
Harnischfeger Industries       Brookfield, WI       Computers               Oct-92         79,557              0       79,557
Henry Guzmah                   Fountain Valley, CA  Furniture               Jun-91              0         26,005       26,005
Hexcel Corp.                   Dublin, CA           Computers               Nov-90        566,036         76,534      642,571
HMS Property Management Group  Beachwood, OH        Furniture               Jul-90              0         34,265       34,265
Hometown Buffet, Inc.          San Diego, CA        Restaurant              Feb-95              0        618,000      618,000
Hughes Aircraft Company        Los Angeles, CA      Computers               Apr-90         37,907        502,692      540,599
Imperial Plastics, Inc.        Lakeville, MN        Manufacturing & Prod.   Aug-90              0        530,400      530,400
Indy Pro Audio Prod. Srvc      Indianapolis, IN     Manufacturing & Prod.   Aug-95              0         35,155       35,155
Institutional Laundry Services Lakewood, NJ         Manufacturing & Prod.   May-95              0         39,006       39,006
International Business SoftwareSt. Louis, MO        Computers               Feb-90              0         28,642       28,642
International Tollers, Inc.    Grand Haven, MI      Material Handling       Dec-90         28,688          2,540       31,228
Iowa Electric Light & Power Co.Cedar Rapids, IA     Computers               Nov-90              0         42,714       42,714
J & M Enterprises, Inc.        Fletcher, OH         Manufacturing & Prod.   Mar-94              0         27,927       27,927
J & P Party Supply             Garden City Park, NY Computers               Oct-90              0         26,174       26,174
J. K. & Susie L. Wadley        Dallas, TX           Medical                 Apr-90              0        140,608      140,608
JGQ Corp.                      Medina, OH           Computers               Aug-90              0         26,000       26,000
Jim Malhart Piano & Organ Co.  Mcallen, TX          Computers               May-90              0         69,222       69,222
Joe Ledbetter                  Visalia, CA          Material Handling       Dec-90         81,012          6,659       87,672
Joel Rubenstein MD PhD         Reno, NV             Medical                 Feb-91              0        527,280      527,280
Joseph A Seagrams & Sons, Inc. New York, NY         Telecommunications      May-90         67,199          6,068       73,266
Joseph A Seagrams & Sons, Inc. New York, NY         Computers               Oct-90         68,287          8,086       76,373
Joseph L. Taylor               Las Vegas, NV        Computers               Apr-95              0         26,752       26,752
K-Jon, Inc.                    Lake Charles, LA     Restaurant Equipment    Jun-90              0         29,620       29,620
K & M Fashion, Inc.            South Gate, CA       Retail                  Oct-90              0         44,385       44,385
Ken Davis                      Watertown, MA        Manufacturing & Prod.   Sep-89              0         42,659       42,659
Kimberling Inn, Inc.           Kimberling City, MO  Computers               Dec-90         23,230          1,884       25,113
L. Cade Havard                 Plano, TX            Computers               Jul-90              0         25,795       25,795
Lageroza, Inc.                 Atlantic City, NJ    Computers               Sep-90              0         25,549       25,549
Lee's Famous Recipe Ctry Chick Muskegon, MI         Restaurant Equipment    Dec-90        100,200          8,995      109,195
Legal Arts                     Dallas, TX           Reprographics           Feb-90              0         85,280       85,280
Letap of St. George, Inc.      St. George, SC       Furniture               Jan-91              0        239,742      239,742

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:



       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Liberty Collection Bureau, Inc.Antamonte Spgs, FL   Computers               Dec-90         42,434          3,495       45,929
Logic Automation, Inc.         Beauerton, OR        Computers               Jul-90              0        249,135      249,135
Lorelei Prod.s, Inc.           Sevierville, TN      Video Prod.             Apr-90              0         26,174       26,174
Louisiana Interests Inc Dba Oz New Orleans, LA      Restaurant Equipment    Dec-95              0         36,672       36,672
Lusk Onion, Inc.               Clovis, NM           Manufacturing & Prod.   Dec-90         37,414          2,956       40,369
M.J.M. Research, Inc.          Mission, KS          Computers               Apr-96              0         52,676       52,676
Maddox Resources, Inc.         Riverbank, CA        Restaurant              May-96              0         49,262       49,262
Madison Auto Body Shop Inc.    Madison, NJ          Automotive              Apr-95              0         44,157       44,157
Main Street Cafe               Medina, OH           Point Of Sale Registers Aug-90              0         26,000       26,000
Maxtor Corp.                   San Jose, CA         Computers               Feb-91        233,149         32,500      265,649
McCaw-Benzi Insurnace Agency   Greenville, TX       Computers               Dec-90         33,922          2,845       36,767
Medfone Nationwide, Inc.       Wantagh, NY          Telecommunications      Feb-91              0         52,499       52,499
Medical Home Health, Inc.      Sallisaw, OK         Telecommunications      Mar-94              0         28,233       28,233
Melhart Piano                  McAllen, TX          Network System          May-90              0         69,222       69,222
Message X Communications, Inc. Hartford, CT         Telecommunications      Jun-90              0         41,237       41,237
Mosta Corp.                    Miami, FL            Manufacturing & Prod.   Sep-89              0         33,997       33,997
Mott General Contractors, Inc. Chaplin, CT          Agriculture             Dec-89              0         32,760       32,760
Mountain Air Systems           Burlington, VT       Computers               Oct-90              0         25,630       25,630
National News Network          Los Angeles, CA      Satellite Dishes        Jun-90      1,622,934        114,499    1,737,433
Neuro Electric Test Associates Oakland, CA          Printing                Oct-90              0         26,691       26,691
Nevada Medical Red Rock        Las Vegas, NV        Medical                 Dec-89              0         39,799       39,799
New Century Marble & Granite   Oakland, CA          Manufacturing & Prod.   Nov-94              0         30,157       30,157
New England Digital            Lebanon, NH          Office Equipment        Aug-90        136,268         13,828      150,096
Niagara Mohawk Power Corp.     Syracuse, NY         Computers               Feb-91        182,483         39,082      221,565
Niagara Mohawk Power Corp.     Syracuse, NY         Computers               Feb-91        168,889         45,288      214,176
Nice & Fresh Bakery            Bridgeport, CT       Manufacturing & Prod.   Nov-90              0         98,792       98,792
Nice & Fresh Bakery            Bridgeport, CT       Fixture                 Dec-90              0         54,500       54,500
One Hour Martinizing           Fresno, CA           Sanitation              Dec-90         53,640          4,430       58,070
Orman Brothers                 Rosser, TX           Agriculture             Dec-90         25,972          2,396       28,369
Packaging Plus Services        Middletown, NY       Furniture               Jul-90              0         27,572       27,572
Parametric Technology Corp.    Waltham, MA          Computers               May-90        302,349         57,334      359,683
Parctec, Inc.                  New York, NY         Retail                  Nov-93         42,759          1,976       44,736
Parctec, Inc.                  New York, NY         Retail                  Nov-93        143,882          6,651      150,533
Parctec, Inc.                  New York, NY         Retail                  Nov-93        304,074         14,055      318,130
Parctec, Inc.                  New York, NY         Retail                  Nov-93         84,329          3,898       88,227
Parctec, Inc.                  New York, NY         Retail                  Nov-93         82,018          3,791       85,810
Parctec, Inc.                  New York, NY         Retail                  Nov-93        123,588          5,713      129,301
Parctec, Inc.                  New York, NY         Retail                  Nov-93         80,898          3,739       84,637
Parctec, Inc.                  New York, NY         Retail                  Nov-93        427,938         19,781      447,719
Parctec, Inc.                  New York, NY         Retail                  Nov-93        165,227          7,637      172,864
Parctec, Inc.                  New York, NY         Retail                  Nov-93         41,570          1,921       43,491

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:



       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Parctec, Inc.                  New York, NY         Retail                  Dec-93         42,395          1,946       44,341
Parctec, Inc.                  New York, NY         Retail                  Dec-93              0         45,788       45,788
Parctec, Inc.                  New York, NY         Retail                  Dec-93              0         86,612       86,612
Parctec, Inc.                  New York, NY         Retail                  Dec-93         30,941          1,420       32,361
Parctec, Inc.                  New York, NY         Retail                  Dec-93         35,099          1,611       36,710
Paul's Market & Deli           Knoxville, TN        Restaurant Equipment    Apr-90              0         27,487       27,487
Paul-Scott Industries          Tampa, FL            Manufacturing & Prod.   Nov-89              0         69,264       69,264
Pepperidge Farms, Inc.         Norwalk, CT          Computers               May-90        321,109        264,074      585,183
Pepperidge Farms, Inc.         Norwalk, CT          Manufacturing & Prod.   Aug-90        122,085         99,631      221,716
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        513,117         55,895      569,012
Performance Semiconductor      Sunnyvale, CA        Medical                 Oct-90        591,377         76,009      667,386
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        292,735         33,332      326,067
Performance Semiconductor      Sunnyvale, CA        Computers               Oct-90        401,560         47,546      449,107
Performance Semiconductor      Sunnyvale, CA        Construction            Oct-90        353,899         43,655      397,553
Perry Morris                   Irvine, CA           Manufacturing & Prod.   Mar-92              0        600,000      600,000
Pete Williams, MD              Brooklyn, NY         Medical                 Nov-89              0         25,919       25,919
Pfister Industries, Inc.       Fair Lawn, NJ        Manufacturing & Prod.   Nov-94              0         31,025       31,025
Phil's Place for Ribs          Mentor, OH           Restaurant Equipment    Jun-90              0         54,040       54,040
Phyliss Moriarty               Poughkeepsie, NY     Medical                 Jan-95              0         30,287       30,287
Physiologic Reps, Inc.         Glendadle, CA        Medical                 Jun-91              0         41,924       41,924
Pineville Piggly-Wiggly, Inc.  New Iberia, LA       Computers               Dec-90              0         44,854       44,854
Plante Construction, Inc.      Huntington, CT       Agriculture             Sep-89              0         44,200       44,200
Polk Opticians, Inc.           Lakeland, FL         Medical                 Dec-89              0         37,733       37,733
Prestige Auto Body, Inc.       Springfield, VA      Paint Booth             Jul-90              0         34,599       34,599
Putnam Companies, Inc.         Boston, MA           Computers               Nov-90        269,294         43,844      313,138
Pyramid Vitamins & Health      Metuchen, NJ         Fixture                 Dec-95              0         26,465       26,465
Qualicare Medical Labs         Astoria, NY          Medical                 Aug-90              0         47,403       47,403
R/T Enterprises, Inc.          Richmond, VA         Construction            Jun-90              0         43,914       43,914
Raleigh Athletic Equipment     New Rochelle, NY     Computers               Jun-93              0         25,907       25,907
Raleigh Crane Corp.            Raleigh, NC          Material Handling       Jun-90              0         33,613       33,613
Randy's General Merchandise    Boyce, LA            Computers               Sep-90              0         43,536       43,536
Raynet Corporation             Menlo Park, CA       Computers               Oct-90         98,601         12,540      111,140
Red Rock Surgical Center       Las Vegas, NV        Medical                 Dec-89              0         39,799       39,799
Refuse Systems, Inc.           Cleveland, OH        Sanitation              Jun-90              0         32,228       32,228
Registered Films Inc.          New York, NY         Video Prod.             May-96              0         53,797       53,797
Rehab Management, Inc.         Midlothian, VA       Furniture               Jun-90              0         33,055       33,055
Richman Gordman Stores, Inc.   Omaha, NE            Office Equipment        Dec-90        902,150        177,729    1,079,880
Richman Gordman Stores, Inc.   Omaha, NE            Office Equipment        Dec-90        518,068        101,291      619,360
Richman Gordman Stores, Inc.   Omaha, NE            Retail                  Dec-93              0        119,662      119,662
Robert A. Masters              San Pedro, CA        Video Prod.             Jun-91              0         56,632       56,632
Rocky Mountain                 Denver, CO           Computers               Oct-90        469,838         62,796      532,633
Romano's Pack & Save, Inc.     Baton Rouge, LA      Computers               Jul-90              0         32,186       32,186
Roulette P.C.H., Inc.          San Jose, CA         Computers               Aug-94              0         26,964       26,964
Royal Glass Corporation        Englewood, NJ        Manufacturing & Prod.   Jul-94              0         25,395       25,395
Rsvp Services                  Edmond, OK           Telecommunications      Dec-95              0         33,014       33,014

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:



       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Safeguard Business Systems     Fort Washington, PA  Material Handling       Jul-90              0         99,148       99,148
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0        109,753      109,753
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0         99,148       99,148
Safeguard Business Systems     Fort Washington, PA  Manufacturing & Prod.   Jul-90              0         99,148       99,148
Schremp                        Fairfax, VA          Manufacturing & Prod.   Nov-89              0         26,067       26,067
Serologicals, Inc.             Brookfield, WI       Computers               Nov-90        551,499        140,680      692,179
Serologicals, Inc.             Pensacola, FL        Computers               May-91              0         70,789       70,789
Serologicals, Inc.             Pensacola, FL        Office Equipment        Nov-91              0         46,490       46,490
Serologicals, Inc.             Pensacola, FL        Computers               May-92              0         76,900       76,900
Sigmatel, Inc.                 Tenafly, NJ          Telecommunications      Aug-90              0         37,492       37,492
Snyder / Newell , Inc.         San Francisco, CA    Telecommunications      Dec-95              0         33,636       33,636
Solar Graphics Inc.            St. Petersburg, FL   Computers               Oct-95              0         34,749       34,749
Soltex Polymer Corp.           Houston, TX          Computers               Feb-90              0        170,882      170,882
Southeastern Microfilm Inc.    Raleigh, NC          Manufacturing &  Prod.  May-96              0         43,686       43,686
Star Liminators, Inc.          Anaheim, CA          Manufacturing &  Prod.  May-96              0         42,371       42,371
Steve Oglesby Prod.s Inc.      Evansville, IN       Video Prod.             Dec-95              0         42,495       42,495
Streets, Ltd.                  Long Island City, NY Computers               Jun-93              0         29,329       29,329
Structural Steel Inc.          Rockledge, FL        Manufacturing & Prod.   May-95              0         32,728       32,728
Sunrise Duplication Services   Englewood, CO        Video Prod.             Apr-95              0         27,067       27,067
Sunset Estates of Watonaga,    Watonga, OK          Fixture                 Dec-90         36,763          3,212       39,975
T.B.G. of Merrick, Inc.        Whitestone, NY       Furniture               Nov-94              0        204,779      204,779
Tarzar, Inc.                   Evansville, IN       Manufacturing & Prod.   Jul-91              0         51,311       51,311
Teel Lumber Company            Pocahontas, AR       Manufacturing & Prod.   Jun-93              0         26,412       26,412
Telebit Corp.                  Sunnyvale, CA        Computers               Mar-90        925,370        148,270    1,073,640
Telebit Corp.                  Sunnyvale, CA        Medical                 May-90        139,567         15,671      155,238
Telebit Corp.                  Sunnyvale, CA        Computers               May-90        367,953         47,582      415,535
Terrance Reay, Inc.            Mission Viejo, CA    Furniture               Jun-91              0         60,351       60,351
Terrance Reay, Inc.            Mission Viejo, CA    Furniture               Jun-91              0         59,064       59,064
The Gaton Clement Corp.        Chavin, LA           Computers               Jul-90              0         27,679       27,679
The Real Estate Collection     Hermosa Beach, CA    Furniture               Jun-91              0         27,732       27,732
Thermal Dynamics Corporation   West Lebanon, NH     Manufacturing & Prod.   Dec-90              0        189,364      189,364
Tri Star Optics, Inc.          New York, NY         Furniture               Jun-90              0         47,990       47,990
U.S. Communications of West.   Boca Raton, FL       Telecommunications      Sep-90              0        104,000      104,000
U.S. Pipeline Service, Inc.    Clearwater, FL       High Pressure Jetter    Jul-90              0         25,232       25,232
Unity Broadcasting Network     New York, NY         Telecommunications      Sep-89              0         80,231       80,231
Unity Broadcasting Network     New York, NY         Telecommunications      Jul-90              0         36,082       36,082
Upper Crust Pizza              San Luis Obispo, CA  Restaurant Equipment    Dec-90         40,991          3,341       44,332
USX Corporation                Pittsburgh, PA       Computers               Mar-90        862,520        156,933    1,019,453
USX Corporation                Pittsburgh, PA       Computers               Mar-90      1,295,084        228,447    1,523,531
USX Corporation                Pittsburgh, PA       Mining                  May-90      2,540,177        944,382    3,484,559
USX Corporation                Pittsburgh, PA       Mining                  Aug-90      5,454,428      1,078,257    6,532,685
Viridis Corp.                  Los Angeles, CA      Computers               Jul-95              0         29,409       29,409
Visual Prod.s, Inc.            San Diego, CA        Printing                Apr-96              0         48,047       48,047

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1999:



       Original Lessee                                                       Date          Total         Cash       Acquisition
      or Equipment User           Location            Equipment           Purchased    Financing (1)   Expended (2)    Cost (3)
----------------------------------------------------------------------------------------------------------------------------
Voice Genesis, Inc.            Brecksville, OH      Computers               May-96              0         49,905       49,905
Volvo North America CorporationRockleigh, NJ        Telecommunications      Nov-90        140,737         20,163      160,900
Walnut Valley Auto Body        Walnut, CA           Material Handling       Dec-90         32,567          3,172       35,739
Weissinger Steel Erection      Orlando, FL          Construction            Dec-90         29,666          2,692       32,358
Weron, Inc.                    Englewood, CO        Automotive              Dec-90              0         68,782       68,782
West Atlantic Medical Center   Delray Beach, FL     Medical                 Apr-90              0         27,594       27,594
Westside Sanitaion, Inc.       Miami, FL            Steel Refuse Cont.      Jul-90              0         35,548       35,548
Wil-Ray Cabinets & Millwork    Temple, TX           Material Handling       Feb-91              0         45,771       45,771
Wmd Green Inc.                 Gresham, OR          Printing                May-96              0         48,492       48,492
Xerox Corporation              Blauvelt, NY         Copiers                 Sep-89         40,053          5,373       45,426
Yumi Yogurt                    San Mateo, CA        Material Handling       Dec-90         24,201          2,246       26,447
                               Total Equipment transactions less than $25,000           1,312,672      6,122,204    7,434,876
                                                                                      -----------    -----------  -----------
                                                                                      $40,950,305    $26,850,666  $67,800,971
                                                                                      ===========    ===========  ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                       Equipment      Equipment        Total
    Equipment Category                  Leases       Financings      Portfolio
---------------------------          -----------     ----------     -----------
Telecommunications                      $685,831        78,396        $764,227
Restaurant Equipment                     618,000        85,934         703,934
Manufacturing & Production               147,027       270,512         417,539
Computer Systems                          26,405       227,065         253,470
Video Production                          21,919        96,292         118,211
Printing                                 103,602             0         103,602
Office Furniture & Fixtures               27,789        57,705          85,494
Automotive                                55,776             0          55,776
Medical                                   42,490             0          42,490
Retail Systems                                 0        32,069          32,069
Office Equipment                               0        14,569          14,569
                                      ----------      --------      ----------
                                      $1,728,839      $862,542      $2,591,381
                                      ==========      ========      ==========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                              Date         Total         Cash       Acquisition
     or Equipment User                Location             Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------------------------------------------------------------------------------------------------------------
A & S Shotcrete Inc.              Phoenix, AZ         Manufacturing & Prod.       Apr-95          $0         $36,284        $36,284
Abco Cesspol Services, Inc.       Marston Mills, MA   Construction                Jun-91           0          34,858         34,858
Access, Inc.                      Birmingham, AL      Fixture                     Jun-96           0          54,244         54,244
Adamson Tire & Brake              Sun City, CA        Retail                      Jan-92           0          97,767         97,767
Adirondack Obstetrics & Gyn       Glens Falls, NY     Medical                     May-96           0          55,200         55,200
Adzima Funeral Home, Inc.         Stratford, CT       Computers                   Dec-94           0          25,266         25,266
All Star Premium Products, Inc    Sturbridge, MA      Computers                   Jun-96           0          31,452         31,452
Alliant Techsystems Inc.          Everett, WA         Manufacturing & Prod.       Oct-95           0          25,764         25,764
Alliant Techsystems, Inc.         Edina, MN           Video Prod.                 Oct-91           0          38,401         38,401
Alliant Techsystems, Inc.         Edina, MN           Manufacturing & Prod.       Dec-91           0          76,982         76,982
American Association of
  Retired Persons                 Washington, DC      Computers                   Mar-91     238,596          35,284        273,880
Andrew L. Pettit Architect        New York, NY        Computers                   Jun-96           0          40,010         40,010
Aneree Associates                 Palmdale, CA        Retail                      Feb-92           0          53,003         53,003
Apollo Group, Inc.                Phoenix, AZ         Computers                   Mar-91           0         238,708        238,708
Apollo Group, Inc.                Phoenix, AZ         Telecommunications          Jul-91           0          42,923         42,923
Arias Research Associates, Inc    Whittier, CA        Medical                     Jun-96           0          54,528         54,528
Avel Hotel of Naples              Boca Raton, FL      Furniture                   Mar-91           0         267,800        267,800
Avel Hotel of Naples              Boca Raton, FL      Furniture                   Jun-94           0          65,659         65,659
Baptist Health Care of Oklahoma   Oklahoma City, OK   Medical                     Jun-91     304,538         129,016        433,554
Barry'S Photography               La Porte, IN        Photography                 May-96           0          40,299         40,299
Bath Ironworks Corp.              Bath, ME            Computers                   Jun-91     720,683          80,405        801,088
Bath Ironworks Corp.              Bath, ME            Computers                   Jun-91   1,036,469         244,135      1,280,604
Benson Brothers Disposal, Inc.    Wyantskill, NY      Sanitation                  Mar-91           0          27,469         27,469
Benson Brothers Disposal, Inc.    Wynantskill, NY     Sanitation                  May-91           0          28,205         28,205
Blackhawk Audio Inc.              Goodlettsville, TN  Audio Equipment             Feb-96           0          46,335         46,335
Bnk Industries, Inc.              Woburn, MA          Manufacturing & Prod.       Jun-96           0          58,891         58,891
Bobby Rubino's USA, Inc.          Fort Lauderdale, FL Computers                   Oct-91           0          96,121         96,121
Brad & Sharon Sessions            Lafayette, CO       Manufacturing & Prod.       Sep-91           0          25,529         25,529
Bradlees                          Braintree, MA       Fixture                     Feb-91      77,880           9,706         87,587
Bradlees                          Braintree, MA       Computers                   Feb-91      94,175          10,954        105,129
Bradlees                          Braintree, MA       Computers                   Feb-91      57,531           6,603         64,134
Bradlees                          Braintree, MA       Fixture                     Feb-91     228,418          27,426        255,844
Bradlees                          Braintree, MA       Fixture                     Feb-91     193,191          25,093        218,284
Bradlees                          Braintree, MA       Fixture                     Feb-91     219,521          26,358        245,878
Bradlees                          Braintree, MA       Fixture                     Feb-91     192,081          23,063        215,144
Bradlees                          Braintree, MA       Computers                   Feb-91     157,979          17,611        175,590
Brenlar Investments, Inc.         Novaro, CA          Furniture                   Oct-94           0         303,000        303,000
Brennick Constuction, Inc.        Marston Mills, MA   Construction                Jun-91           0          25,101         25,101
Bullet Proof, Inc.                Encino, CA          Restaurant Equipment        Aug-91           0          74,344         74,344
Cadbury Beverages, Inc.           Stamford, CT        Computers                   May-91           0          57,654         57,654
California Micro Devices Corp.    Milpitas, CA        Computers                   Sep-91     738,362         219,596        957,958
Carter Hill Sanitation, Inc.      Kingston, NC        Sanitation                  May-91           0          27,334         27,334
Carter Mckenzie Inc.              West Orange, NJ     Computers                   May-95           0          36,088         36,088

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                             Date        Total         Cash        Acquisition
     or Equipment User                Location             Equipment             Purchased  Financing (1)  Expended (2)   Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Centocor Inc.                     Malvern, PA         Furniture                    Jan-96            0      470,368      470,368
Centocor, Inc.                    Malvern, PA         Furniture                    Mar-91    1,383,374      286,946    1,670,320
Christ The King Regional          Middle Village, NY  Computers                    Jun-95            0      167,544      167,544
Chrysler Corp.                    Highland Park, MI   Computers                    Apr-91    2,258,176      718,751    2,976,927
Chrysler Financial Corp.          Southfield, MI      Computers                    Jun-91    7,414,503      969,294    8,383,797
Ciba-Geigy Corp.                  Tarrytown, NY       Telecommunications           May-91            0       35,553       35,553
Ciba-Geigy Corp.                  Tarrytown, NY       Video Prod.                  May-91            0      139,950      139,950
Ciba-Geigy Corp.                  Tarrytown, NY       Telecommunications           May-91            0       38,589       38,589
Clem Fab Associates               Atlantic City, NJ   Fixture                      Oct-94            0       25,973       25,973
Community Health Services, Inc.   Hartford, CT        Computers                    May-91            0      117,739      117,739
Community Home Nursing Care       Atlanta, GA         Telecommunications           Aug-91            0       30,068       30,068
Consolidated Waste Industries     Washington, DC      Sanitation                   Mar-91            0       29,081       29,081
Conway Excavating                 Lakeville, MA       Construction                 Jun-91            0       34,334       34,334
Cup or Cone, Inc.                 Philadelphia, PA    Restaurant Equipment         Mar-95            0       36,144       36,144
Cuza Corp.                        Cathederal City, CA Transportation               Dec-91            0       94,354       94,354
Cyrus Hosiery Inc.                Gardena, CA         Manufacturing & Prod.        May-96            0       54,115       54,115
D & V Carting, Inc.               Wellington, FL      Sanitation                   Mar-91            0       31,982       31,982
Databank South, Inc.              Thompson, GA        Computers                    Apr-91      763,377       79,680      843,057
Dave Sanborn                      San Bernadino, CA   Material Handling            Jun-93            0       26,724       26,724
Decorel                           Mundelein, IL       Retail                       Oct-91            0       30,855       30,855
Delmar's Body Shop, Inc.          Staunton, VA        Automotive                   Mar-91            0       39,741       39,741
Dennis Aagard, Inc.               Sanford, FL         Construction                 May-91            0       60,721       60,721
Detroit-Malcomb Hospital Corp.    Detroit, MI         Medical                      Jun-91      980,422      462,219    1,442,641
Diamond Head, Inc.                Leesville, LA       Sanitation                   May-91            0       43,396       43,396
Douglas Pelleymounter             Rocklin, CA         Manufacturing & Prod.        Apr-91            0       33,612       33,612
Dr. Norman M. Kline, MD           Coral Springs, FL   Medical                      Jun-91            0       28,523       28,523
Dvonch Inc.                       Signal Hill, CA     Copiers                      Apr-95            0       32,912       32,912
EMJ/McFarland                     Binghamton, NY      Computers                    Mar-91      268,119       34,957      303,076
Enkon Environmental Services      Livonia, MI         Environmental                Sep-91            0      210,728      210,728
Enviroclean Systems, Inc.         Vernon Parish, LA   Front Load Containers        May-91            0       43,396       43,396
Environmental Construction Co.    North Scituate, RI  Construction                 Jun-91            0       34,613       34,613
Episcopal Hospital                Philadelphia, PA    Medical                      Sep-91      224,403      112,369      336,773
Executone Information             Darien, CT          Construction                 May-91            0       85,692       85,692
Executone Information             Darien, CT          Office Equipment             May-91            0      139,427      139,427
Exterior Home Designs Inc.        Shawnee Mission, KS Telecommunications           Feb-96            0       37,927       37,927
F. Scott Ulch, Individual         Reno, NV            Construction                 Jun-96            0       29,353       29,353
Forte Hotels International        El Cajon, CA        Computers                    Feb-91    1,184,673      110,605    1,295,278
Forte Hotels International        El Cajon, CA        Computers                    Feb-91      780,651       71,016      851,667
Fotoball Usa Inc.                 San Diego, CA       Printing                     Dec-95            0       71,477       71,477
Fourth Shift Corp.                Bloomington, MN     Computers                    Aug-91            0      155,240      155,240
G.I. Apparel, Inc.                Farmingdale, NJ     Computers                    Apr-96            0       43,814       43,814
G.S. Tire Center, Inc.            Grand Junction, CO  Manufacturing & Prod.        May-91            0       32,077       32,077
General Electric, CIT             Bridgeport, CT      Printing                     Mar-91      958,130      151,330    1,109,460

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                            Date         Total         Cash       Acquisition
     or Equipment User                Location             Equipment           Purchased   Financing (1)  Expended (2)    Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Getchell's Distributing Co.       Beaverton, OR       Automotive                  Jun-96             0        28,051       28,051
Grant Dahlstrom, Inc.             Passadena, CA       Printing                    Jun-96             0        36,278       36,278
Guest Quarters Hotel Limited      Boston, MA          Furniture                   Jun-91             0        33,790       33,790
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        48,041       48,041
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        30,924       30,924
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        48,065       48,065
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        47,969       47,969
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        47,969       47,969
Guest Quarters Hotel Limited      Boston, MA          Computers                   Jun-91             0        48,129       48,129
H & K Tires, Inc.                 Rancho Cucamong, CA Automotive                  Jan-92             0        97,543       97,543
H & O Technology, Inc.            Ballston Spa, NY    Computers                   May-91             0        29,048       29,048
Hardy Construction Co., Inc.      Hillsboro, WI       Construction                May-96             0        28,878       28,878
Harte Toyota, Inc.                Dartmouth, MA       Manufacturing & Prod.       Jun-91             0        51,331       51,331
Healthtrust, Inc.                 Nashville, TN       Medical                     Sep-91       446,586       114,285      560,871
High Point Regional Hospital      High Point, NC      Medical                     Sep-91       657,013       471,709    1,128,722
Highlands Hospital Corp.          Prestonburg, KY     Medical                     Jun-91       341,892       200,517      542,409
Hometown Buffet, Inc.             San Diego, CA       Restaurant Equipment        Jan-95             0       618,000      618,000
Honling Food, Inc.                Brisbane, CA        Manufacturing & Prod.       Sep-91             0        99,407       99,407
Horizon Imaging & Therapy         Columbus, OH        Medical                     Sep-91        96,052        41,989      138,041
Horizon Imaging & Therapy         Columbus, OH        Medical                     Sep-91       327,493       150,741      478,234
I. Spence, N. Constantinople      Washington, DC      Medical                     Jun-91             0        90,150       90,150
Iberia General Hospital           New Iberia, LA      Medical                     Sep-91       259,382        77,855      337,237
Imperial Plastic                  Lakeville, MN       Manufacturing & Prod.       Jun-91             0       124,803      124,803
Imperial Plastic                  Lakeville, MN       Manufacturing & Prod.       Jan-92             0       122,247      122,247
In Time Entertainment Corp        Warren, OH          Computers                   Oct-95             0        38,443       38,443
Ingersall Rand                    Woodcliff Lake, NJ  Computers                   May-91             0        26,610       26,610
Interactive Telecom Network       Sherman Oaks, CA    Computers                   Jun-96             0        27,235       27,235
James E. Connolly                 Manchester, NH      Furniture                   Dec-93             0        54,942       54,942
James E. Houtz                    Midpines, CA        Restaurant Equipment        Aug-91             0        60,489       60,489
Jason Tynan & Company, Inc.       New York, NY        Telecommunications          Sep-94             0        28,289       28,289
Johnson & Dugan Ins. Services     Redwood City, CA    Computers                   Mar-96             0        44,246       44,246
Kendall Diagnostic Center Ltd.    Miami, FL           Medical                     Jun-91       217,894       105,722      323,616
Kendall Diagnostic Center Ltd.    Miami, FL           Medical                     Sep-91     1,195,860       770,230    1,966,090
Kim Vanaman, Individual           Hayward, CA         Manufacturing & Prod.       Jun-96             0        32,684       32,684
King Carpet Mart, Inc.            King Of Prussia, PA Fixture                     Dec-94             0        29,856       29,856
Landtech Data Corporation         W. Palm Beach, FL   Computers                   Jun-95             0        29,774       29,774
Local Favorite, Inc.              Newport Beach, CA   Restaurant Equipment        Dec-94             0       525,049      525,049
Lone Star Disposal, Inc.          Cedar Park, TX      Sanitation                  Mar-91             0        29,366       29,366
Malone Display Inc.               Decatur, GA         Computers                   May-96             0        60,725       60,725
Marriott Corp.                    Washington, DC      Transportation              Aug-91        61,960         6,210       68,170
Marriott Corp.                    Scottsdale, AZ      Transportation              Aug-91        83,184         8,336       91,520
Marriott Corp.                    El Paso, TX         Transportation              Aug-91        25,189         2,524       27,713
Marriott Corp.                    Greensboro, NC      Transportation              Aug-91        24,004         2,406       26,410

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                             Date         Total         Cash       Acquisition
     or Equipment User                Location             Equipment            Purchased   Financing (1)  Expended (2)   Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Marriott Corp.                    Tampa, FL           Computers                   Aug-91        65,637         6,578       72,215
Marriott Corp.                    Miami, FL           Video Prod.                 Aug-91        29,941         3,001       32,942
Marriott Corp.                    Chicago, IL         Computers                   Aug-91       140,201        14,051      154,251
Marriott Corp.                    Point Clear, AL     Sanitation                  Aug-91       149,148        14,947      164,096
Marriott Corp.                    Scottsdale, AZ      Transportation              Aug-91        56,365         5,653       62,018
Marriott Corp.                    Miami, FL           Transportation              Aug-91        47,487         4,759       52,246
Marriott Corp.                    Albuquerque, NM     Furniture                   Aug-91        58,628         5,876       64,503
Masterforce, Inc.                 Jordon, MN          Manufacturing & Prod.       Jul-91             0        48,422       48,422
MBS Business Products Inc.        Whippany, NJ        Computers                   Feb-96             0        34,492       34,492
Message X Communications, Inc.    Hartford, CT        Telecommunications          May-91             0        25,594       25,594
Microwave Power Devices, Inc.     Hauppauge, NY       Computers                   Apr-96             0        65,797       65,797
Mitech, Inc.                      Rockville, MD       Furniture                   Aug-91             0       547,330      547,330
Mitzel's American Kitchen         Seattle, WA         Fixture                     Mar-95             0        35,143       35,143
MPQ Business Suppliers, Inc.      Upland, CA          Office Equipment            Sep-91             0        29,466       29,466
National Board for Professional
  Teaching                        Cortez, FL          Furniture                   Mar-91             0       152,675      152,675
Navarra Insurance Associates      Warrendale, PA      Computers                   Feb-95             0        34,232       34,232
Network Telephone Services, Inc.  Woodland Hills, CA  Telecommunications          Aug-91             0       330,123      330,123
New England Marina                Dorchester, MA      Restaurant Equipment        Jun-91             0        27,528       27,528
New Liberty Hospital District     Liberty, MI         Medical                     Dec-91     1,368,794       251,343    1,620,137
Newark Beth Israel Medical Center Newark, NJ          Computers                   May-91             0        38,181       38,181
Nissan Lift Trucks of Memphis     Memphis, TN         Forklifts                   Jun-91             0       231,239      231,239
North Star Foods, Inc.            St Charles, MN      Computers                   Mar-91             0       406,135      406,135
Paine's, Inc.                     Simsbury, CT        Environmental               Jan-92             0       157,907      157,907
Panoramic Press, Inc.             Phoenix, AZ         Printing                    May-96             0        51,086       51,086
Parctec, Inc.                     New York, NY        Retail                      Nov-93       243,961        11,166      255,128
Parctec, Inc.                     New York, NY        Retail                      Nov-93        91,777         4,110       95,887
Parctec, Inc.                     New York, NY        Retail                      Dec-93       374,247        17,130      391,377
Parctec, Inc.                     New York, NY        Retail                      Dec-93        51,592         2,361       53,954
Parctec, Inc.                     New York, NY        Retail                      Dec-93        45,585         2,086       47,671
Parctec, Inc.                     New York, NY        Retail                      Dec-93        40,779         1,867       42,645
Parctec, Inc.                     New York, NY        Retail                      Dec-93       132,493         5,933      138,426
Parctec, Inc.                     New York, NY        Retail                      Dec-93       220,006         9,851      229,857
Parctec, Inc.                     New York, NY        Retail                      Dec-93       262,388        11,749      274,137
Parctec, Inc.                     New York, NY        Retail                      Dec-93        45,369         2,031       47,400
Parctec, Inc.                     New York, NY        Retail                      Dec-93        33,035         1,512       34,547
Parctec, Inc.                     New York, NY        Retail                      Dec-93        76,610         3,559       80,169
Parctec, Inc.                     New York, NY        Retail                      Dec-93        31,034         1,420       32,455
Parctec, Inc.                     New York, NY        Retail                      Dec-93       121,275         5,550      126,825
Parctec, Inc.                     New York, NY        Retail                      Dec-93       169,961         7,610      177,571
Parctec, Inc.                     New York, NY        Retail                      Dec-93       206,603         9,251      215,854
Parctec, Inc.                     New York, NY        Retail                      Dec-93        47,944         2,147       50,091
Parctec, Inc.                     New York, NY        Retail                      Dec-93        38,352         1,755       40,108
Parctec, Inc.                     New York, NY        Retail                      Dec-93        39,391         1,803       41,194

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                             Date         Total         Cash       Acquisition
     or Equipment User                Location             Equipment            Purchased   Financing (1)  Expended (2)   Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Parctec, Inc.                     New York, NY        Retail                      Dec-93       204,537         9,159      213,696
Parctec, Inc.                     New York, NY        Retail                      Dec-93        78,596         3,597       82,193
Pepperidge Farm                   Newark, NJ          Telecommunications          May-91             0        50,938       50,938
Perry Morris                      Irvine, CA          Manufacturing & Prod.       Mar-92             0     1,000,000    1,000,000
Peter Kim                         Santa Monica, CA    Fixture                     Mar-95             0        25,958       25,958
Phar-Mor, Inc.                    Youngstown, OH      Fixture                     Feb-91     4,402,289       590,339    4,992,627
Phar-Mor, Inc.                    Youngstown, OH      Fixture                     Feb-91     5,060,835       672,186    5,733,022
Philadelphia HSR Ltd. Partners    Sharon Hills, PA    Manufacturing & Prod.       Jun-91             0        31,733       31,733
Phillips Productions, Inc.        Dallas, TX          Video Prod.                 May-91             0        71,636       71,636
Pizza Factory                     Susanville, CA      Restaurant Equipment        Aug-91             0        25,003       25,003
Planned Parenthood of NYC, Inc.   New York, NY        Computers                   Jun-91             0        26,637       26,637
Planning Sciences, Inc.           Littleton, CO       Furniture                   Mar-96             0        51,853       51,853
Postal Systems, Inc.              San Mateo, CA       Printing                    Jun-96             0        50,702       50,702
Progress Realty, Inc.             Plympton, MA        Construction                Jun-91             0        43,260       43,260
Pullano'S Pizza, Inc.             Glendale, AZ        Restaurant                  Apr-96             0        39,423       39,423
R & H Group, Inc.                 Oviedo, FL          Retail                      Feb-94             0        35,025       35,025
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.       Sep-91       867,854       250,377    1,118,231
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.       Sep-91       269,574        78,071      347,645
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.       Sep-91       447,292       120,375      567,667
Read-Rite Corp.                   Milpitas, CA        Computers                   Sep-91       456,308       119,765      576,073
Read-Rite Corp.                   Milpitas, CA        Manufacturing & Prod.       Sep-91       655,369       191,571      846,940
Redman Movies And Stories, Inc    Salt Lake City, UT  Video Prod.                 Jun-96             0        44,885       44,885
Rez-N-8 Productions, Inc.         Hollywood, CA       Video Prod.                 Jun-96             0        65,815       65,815
Richard A. Rennolds Dba           Santa Clara, CA     Manufacturing & Prod.       Jun-95             0        30,477       30,477
Rico's Place, Inc.                San Carlos, CA      Restaurant Equipment        Jun-93             0        25,794       25,794
RJM Equipment Corp.               Boston, MA          Construction                Jun-91             0        41,194       41,194
Robert Dayan                      Los Angeles, CA     Computers                   Jul-95             0        29,594       29,594
Robert Jones                      Mission Viejo, CA   Video Prod.                 Sep-91             0        28,684       28,684
Robinson, Brebner & Moga          Lake Bluff, IL      Computers                   Jun-91             0        36,530       36,530
Samuel & Sandy Stephens           Midland, VA         Construction                May-91             0        45,158       45,158
Sep Tech, Inc.                    South Chatham, MA   Material Handling           Jun-91             0        32,946       32,946
Separation Technology Inc.        St. Paul, MN        Computers                   Aug-95             0        36,013       36,013
Sessions                          Lafayette, CO       Embroidery Equipment        Sep-91             0        25,529       25,529
Sfuzzi, Inc.                      New York, NY        Office Equipment            Aug-91             0       180,084      180,084
Sheraton Portland Airport Hotel   Portland, OR        Computers                   Mar-96             0        31,193       31,193
Sliphod Graphics, Inc.            San Diego, CA       Video Prod.                 May-94             0        29,696       29,696
South Shore Rehabilitation        Rockland, MA        Medical                     Jun-91             0        25,793       25,793
Southern Refrigerated             Ashdown, AR         Telecommunications          Nov-92             0       362,250      362,250
Southern Refrigerated Transprt    Ashdown, AR         Telecommunications          Dec-96             0        50,797       50,797
Specialty Metals, Inc.            Stamford, CT        Furniture                   Jun-91             0        92,560       92,560
Spitz Clinic, PC                  Morton, PA          Medical                     Mar-91             0        30,956       30,956
St. Louis University              St. Louis, MO       Medical                     Sep-91       295,414       202,779      498,193
Star Tire And Service, Inc.       Columbus, IN        Fixture                     Oct-91             0        45,775       45,775

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                            Date         Total           Cash      Acquisition
     or Equipment User                Location             Equipment           Purchased   Financing (1)    Expended (2)  Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Stop & Shop                       Braintree, MA       Computers                   Feb-91       116,332        14,454      130,786
Stop & Shop                       Braintree, MA       Computers                   Feb-91       569,145        68,131      637,276
Stop & Shop                       Braintree, MA       Retail                      Feb-91       387,311        50,308      437,619
Stop & Shop                       Braintree, MA       Computers                   Feb-91       114,090        14,773      128,863
Stop & Shop                       Braintree, MA       Retail                      Feb-91       175,093        21,822      196,915
Stop & Shop                       Braintree, MA       Computers                   Feb-91        35,126         4,205       39,331
Stop & Shop                       Braintree, MA       Retail                      Feb-91       169,376        20,337      189,713
Stop & Shop                       Braintree, MA       Computers                   Feb-91       141,920        17,634      159,554
Stop & Shop                       Braintree, MA       Retail                      Feb-91       118,084        13,053      131,136
Stop & Shop                       Braintree, MA       Retail                      Feb-91       367,507        40,617      408,124
Stop & Shop                       Braintree, MA       Retail                      Feb-91        99,072        11,896      110,968
Stop & Shop                       Braintree, MA       Computers                   Feb-91        30,019         3,594       33,613
Stop & Shop                       Braintree, MA       Retail                      Feb-91        64,032         7,187       71,219
Stop & Shop                       Braintree, MA       Retail                      Feb-91       284,138        33,367      317,506
Stop & Shop                       Braintree, MA       Retail                      Feb-91        50,920         5,727       56,647
Stop & Shop                       Braintree, MA       Retail                      Feb-91       209,029        27,151      236,179
Stop & Shop                       Braintree, MA       Retail                      Feb-91       169,841        20,393      190,234
Stop & Shop                       Braintree, MA       Retail                      Feb-91       121,255        13,982      135,237
Stop & Shop                       Braintree, MA       Retail                      Feb-91       103,621        12,442      116,062
Stop & Shop                       Braintree, MA       Retail                      Feb-91        82,969         9,456       92,425
Stop & Shop                       Braintree, MA       Computers                   Feb-91        26,428         2,946       29,374
Stop & Shop                       Braintree, MA       Retail                      Feb-91       184,177        22,114      206,291
Stop & Shop                       Braintree, MA       Retail                      Feb-91        62,067         7,736       69,803
Stop & Shop                       Braintree, MA       Computers                   Feb-91       726,459        84,499      810,958
Stop & Shop                       Braintree, MA       Retail                      Feb-91       198,850        23,876      222,725
Sun Presentations, Inc.           Palm Springs, CA    Video Prod.                 Nov-92             0        66,253       66,253
Super-Miami Ltd                   Concord, CA         Fixture                     Nov-91             0        96,968       96,968
Superior Disposal Service, Inc.   Newfield, NY        Sanitation                  May-91             0        35,048       35,048
Superior Tire, Inc.               Canoga Park, CA     Transportation              Dec-91             0        92,236       92,236
Surface Specialists Inc.          Harvey, LA          Manufacturing & Prod.       Feb-96             0        59,358       59,358
Synoptic Systems Corp.            Springfield, VA     Computers                   May-91             0       164,520      164,520
T.B.G. of Fresh Meadows, Inc.     Whitestone, NY      Restaurant Equipment        Dec-94             0       395,221      395,221
T.W. Productivity Centers         San Francisco, CA   Computers                   Feb-96             0        46,549       46,549
Transportation Corp. of America   Minneapolis, MN     Telecommunications          Sep-91             0        38,224       38,224
Transportation Corp. of America   Minneapolis, MN     Telecommunications          Oct-91             0        51,588       51,588
U.S. Public Technologies Inc.     San Diego, CA       Computers                   Jun-95             0        37,362       37,362
United Diagnostics, Inc.          Miami, FL           Medical                     Jun-91             0        27,181       27,181
USA Waste Services, Inc.          Dallas, TX          Material Handling           Mar-91             0        30,352       30,352
USA Waste Services, Inc.          Dallas, TX          Material Handling           Mar-91             0        32,422       32,422
USA Waste Services, Inc.          Dallas, TX          Telecommunications          Mar-91             0        45,637       45,637
Vacation Escape Inc.              Boca Raton, FL      Telecommunications          Apr-95             0        34,104       34,104
Valley Porge HSR Ltd              Wayne, PA           Manufacturing & Prod.       Jun-91             0        31,733       31,733
Vermont Sand & Stone, Inc.        Waterbury, VT       Construction                Jun-91             0        45,396       45,396

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1999:

      Original Lessee                                                            Date         Total         Cash       Acquisition
     or Equipment User                Location             Equipment           Purchased   Financing (1)  Expended (2)   Cost (3)
-----------------------------------------------------------------------------------------------------------------------------------
Walid J. Talia                    San Diego, CA       Fixture                    Dec-94             0        27,381         27,381
William N. Cann Inc.              Willington, DE      Computers                  Dec-95             0        47,838         47,838
Wrap Up Productions               Castro Valley, CA   Video Prod.                Oct-91             0        47,315         47,315
                                  Total Equipment transactions less than $25,000               55,673     4,247,670      4,303,343
                                                                                          -----------   -----------    -----------
                                                                                          $45,800,967   $26,853,123    $72,654,090
                                                                                          ===========   ===========    ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at March 31, 1999 pursuant to leases or which secure its Financing Transactions.

                                    Equipment      Equipment        Total
    Equipment Category               Leases        Financings     Portfolio
--------------------------         ----------      ----------     ----------
Restaurant Equipment               $1,213,458             $0      $1,213,458
Computer Systems                      432,425        480,398         912,823
Manufacturing & Production            119,286        232,673         351,959
Printing                                    0        237,459         237,459
Office Furniture & Fixtures           125,971         54,244         180,215
Medical                                77,680         81,789         159,469
Video Production                       29,696         65,815          95,511
Telecommunications                     28,288         60,117          88,405
Copiers                                     0         50,566          50,566
Automotive                             15,232         28,051          43,283
Construction                                0         28,878          28,878
Retail Systems                         12,334         10,164          22,498
                                   ----------     ----------      ----------
                                   $2,054,370     $1,330,154      $3,384,524
                                   ==========     ==========      ==========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
1st Choice Physicians            Rockville, MD       Medical                     Feb-97            $0        $33,992      $33,992
4Th Street Cleaners              St. Petersburg, FL  Manufacturing & Prod.       Mar-92             0         49,130       49,130
5Th Street Pharmacy, Inc.        Philadelphia, PA    Medical                     Mar-92             0         25,694       25,694
Aacro Precision Griding          Sparks, NV          Manufacturing & Prod.       Sep-92        24,200          3,047       27,247
ABC Cleaners                     Pasadena, CA        Manufacturing & Prod.       Mar-92             0         93,410       93,410
Abracadabra Presentation         Santa Ana, CA       Video Prod.                 Sep-96             0         31,580       31,580
Absolute Maintenance, Inc.       Tampa, FL           Material Handling           Oct-93             0         26,836       26,836
Accrurate Color & Compound       Aurora, IL          Manufacturing & Prod.       Feb-97             0         25,719       25,719
Active Periodicals               Deerfield Beach, FL Computers                   Feb-97             0         52,398       52,398
Adult Career Training Corp.      Farmington Hill, MI Medical                     Mar-92             0         32,035       32,035
Advanced Communication           Minneapolis, MN     Computers                   Feb-95             0         33,517       33,517
Advantage Metal Products         Tracy, CA           Manufacturing & Prod.       Mar-97             0         51,296       51,296
Adventure Components Inc.        Westlake Villge, CA Manufacturing & Prod.       Apr-95             0         25,719       25,719
Aero Bookbinding                 Sterling, VA        Manufacturing & Prod.       Mar-96             0         30,440       30,440
AHF Marketing Research, Inc.     New York, NY        Computers                   Dec-92             0        105,114      105,114
AHS/USC Imaging Equipment        Newport Beach, CA   Medical                     Dec-91             0      1,546,288    1,546,288
AHS/USC Imaging Equipment        Newport Beach, CA   Medical                     Dec-91             0      1,178,775    1,178,775
AHS/USC Imaging Equipment        Newport Beach, CA   Medical                     Dec-91             0        114,911      114,911
AHS-Kosciusko Community Hospital Warsaw, IN          Medical                     Dec-91             0        773,178      773,178
Ajc Associates Inc.              Fort Lauderdale, FL Manufacturing & Prod.       Apr-95             0         26,538       26,538
Alamance Knit Fabrics Inc.       Burlington, NC      Manufacturing & Prod.       Aug-92             0         46,776       46,776
Alexander & Alexander Srvs Inc   Owings Mill, MD     Computers                   Jan-96     3,263,945        548,331    3,812,276
Alpharetta-Woodstock Ob/Gyn      Canton, GA          Medical                     Mar-92             0         40,974       40,974
Ambe, Kishore S., Ph.D., MD      Anaheim, CA         Medical                     Mar-92        25,597          9,937       35,534
Ambel Precision Manuf. Corp.     Bethel, CT          Manufacturing & Prod.       Mar-95             0         39,487       39,487
Ambrose Dry Cleaners             South Yarmouth, MA  Manufacturing & Prod.       Mar-92             0         91,239       91,239
American Garment Care Co.        Huntington Park, CA Sanitation                  Oct-92        29,030          3,283       32,313
Antelope Valley MRI              Lancaster, CA       Medical                     Dec-91       806,855        863,495    1,670,350
Ap Propane, Inc.                 King Of Prussia, PA Computers                   Dec-92       359,756        152,563      512,319
Apollo Group, Inc.               Phoenix, AZ         Furniture                   Dec-91             0        120,110      120,110
Arter & Hadden                   Cleveland, OH       Telecommunications          Mar-92             0         62,795       62,795
Aspen Cleaners                   Cincinnati, OH      Manufacturing & Prod.       Mar-92             0         97,627       97,627
Associates In Family Care        Olathe, KS          Medical                     Mar-92             0         56,126       56,126
Associates In Family Care        Olathe, KS          Medical                     Mar-92             0         31,693       31,693
Atlantic Care Medical Center     Lynn, MA            Medical                     Dec-91         5,235         46,420       51,655
Atlas Stamp & Marking Supplies   Portland, OR        Manufacturing & Prod.       Feb-97             0         40,211       40,211
Audio Mixers, Inc.               New York, NY        Manufacturing & Prod.       May-92             0         29,777       29,777
Bakery Concepts                  Medfield, MA        Restaurant                  Jun-96             0         45,531       45,531
Bakowski, George M., O.D.        Shreveport, LA      Medical                     Mar-92             0         36,211       36,211
Ball-Incon Glass Packaging Corp. Muncie, IN          Manufacturing & Prod.       Dec-92       795,970        297,574    1,093,544
Ball-Incon Glass Packaging Corp. Muncie, IN          Manufacturing & Prod.       Dec-92       515,021        162,816      677,836
Barber Coleman, Co.              Loves Park, IL      Computers                   Jun-95     1,216,864         63,692    1,280,556
Barrios, Jose A., MD             Boynton Beach, FL   Medical                     Mar-92             0         44,322       44,322

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment            Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
Batniji, Sobhi A., D.D.S.       Laguna Niguel, CA   Medical                     Mar-92             0         39,802       39,802
Bay Center Corporation          Tampa, FL           Manufacturing & Prod.       Jul-92             0        108,814      108,814
Bayou Cleaners                  Tarpon Springs, FL  Manufacturing & Prod.       Mar-92             0         90,557       90,557
Beck-Ola Prod.s, Inc.           Santa Monica, CA    Computers                   Mar-96             0         53,292       53,292
Bell Family Health Center       Bell, CA            Medical                     Mar-92             0         35,146       35,146
Bell'S Answering Service Inc.   Greenwich, CT       Telecommunications          Jul-95             0         33,747       33,747
Blount, Inc.                    Portland, OR        Manufacturing & Prod.       Jun-95       720,176         43,877      764,053
Bob's Cylinder Head Service     Fresno, CA          Manufacturing & Prod.       Sep-92        23,958          3,360       27,318
Boca Raton Outpatient Surgery   Boca Raton, FL      Medical                     Mar-92             0         47,202       47,202
Bombay Duck Company Ltd.        Concord, MA         Fixture                     Feb-96             0         57,507       57,507
Bordwell And Bratton, D.D.S.    Memphis, TN         Medical                     Mar-92             0         43,328       43,328
Boulgourjian Brothers Corp.     West Hills, CA      Furniture                   Feb-96             0         46,132       46,132
Bourns, Inc.                    Riverside, CA       Telecommunications          Mar-92             0        129,155      129,155
Brenlar Investments, Inc.       Novaro, CA          Furniture                   Oct-94             0        315,120      315,120
Brookside                       Northbrook, IL      Manufacturing & Prod.       Mar-92             0         59,494       59,494
C.D. Grahn Auto Repair          Rockville, MD       Automotive                  Aug-96             0         28,695       28,695
Caio Bella Gelato Co., Inc.     New York, NY        Fixture                     Feb-97             0         46,790       46,790
Campo, Alphonse, MD             Stamford, CT        Medical                     Mar-92             0         38,489       38,489
Cardiff Beach House             Laguna Beach, CA    Retail                      Jul-96             0         50,470       50,470
Cardinale Bread & Baking        Pittsburg, CA       Restaurant                  Jul-96             0         26,384       26,384
Cardiovascular Consultants      Louisville, KY      Medical                     Mar-92             0        108,549      108,549
Carullo, Emilio J., MD          Coral Gables, FL    Medical                     Mar-92             0         25,389       25,389
Centennial Technologies Inc.    Billerica, MA       Computers                   Jan-96        29,261          2,606       31,867
Centennial Technologies Inc.    Billerica, MA       Office Equipment            Jan-96        29,691          2,659       32,350
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.       Jan-96       174,139         15,592      189,732
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.       Jan-96       248,039         22,215      270,254
Centennial Technologies Inc.    Billerica, MA       Manufacturing & Prod.       Jan-96       349,484         31,125      380,608
Center For Special Immunology   Ft. Lauderdale, FL  Medical                     Mar-92             0         65,945       65,945
Center For Special Immunology   Ft. Lauderdale, FL  Medical                     Mar-92             0         27,292       27,292
Central Bakery, Inc.            Albany, NY          Restaurant                  Feb-97             0         26,226       26,226
Century Hosiery                 Denton, NC          Manufacturing & Prod.       Aug-96             0         42,535       42,535
Chacko Dry Cleaner              Winchester, MA      Manufacturing & Prod.       Mar-92             0         80,875       80,875
Champlain Cable Corp.           Colchester, VT      Manufacturing & Prod.       Jan-96        24,790          2,041       26,831
Champlain Cable Corp.           Colchester, VT      Manufacturing & Prod.       Jan-96       827,839        123,382      951,220
Charcon Enterprises             Charlotte, NC       Manufacturing & Prod.       Mar-92             0         79,086       79,086
Charlie & Jakes Bar-B-Q Inc.    Melbourne, FL       Manufacturing & Prod.       Dec-95             0        285,762      285,762
Chef's Pride, Inc.              Seaside, CA         Restaurant                  Oct-92        28,370          3,061       31,431
Childrens & Presbyterian        Plano, TX           Medical                     Mar-92             0         31,037       31,037
Chrysler Capital                Highland Park, MI   Computers                   Apr-92       390,050        249,974      640,025
Chrysler Corp.                  Highland Park, MI   Computers                   Sep-91       231,979        117,821      349,800
Chrysler Corp.                  Highland Park, MI   Computers                   Apr-92       128,043         58,753      186,797
Chrysler Corp.                  Highland Park, MI   Computers                   Sep-91       131,105        125,194      256,299
Chrysler Motors Corp.           Highland Park, MI   Computers                   Sep-91       109,254        117,190      226,444

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment            Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       110,329         86,469      196,798
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       123,405        117,839      241,244
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       394,760        191,056      585,817
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       588,742        257,475      846,217
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91        33,771         16,346       50,116
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       122,627         51,378      174,004
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       435,087        173,683      608,770
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       567,404        217,122      784,526
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       640,401        245,050      885,450
Chrysler Motors Corp.           Highland Park, MI    Computers                   Sep-91       643,095        239,344      882,439
Chung King Studios              New York, NY         Audio                       Feb-97             0         47,933       47,933
Clancy's, Inc.                  Noblesville, IN      Restaurant Equipment        Dec-95             0        624,000      624,000
Cobe Laboratories               Pico Rivera, CA      Manufacturing & Prod.       Feb-97             0         32,473       32,473
Co-Care Eye Centers, Inc.       Germantown, TN       Medical                     Mar-92        26,940         10,458       37,398
Colby, Harker Desoto            Bradenton, FL        Dry Cleaning Equipment      May-92             0        119,600      119,600
Commercial Printing             Virginia Beach, VA   Manufacturing & Prod.       Mar-96             0         29,218       29,218
Conceptions, Reproductive       Denver, CO           Medical                     Jun-92             0         27,338       27,338
Concepts Marketing              Aloha, OR            Telecommunications          Sep-96             0         52,264       52,264
Coopwestein Dry Cleaner         Brooklyn, NY         Manufacturing & Prod.       Jul-92             0         89,776       89,776
Copyman Copy & Printing         San Mateo, CA        Repographics                Sep-96             0         47,115       47,115
Corpus Christi Diagnostic       Corpus Christi, TX   Medical                     Aug-92        21,757          8,446       30,203
Costa, Giovanni, MD             Orchard Park, NY     Medical                     Mar-92             0         35,304       35,304
Coventry                        Cleveland Heights,OH Restaurant                  Sep-93             0        350,000      350,000
Cox Brothers Dairy              Elkhorn, KY          Manufacturing & Prod.       Feb-97             0         31,285       31,285
Cruttenden & Company            Irvine, CA           Telecommunications          Mar-92             0         33,494       33,494
D. Maddox, MD.                  Bakersfield, CA      Medical                     Feb-97             0         91,710       91,710
Daga, Inc.                      Hilton Head, SC      Fixture                     Nov-92             0         99,216       99,216
Danbury Ob/Gyn                  Danbury, CT          Medical                     Mar-92             0         25,921       25,921
David Klee                      Poway, CA            Manufacturing & Prod.       Mar-96             0         26,918       26,918
Defcon                          Carisbed, CA         Computers                   Jul-95             0         40,744       40,744
Delong Sportswear, Inc.         Grinnell, IA         Manufacturing & Prod.       Jun-95       479,073         12,042      491,115
Delta Point, Inc.               Monterey, CA         Computers                   Dec-91             0         67,293       67,293
Delta Point, Inc.               Monterey, CA         Computers                   Feb-92             0         78,920       78,920
Delta Point, Inc.               Monterey, CA         Computers                   Mar-92             0         91,459       91,459
Delta Point, Inc.               Monterey, CA         Computers                   Apr-92             0         32,190       32,190
Deltapoint, Inc.                Monterey, CA         Computers                   Sep-94             0         31,309       31,309
Deltapoint, Inc.                Monterey, CA         Computers                   Sep-94             0         36,743       36,743
Deltapoint, Inc.                Monterey, CA         Computers                   Sep-94             0         51,415       51,415
Denton Hall Burgin & Warrens    Los Angeles, CA      Telecommunications          Mar-92             0         30,906       30,906
Desert Diecutting, Inc.         Las Vegas, NV        Manufacturing & Prod.       Feb-97             0         43,934       43,934
Design Design, Inc.             Rutland, VT          Manufacturing & Prod.       May-92             0         28,109       28,109
Dettmer Hospital                Troy, OH             Medical                     Mar-92             0         53,209       53,209
Dimaano, Cecilia D., MD, PC     Mesa, AZ             Medical                     Mar-92             0         28,431       28,431

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                               Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment               Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- ---------------------------------------------------------------------------------------------------
Doctors Hospital                  Houston, TX          Medical                     Mar-92             0         34,772       34,772
Dominion Medical Associates, Inc. Richmond, VA         Medical                     Mar-92             0         25,231       25,231
Doria Enterprises, Inc.           New York, NY         Retail                      Jul-96             0         27,135       27,135
Douglas General Hospital          Douglasville, GA     Medical                     Dec-91             0         45,129       45,129
Downtown Press Inc.               Baltimore, MD        Manufacturing & Prod.       Mar-96             0        134,240      134,240
Dr. Robert S. Guminey DDS         Tomball, TX          Medical                     Oct-91             0        162,864      162,864
Draffin, David S., MD, PA         Summerville, SC      Medical                     Mar-92             0         26,385       26,385
Drs. Eade, J.D. & Brooks, B.J.    Campbellsville, KY   Medical                     Mar-92             0         69,800       69,800
Dumfries Pharmacy, Inc.           Dumfries, VA         Medical                     Mar-92             0         68,276       68,276
Duracell, Inc.                    Bethel, CT           Computers                   Jun-95     2,152,323        101,227    2,253,550
Duracell, Inc.                    Bethel, CT           Computers                   Jun-95     1,078,280         28,573    1,106,853
East Mission Valley Copy          San Diego, CA        Printing                    Sep-96             0         58,216       58,216
East Point Hospital               Lehigh Acres, FL     Medical                     Dec-91             0        175,044      175,044
Eaton Coin Laundry                Dunwoody, GA         Manufacturing & Prod.       Mar-92             0         94,704       94,704
Emanuel Hospital & Health Center  Portland, OR         Medical                     Dec-91             0        438,498      438,498
Eskaton                           Carmichael, CA       Telecommunications          Mar-92             0        143,943      143,943
Ettrick Medical Center            Ettrick, VA          Medical                     Mar-92             0         40,539       40,539
Executive Dry Cleaners            Cranston, RI         Manufacturing & Prod.       Mar-92             0         70,054       70,054
Fawcett Memorial Hospital         Port Charlotte, IL   Medical                     Dec-91        77,159        190,178      267,337
FCR, Inc.                         Weymouth, MA         Manufacturing & Prod.       Dec-94             0         27,805       27,805
Federal Express                   Memphis, TN          Aircraft                    Sep-96             0      8,756,291    8,756,291
Ferson Dry Cleaner                Miami, FL            Manufacturing & Prod.       Mar-92             0         77,400       77,400
Festival Cleaners                 Chantilly, VA        Manufacturing & Prod.       Mar-92             0        133,664      133,664
Fiesta                            Lilburn, GA          Manufacturing & Prod.       Mar-92             0        191,108      191,108
First Security                    Atlanta, GA          Manufacturing & Prod.       Mar-92             0        454,480      454,480
First Universal Trading, Inc      Long Beach, CA       Computers                   Mar-97             0         34,562       34,562
Florida Hospitality Resorts       Pompano Beach, FL    Furniture                   Jun-94             0        200,251      200,251
Florida Hospitality Resorts       Pompano Beach, FL    Furniture                   Jun-94             0        296,849      296,849
Foggy Bottom                      Washington, DC       Medical                     Mar-92             0         68,280       68,280
Fountain Valley Regional          Fountain Valley, CA  Medical                     Dec-91             0        897,554      897,554
Fountain Valley Regional          Fountain Valley, CA  Medical                     Oct-93             0        409,914      409,914
Frone'S Brokerage Inc.            Central Point, OR    Fixture                     Jan-96             0         80,468       80,468
G&S Foundry & Manufacturing Co.   Red Bud, IL          Manufacturing & Prod.       Jan-95             0         36,288       36,288
G.T.R. Inc. Dba                   Atlanta, GA          Restaurant                  Apr-95             0         55,991       55,991
Garmar Medical Group              Montebello, CA       Medical                     Mar-92             0         25,085       25,085
Gary J. Elmer                     Huntington Beach, CA Manufacturing & Prod.       Nov-95             0         27,441       27,441
Gary'S Pub & Billiards            Marathon, FL         Retail                      Oct-96             0         31,248       31,248
General Electric Co.              Hartford, CT         Computers                   Dec-95       575,464        102,647      678,111
Geotek Communications Inc.        Montvale, NJ         Telecommunications          Mar-97             0        263,816      263,816
Gerlay Gary S., MD                Deming, NM           Medical                     Mar-92             0         51,551       51,551
Gilroy Printers & Office Supplies Gilroy, CA           Computers                   0Sep-95             0         44,482       44,482
Goldstar Cabinets, Inc.           Phoenix, AZ          Computers                   Jun-96             0         36,872       36,872
Graphic Consultants Inc           Paul Ramsey, MN      Manufacturing & Prod.       Mar-96             0         25,030       25,030

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                              Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- ---------------------------------------------------------------------------------------------------
Graphix, Inc.                    Savage, MD          Printing                    Feb-97             0         29,020       29,020
Gray Television, Inc.            Greensboro, NC      Computers                   Mar-95             0         39,376       39,376
Great American Cleaners          Friendswood, TX     Manufacturing & Prod.       Mar-92             0         93,880       93,880
Greenbrier Family Medical Center Chesapeake, VA      Medical                     Mar-92             0         28,178       28,178
Greene Dot Inc.                  San Diego, CA       Video Prod.                 Jul-92             0         25,273       25,273
Gustafson Master Cleaners        N. Providence, RI   Manufacturing & Prod.       Mar-92             0         94,241       94,241
Half Inch Video Dba, Scott, R.   San Francisco, CA   Video Prod.                 Feb-97             0         25,598       25,598
Hamilton Communications          Wauwatosa, WI       Computers                   Jul-96             0         60,262       60,262
Hanley, III, James R., MD        Macclenny, FL       Medical                     Mar-92             0         28,330       28,330
Harbor Truck Bodies, Inc.        Brea, CA            Automotive                  Feb-97             0         49,711       49,711
Hasley Dry Cleaner               Ft. Smith, AR       Manufacturing & Prod.       Mar-92             0         76,356       76,356
Hatfield, Bonnie                 Louisville, KY      Medical                     Mar-92             0         52,195       52,195
Healthtrust, Inc.                Sun City, FL        Medical                     Dec-91             0        257,223      257,223
Hempstead Park Nursing Home      Hempstead, NY       Medical                     Mar-92             0         25,947       25,947
Hendrixson & Sons Install.       Round Lake, IL      Computers                   Feb-97             0         29,732       29,732
Highland Tap                     Atlanta, GA         Furniture                   Mar-92             0         39,866       39,866
Hometown Buffet, Inc.            San Diego, CA       Restaurant                  Feb-95             0        642,720      642,720
Hookset Bagel & Deli             Hooksett, NH        Restaurant                  Jul-96             0         60,852       60,852
Hope-Gill, Herbert F., MD        Sarasota, FL        Medical                     Mar-92             0         34,917       34,917
Horrigan Enterprises             Colton, CA          Computers                   Apr-96             0         32,587       32,587
Howard, Donald C., D.O.          Hallandale, FL      Medical                     Mar-92             0         33,618       33,618
Howard's Tavern Snacks, Inc.     Portland, OR        Fixture                     Mar-95             0         30,445       30,445
Hrangl Medical Development,Inc.  Estherville, IA     Medical                     Mar-92             0         31,521       31,521
Human Resources Contract         Los Angeles, CA     Furniture                   Mar-97             0         58,248       58,248
Humana Inc.                      Louisville, KY      Medical                     Dec-92             0         37,181       37,181
Hurricane Graphics               Miami Lakes, FL     Manufacturing & Prod.       Mar-96             0         32,734       32,734
Hydratec, Inc.                   Baltimore, MD       Manufacturing & Prod.       Feb-97             0         25,374       25,374
I.V.L. Inc.                      Ft. Lauderdale, FL  Computers                   Jan-96             0         55,589       55,589
IMP, Inc.                        San Jose, CA        Manufacturing & Prod.       Mar-95     1,376,519        315,061    1,691,580
IMP, Inc.                        San Jose, CA        Manufacturing & Prod.       Mar-97             0      1,074,631    1,074,631
In The Mix Inc.                  New York, NY        Computers                   Feb-97             0         33,389       33,389
Information Storage Devices      San Jose, CA        Computers                   Jun-94             0        126,414      126,414
Information Storage Devices      San Jose, CA        Computers                   Jun-94             0        358,927      358,927
Information Storage Devices      San Jose, CA        Computers                   Aug-94             0         67,381       67,381
Inliner Americas,  Inc.          Houston, TX         Manufacturing & Prod.       Feb-97             0         58,243       58,243
Innovo, Inc.                     Springfield, TN     Fixture                     Jun-94             0         90,785       90,785
Intermark Components, Inc.       Huntington Bch, CA  Manufacturing & Prod.       Feb-95             0         32,242       32,242
Internal Medicine Group          Little Rock, AR     Medical                     Mar-92             0         34,769       34,769
Internal Medicine Specialists    Las Vegas, NV       Medical                     Mar-92             0         34,803       34,803
International Communications     Elizabeth, NJ       Computers                   Jun-95             0         42,344       42,344
International Power Devices Inc. Boston, MA          Telecommunications          Jan-96        30,916          2,381       33,297
International Power Devices Inc. Boston, MA          Computers                   Jan-96        35,567          2,782       38,349
International Power Devices Inc. Boston, MA          Manufacturing & Prod.       Jan-96        35,567        782,577      818,144

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                            Date        Total          Cash        Acquisition
    or Equipment User              Location             Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
International Rectifier Corp.   Temecula, CA       Telecommunications          Mar-92             0        118,882      118,882
International Rectifier Corp.   El Segundo, CA     Telecommunications          Jul-93             0        175,626      175,626
J & B Finishers                 Tucker, GA         Manufacturing & Prod.       Mar-96             0         31,949       31,949
Jack Vanden Brulle              Berkeley, CA       Printing                    Jun-96             0         45,929       45,929
Jimenez Soft Touch              Tampa, FL          Manufacturing & Prod.       Mar-92             0         85,349       85,349
John Corkery Jr.                Canton, MA         Printing                    Jun-95             0         38,679       38,679
John J. Prescott                Washington, DC     Video Prod.                 Jun-96             0         57,930       57,930
Johnny P. Singh                 Brawley, CA        Material Handling           Sep-92        41,049          8,068       49,117
K & I Plastics, Inc.            Jacksonville, FL   Manufacturing & Prod.       Oct-91             0         25,720       25,720
Katz & Klein                    Sacramento, CA     Manufacturing & Prod.       Mar-97             0         27,684       27,684
Ka-Va Inc Dba Clothes Clinic    Watertown, MA      Manufacturing & Prod.       Jun-95             0         39,148       39,148
Kehne, Susan M & Diaz, Luis MD  Las Vegas, NV      Medical                     Mar-92             0         34,859       34,859
Kerr Glass Manufacturing Corp.  Los Angeles, CA    Manufacturing & Prod.       Dec-92       239,822        103,386      343,208
Kerr Glass Manufacturing Corp.  Los Angeles, CA    Manufacturing & Prod.       Dec-92     1,046,565        348,824    1,395,388
King, Purtich & Morrice         Los Angeles, CA    Telecommunications          Apr-93             0         53,799       53,799
Kingman Hospital, Inc.          Kingman, AZ        Medical                     Dec-91             0        256,524      256,524
Kings Meat & Seafood Corp.      Houston, TX        Restaurant                  Aug-96             0         32,701       32,701
Kissimee Memorial Hospital      Kissimee, FL       Medical                     Dec-91             0        487,203      487,203
Klasky & Csupo, Inc.            Hollywood, CA      Office Equipment            Sep-92        28,448          4,759       33,207
Klein, Roger MD                 Ashland, KY        Medical                     Mar-92             0         45,195       45,195
Knox Insurance Agency Inc.      Albany, NY         Computers                   Jun-95             0         28,558       28,558
Kopy King Inc.                  Chattanooga, TN    Manufacturing & Prod.       Mar-96             0         30,284       30,284
Kreegr Dry Cleaner              Arvada, CO         Manufacturing & Prod.       Mar-92             0         80,343       80,343
Kurusu, Shozo, MD               Charleston, WV     Medical                     Mar-92             0         50,433       50,433
L & S Enterprises               Dayton, OH         Office Equipment            Jul-96             0         54,021       54,021
L.W. Blake Hospital             Bradenton, FL      Medical                     Dec-91             0        319,245      319,245
Laclede Steel, Inc.             St. Louis, MO      Fixture                     Sep-93             0         79,718       79,718
Laguna Graphic Arts Inc         Irvine, CA         Manufacturing & Prod.       Mar-96             0         72,146       72,146
Lawrence Medical Laboratory     Monrovia, CA       Medical                     Mar-92             0         51,876       51,876
Lee Family Clinic               Durant, OK         Computers                   Aug-96             0         66,646       66,646
Lee-Koh Medical Corporation PC  Reseda, CA         Medical                     Mar-92             0         44,052       44,052
Leroy Gorzell                   Falls City, TX     Manufacturing & Prod.       Mar-95             0         34,762       34,762
Little Rock Internal Medicine   Little Rock, AR    Medical                     Mar-92             0         53,858       53,858
Littletown Pattern Works        Littlestown, PA    Manufacturing & Prod.       Mar-97             0         26,426       26,426
Long Beach Acceptance Corp.     Oradell, NJ        Computers                   Jul-96             0         56,574       56,574
Long Beach Acceptance Corp.     Oradell, NJ        Computers                   Aug-96             0        146,238      146,238
Long Beach Acceptance Corp.     Oradell, NJ        Computers                   Sep-95             0        569,155      569,155
Long Beach Acceptance Corp.     Oradell, NJ        Computers                   Nov-95             0        110,452      110,452
Long, Nancy L., MD              Henderson, NV      Medical                     Mar-92             0         25,072       25,072
Loy Loy Restaurant              Clovis, CA         Restaurant                  Sep-92        36,956          4,907       41,863
LTK Litho, Inc.                 Deer Park, NY      Manufacturing & Prod.       Mar-97             0         39,504       39,504
Mallory Smith Management Srvc.  Santa Barbara, CA  Computers                   Apr-94             0         32,683       32,683
Marble & Granite Fabricators    Warren, MI         Manufacturing & Prod.       Feb-97             0         49,386       49,386

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment            Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
Martin Paul, Ltd.               Boston, MA          Photography                 Sep-96             0         50,672       50,672
Marvista Pub, Inc.              Longboat Key, FL    Retail                      Feb-97             0         31,122       31,122
Matassa'S Market - Dauphine     New Orleans, LA     Fixture                     Jan-96             0         51,207       51,207
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0        151,308      151,308
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         81,041       81,041
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         36,106       36,106
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         33,980       33,980
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         29,862       29,862
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         29,549       29,549
Matsco Financial Corp.          Emeryville, CA      Manufacturing & Prod.       Dec-91             0         28,390       28,390
Mc Hargue, Chauncey A., MD      Culpeper, VA        Medical                     Mar-92             0         25,400       25,400
Med Access                      Stafford, TX        Medical                     Mar-92             0         26,344       26,344
Merle West Medical Center       Klamath Falls, OR   Medical                     Mar-92             0        108,517      108,517
Merritt, Melvin D., MD          Aurora, CO          Medical                     Mar-92             0         50,555       50,555
Metro Design Center             Saratoga, CA        Telecommunications          Sep-96             0         26,014       26,014
Metro-Continental, Inc.         Dayton, TX          Manufacturing & Prod.       Mar-92             0         78,792       78,792
MGM Enterprises, Inc.           Amarillo, TX        Fixture                     Jun-94             0         28,291       28,291
Micro Strategies, Inc.          Denville, NJ        Telecommunications          Jul-96             0         53,851       53,851
Milpitas Cleaners               Milpitas, CA        Sanitation                  Sep-92        29,977          3,019       32,997
Mind's Eye Graphics, Inc.       Richmond, VA        Computers                   Mar-95             0         26,972       26,972
Missouri Eye Institute          Springfield, MO     Medical                     Mar-92             0         37,398       37,398
Mojabe Chiropractic             Rancho Cucamong, CA Medical                     Mar-92             0         30,595       30,595
Mondo Media                     San Francisco, CA   Computers                   May-96             0         49,405       49,405
Montgomery City Hospital        Rockville, MD       Medical                     Dec-91             0      1,148,225    1,148,225
Montgomery City Hospital        Rockville, MD       Medical                     Dec-91             0        296,171      296,171
Montgomery City Hospital        Rockville, MD       Medical                     Dec-91             0        171,735      171,735
Morgan's Creative Restaurant    Beachwood, OH       Restaurant                  Mar-95             0        234,091      234,091
Morgan's Foods                  Saratoga, CA        Restaurant                  Mar-95             0        189,746      189,746
Morgan's Foods                  Beachwood, OH       Computers                   Sep-94             0        102,805      102,805
Mount Pleasant Spinal Health    Mount Pleasant, SC  Medical                     Mar-92             0         26,797       26,797
Mount Sinai Medical Center      Miami Beach, FL     Medical                     Dec-91       954,276        195,228    1,149,504
Mount Sinai Medical Center      Miami Beach, FL     Medical                     Dec-91     1,138,257        356,746    1,495,003
Nadler'S Bakery & Deli          San Antonio, TX     Restaurant                  Oct-96             0         32,362       32,362
Nair Dry Cleaner                Oak Lawn, IL        Manufacturing & Prod.       Mar-92             0         98,653       98,653
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.       Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.       Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Manufacturing & Prod.       Jun-92             0         87,360       87,360
Nasco Sportswear, Inc.          Springfield, TN     Computers                   Sep-92             0         46,691       46,691
Nasco, Inc.                     Springfield, TN     Computers                   Jun-92             0        780,000      780,000
New London Press Inc.           Alpharetta, GA      Manufacturing & Prod.       Mar-96             0         26,903       26,903
New World Rising, Inc.          Birmingham, AL      Computers                   Feb-97             0         45,888       45,888
Ngo Dry Cleaner                 Beltsville, MD      Manufacturing & Prod.       Mar-92             0         73,242       73,242
Norfolk Warehouse Distribution  Norfolk, VA         Furniture                   Jul-95             0         36,945       36,945

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                               Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment              Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- ----------------------------------------------------------------------------------------------------
Norgetown Cleaners              Clarendon Hills, IL  Manufacturing & Prod.       Mar-92             0         78,588       78,588
Norman's Food Store's, Inc.     Nebraska City, NE    Computers                   Dec-93             0         99,615       99,615
Ohio Power Company              Columbus, OH         Material Handling           Oct-92    11,846,000        473,840   12,319,840
Ohio Power Company              Columbus, OH         Material Handling           Oct-92             0      9,525,880    9,525,880
Olash And Van Vooren, MD        Louisville, KY       Medical                     Mar-92             0         35,430       35,430
Old Dominion Carstar            Eugene, OR           Computers                   Apr-94             0         29,854       29,854
Omni Mortgage Group, Inc.       Lawrenceville, GA    Computers                   Feb-97             0         34,676       34,676
One Hour Martinizing            Stone Mountain, GA   Manufacturing & Prod.       Mar-92             0         27,289       27,289
Oswego Cleaners                 Oswego, IL           Manufacturing & Prod.       Mar-92             0         71,745       71,745
Oswego Village Clinic           Lake Oswego, OR      Medical                     Mar-92             0         25,669       25,669
Pacific Equity Service          Vancouver, WA        Computers                   Aug-96             0         31,273       31,273
Palo Alto Car Wash Partners     San Francisco, CA    Manufacturing & Prod.       Jul-92             0        122,425      122,425
Panama Hatties                  Huntington Stat, NY  Restaurant                  Mar-97             0         53,637       53,637
Paolo'S Italian Kitchen         Melbourne, FL        Restaurant                  Feb-97             0         49,404       49,404
Parker K. Bagley MD             Inverness, FL        Medical                     Feb-95             0         88,444       88,444
Parker K. Bagley, MD PA         Inverness, FL        Medical                     Dec-91             0        323,733      323,733
Parks, Sheryl L., MD, PC        Garden City, MI      Medical                     Mar-92             0         29,018       29,018
PCMAC Consultants               San Francisco, CA    Computers                   Feb-97             0         31,212       31,212
Performance A/V, Inc.           Alexandria, VA       Video Prod.                 Sep-93             0        233,785      233,785
Perry Morris                    Irvine, CA           Manufacturing & Prod.       Mar-92             0      5,200,000    5,200,000
Phoenix Analysis & Design       Gilbert, AZ          Printing                    Aug-96             0         33,255       33,255
Photo Center, Inc.              Costa Mesa, CA       Manufacturing & Prod.       Mar-97             0         40,986       40,986
Physician Hospital              Cedar Knolls, NJ     Medical                     Dec-91             0        234,870      234,870
Pivaroff Chiropractic Corp.     Corona Del Mar, CA   Medical                     Mar-92             0         35,324       35,324
Pleasant Hill Cleaners          Duluth, GA           Manufacturing & Prod.       Mar-92             0        115,657      115,657
Pro Photo Connection, Inc       Irvine, CA           Computers                   Mar-97             0         29,180       29,180
Pro Sew                         Cincinnati, OH       Manufacturing & Prod.       Dec-91             0         40,018       40,018
Quail Cleaners                  Missouri City, TX    Manufacturing & Prod.       Mar-92             0         90,402       90,402
Quality Baking L.L.C.           Maplewood, MO        Restaurant Equipment        Dec-95             0        296,400      296,400
R & M Baking Corp.              Oceanside, NY        Manufacturing & Prod.       Nov-93             0         27,490       27,490
R & M Levy                      Lafayette, CA        Manufacturing & Prod.       Sep-92             0         73,668       73,668
R.E. Smith Printing, Co.        Fall River, MA       Printing                    Jun-95       487,200         41,021      528,221
R.U.R. Enterprises, Inc.        Houston, TX          Furniture                   Dec-94             0         27,035       27,035
Radiology Assoc. of Mc Allen TX Mc Allen, TX         Medical                     Dec-91             0        190,800      190,800
Radiology Assoc. of Mc Allen TX Mc Allen, TX         Medical                     Dec-91             0         40,776       40,776
Radiology Assoc. of Mc Allen TX Mc Allen, TX         Medical                     Jun-93             0         97,644       97,644
Radiology Assoc. of Westport    Westport, CT         Retail                      May-92       309,873         39,188      349,061
Rain-Master Roofing             Portland, OR         Computers                   Jun-96             0         26,464       26,464
Raintree Cleaners               Roswell, GA          Manufacturing & Prod.       Mar-92             0        105,265      105,265
Re/Max Fireside                 Blue Jay Villag, CA  Telecommunications          Sep-92        27,089          4,030       31,119
Re/Max International, Inc.      Englewood, CO        Furniture                   Sep-92        25,462         10,615       36,077
Red Bank Volvo, Inc.            Shrewsbury, NJ       Automotive                  Feb-97             0         42,070       42,070
Red Bug Cleaners                Winter Springs, FL   Manufacturing & Prod.       Mar-92             0         58,238       58,238

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- --------------------------------------------------------------------------------------------------
Redwood Medical Offices         Crescent City, CA   Medical                     Mar-92             0         25,997       25,997
Reino Linen Service, Inc.       Gibsonburg, PA      Manufacturing & Prod.       Oct-91             0        759,040      759,040
Reino Linen Service, Inc.       Gibsonburg, OH      Material Handling           Dec-92             0         34,022       34,022
Reiter And Perkes, MD           Medford, NY         Medical                     Dec-91             0        282,435      282,435
Restaurant Management Nw Inc.   Portland, OR        Restaurant                  Jun-95             0        373,379      373,379
RLL                             Miami, FL           Manufacturing & Prod.       Mar-92             0        110,112      110,112
Rmc Environmental Service       Spring City, PA     Computers                   Mar-92             0         27,592       27,592
Robert M. Jones                 Laguna Hills, CA    Video Prod.                 Jun-96             0         58,497       58,497
Roberts, J.N., MD               Boaz, AL            Medical                     Mar-92             0         27,787       27,787
Rockwood Clinic, P.S.           Spokane, WA         Medical                     Dec-91     1,120,875        280,122    1,400,997
Roger Colby                     Cortez, FL          Manufacturing & Prod.       Mar-92             0        111,697      111,697
Rogers, Gene W., MD             Sonora, TX          Medical                     Mar-92             0         25,821       25,821
Rose Casual Dining, Inc.        Newtown, PA         Restaurant Equipment        Dec-95             0        135,403      135,403
S. Johnson And Sons, Inc.       Belvidere, NJ       Manufacturing & Prod.       Sep-93             0         77,698       77,698
S.C.W. Corporation              Scituate, MA        Restaurant                  May-94             0         27,259       27,259
S.W. FL Regional Medical Center Fort Meyers, FL     Medical                     Dec-91        44,580        161,521      206,102
Sage Enterprises, Inc.          Des Plains, IL      Computers                   Jun-94             0        119,252      119,252
Salinas Construction            Pleasanton, TX      Construction                May-96             0         47,058       47,058
Salon 2000                      Eden Prairie, MN    Fixture                     Feb-96             0         37,237       37,237
Sam Houston Memorial Hospital   Houston, TX         Medical                     Dec-91             0        585,021      585,021
San Angelo Medical Practice     San Angelo, TX      Medical                     Mar-92             0         68,346       68,346
San Angelo Medical Practice     San Angelo, TX      Medical                     Mar-92             0         39,846       39,846
Sass, Friedman & Associates     Cleveland, OH       Medical                     Mar-92             0         39,205       39,205
Sass, Friedman & Associates     Cleveland, OH       Medical                     Mar-92             0         48,444       48,444
Sbs Commercial Leasing Inc.     Jericho, NY         Computers                   Jan-96             0        128,369      128,369
Schooley-Steen Medical          Fresno, CA          Furniture                   Sep-92        40,167          5,899       46,065
Sharon - John Dry Cleaner       Kensigton, CT       Manufacturing & Prod.       Mar-92             0         64,410       64,410
Shift & Goldman, Inc.           Somerset, NJ        Computers                   Sep-93             0         26,738       26,738
Shin & Washinsky, MD's          Las Vegas, NV       Medical                     Mar-92             0         32,602       32,602
Siebe North, Inc.               Rockford, IL        Computers                   Jun-95       411,535         19,451      430,986
Sierra Nevada Memorial Hospital Grass Valley, CA    Medical                     Mar-92             0         53,349       53,349
Sign America, Inc.              Richmond, OH        Manufacturing &  Prod.      Feb-97             0         28,109       28,109
Sirius Solutions                San Francisco, CA   Computers                   May-96             0         26,193       26,193
Skal Beverages East, Inc.       Easton, MA          Restaurant                  Feb-95             0         37,626       37,626
Skolniks Bagel Bakery           Springfield, PA     Restaurant                  Mar-92             0         68,997       68,997
Snaderson Group                 Escondido, CA       Computers                   Aug-96             0         34,444       34,444
Solomon Page Group Ltd.         New York, NY        Furniture                   Sep-94             0         42,697       42,697
Solom-Page Group Ltd.           New York, NY        Computers                   Feb-94             0         42,908       42,908
South Florida Family Physician  Pembroke Pines, FL  Medical                     Mar-92             0         68,320       68,320
Southhill Company               Beverly Hills, CA   Fixture                     Dec-91             0         25,308       25,308
Springfield Tool & Dye, Inc.    Springfield, NJ     Printing                    May-92             0         26,256       26,256
St. Elizabeth Hospital, Inc.    Appleton, WI        Medical                     Mar-92             0         90,033       90,033
St. Louis Leasing Corp.         Ellisville, MO      Manufacturing & Prod.       Oct-92             0        780,181      780,181

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                             Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment            Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- ---------------------------------------------------------------------------------------------------
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        25,041          5,124       30,165
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        23,547          4,657       28,204
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        27,258          5,577       32,835
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        22,895          4,248       27,142
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        25,493          4,730       30,223
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        25,493          4,730       30,223
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        21,250          3,789       25,040
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        21,250          3,789       25,040
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        23,546          4,652       28,198
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        22,895          4,248       27,142
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        23,612          4,262       27,874
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        22,075          4,517       26,591
Staples, Inc.                   Framingham, MA      Retail                      Feb-94        23,329          4,609       27,938
Stater Brothers Markets         Colton, CA          Furniture                   Sep-91             0        551,203      551,203
Stater Brothers Markets         Colton, CA          Retail                      Sep-91       104,149         25,947      130,096
Stater Brothers Markets         Colton, CA          Sanitation                  Sep-91        56,680         17,839       74,519
Staubach, Co.                   Dallas, TX          Telecommunications          Jun-95       455,273         21,858      477,131
Stein-Sloan                     Blue Bell, PA       Medical                     Mar-92             0         28,366       28,366
Steven B. Zelicof, MD           White Plains, NY    Medical                     Feb-96             0         57,971       57,971
Steven Braff, MD                Clifton Springs, NY Medical                     Dec-91        95,724        165,555      261,280
Subco East, Inc.                Wauwatosa, WI       Restaurant                  Aug-96             0         60,031       60,031
Summit Cleaners                 Houston, TX         Manufacturing & Prod.       Mar-92             0        131,372      131,372
Summit Health Inc.              Fort Worth, TX      Computers                   Sep-95             0         55,952       55,952
Sun Presentations, Inc.         Palm Springs, CA    Computers                   Jun-92             0         25,909       25,909
Sun Presentations, Inc.         Palm Springs, CA    Video Prod.                 Nov-92             0         68,903       68,903
Sunset Screening Room           Los Angeles, CA     Video Prod.                 Jun-95             0         31,136       31,136
Super Miami Ltd                 Concord, CA         Fixture                     Jun-92             0        104,162      104,162
Svogun, John A., MD             Norwalk, CT         Medical                     Mar-92             0         31,203       31,203
Sweet Potato Pie, Inc.          Hawthorne, NJ       Manufacturing & Prod.       Oct-93             0         26,055       26,055
Synder Machine Co.              Somerville, NJ      Manufacturing & Prod.       Feb-97             0         34,385       34,385
System Fuels Inc.               New Orleans, LA     Manufacturing & Prod.       Dec-95             0      2,648,916    2,648,916
T & L Creative Salads, Inc.     Brooklyn, NY        Computers                   Jan-95             0         27,307       27,307
T.B.G. of Little Neck, Inc.     Whitestone, NY      Restaurant                  Oct-94             0        312,000      312,000
Tender Touch Dry Cleaners       Winter Haven, FL    Manufacturing & Prod.       Mar-92             0         61,819       61,819
The Beach House                 Laguna Beach, CA    Retail                      Feb-97             0         41,446       41,446
The Breakers Dba, Claddagh      New Smyrna Bch., FL Retail                      Feb-97             0         27,933       27,933
The Coin Laundry                Grayson, GA         Manufacturing & Prod.       Mar-92             0         99,672       99,672
The Foxboro Company             Foxboro, MA         Fixture                     Sep-95       117,682         12,711      130,393
The Foxboro Company             Foxboro, MA         Computers                   Sep-95       814,341         87,452      901,793
The Foxboro Company             Foxboro, MA         Manufacturing & Prod.       Sep-95       944,934         84,060    1,028,995
The Foxboro Company             Foxboro, MA         Furniture                   Jan-96        26,942          2,480       29,421
The Foxboro Company             Foxboro, MA         Fixture                     Jan-96       286,844         27,311      314,154
The Foxboro Company             Foxboro, MA         Manufacturing & Prod.       Jan-96     1,018,693         86,626    1,105,319

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                              Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment             Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- ---------------------------------------------------------------------------------------------------
The Foxboro Company             Foxboro, MA         Computers                   Jan-96     1,388,929        133,331    1,522,260
The Gar Wood Restaurant         Carnelian Bay, CA   Retail                      Feb-97             0         53,928       53,928
The Imaging Bureau Ltd, Inc.    Arlington, TX       Printing                    Mar-97             0         50,151       50,151
The Mountain Corp.              Marlborough, NH     Computers                   Nov-95             0         26,299       26,299
The Printing Post               Orange, CA          Printing                    Sep-96             0         34,787       34,787
Thompson Medical Specialists    Lenoir, NC          Medical                     Mar-92             0         37,859       37,859
Triangle Eye Institute          Bakersfield, CA     Computers                   Jul-95             0         25,280       25,280
TSC Funding, Inc.               S.Burlington, VT    Computers                   Feb-97             0         44,158       44,158
Tuckers Square Laundry          Atlanta, GA         Manufacturing & Prod.       Mar-92             0         84,476       84,476
Tuttle Bowling Enterprises Inc. Scotia, NY          Restaurant Equipment        Mar-96             0         40,560       40,560
Twin Cities Hospital            Niceville, FL       Medical                     Dec-91             0        154,751      154,751
Ultimate Cleaners               Tempe, AZ           Manufacturing & Prod.       Mar-92             0         48,143       48,143
United Communications Center    Los Alamitos, CA    Medical                     Mar-92             0         35,534       35,534
United Consumers Club           Tacoma, WA          Telecommunications          Feb-97             0         53,548       53,548
Us Airways, Inc.                Arlington, VA       Aircraft                     35582     3,200,000      3,619,250    6,819,250
Usindo Corporation              Pasadena, CA        Computers                   Feb-97             0         29,365       29,365
USX Corp.                       Pittsburgh, PA      Mining                      Dec-91     5,952,703      1,205,308    7,158,011
Ventura Toyota                  Ventura, CA         Computers                   Sep-92        30,105          2,958       33,064
Victoria Cleaners               Ocala, FL           Manufacturing & Prod.       Mar-92             0         47,599       47,599
Video Eye                       Houston, TX         Video Prod.                 Sep-96             0         49,335       49,335
Video Tape Magazines, Inc.      Sun Valley, CA      Telecommunications          Oct-93             0         27,247       27,247
Vihlene & Associates            Laguna Hills, CA    Computers                   Jun-96             0         56,746       56,746
Visiting Nurse Association      Carmichael, CA      Telecommunications          Mar-92             0        143,943      143,943
Watkins-Johnson Company         Palo Alto, CA       Telecommunications          Mar-92             0        373,874      373,874
Watkins-Johnson Company         Palo Alto, CA       Telecommunications          Mar-92             0         26,650       26,650
Wayfield Foods, Inc.            Atlanta, GA         Retail                      Sep-92        70,367          9,359       79,726
Wayfield Foods, Inc.            Atlanta, GA         Retail                      Sep-92        64,377          9,769       74,146
Weir Partners                   Rancho Santa, CA    Restaurant                  Mar-94             0        365,000      365,000
Western Mailing Service         Las Vegas, NV       Printing                    Sep-92        37,970          4,552       42,522
Westgate Cleaners               Spring City, PA     Manufacturing & Prod.       Mar-92             0         85,984       85,984
Westlight                       Los Angeles, CA     Computers                   Nov-91             0         27,771       27,771
Wheaton Body Shop, Inc.         Wheaton, MD         Automotive                  Sep-96             0         36,946       36,946
Wilkinson, Maurice G., MD       Shiner, TX          Medical                     Mar-92             0         30,692       30,692
Windy City Bagels, Inc.         Clinton, NY         Restaurant                  Jun-94             0        138,653      138,653
Windy City Bagels, Inc.         Clinton, NY         Restaurant                  Jun-94             0        160,277      160,277
Wright Way Sales                Longwood, FL        Telecommunications          Jun-96             0         40,486       40,486
Young Dry Cleaner               N. Dartmouth, MA    Manufacturing & Prod.       Mar-92             0        130,601      130,601
Young, Walter Russell, MD       Waldron, AZ         Medical                     Mar-92             0         60,625       60,625
Zan Prod.s, Inc.                New York, NY        Manufacturing &  Prod.      Feb-97             0         33,899       33,899
Zisman, Frank & Katerina, O.D.  Hercules, CA        Medical                     Mar-92             0         40,182       40,182
                                Total Equipment transactions less than $25,000             2,738,306      3,036,059    5,774,365
                                                                                         -----------    ----------- ------------
                                                                                         $55,577,669    $81,733,088 $137,310,757
                                                                                         ===========    =========== ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1999:

     Original Lessee                                                           Date        Total          Cash       Acquisition
    or Equipment User              Location              Equipment          Purchased   Financing (1)  Expended (2)    Cost (3)
------------------------------- -----------------------------------------------------------------------------------------------

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                     Equipment        Equipment        Total
    Equipment Category                 Leases         Financings     Portfolio
--------------------------          -----------       ----------    -----------
Manufacturing & Production          $10,169,491        $227,839     $10,397,330
Aircraft                              6,819,250         983,333       7,802,583
Computer Systems                      4,692,793         338,413       5,031,206
Restaurant Equipment                  1,201,472         436,649       1,638,121
Office Furniture & Fixtures           1,086,073          93,772       1,179,845
Telecommunications                       96,937          90,707         187,644
Medical                                 109,282          33,986         143,268
Printing                                 19,964          87,342         107,306
Automotive                               42,071          49,711          91,782
Video Production                          8,667          50,521          59,188
Retail Systems                           30,832          11,661          42,493
Agriculture                                   0          19,492          19,492
Audio                                         0          18,399          18,399
Sanitation                                    0          10,114          10,114
Photography                               8,102               0           8,102
                                    ------------     ----------     -----------
                                    $24,284,934      $2,451,939     $26,736,873
                                    ============     ==========     ===========

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31, 1999:

       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                     Location           Equipment        Purchased   Financing(1)    Expended(2)     Cost(3)
------------------------------------------------------------------------------------------------------------------------------------

19 March Street, Inc.                     Stamford, CT       Furniture             Mar-93   $         0      $   47,942   $   47,942
21-42 Meat Food Corp Dba Super            Whitestone, NY     Retail                Feb-98             0          42,927       42,927
2Xtreme Performance International, Llc    Addison, TX        Telecommunications    Sep-97             0          53,170       53,170
301 BP Service Station                    Fayetteville, NC   Automotive            Nov-92             0          30,129       30,129
4 Star Laundry & Supply, Inc.             Plattsmouth, NE    Manufacturing & Prod. Nov-92             0          31,043       31,043
4-Guys Supermarket                        Paterson, NJ       Fixtures              Sep-96             0          29,433       29,433
8803 Castle Caterers, Inc.                Brooklyn, NY       Retail                Nov-96             0          30,364       30,364
A & E Clothing Contractor                 Brooklyn, NY       Manufacturing & Prod. Nov-97             0          27,147       27,147
A & S Rental                              Tifton, GA         Computers             Nov-92             0          30,183       30,183
A & V Photo Lab Dba Mvm Enterprises, Inc. Fresno, CA         Photography           Sep-97             0          25,832       25,832
A. I. Leasing Inc.                        Herndon, VA        Aircraft              Aug-96             0       5,690,161    5,690,161
A.C. Financial                            Ames, IA           Computers             May-98             0       5,888,096    5,888,096
A.C. Financial                            Ames, IA           Computers             Sep-98             0         504,309      504,309
Aaa Ansafone Answering Service            Santa Ana, CA      Manufacturing & Prod. Aug-95             0          25,804       25,804
Aai / Terminal One,Inc.                   Washington, DC     Furniture             Aug-98             0         280,626      280,626
AATW, Inc.                                Oakland, CA        Material Handling     Aug-93             0          31,375       31,375
Abco Oil Corp.                            Montgomery, PA     Computers             Dec-97             0          53,764       53,764
Abel Hosiery, Inc.                        Fort Payne, AL     Manufacturing & Prod. Sep-97             0          38,316       38,316
Abington Obstetrical                      Windsor, CT        Medical               Mar-93             0          49,501       49,501
Able Pallet Mfg                           Hilliard, OH       Manufacturing & Prod. Dec-92        23,518           2,217       25,735
Accent Improvement, Inc.                  Fargo, ND          Fixtures              Dec-96             0          36,089       36,089
Access Medical Imaging, Inc.              Beverly Hills, CA  Medical               Sep-97             0          77,601       77,601
Accutrac Recovery Systems, Inc            Memphis, TN        Computers             Feb-98             0          29,925       29,925
Ace Tree Movers, Inc.                     Gaithersburg, MD   Transportation        Mar-93             0          29,412       29,412
Action Technologies, Inc.                 Alameda, CA        Computers             Dec-92             0          66,976       66,976
Action Technologies, Inc.                 Alameda, CA        Computers             Apr-93             0          71,102       71,102
Addison Tool Inc                          Oxford, MI         Computers             Aug-95             0          36,504       36,504
Adriano - T Co.                           Los Angeles, CA    Manufacturing & Prod. Dec-97             0          55,252       55,252
Advance Presort Service Inc               Chicago, IL        Office Equipment      May-93             0         235,358      235,358
Advance Presort Service Inc               Chicago, IL        Retail                May-93             0         101,761      101,761
Advanced Precision                        Newbury, MA        Manufacturing & Prod. Mar-93             0          38,297       38,297
Advanced Research Concepts, Inc.          Simi Valley, CA    Sanitation            Nov-92             0          33,493       33,493
Advantage Kbs Inc.                        Edison, NJ         Computers             Aug-95             0          27,195       27,195
Adventure Sportswear, Inc.                Doraville, GA      Manufacturing & Prod. Nov-92             0          30,174       30,174
Advertising Specialty Co.                 Reno, NV           Printing              Sep-96             0          52,559       52,559
Advo System, Inc.                         Windsor, CT        Telecommunications    May-93             0          77,530       77,530
Advo System, Inc.                         Hartford, CT       Telecommunications    May-93             0          68,167       68,167
Advo System, Inc.                         Windsor, CT        Telecommunications    Jan-95             0          43,466       43,466
A-Grocery Warehouse                       Los Angeles, CA    Fixtures              Aug-96             0          46,867       46,867
Air Show, Inc.                            Springfield, VA    Computers             Jan-97             0          44,420       44,420
Alaska Airlines, Inc.                     Seattle, WA        Transportation        Oct-94    16,808,912       4,778,717   21,587,628
Albert & Dolores Gaynor                   Menlo Park, CA     Computers             Feb-96             0          40,739       40,739
Albert Kemperle Inc.                      Valley Stream, NY  Manufacturing & Prod. Aug-95             0          29,726       29,726



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location           Equipment             Purchased   Financing(1)    Expended(2)      Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Alfa Color, Inc.                     Gardena, CA           Computers                 Oct-97           0          33,293       33,293
Alfa Color, Inc.                     Gardena, CA           Computers                 Nov-97           0          48,516       48,516
All New Remodeling Inc.              Yonkers, NY           Computers                 Feb-98           0          35,157       35,157
Allentuck Printing & Graphics        Gaithersburg, MD      Printing                  Jan-98           0          76,451       76,451
Alliance Business Center             New York, NY          Office Equipment          Mar-97           0          44,000       44,000
Allied Sporting Goods, Inc.          Louisville, KY        Fixtures                  Sep-97           0          25,670       25,670
Alpha Music Productions              Lenexa, KS            Computers                 Nov-92           0          27,166       27,166
Alpine Pictures, Inc.                Van Nuys, CA          Printing                  Sep-96           0          55,473       55,473
Alternate Curcuit Technology         Ward Hill, MA         Manufacturing & Prod.     Aug-93           0         529,545      529,545
Alves Precision Engineered           Watertown, CT         Manufacturing & Prod.     Mar-93           0          41,366       41,366
AMCA International                   Newington, CT         Telecommunications        May-93           0          31,308       31,308
American Bingo Dba American Inc.     Sumter, SC            Fixtures                  Oct-97           0          47,077       47,077
American Deburring Dba Afab          Irvine, CA            Manufacturing & Prod.     May-95           0          29,755       29,755
American Energy Services, Inc.       Houston, TX           Telecommunications        Nov-92           0          30,824       30,824
American Red Cross Hartford          Farmington, CT        Telecommunications        Mar-93           0          25,138       25,138
American Rest Group                  Newport Beach, CA     Restaurant                Mar-94           0         652,404      652,404
American Rest Group                  Newport Beach, CA     Restaurant                Mar-94           0         526,016      526,016
American Rest Group                  Newport Beach, CA     Retail                    Mar-94           0          31,606       31,606
American T-Shirts                    Mesquite, TX          Computers                 Nov-92           0          30,502       30,502
AMI Resort Telecommunications        San Clemente, CA      Fixtures                  Nov-92           0          31,847       31,847
Amodeo Petti & Flatiron              New York, NY          Computers                 Aug-95           0          39,169       39,169
Anderson Film Industries             Universal City, CA    Video Production          Jul-96           0          31,600       31,600
Anderson Glass Co. Inc.              Columbus, OH          Manufacturing & Prod.     Aug-95           0          26,645       26,645
Anthony V. Cillis, Dvm               Yorktown Heights, NY  Medical                   Aug-96           0          35,816       35,816
Anthony Vasselli Md PC               Princeton, NJ         Medical                   Aug-95           0          26,143       26,143
Anthony's Auto Body, Inc.            Bridgeport, CT        Telecommunications        Mar-93           0          26,661       26,661
Anton's Airfood Of Bakersfield       Bakersfield, CA       Restaurant                Nov-92           0          26,994       26,994
Ap Parts Manufacturing               Goldsboro, NC         Furniture                 Aug-96           0         101,538      101,538
Apec Display Inc.                    Clifton, NJ           Manufacturing & Prod.     Aug-95           0          35,567       35,567
Applause Management, Inc.            Little Falls, NJ      Computers                 Nov-92           0          25,588       25,588
Appleray, Inc.                       Longwood, FL          Restaurant                Oct-97           0          74,429       74,429
Apt Advertising,Inc.                 Farmingdale, NY       Fixtures                  Dec-97           0          48,230       48,230
Aqualon Incorporated                 Louisiana, MO         Environmental             Feb-93           0          25,243       25,243
Arby's                               Gainesville, FL       Fixtures                  Nov-92           0          28,892       28,892
Arden Nursing Home Inc               Hamden, CT            Telecommunications        May-93           0          29,232       29,232
ARG Enterprises                      Newport Beach, CA     Restaurant                Jul-94           0         436,451      436,451
Arianne Productions Corp.            Clearwater, FL        Audio Equipment           Jan-96           0          48,014       48,014
Arnold Foradory Landscaping          Austin, TX            Material Handling         Sep-97           0          31,164       31,164
Ars Enterprises, Inc.                Alsip, IL             Audio Equipment           Nov-96           0          27,966       27,966
Art Leather Manufacturing Co.        Elmhurst, NY          Manufacturing & Prod.     Nov-97           0          51,031       51,031
Artistry Presentations               Mattapoisett, MA      Computers                 Oct-96           0          27,630       27,630
A's Match Dye Co., Inc.              Compton, CA           Manufacturing & Prod.     Oct-97           0          45,601       45,601
Asbestos Transportation              Moncks Corner, SC     Transportation            Mar-93           0          27,697       27,697



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location           Equipment             Purchased   Financing(1)    Expended(2)      Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Ashland Machine Company                Ashland, VA         Manufacturing & Prod.     Jan-98            0         79,287       79,287
Associated Detailers                   Brandon, MS         Computers                 Aug-96            0         50,126       50,126
Atex Knitting Mills Inc.               Ridgewood, NY       Manufacturing & Prod.     Aug-95            0         31,120       31,120
Athena Healthcare Assoc. Inc.          Southington, CT     Computers                 Feb-98            0         38,219       38,219
Athens Obstetrics                      Windsor, CT         Medical                   Mar-93            0         48,302       48,302
Atlantic Baking Company, Inc.          Los Angeles, CA     Restaurant                Dec-97            0         37,669       37,669
Atlantic Coast Fulfillment, Inc.       North Haven, CT     Fixtures                  Nov-97            0         45,173       45,173
Atlantic Development                   Arnold, MO          Printing                  Jun-96            0         30,867       30,867
Atlantic Paste & Glue Co., Inc.        Brooklyn, NY        Manufacturing & Prod.     Nov-92            0         26,664       26,664
AU Technologies                        Providence, RI      Manufacturing & Prod.     Nov-92            0         27,685       27,685
Audioforce                             New York, NY        Telecommunications        Aug-95            0         33,295       33,295
Auto Lube Express                      Siloam Spring,      Automotive                Oct-97            0         37,658       37,658
Automated Building Systems, Inc.       Johnson City, TN    Computers                 Mar-93            0         35,807       35,807
Automated Component                    Hudson, MA          Manufacturing & Prod.     Mar-94            0        102,089      102,089
Automated Transaction Svcs.            W. Los Angeles,CA   Furniture                 Nov-97            0         59,492       59,492
Automation, Inc.                       Canton, MA          Telecommunications        Mar-93            0         25,240       25,240
Aziz Edib                              Poughkeepsie, NY    Fixtures                  Dec-95            0         74,135       74,135
B & B Coffee Service, Inc.             Fairfield, CT       Restaurant                Mar-93            0         31,923       31,923
B.M.F. Fitness Of Irving, Inc.         Irving, TX          Medical                   Nov-92            0         30,268       30,268
Baer Aggregates Inc.                   Phillipsburg, NJ    Manufacturing & Prod.     Aug-95            0         30,695       30,695
Bagel Boss America Corp.               Hicksville, NY      Restaurant               Nov-96             0         52,228       52,228
Bagel Boy, Llc                         So. Whitehall, PA   Restaurant               Dec-97             0         30,228       30,228
Bagel Chalet Inc.                      Commack, NY         Restaurant               Jan-96             0         39,003       39,003
Bagels & A Hole Lots More              Bohemia, NY         Restaurant               Nov-97             0         57,700       57,700
Bankers Direct Mortgage Corp.          W. Palm Beach, FL   Computers                Jan-98             0         39,045       39,045
Bank-Up Dba, J.D.B. & Associates, Inc. San Ramon, CA       Computers                Oct-97             0        180,712      180,712
Baron Consulting Co.                   Milford, CT         Medical                  Aug-95             0         26,444       26,444
Barton & Cooney Inc.                   Trenton, NJ         Manufacturing & Prod.    Aug-95             0         27,637       27,637
Base & Base Enterprises, Inc           Woodinville, WA     Computers                Dec-96             0         56,380       56,380
Baskin Robbins                         Houston, TX         Restaurant               Nov-92             0         30,824       30,824
Bassetts of Ft. Lauderdale             Ft Lauderdale, FL   Restaurant               Nov-92             0         31,822       31,822
Bauer Sign Dba, Baseline, Inc.         Muskego, WI         Material Handling        Dec-97             0         28,410       28,410
Bay City Associates, Llc               Manning, SC         Fixtures                 Sep-97             0         47,674       47,674
Bay Foods, Inc.                        Providence, RI      Restaurant               Mar-93             0         28,766       28,766
Beirut Times                           Los Angeles, CA     Computers                Oct-97             0         32,985       32,985
Bella Roma, Inc.                       Taunton, MA         Restaurant               Mar-93             0         29,291       29,291
Berol Corp.                            Brentwood, TN       Telecommunications       May-93             0         25,651       25,651
Besser Company                         Alpena, MI          Computers                Aug-94             0         47,498       47,498
Besser Company                         Alpena, MI          Computers                Feb-94       506,779         48,903      555,682
Best Approach Publications             Chandler, AZ        Printing                 Oct-97             0         54,998       54,998
Best Brew, Inc.                        Elk Grove Villa, IL Restaurant               Mar-93             0         41,386       41,386
Best Brew, Inc.                        Elk Grove Villa, IL Restaurant               Mar-93             0         40,221       40,221
Bethlehem Baptist Church               Fairfax, VA         Retail                   Mar-93             0         32,348       32,348



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Beverly Hills Studio, Inc.           Santa Monica, CA       Video Production        Jan-97             0         44,233       44,233
Big "O" Tires                        Valencia, CA           Computers               Sep-97             0         51,947       51,947
Big Star of Many, Inc.               Many, LA               Retail                  Feb-93             0         70,442       70,442
Biocontrol Technology, Inc.          Pittsburgh, PA         Computers               Jan-98             0         48,895       48,895
Black Canyon Surveying, Inc.         Phoenix, AZ            Manufacturing & Prod.   Dec-97             0         51,828       51,828
Bless Your Hearts Dba, Hopeth        Midland, TX            Restaurant              Dec-97             0         19,351       19,351
Blimpie of Cornwell                  Cromwell, CT           Restaurant              Nov-92             0         30,093       30,093
Blue Cross & Blue Shield Of CT       North Haven, CT        Computers               May-93             0         25,020       25,020
Blue Cross & Blue Shield Of CT       North Haven, CT        Telecommunications      May-93             0         93,286       93,286
Blue Cross & Blue Shield Of CT       North Haven, CT        Telecommunications      May-93             0        362,317      362,317
Blue Cross & Blue Shield Of CT       North Haven, CT        Telecommunications      May-93             0         92,259       92,259
Blue Cross & Blue Shield Of CT       North Haven, CT        Telecommunications      May-93             0        242,250      242,250
Blue Cross & Blue Shield Of CT       North Haven, CT        Telecommunications      May-93             0         38,924       38,924
Blue Grass Business Service          Lexington, KY          Office Equipment        May-93             0        263,303      263,303
Blume USA Auto Sales, Inc.           Pearland, TX           Manufacturing & Prod.   Nov-92             0         25,908       25,908
Bml Productions Inc.                 Raritan, NJ            Retail                  Oct-95             0         37,173       37,173
Bob's Cleaner                        Santa Ana, CA          Manufacturing & Prod.   Nov-92             0         30,824       30,824
Bodine Corp.                         Bridgeport, CT         Telecommunications      May-93             0         60,751       60,751
Bolkema Fuel Company Inc.            Wyckoff, NJ            Computers               Sep-97             0         54,797       54,797
Boozer Lumber Co., Inc.              Columbia, SC           Computers               Mar-93             0         27,382       27,382
Borealis Corp.                       Carson City, NV        Computers               Jun-96             0         52,031       52,031
Borealis Incorporated                Ottertail, MN          Manufacturing & Prod.   Dec-97             0         37,017       37,017
Boston Pie, Inc.                     Melrose, MA            Restaurant              Apr-93             0         26,916       26,916
Bowling, Inc.                        Jackson, MS            Fixtures                Mar-93             0         45,109       45,109
Boxley Enterprises, Inc.             Oviedo, FL             Restaurant              Aug-94             0         27,415       27,415
Bradley Memorial                     Southington, CT        Telecommunications      May-93             0         69,398       69,398
Brainard Pig, Inc.                   Fremont, NE            Fixtures                Feb-98             0         54,296       54,296
Brandt Farms                         Versailles, OH         Fixtures                Oct-96             0         56,207       56,207
Branford Hall Career Institute       Branford, CT           Furniture               Dec-97             0         36,416       36,416
Brazos Valley Sand & Gravel, Inc.    Cameron, TX            Construction            Oct-97             0         32,171       32,171
Breaktime Refreshments, Ltd.         West Babylon, NY       Fixtures                Feb-98             0         47,758       47,758
Breckenridge Food Systems Inc.       Rancho Santa Maria, CA Restaurant              Sep-95             0        241,206      241,206
Brenlar Investments, Inc.            Novato, CA             Furniture               Oct-94             0        840,320      840,320
Brewskis Gaslamp Pub, Inc.           San Diego, CA          Furniture               Nov-92             0         30,359       30,359
Bridgeport Machines                  Bridgeport, CT         Telecommunications      May-93             0         32,411       32,411
Bridgeport Metal Goods               Bridgeport, CT         Fixtures                Mar-93             0         52,425       52,425
Bristol Babcock Inc.                 Watertown, CT          Telecommunications      May-93             0         82,427       82,427
Bristol Babcock Inc.                 Watertown, CT          Telecommunications      Dec-95             0         42,646       42,646
Bronx Harbor Healthcare              Bronx, NY              Computers               Sep-96             0         46,775       46,775
Buckeye Pressure Washes              Cambridge, OH          Manufacturing & Prod.   Nov-92             0         30,538       30,538
Burch Trash Service, Inc.            Capital Heights, MD    Transportation          Mar-93             0         41,489       41,489
Burger King                          Naples, FL             Fixtures                Nov-92             0         31,751       31,751
Burgess Marketing, Inc.              Waco, TX               Manufacturing & Prod.   Oct-97             0         28,195       28,195



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Business Office Systems & Service    Peterborough, NH       Furniture                 Nov-92            0         29,913      29,913
Business Television                  Washington, DC         Video Production          Apr-93            0         28,754      28,754
C & B Cleaning                       Fairfax, VA            Sanitation                Nov-92            0         30,824      30,824
C & C Duplicators Inc.               Bohemia, NY            Manufacturing & Prod.     Jan-96            0         37,799      37,799
C & C Skate, Inc.                    Kissimee, FL           Restaurant                Jul-96            0         27,316      27,316
C & J Contracting, Inc.              Campbell, CA           Manufacturing & Prod.     Jun-94       30,444          3,105      33,549
C H Dexter                           Windsor Locks, CT      Computers                 May-93            0         68,086      68,086
Caa Marketing Inc.                   Westmont, IL           Manufacturing & Prod.     Aug-95            0         31,397      31,397
Cable Usa, Inc.                      Scottbluff, NE         Telecommunications        Nov-97            0         48,749      48,749
Cad Scan Reprographic                Vacaville, CA          Computers                 Dec-96            0         29,584      29,584
Cafe Chardonnay, Inc.                Palm Beach Garden, FL  Restaurant                Dec-92            0        150,231     150,231
Cain's Drain & Plumbing Co., Inc.    Newport News, VA       Fixtures                  Dec-93            0         25,948      25,948
Calico Welding Supply Co.            Texas City, TX         Manufacturing & Prod.     Feb-98            0         34,508      34,508
California School Furnishings        Fresno, CA             Telecommunications        Feb-96            0         51,659      51,659
Callen Photo Mount Corp.             Jersey City, NJ        Manufacturing & Prod.     Oct-97            0         81,854      81,854
Camellia Color Corp.                 Sacramento, CA         Computers                 May-96            0         40,576      40,576
Cape Fear Supply Co., Inc.           Fayetteville, NC       Computers                 Mar-93            0         50,808      50,808
Capital Home Mortgage                Miami, FL              Computers                 Aug-96            0         28,253      28,253
Career & Eductn Consult              New York, NY           Computers                 Jul-96            0         51,027      51,027
Caregivers Home Health               Montgomery, AL         Computers                 May-93            0         29,142      29,142
Cargill Investor Services, Inc.      Chicago, IL            Computers                 Mar-93            0         56,109      56,109
Carolina Amusement                   Columbia, SC           Fixtures                  Dec-97            0         48,889      48,889
Carolina Mold Works, Llc             Fletcher, NC           Manufacturing & Prod.     Dec-96            0         54,484      54,484
Carolina Truss & Manufacturing       Monroe, NC             Computers                 Mar-93            0         32,415      32,415
Carolina Volkswagen                  Charlotte, NC          Automotive                Dec-97            0         31,878      31,878
Casa Ole Dba, Subway & Cay Chris     Wichita Falls, TX      Restaurant                Nov-97            0         55,167      55,167
Catalog Media Corp.                  Memphis, TN            Computers                 Nov-92            0         30,705      30,705
Cavalleria Rusticana, Inc.           Miami, FL              Restaurant                Nov-92            0         30,180      30,180
CDI Medical Services Inc.            Bloomfield, CT         Computers                 May-93            0         30,494      30,494
Cellular Systems,Llc                 Carlsbad, CA           Computers                 Sep-98            0        193,040     193,040
Centennial Printing                  King Of Prussia, PA    Computers                 Mar-93            0         44,207      44,207
Center For Continuing Care           Stamford, CT           Telecommunications        Mar-93            0         27,468      27,468
Center Of Christian Fellowship       Phoenix, AZ            Audio Equipment           Oct-98            0         26,596      26,596
Centocor                             Malvern, PA            Computers                 May-96            0        361,672     361,672
Centocor, Inc.                       Melvern, PA            Medical                   Mar-94            0        557,191     557,191
Centra Collison, Inc.                Long Is. City, NY      Automotive                Mar-93            0         29,122      29,122
Century Consulting Group, Inc.       Kennesaw, GA           Computers                 Nov-97            0         47,697      47,697
Cercom, Inc.                         Vista, CA              Manufacturing & Prod.     Sep-97            0         49,492      49,492
Champions Pure Fitness, Inc.         Fayetteville, NY       Medical                   Nov-92            0         29,217      29,217
Charten, Inc.                        Southbury, CT          Restaurant                Mar-93            0         36,934      36,934
Chase Collections Ltd.               Fall River, MA         Manufacturing & Prod.     Mar-93            0         25,128      25,128
Chattanooga Men'S Medical            Roswell, GA            Medical                   Sep-96            0         54,751      54,751
Chef's Requested Foods, Inc.         Oklahoma City, OK      Restaurant                Mar-93            0         35,449      35,449



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                              Date         Total         Cash      Acquisition
      or Equipment User                Location                Equipment          Purchased   Financing(1)   Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Chestnut Mart Of Bloomingburg            Bloomingburg, NY      Fixtures              Jan-97            0        132,301      132,301
Chestnut Mart Of Bloomingburg            Bloomingburg, NY      Fixtures              Feb-97            0         63,900       63,900
Chicago Food Corp.                       Chicago, IL           Manufacturing & Prod. Nov-92            0         25,728       25,728
Chinnici & Associates                    New York, NY          Computers             Apr-96            0         39,515       39,515
Choice-Professional Overnight            New Orleans, LA       Copiers               Jan-98            0         41,360       41,360
Christopher Productions & Entertainment  Los Angeles, CA       Video Production      Sep-97            0         33,006       33,006
Cicer-Ranzenbach                         Hamlin, NY            Construction          Oct-98            0         44,690       44,690
Circuitboard Fabrications Co.            Waltham, MA           Manufacturing & Prod. Jan-97            0         51,561       51,561
CIS Corporation                          Washington, DC        Telecommunications    Nov-96            0      1,142,103    1,142,103
City of West Haven                       West Haven, CT        Telecommunications    Mar-93            0         37,611       37,611
City of West Haven                       West Haven, CT        Telecommunications    Mar-93            0         26,365       26,365
Clarklift Of Orlando, Inc.               Orlando, FL           Computers             Jan-97            0         28,326       28,326
Clarklift Of Orlando, Inc.               Orlando, FL           Office Equipmnt       Feb-98            0         40,189       40,189
Clearwater Health Club                   Clearwater Beach, FL  Medical               Mar-93            0         42,058       42,058
Clearwater Health Club                   Clearwater Beach, FL  Medical               Mar-93            0         35,565       35,565
Clement's Supermarket, Inc.              Chauvin, LA           Retail                Mar-93            0         66,711       66,711
Cliquer'S Vernon Corp.                   Mt. Vernon, NY        Telecommunications    Nov-97            0         55,082       55,082
Clonetics Corporation                    San Diego, CA         Computers             Apr-93            0         29,198       29,198
Club 2520                                Tucson, AZ            Video Production      Nov-92            0         30,176       30,176
Cm Clark Enterprises, Inc.               Bernardsville, NJ     Furniture             Jun-95            0         27,551       27,551
Cnc Machining Service                    Visalla, CA           Manufacturing & Prod. Aug-96            0         40,159       40,159
Cnc Systems, Inc.                        Kennebunk, ME         Computers             Mar-93            0         27,552       27,552
Coastal Carting, Ltd., Inc.              Hollywood, FL         Fixtures              Aug-97            0         25,291       25,291
Coastal Septic                           Sharpes, FL           Transportation        Mar-93            0         36,493       36,493
Coburn & Meredith Inc.                   Hartford, CT          Telecommunications    May-93            0         27,879       27,879
Coffee Time, Inc.                        Anaheim, CA           Restaurant            Mar-93            0         49,936       49,936
Coffee Time, Inc.                        Anaheim, CA           Restaurant            Mar-93            0         28,256       28,256
Coldwell Banker Apex Realtors            Rowlett, TX           Furniture             Dec-97            0         42,955       42,955
Cole River Transportation Llc            Winstead, CT          Construction          Feb-98            0         29,753       29,753
Color Masters Digital Imaging            Little Rock, AK       Manufacturing & Prod. Nov-97            0         45,076       45,076
Color Xl, Inc.                           Middleton, WI         Printing              Nov-97            0         53,929       53,929
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         42,117       42,117
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         43,872       43,872
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         43,932       43,932
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         38,225       38,225
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         45,436       45,436
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         41,342       41,342
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         57,433       57,433
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         42,117       42,117
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         60,818       60,818
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         43,266       43,266
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         75,268       75,268
Colorado Prime Corp.                     Farmingdale, NY       Telecommunications    Nov-92            0         39,471       39,471



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Colorado Prime Corp.                 Farmingdale, NY     Telecommunications        Nov-92             0          87,592       87,592
Colorado Prime Corp.                 Farmingdale, NY     Telecommunications        Nov-92             0          42,117       42,117
Colorado Prime Corp.                 Farmingdale, NY     Telecommunications        Nov-92             0          41,562       41,562
Colorado Prime Corp.                 Farmingdale, NY     Telecommunications        Nov-92             0          91,474       91,474
Colour Impressions                   Anaheim, CA         Printing                  Dec-92        30,529           2,903       33,432
Columbia Services Group, Inc.        Arlington, VA       Fixtures                  Nov-92             0          32,543       32,543
Commercial Brick Corp.               Maspeth, NY         Construction              Oct-97             0          76,340       76,340
Commonwealth Associates              New York, NY        Telecommunications        Sep-97             0         105,616      105,616
Community Health Center Inc          Middletown, CT      Telecommunications        May-93             0          32,205       32,205
Community Health Service, Inc.       Hartford, CT        Telecommunications        Mar-93             0          29,344       29,344
Complete Tool & Grinding Inc.        Minneapolis, MN     Manufacturing & Prod.     Feb-96             0          28,720       28,720
Comprehensive Id Products            Burlington, MA      Furniture                 Jun-96             0          51,484       51,484
Computer Science Resources, Inc.     Williamsport, PA    Telecommunications        Sep-97             0          75,298       75,298
Comtec Computer Services, Inc.       Houston, TX         Computers                 Mar-93             0          27,306       27,306
Concord Teacakes Excetra Inc.        Concord, MA         Fixtures                  Mar-96             0          55,768       55,768
Conn Medical Adjustment              East Hartford, CT   Telecommunications        May-93             0          25,602       25,602
Connecticut College                  New London, CT      Telecommunications        May-93             0       2,211,435    2,211,435
Connecticut College                  New London, CT      Telecommunications        May-93             0         223,296      223,296
Connecticut College                  New London, CT      Telecommunications        May-93             0          81,898       81,898
Connecticut College                  New London, CT      Telecommunications        May-93             0          97,710       97,710
Connecticut State                    Newington, CT       Telecommunications        May-93             0          64,744       64,744
Connecticut Water Company            East Windsor, CT    Telecommunications        May-93             0          46,084       46,084
Connecticut Yankee Atomic            Hartford, CT        Telecommunications        May-93             0         304,754      304,754
Consolidated Fitness Enterprises     Bedford, TX         Manufacturing & Prod.     Nov-92             0          30,485       30,485
Consolidated Waste Industries        North Haven, CT     Material Handling         Mar-93             0          61,323       61,323
Consolidated Waste Industries        N.E. Washington, DC Transportation            Mar-93             0          66,455       66,455
Constantine G. Scrivanos             Atklnson, NH        Restaurant                Mar-93             0          29,182       29,182
Contento & Kaplan Optomet            Bronx, NY           Medical                   Aug-95             0          26,327       26,327
Continental Airlines, Inc.           Houston, TX         Aircraft                  Dec-96             0         702,508      702,508
Continental Coin Processors          Buffalo, NY         Manufacturing & Prod.     Feb-96             0          52,320       52,320
Continental Contractors              Audubon, PA         Material Handling         Mar-93             0          32,128       32,128
Convalescent Center Of Bloomfield    Bloomfield, CT      Medical                   May-93             0          30,761       30,761
Convention Express Inc.              Ocean City, NJ      Computers                 Feb-98             0          73,997       73,997
Core Group Ltd.                      Boston, MA          Video Production          Feb-98             0          45,566       45,566
Corporate Health                     New Haven, CT       Telecommunications        May-93             0          40,114       40,114
Corral Associates                    Rochester, NY       Telecommunications        May-96             0          53,461       53,461
Cosmopolitan Medical Communications  Phoenix, AZ         Computers                 Oct-97             0          44,665       44,665
Costello Lomasney & Denapoli         Manchester, NH      Computers                 Mar-93             0          29,771       29,771
Country Club Liquors                 Largo, FL           Restaurant                Nov-92             0          26,942       26,942
Countryside Manor, Inc.              Bristol, CT         Telecommunications        Mar-93             0          26,257       26,257
Covalent Systems Corp.               Fremont, CA         Computers                 Mar-93             0          27,216       27,216
Craftsman Auto Body                  Sterling, VA        Computers                 Aug-95             0          33,202       33,202
Creative Entertainment Group         Los Angeles, CA     Video Production          Nov-97             0          61,777       61,777



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Creative Sound Productions                Houston, TX        Audio Equipment       May-96             0          37,940       37,940
Creative Vision Graphics                  Marina Del Ray, CA Printing              May-95             0          33,037       33,037
Crs Design, Inc.                          New York, NY       Computers             Sep-97             0          26,032       26,032
Crs Design, Inc.                          New York, NY       Computers             Jul-98             0          41,460       41,460
Crystal Clear Design Dba, R.Baker         Patterson, NJ      Computers             Nov-97             0          55,021       55,021
Csk Auto                                  Phoenix, AZ        Other                 Apr-98             0         358,401      358,401
Csk Auto Inc                              Phoenix, AZ        Other                 Mar-98             0         696,718      696,718
Csk Auto,Inc.                             Phoenix, AZ        Other                 Jun-98             0          58,880       58,880
CT Junior Rebulic Assoc.                  Litchfield, CT     Telecommunications    Mar-93             0          26,061       26,061
CT Transit/HNS Management                 Hartford, CT       Transportation        May-93             0          44,728       44,728
C-Town                                    Jersey City, NJ    Retail                Dec-96             0          28,658       28,658
Cumberland Capital Dba The Mcintyre Llc   Brentwood, TN      Telecommunications    Oct-97             0          31,498       31,498
Cunningham Assoc.                         Mission Viejo, CA  Audio Equipment       Oct-97             0          63,534       63,534
Curagen Corp.                             New Haven, CT      Computers             Aug-97             0          69,436       69,436
Custom Paint & Body                       Moncks Corner, SC  Automotive            Jan-97             0          33,354       33,354
Custom Print, Inc.                        Pleasanton, CA     Computers             Mar-93             0          29,993       29,993
D & B Computing                           Wilton, CT         Telecommunications    May-93             0         132,764      132,764
D & L Offset Lithography Co., Inc.        New York, NY       Printing              Oct-97             0          52,873       52,873
D & M Contractors, Inc.                   Suwanee, GA        Construction          Dec-96             0          53,441       53,441
D & V Sound                               San Jose, CA       Audio Equipment       Aug-96             0          39,778       39,778
D B Basics, Inc.                          Raleigh, NC        Computers             Dec-97             0          41,900       41,900
D' La Colmena Mexican Food                Watsonville, CA    Restaurant            Nov-92             0          28,211       28,211
D.A.O.R. Security, Inc.                   Bronx, NY          Telecommunications    Sep-97             0          28,025       28,025
D2 Entertainment Corp.                    Rosemead, CA       Audio Equipment       Nov-96             0          59,239       59,239
Dal Baffo                                 Menlo Park, CA     Restaurant            Jan-97             0          53,520       53,520
Dallas Recording Co., Inc.                Denton, TX         Audio Equipment       Nov-92             0          27,036       27,036
Dallo & Co.                               National City, CA  Fixtures              Aug-96             0          81,278       81,278
Danbury Eye Physicians                    Danbury, CT        Telecommunications    Mar-93             0          25,267       25,267
Danbury Printing & Litho                  Danbury, CT        Telecommunications    May-93             0          69,330       69,330
Danville Ob/Gyn Assoc.                    Windsor, CT        Medical               Mar-93             0          41,481       41,481
Dark House Comics, Inc.                   Milwaukie, OR      Manufacturing & Prod. May-94        57,129           6,362       63,492
Data Works                                Glen Avon, CA      Printing              Nov-92             0          27,068       27,068
Datahr Rehabilitation                     Brookfield, CT     Telecommunications    Mar-93             0          27,960       27,960
Dave Haynie Enterprises, Inc.             Edmond, OK         Construction          Oct-98             0          80,246       80,246
David A. Grossman DDA                     Baldwin, NY        Medical               Aug-95             0          86,381       86,381
David A. Kamlet, MD                       New York, NY       Medical               Aug-95             0          27,479       27,479
Debra L. Bowers,  Dds                     Largo, FL          Medical               Sep-96             0          55,750       55,750
Deburr Company Inc.                       Plantsville, CT    Manufacturing & Prod. May-95             0          34,928       34,928
Decarlo & Doll Inc.                       Hamden, CT         Telecommunications    May-93             0          25,611       25,611
Deitsch Plastic Co. Inc.                  West Haven, CT     Telecommunications    May-93             0          32,671       32,671
Dejean Construction Co.                   Texas City, TX     Computers             Apr-95             0          36,633       36,633
Del Taco                                  Laguna Hills, CA   Restaurant            Apr-96             0         492,266      492,266
Del Taco                                  Laguna Hills, CA   Restaurant            Apr-96             0         459,026      459,026



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Delta Video Duplicating              Anaheim, CA         Video Production          Nov-92             0          30,301       30,301
Delta Video, Inc.                    Anaheim, CA         Audio Equipment           Sep-97             0          27,595       27,595
Delta Video, Inc.                    Anaheim, CA         Video Production          May-94             0          43,569       43,569
Denville Bagel Baking                Denville, NJ        Restaurant                Nov-92             0          25,863       25,863
Detroit Osteopathic Hospital         Southfield, MI      Medical                   Mar-93             0          47,853       47,853
Digital Computing System, Inc.       Bryan, TX           Furniture                 Mar-93             0          39,735       39,735
Digital Operations Technical         New York, NY        Computers                 Mar-93             0          41,797       41,797
Dillon Video Production              Ocala, FL           Video Production          Apr-93             0          28,363       28,363
Dino's                               Dallas, TX          Agriculture               Nov-92             0          31,460       31,460
Discovery Research Group             Salt Lake City, UT  Copiers                   Nov-92             0          25,820       25,820
Distrib. Svcs. Of Atlanta,Inc        Hapeville, GA       Fixtures                  Nov-96             0          29,892       29,892
Distribution Svcs Of Atlnta          Hopeville, GA       Fixtures                  Sep-96             0          34,488       34,488
Diversified Business Svcs., Inc.     Newport Beach, CA   Telecommunications        Nov-97             0          31,019       31,019
Do Net Inc.                          Dayton, OH          Computers                 Sep-97             0          29,221       29,221
Donald L. Eger Jr., Inc.             Cincinnati, OH      Computers                 May-94        27,791           2,788       30,579
Double Day, Inc.                     Grand Island, NY    Mining                    Dec-97             0         558,796      558,796
Douglas F. Johnson                   Hillsboro, TX       Manufacturing & Prod.     Jun-94        25,853           2,848       28,701
Dralco, Inc.                         Weatherford, TX     Manufacturing & Prod.     Aug-96             0          46,589       46,589
Driscoll Motors, Inc.                Hartford, CT        Telecommunications        May-93             0          44,565       44,565
Drs. Nat-Grant Associates            Windsor, CT         Medical                   Mar-93             0          54,018       54,018
Drs. Tobin, Zwiebel & Aptman         Miami, FL           Telecommunications.       Aug-96             0          39,334       39,334
Drummey Donuts, Inc.                 Norwood, MA         Restaurant                Mar-93             0          34,171       34,171
Dubois Growers, Inc.                 Boynton Beach, FL   Retail                    Dec-96             0          29,755       29,755
Dunkin Donuts & Baskin Robbins       Austin, TX          Restaurant                Jan-98             0          26,586       26,586
Dynaco Corp.                         Tempe, AZ           Computers                 Nov-97             0          57,044       57,044
Dynatenn, Inc.                       Weymouth, MA        Computers                 Mar-93             0          55,262       55,262
Dynatenn, Inc.                       Weymouth, MA        Manufacturing & Prod.     Mar-93             0          55,208       55,208
E & V Bakery Dba, Morris Park        Bronx, NY           Restaurant                Dec-97             0          66,216       66,216
Eagle Vision, Inc.                   Stamford, CT        Video Production          Jan-97             0          33,538       33,538
East Hartford Ltd. Partnership       Windsor, CT         Medical                   Mar-93             0          37,746       37,746
Easter Seal Society                  Hebron, CT          Telecommunications        Mar-93             0          27,304       27,304
Eastway Metals                       Cleveland Heigh, OH Manufacturing & Prod.     Nov-92             0          29,361       29,361
Edison Brothers Stores, Inc.         St. Louis, MO       Retail                    Jun-94     7,642,182         606,511    8,248,693
Edmond's Corner Body Shop            Chesapeake, VA      Automotive                Nov-92             0          28,783       28,783
Edward Greenberg                     Nyack, NY           Video Production          Mar-95             0          35,848       35,848
Eka Chemical                         Marietta, GA        Manufacturing & Prod.     Sep-98       526,499       1,402,960    1,929,459
Elderhaus Concepts, Ltd.             Madison, WI         Furniture                 Nov-96             0          39,966       39,966
Electronic Imaging Center, Inc.      Boston, MA          Printing                  Oct-97             0          31,245       31,245
Electronic Media Equip.              West Bond, WI       Material Handling         Dec-96             0          53,542       53,542
Ellen Fitzenrider                    Barnwell, SC        Medical                   Nov-92             0          27,619       27,619
Elliot'S Famous Hot Dogs Dba First   No.Chelmsford, MA   Restaurant                Sep-97             0          48,899       48,899
Ellman Hahn Schwartz                 Windsor, CT         Medical                   Mar-93             0          39,195       39,195
Emco Sales & Service Inc             North Bergen, NJ    Manufacturing & Prod.     Aug-95             0          28,568       28,568



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Emerald Studios, Inc.                       San Diego, CA       Video Production       Oct-97         0          52,446       52,446
Empac Design, Inc.                          Dallas, TX          Printing               Mar-93         0          30,984       30,984
Empire of Orange Realtors                   Pomona, NY          Furniture              Nov-92         0          31,271       31,271
Engineers Country Club, Inc.                Rosalyn Harbor, NY  Medical                Mar-93         0          31,210       31,210
Enthone Omi, Inc.                           West Haven, CT      Telecommunications     Mar-93         0          29,686       29,686
Enthone Omi, Inc.                           West Haven, CT      Telecommunications     Nov-93         0          53,318       53,318
Enthone Omi, Inc.                           West Haven, CT      Telecommunications     May-93         0          34,295       34,295
Enthone Omi, Inc.                           West Haven, CT      Telecommunications     Mar-93         0          35,855       35,855
Eratex Enterprise, Inc.                     Los Angeles, CA     Manufacturing & Prod.  Dec-97         0          28,769       28,769
Ernie Sandoval Enterprises                  Oceanside, CA       Restaurant             May-96         0          38,992       38,992
Ernie'S Auto Parts Dba W.E.S. Corp.         Monrovia, CA        Computers              Sep-97         0          29,575       29,575
Ernie'S Auto Parts Dba, W.E.S.              Monrovia, CA        Computers              Dec-97         0          35,795       35,795
ESM/Exton, Inc.                             Blue Bell, PA       Restaurant             Dec-94         0         416,000      416,000
ETS Water & Waste Mgt.                      Roanoke, VA         Manufacturing & Prod.  Jan-97         0          34,310       34,310
Eugene Shiffett                             Stafford, VA        Transportation         Mar-93         0          35,688       35,688
Evernet Education Services, Inc.            Los Angeles, CA     Computers              May-94    24,423           3,043       27,466
Evolution Film & Tape                       North Hollywood, CA Video Production       Jul-96         0          43,749       43,749
Ewing Farms, Inc.                           Smyrna, DE          Transportation         Mar-93         0          39,403       39,403
Excel Mortgage Corp.                        Grand Rapids, MI    Computers              Jan-97         0          56,631       56,631
Executrain of Texas                         Dallas, TX          Computers              Apr-95         0          53,872       53,872
Extech Instruments Corp.                    Waltham, MA         Computers              Mar-93         0          34,725       34,725
Eye Care Centers                            San Antonio, TX     Retail                 Dec-97         0       1,506,853    1,506,853
F.D. Mcginn, Inc.                           Providence, RI      Material Handling      Jul-96         0          44,150       44,150
Fair Auto Supply                            Bridgeport, CT      Telecommunications     Mar-93         0          32,206       32,206
Fairmont Re-Bar Fabricators, Inc.           Miami, FL           Computers              Aug-97         0          31,791       31,791
Faith Pleases God Church                    Harlingen, TX       Fixtures               Apr-95         0          30,127       30,127
Fallick Klein Partnership                   Houston, TX         Manufacturing & Prod.  Apr-95         0          27,615       27,615
Family Foodservice, Inc.                    Ft. Pierce, FL      Restaurant             Sep-97         0          51,164       51,164
Fantastic Sam'S Dba Alverben Enterprises    St. Petersburg,FL   Fixtures               Oct-97         0          27,759       27,759
Fantastic Sam'S Dba Gorski Enterprises Inc. Mobile, AL          Fixtures               Sep-97         0          53,427       53,427
Farah H Vikoren, MD                         Windsor, CT         Medical                Mar-93         0          48,666       48,666
Farish Media Dba Robert Farish              Kailua Kona, HI     Telecommunications     Aug-97         0          45,919       45,919
Farm Acquisitions Corporation               Pomfret, CT         Telecommunications     May-93         0          52,754       52,754
Farm To Market Inc.                         Laguna Niguel, CA   Retail                 Oct-96         0          55,257       55,257
Farmco, Inc.                                Seguin, TX          Manufacturing & Prod.  Jul-93         0         160,202      160,202
Felecia L. Dawson Md                        Atlanta, GA         Medical                May-95         0          33,861       33,861
Fergy's Expresso                            Seattle, WA         Restaurant             Nov-92         0          32,458       32,458
Fi-Del, Inc.                                Bridgeville, PA     Fixtures               Nov-97         0          49,896       49,896
Fidelity Funding Financial Group            Dallas, TX          Furniture              Sep-97         0          42,052       42,052
Field's Bakery, Inc.                        Pleasentville, NJ   Restaurant             Mar-93         0          37,631       37,631
Figs                                        West Hollywood, CA  Restaurant             Nov-92         0          25,400       25,400
Filterfresh Denver, Inc.                    Denver, CO          Restaurant             Mar-93         0          33,886       33,886
First Quality Health Care                   Chicago, IL         Medical                Nov-92         0          31,460       31,460



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
First Stop Bagel, Inc.               Babylon, NY         Restaurant                Nov-92             0          31,460       31,460
Fiserv New Haven, Inc.               Wallingford, CT     Computers                 May-93             0          39,751       39,751
Fit Physique, Inc.                   Longview, WA        Manufacturing & Prod.     Nov-92             0          34,174       34,174
Flextex                              Pinellas Park, FL   Printing                  Nov-92             0          33,251       33,251
Flint Hill School                    Oakton, VA          Retail                    Mar-93             0          26,950       26,950
Floor Covering Interiors, Inc.       Tucson, AZ          Manufacturing & Prod.     Aug-94             0          28,449       28,449
Florida Health, Inc.                 Boca Raton, FL      Medical                   Oct-97             0          55,017       55,017
Florida Homes Showcase, Inc.         Lake City, FL       Telecommunications        Mar-93             0          26,532       26,532
Food Dude, Inc.                      Torrance, CA        Computers                 May-96             0          35,835       35,835
Food For Thought                     Exton, PA           Restaurant                Nov-92             0          30,609       30,609
Footprints Blueprinting              San Luis Bispop, CA Photography               Aug-96             0          35,757       35,757
Forward Logistics Group              Orlando, FL         Material Handling         Feb-98             0          39,743       39,743
Foster Medical Supply Inc            Hartford, CT        Telecommunications        May-93             0          30,034       30,034
Foto 1 Dba, N Focus, Inc.            Morgantown, WV      Manufacturing & Prod.     Dec-97             0          25,902       25,902
Foto Motal,Inc.                      New York, NY        Photography               Oct-98             0          43,143       43,143
Francis Poirier                      Ellington, CT       Manufacturing & Prod.     Mar-93             0          33,236       33,236
Francis Poirier                      Ellington, CT       Printing                  Mar-93             0          42,219       42,219
Fred Talarico MD                     Utica, NY           Manufacturing & Prod.     Aug-95             0          26,788       26,788
Freedman & Lorry, P.C.               Philadelphia, PA    Computers                 Oct-97             0          77,364       77,364
Freemont House Of Pizza, Inc.        Fremont, NH         Restaurant                Nov-92             0          26,510       26,510
Fuel Cell Manufacturing              Danbury, CT         Telecommunications        May-93             0          25,265       25,265
Fuller Roberts Clinic, Inc.          Windsor, CT         Medical                   Mar-93             0          50,236       50,236
Future Hopes, Inc.                   Miami, FL           Restaurant                Dec-96             0          50,356       50,356
Future Prod.s, Inc.                  New York, NY        Video Production          Mar-93             0          41,473       41,473
G And M Music Co., Inc.              Sumter, SC          Fixtures                  May-97             0         100,000      100,000
Gale H. Pike                         Laguna Beach, CA    Furniture                 Dec-92             0          40,283       40,283
Gale H. Pike                         Laguna Beach, CA    Furniture                 Dec-92             0          63,573       63,573
Gale H. Pike                         Laguna Beach, CA    Furniture                 Dec-92             0          60,286       60,286
Game Creek Video Limited Partnership Amherst, NH         Video Production          Oct-97             0          63,004       63,004
Gamma One, Inc.                      North Haven, CT     Telecommunications        May-93             0          31,131       31,131
Garcia Masonry Inc.                  San Diego, CA       Computers                 Dec-96             0          39,688       39,688
Garrison Fuel Oil Of L.I.            Plainview, NY       Office Equipment          Aug-95             0          29,013       29,013
Gary Eagan                           Easton, MA          Restaurant                Mar-93             0          38,295       38,295
Gas Post, Inc. & Savemart Stores     Pelham Manor, NY    Fixtures                  Jan-97             0          31,718       31,718
Gasoline Merchants, Inc.             Waltham, MA         Automotive                Mar-93             0          29,568       29,568
Gasoline Merchants, Inc.             Waltham, MA         Environmental             Mar-93             0          35,439       35,439
Gaspari Corp.                        Ocean Township, NJ  Medical                   Mar-93             0          48,434       48,434
GCSG Ob-Gyn Associates               Windsor, CT         Medical                   Mar-93             0          38,372       38,372
General Foam                         Sun Valley, CA      Construction              Mar-93             0          39,399       39,399
General Video-Tex Corp.              Cambridge, MA       Computers                 Mar-93             0          27,775       27,775
Genesis Mobile Diagnostic, Inc.      Miami, FL           Medical                   Nov-92             0          31,772       31,772
Geno's                               West Jefferson, NC  Restaurant                Nov-92             0          27,626       27,626
Gibson Co.                           Norwalk, CT         Telecommunications        May-93             0         237,384      237,384



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Glastonbury                           Glastonbury, CT     Telecommunications        May-93             0        57,940       57,940
Goldberg & Assoc. Dba Maxine B. Reloj Omaha, NE           Manufacturing & Prod.     Sep-97             0        33,266       33,266
Goldbergs New York Bagels             Bethlehem, PA       Restaurant                Dec-97             0       106,434      106,434
Golden Corral Corporation             Raleigh, NC         Furniture                 Jul-98             0       264,314      264,314
Golden Corral Steakhouse              Hueytown, AL        Restaurant                Nov-92             0        28,005       28,005
Goldgate Enterprises, Inc.            Corpus Christi, TX  Manufacturing & Prod.     Jun-95             0        27,357       27,357
Gold's Gym                            Canton, MA          Medical                   Nov-92             0        29,529       29,529
Gourmet Boutique, Llc                 Jamaica, NY         Restaurant                Dec-97             0        68,231       68,231
Grace'S Marketplace Dba Doria Ent.    New York, NY        Restaurant                Sep-97             0        74,456       74,456
Grady & Dicks, A Law Corporation      San Diego, CA       Computers                 Jan-98             0        84,977       84,977
Grand Union                           Wayne, NJ           Retail                    Dec-93             0       331,713      331,713
Grand Union                           Wayne, NJ           Retail                    Dec-93             0       260,075      260,075
Grand Union                           Passaic, NJ         Retail                    Dec-93             0       217,409      217,409
Grandma'S Bagels, Inc.                Bend, OR            Restaurant                Dec-97             0        64,586       64,586
Graphic Data of New Jersey, Inc.      Mount Laurel, NJ    Computers                 Mar-93             0        46,867       46,867
Graphic Options Inc.                  Plainview, NY       Printing                  Jan-96             0        42,141       42,141
Graphic Press                         Flint, MI           Printing                  Dec-92        24,124         2,371       26,495
Graphic Services, Inc.                Tacoma, WA          Manufacturing & Prod.     Jun-94        39,350         4,899       44,249
Graphic Trends                        Paramount, CA       Printing                  Jan-97             0        53,233       53,233
Graphik Dimensions Ltd.               Flushing, NY        Computers                 Mar-93             0        29,999       29,999
Great American Remodeling, Inc.       Ft Walton Bch, FL   Construction              Sep-97             0        53,767       53,767
Greaves, Walker, Inc.                 Mobile, AL          Retail                    Dec-96             0        49,573       49,573
Green Acres Land Develpoment          Powells Point, NC   Manufacturing & Prod.     Feb-98             0        33,617       33,617
Grolier, Inc.                         Danbury, CT         Telecommunications        Mar-93             0        32,525       32,525
Grolier, Inc.                         Danbury, CT         Telecommunications        Mar-93             0        29,427       29,427
Gruen Optika Corp.                    New York, NY        Medical                   Dec-97             0        47,076       47,076
Guadalajara Mexican Deli              Tracy, CA           Restaurant                Nov-92             0        26,037       26,037
Gulf Coast Landscaping Corp.          Mobile, AL          Construction              Aug-97             0        31,881       31,881
Gumby'S Pizza Systems Inc.            Gainesville, FL     Restaurant                Apr-95             0        26,879       26,879
Gun Hill Collision                    Bronx, NY           Manufacturing & Prod.     Apr-93             0        26,341       26,341
H & J Amoco                           Gambrills, MD       Fixtures                  Sep-96             0        98,987       98,987
H & R Block                           Lebanon, TN         Computers                 Nov-92             0        28,540       28,540
H & R Family Foods, Inc.              Lancaster, SC       Fixtures                  Sep-97             0        46,439       46,439
H & S Construction                    New Salisbury, IN   Construction              Feb-98             0        73,104       73,104
H & T Tool                            Fairfield, NJ       Manufacturing & Prod.     Nov-92             0        27,286       27,286
H. John Schutze DDS                   Queensbury, NY      Computers                 Aug-95             0        33,429       33,429
Hahner, Foreman & Harness, Inc        Wichita, KS         Computers                 Mar-96             0        41,888       41,888
Haig Press, Inc.                      Hauppauge, NY       Printing                  Sep-96             0        37,617       37,617
Harco Laboratories, Inc.              Branford, CT        Telecommunications        Mar-93             0        25,156       25,156
Harlan King & Associates              Reno, NV            Computers                 May-96             0        46,553       46,553
Harold Hawes                          Charlottesville, VA Transportation            Mar-93             0        33,760       33,760
Harold Hawes                          Charlottesville, VA Transportation            Mar-93             0        47,557       47,557
Harold Wasson, Jr.                    Corona, CA          Furniture                 Mar-93             0        38,041       38,041



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Harrison & King Music Co., Inc.      Hartsville, SC     Fixtures                  May-97             0         100,000      100,000
Harr'S Surf & Turf Markets,Inc       Palm Harbor, FL    Fixtures                  Jan-98             0          55,740       55,740
Harry's Oyster Bar Club              Oklahoma City, OK  Restaurant                Nov-92             0          30,806       30,806
Hazen Inc                            East Moline, IL    Manufacturing & Prod.     Dec-92        27,486           4,926       32,412
Hazen, Inc.                          East Moline, IL    Environmental             Feb-93             0          52,425       52,425
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       843,016         113,310      956,326
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       269,389          49,673      319,063
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       385,363          69,995      455,358
HBO & Co.                            Atlanta, GA        Computers                 Sep-93        58,230          10,750       68,980
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       100,579          18,568      119,147
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       152,343          28,124      180,467
HBO & Co.                            Atlanta, GA        Computers                 Sep-93       332,268          61,340      393,608
Headway Technologies,Inc.            Milpitas, CA       Manufacturing & Prod.    Aug-98             0       1,498,917    1,498,917
Health Systems International         Wallingford, CT    Telecommunications        May-93             0          55,360       55,360
Hearndon Construction, Inc.          Micco, FL          Construction              Nov-97             0          43,478       43,478
Hebrew Home & Hospital               West Hartford, CT  Telecommunications        May-93             0         110,600      110,600
Hedges, David C.                     Nashville, TN      Retail                    Mar-93             0          32,425       32,425
Helotes Contractors, Inc.            Austin, TX         Video Production          Nov-97             0          30,891       30,891
Helvetia Coal Company                Indiana, PA        Mining                    Dec-92       151,276          66,138      217,414
Helvetia Coal Company                Indiana, PA        Mining                    Dec-92       427,481         151,020      578,501
Hendersonville Obst.                 Windsor, CT        Medical                   Mar-93             0          44,348       44,348
Hesco, Inc.                          Watertown, SD      Manufacturing & Prod.     Jun-94        39,746           4,586       44,333
Hickey Chemists Ltd.                 New York, NY       Computers                 Aug-95             0          28,393       28,393
Hi-G Company Inc.                    Pitman, NJ         Telecommunications        May-93             0          26,945       26,945
Himani Enterprises, Inc.             Rego Park, NY      Restaurant                Mar-93             0          27,299       27,299
Historic Tours Of America,Inc.       Key West, FL       Automotive                Oct-98             0         388,303      388,303
Hi-Tech of DFW                       Hurst, TX          Automotive                Nov-92             0          29,299       29,299
Hms Steakhouse Of Tampa, Inc.        Tampa, FL          Retail                    Nov-97             0          56,990       56,990
Hocking Chemical Corp.               National City, CA  Manufacturing & Prod.     Apr-93             0          29,699       29,699
Holy Bagel                           Hackettstown, NJ   Restaurant                Nov-92             0          30,904       30,904
Homecare, Inc.                       Wallingford, CT    Computers                 Oct-97             0          43,764       43,764
Homesteaders Life Company            Des Moines, IA     Printing                  Feb-93             0          26,777       26,777
Hometown Buffet, Inc.                San Diego, CA      Restaurant                Feb-95             0         618,000      618,000
Honey Dew Associates, Inc.           Planville, MA      Restaurant                Mar-93             0          47,019       47,019
Hospitality Franchise Systems        Parsippany, NJ     Furniture                 Mar-93             0          40,219       40,219
Hospitality Springs                  Atlanta, GA        Restaurant                Dec-93             0         126,000      126,000
Hot Spot Casino, Inc.                Surfside, SC       Fixtures                  Aug-97             0          49,131       49,131
Hough Krating, Inc.                  Richburg, SC       Material Handling         Sep-97             0          27,771       27,771
Houston Sportsco, Inc.               Houston, TX        Restaurant                Jan-97             0          27,110       27,110
HPK Corporation                      Mesquite, TX       Manufacturing & Prod.     Mar-95             0          26,949       26,949
HTB Restaurant, Inc.                 Salt Lake City, UT Restaurant                Mar-94             0         425,871      425,871
HTB Restaurant, Inc.                 Salt Lake City, UT Restaurant                Mar-94             0         426,137      426,137
Huggos Restaurant Dba Olu Kai Ltd    Kailua-Kona, HI    Restaurant                Sep-97             0          52,935       52,935



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Huston-Lynn Enterprises Inc.         Indianapolis, IN   Restaurant                Jan-96             0          26,384       26,384
Hyundai Electronics America          San Jose, CA       Computers                 Aug-98             0         500,756      500,756
Icm Conversion, Inc.                 Phoenix, AZ        Retail                    Dec-96             0          50,118       50,118
Idea Television                      Washington, DC     Video Production          Aug-96             0          49,286       49,286
Il Bacio, Inc.                       Marlboro, NJ       Restaurant                Nov-92             0          30,866       30,866
Ild Teleservices, Inc.               Dallas, TX         Telecommunications        Dec-97             0       1,080,625    1,080,625
Ild Teleservices,Inc.                Dallas, TX         Telecommunications.       Jul-98             0         983,835      983,835
Image Data Management Systems        Orange, CA         Manufacturing & Prod.     Nov-92             0          25,762       25,762
Immaculate Conception Church         Towson, MD         Retail                    Mar-93             0          25,891       25,891
Impressions, Inc.                    East Windsor, CT   Computers                 Mar-93             0          44,541       44,541
In Hyun Cho                          Whitestone, NY     Manufacturing & Prod.     Aug-95             0          34,285       34,285
Indiana Michigan Power Company       Columbus, OH       Material Handling         Sep-92     9,082,384         363,295    9,445,679
Indiana Michigan Power Company       Columbus, OH       Material Handling         Sep-92             0       4,610,840    4,610,840
Industrial Electric Service Co.      Hawthorne, NJ      Manufacturing & Prod.     Jan-97             0          61,390       61,390
Innerdyne Medical, Inc.              Sunnyvale, CA      Furniture                 May-94        24,481           2,600       27,081
Inquo, Inc.                          Draper, UT         Computers                 Oct-97             0          40,118       40,118
Inrad, Inc.                          Northvale, NJ      Computers                 Mar-93             0          57,087       57,087
Inrad, Inc.                          Northvale, NJ      Manufacturing & Prod.     Mar-93             0          41,547       41,547
Intense Bodyworks, Inc.              Edgewood, NY       Medical                   Mar-93             0          48,200       48,200
Inter-Church Residences Inc          Bridgeport, CT     Telecommunications        May-93             0          74,453       74,453
Intercommunictns Amer.               Adventura, FL      Computers                 Nov-96             0          54,788       54,788
Inter-Financial Group                Schaumburg, IL     Furniture                 Apr-93             0          27,943       27,943
International Biotechnologies        New Haven, CT      Telecommunications        May-93             0          68,672       68,672
International Equipment Logist       Avenel, NJ         Material Handling         Jun-98             0         289,593      289,593
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        91,681          16,147      107,828
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        59,963          10,194       70,157
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        27,603           4,837       32,439
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92        40,710           7,022       47,732
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       928,919         168,139    1,097,058
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       366,711          60,948      427,660
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       540,297          92,579      632,877
International Rectifier Corp.        El Segundo, CA     Material Handling         Dec-92       337,702          56,148      393,850
International Software               Frederick, MD      Printing                  Dec-92        22,653           3,445       26,098
Internet Broadcasting Corp.          New York, NY       Video Production          Sep-97             0          54,042       54,042
Investors Fudiciary Services         Atlanta, GA        Computers                 Nov-92             0          27,580       27,580
Isx Corp.                            Westlake Vilage,CA Computers                 Nov-97             0          31,342       31,342
Item Nine                            Montpeller, VT     Restaurant                Mar-93             0          29,163       29,163
Itt Flygt Corporation                Trumbull, CT       Telecommunications        May-93             0          56,986       56,986
Iverson Financial  System, Inc       Sunnyvale, CA      Computers                 Jan-98             0          35,980       35,980
IVF America, Inc.                    Greenwich, CT      Medical                   Dec-92             0         165,805      165,805
IVF America, Inc.                    Greenwich, CT      Medical                   Dec-92             0         123,254      123,254
IVI Travel, Inc.                     Northbrook, IL     Furniture                 Mar-93             0          35,784       35,784
IVI Travel, Inc.                     Northbrook, IL     Furniture                 Mar-93             0          39,314       39,314



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment            Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
J & H Auto & Truck Repair           Peabody, MA         Fixtures                  Dec-96             0          63,141       63,141
J&J Burger, Inc. Dba Burger King    Harrisburg, PA      Restaurant                Dec-93             0         149,773      149,773
J&J Burger, Inc. Dba Burger King    Harnsburg, PA       Restaurant                Dec-93             0         167,885      167,885
J. Baker, Inc.                      Canton, MA          Manufacturing & Prod.     Mar-94             0         265,815      265,815
J. Sunset Enterprises               Sandy, UT           Furniture                 Oct-97             0          27,111       27,111
J. Walter Thompson                  New York, NY        Audio Equipment           Jul-96             0          43,506       43,506
J. Walter Thompson USA, Inc.        New York, NY        Video Production          Sep-93             0          80,952       80,952
J.L. Thompson Construction Co.      Mt. Holly, NC       Fixtures                  Nov-97             0          47,285       47,285
J.M. Ney Company                    Bloomfield, CT      Telecommunications        Apr-96             0          41,813       41,813
J.W. Wood & Associates, Inc.        Battle Creek, MI    Retail                    Feb-98             0          81,331       81,331
Jackson'S Bistro & Bar, L.C. Oidc   Tampa, FL           Telecommunications        Dec-97             0          38,989       38,989
Jacobs Mfg                          Bloomfield, CT      Telecommunications        May-93             0          48,356       48,356
James Hill, Inc.                    New Milford, CT     Automotive                Jul-96             0          39,121       39,121
James Lyver                         East Hartford, CT   Construction              Mar-93             0          46,909       46,909
Janin Corp.                         Perth Amboy, NJ     Computers                 Apr-93             0          26,047       26,047
Jardon & Howard Technologies        Winter Park, FL     Computers                 Jan-97             0          39,743       39,743
Jaymee Housefield                   Ft. Walton Bch, FL  Medical                   Mar-93             0          30,539       30,539
Jefferson Harvey Paschal            Jeffersonville,GA   Restaurant                Jul-96             0          30,796       30,796
Jetson'S Inc.                       Edison, NJ          Restaurant                Feb-98             0          48,904       48,904
Jetstream Cafe                      Avon, CT            Furniture                 Mar-93             0          28,537       28,537
Jim Whitman Studios, Inc.           Clifton, NJ         Computers                 Jun-94        35,732           4,183       39,914
Jimmy Mac'S Roadhouse Dba           Renton, WA          Retail                    Feb-98             0          36,861       36,861
Jo-Ann's Nut House                  Garden City, NY     Manufacturing & Prod.     Jun-93             0          28,691       28,691
John & Frank Chaung DDS             New York, NY        Medical                   Aug-95             0          36,143       36,143
John Baird, Inc.                    Palm Desert, CA     Construction              May-96             0          39,648       39,648
John F. Almeida Dairy               Tulare, CA          Agriculture               Nov-92             0          28,070       28,070
John Hassell's Dry Cleaning         Plano, TX           Sanitation                Nov-92             0          30,824       30,824
John Kruse DDS                      New York, NY        Medical                   Aug-95             0          31,470       31,470
John M. Hulbrook                    New York, NY        Furniture                 Mar-93             0          26,020       26,020
John Sandy Productions, Inc.        Englewood, CO       Video Production          Dec-97             0          56,633       56,633
Jones Body Shop                     Omaha, NE           Automotive                Oct-97             0          42,058       42,058
Joseph H. Tees & Son Inc.           Bensalem, PA        Manufacturing & Prod.     Aug-95             0          27,044       27,044
Joseph P. Mccain DMD PA             Miami, FL           Computers                 Aug-95             0          26,667       26,667
Joseph-Beth Booksellers Of Ohio     Cincinnati, OH      Audio Equipment           Jan-96             0          26,373       26,373
Joyland Country Enterprises         Clearwater, FL      Restaurant                Dec-92             0          52,369       52,369
Jpr Enterprises Inc.                Marina Del Ray, CA  Computers                 Jul-95             0          40,681       40,681
Jst Consultants, Inc.               St. Charles, MO     Computers                 Nov-96             0          41,495       41,495
Juliet Cafe Billiards               Poughkeepsie, NY    Furniture                 Nov-92             0          25,428       25,428
K & K Ellsperman, Inc.              Newburgh, IN        Restaurant                Sep-96             0          52,077       52,077
K & M Machine Co., Inc.             Newport, NH         Manufacturing & Prod.     Mar-93             0          32,185       32,185
K.S. Fashions Inc.                  Los Angeles, CA     Manufacturing & Prod.     May-95             0          37,210       37,210
Kallmart Telecom, Inc.              Satellite Beach, FL Computers                 Jan-98             0          49,152       49,152
Kaman Aerospace                     Bloomfield, CT      Telecommunications        May-93             0         276,151      276,151



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Kaman Aerospace                       Bloomfield, CT      Telecommunications        May-93             0         55,660       55,660
Kaman Aerospace                       Bloomfield, CT      Telecommunications        Nov-95             0        131,743      131,743
Kaman Aerospace                       Bloomfield, CT      Telecommunications        Nov-95             0         70,544       70,544
Kaman Aerospace                       Bloomfield, CT      Telecommunications        Jan-94             0        208,323      208,323
Kaman Corp.                           Boston, MA          Manufacturing & Prod.     Mar-94     1,391,054        159,268    1,550,321
Kapco Enterprises ,Inc.               Boca Raton, FL      Medical                   Jul-98             0        233,484      233,484
Kapco Enterprises,Inc.                Boca Raton, FL      Medical                   Jul-98             0        233,484      233,484
Kapco Enterprises,Inc.                Boca Raton, FL      Medical                   Jul-98             0        233,484      233,484
Kapco Enterprises,Inc.                Boca Raton, FL      Medical                   Jul-98             0        233,484      233,484
Kapco Enterprises,Inc.                Boca Raton, FL      Medical                   Jul-98             0        233,484      233,484
Karen Lietz                           Ionia, NY           Material Handling         May-94        24,280          3,135       27,415
Keja Associates Inc.                  Vista, CA           Manufacturing & Prod.     Aug-95             0         29,942       29,942
Kent Hylton                           Santa Paula, CA     Construction              Jun-96             0         56,620       56,620
Kent School Corp.                     Kent, CT            Telecommunications        May-93             0         69,262       69,262
Kerr Steamship Company, Inc.          Rosemont, IL        Telecommunications        Mar-93        45,117          8,993       54,110
Kerrin Graphics & Printing, Inc.      Southbridge, MA     Printing                  Sep-97             0         35,863       35,863
Keywest Instant Images                Keywest, FL         Computers                 Nov-92             0         25,361       25,361
Kidco Enterprises, Inc.               New York, NY        Computers                 Mar-95             0         31,667       31,667
Kiddoo, Roger                         Joy, IL             Manufacturing & Prod.     Jan-97             0         47,304       47,304
Kings Restaurant, Inc.                Newark, NJ          Restaurant                Dec-97             0         28,601       28,601
Kinkos Of Thousand Oaks               W. Lake Village, CA Furniture                 Aug-95             0         25,418       25,418
Kinnett Dairies, Inc.                 Columbus, GA        Manufacturing & Prod.     Aug-94             0        361,275      361,275
Klein Rubbish Removal                 Sarasota, FL        Material Handling         Mar-93             0         42,636       42,636
Knight-Ridder, Inc.                   Washington, DC      Printing                  Mar-93             0         25,689       25,689
KNNC-FM                               Georgetown, TX      Audio Equipment           Nov-92             0         29,938       29,938
Koerner, Silberberg & Weiner, Llp     New York, NY        Furniture                 Aug-97             0         51,622       51,622
Koman Sportswear Manufacturing        Carlstadt, NJ       Computers                 Mar-95             0         35,731       35,731
Komplete Packaging Service            Arlington, TX       Manufacturing & Prod.     Dec-97             0         34,571       34,571
Kouri Capital Group, Inc.             New York, NY        Computers                 May-94        24,132          2,628       26,759
Kurzweil Applied Intelligence         Waltham, MA         Computers                 Mar-93             0         46,598       46,598
Kustaards Ltd.                        Bethel, CT          Fixtures                  Aug-95             0         49,980       49,980
L & N Label Co., Inc.                 Clearwater, FL      Printing                  Mar-94             0         33,526       33,526
L.A. Food Services                    Sommerville, NJ     Restaurant                Nov-97             0         78,586       78,586
L.J. Construction, Inc.               S. Brunswick, NC    Construction              Sep-97             0         44,931       44,931
La Bella Sausage, Inc.                Brooksville, FL     Fixtures                  Nov-96             0         52,779       52,779
La Parisienne Bakery, Inc.            Austin, TX          Restaurant                Nov-92             0         29,234       29,234
Laminaide, Inc.                       Bayshore, NY        Manufacturing & Prod.     Oct-97             0         42,348       42,348
Landsdale Hotel Assoc. Lp T/A Norfalk Norfolk, VA         Retail                    Oct-97             0         39,319       39,319
Lane Foods, Inc.                      Providence, RI      Restaurant                Mar-93             0         39,811       39,811
Lane Randolph                         New Castle, DE      Transportation            Mar-93             0         39,868       39,868
Latham Tire                           St. Louis, MO       Automotive                Feb-93             0         37,371       37,371
Lawrence Delights Dba, Le-Liban       Atlanta, GA         Restaurant                Dec-97             0         33,981       33,981
Lawrence Friedman                     Brooklyn, NY        Furniture                 Mar-93             0         48,739       48,739



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Lawrence Ob-Gyn                      Windsor, CT        Medical                   Mar-93             0          47,062       47,062
Lechters, Inc.                       Harrison, NJ       Copiers                   Mar-93             0          60,876       60,876
Lee Family Clinic                    Durant, OK         Computers                 Aug-96             0          25,945       25,945
Legal Eagles Copy Service            Irvine, CA         Copiers                   Nov-92             0          29,195       29,195
Lenders Bagel Bakery                 West Haven, CT     Computers                 Mar-93             0          49,402       49,402
Lester Telemarketing, Inc.           Branford, CT       Computers                 Dec-97             0          45,705       45,705
Life Reassurance Corp. of America    Stamford, CT       Telecommunications        Mar-93             0          48,004       48,004
Lilyblad Petroleum, Inc.             Tacoma, WA         Sanitation                Mar-93             0          32,085       32,085
Linc Systems Corp.                   Bloomfield, CT     Computers                 Mar-93             0          52,621       52,621
Linguistic Systems, Inc.             Cambridge, MA      Printing                  Mar-93             0          33,176       33,176
Lino Press                           New York, NY       Manufacturing & Prod.     Aug-95             0          49,039       49,039
Little Angel Foods, Inc.             Daytona Beach, FL  Restaurant                Jan-98             0          58,027       58,027
LNS Group, Inc.                      Yantic, CT         Telecommunications        May-93             0          34,809       34,809
Load Star, Inc.                      Lavonia, GA        Computers                 Mar-93             0          34,963       34,963
Lo-Est Printing Co., Inc.            Carmel, IN         Computers                 Mar-93             0          31,658       31,658
Loh Corporation                      Arlington, TX      Computers                 Apr-95             0          42,005       42,005
Long Beach Acceptance Corp.          Paramus, NJ        Computers                 Dec-97             0         345,530      345,530
Long Beach Acceptance Corp.          Oradell, NJ        Computers                 Mar-97             0         366,242      366,242
Long View Dyeing & Finishing Corp.   Hickory, NC        Manufacturing & Prod.     Oct-97             0          28,349       28,349
Longford Homes of Nevada, Inc.       Las Vegas, NV      Computers                 Nov-92             0          26,524       26,524
Louis Frey Co., Inc.                 New York, NY       Computers                 Mar-93             0          39,059       39,059
Louis Vinagro                        Johnston, RI       Construction              Mar-93             0          45,714       45,714
Louis Vinagro                        Johnston, RI       Manufacturing & Prod.     Mar-93             0          58,707       58,707
Lowes Service Center, Inc.           Northborough, MA   Automotive                Jan-98             0          86,125       86,125
Lung Diagnostics, Inc.               Glenridge, NJ      Medical                   Sep-96             0          35,492       35,492
Lustig & Brown                       Buffalo, NY        Computers                 Sep-96             0          45,976       45,976
M.B.R.Management Corp.               St.Charles, MO     Fixtures                  Oct-98             0         284,022      284,022
Mac Scan, Inc.                       Monterey Park, CA  Computers                 Nov-96             0          27,617       27,617
Machining Center Dba, Paul Gajda     Slippery Rock, PA  Manufacturing & Prod.     Dec-97             0          43,539       43,539
Madeux Vending                       Fernandina, FL     Restaurant                Nov-92             0          30,824       30,824
Madison Board of Education           Madison, CT        Computers                 Mar-93             0          56,540       56,540
Magnetek Century Electric            St. Louis, MO      Telecommunications        Dec-92        25,906           2,385       28,291
Magnitude Eight Prod.s               Arieta, CA         Audio Equipment           Aug-97             0          59,823       59,823
Magnolia Studios, Inc.               Burbank, CA        Audio Equipment           Nov-97             0          61,871       61,871
Management Professional              Redondo Beach, CA  Computers                 May-93             0          27,082       27,082
Manchester Ob/Gyn Associates         Windsor, CT        Medical                   Mar-93             0          43,662       43,662
Mancuso Sr. Inc.                     Houston, TX        Manufacturing & Prod.     Feb-96             0          35,600       35,600
Mandell Armor Design & Mfg, Inc.     Phoenix, AZ        Manufacturing & Prod.     Aug-97             0          54,192       54,192
Manhattan Cable Television           New York, NY       Copiers                   Mar-93             0          41,371       41,371
Manufacturer's Lease Company         Norwalk, CT        Printing                  Mar-93             0          40,538       40,538
Manzo Contracting Co.                Old Bridge, NJ     Construction              Aug-96             0          55,252       55,252
Marikina Engineers                   West Haven, CT     Construction              Mar-93             0          32,958       32,958
Marine Container, Inc.               Los Angeles, CA    Computers                 Jul-93             0          25,899       25,899



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Marine Mgt Systems                   Stamford, CT       Computers                 May-96             0          33,038       33,038
Mario J. Dominquez, DC               La Puente, CA      Medical                   Mar-95             0          25,922       25,922
Marios Of Boca Dba                   Boca Raton, FL     Restaurant                Dec-96             0          59,923       59,923
Mario'S Of Boca Dba, M.O.B., Inc.    Boca Raton, FL     Retail                    Dec-97             0          25,899       25,899
Market Street Grill                  Columbus, OH       Computers                 Nov-92             0          26,808       26,808
Maro Electronic's                    Bristol, PA        Audio Equipment           Jun-93             0          27,123       27,123
Marshall Real Sign Co. Dba Real Sign Chicago, IL        Manufacturing & Prod.     Oct-97             0          31,052       31,052
Martin Mcgrath DPM                   New York, NY       Medical                   Aug-95             0          30,379       30,379
Martin'S, Inc.                       Baltimore, MD      Fixtures                  Sep-97             0         334,930      334,930
Marymount University                 Arlington, VA      Retail                    Mar-93             0          40,501       40,501
Marymount University                 Arlington, VA      Retail                    Mar-93             0          28,867       28,867
Masco Corporation of Indiana         Cumberland, IN     Computers                 Mar-93             0          28,127       28,127
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          35,365       35,365
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          28,576       28,576
Mashantucket Pequot Gaming           Ledyard, CT        Computers                 Mar-93             0          40,460       40,460
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          44,078       44,078
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          45,174       45,174
Mashantucket Pequot Gaming           Ledyard, CT        Fixtures                  Mar-93             0          29,456       29,456
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          26,271       26,271
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          40,895       40,895
Mashantucket Pequot Gaming           Ledyard, CT        Furniture                 Mar-93             0          41,487       41,487
Mashantucket Pequot Gaming           Ledyard, CT        Manufacturing & Prod.     Mar-93             0          32,783       32,783
Mashantucket Pequot Gaming           Ledyard, CT        Photography               Mar-93             0          41,581       41,581
Mashantucket Pequot Gaming           Ledyard, CT        Photography               Mar-93             0          36,441       36,441
Mashantucket Pequot Gaming           Ledyard, CT        Restaurant                Mar-93             0          40,352       40,352
Mashantucket Pequot Gaming           Ledyard, CT        Restaurant                Mar-93             0          33,126       33,126
Mashantucket Pequot Gaming           Ledyard, CT        Telecommunications        Mar-93             0          43,122       43,122
Master Power Brakes, Ltd.            Mooresville, NC    Computers                 May-96             0          33,623       33,623
Masterweld Products                  South Bend, IN     Manufacturing & Prod.     Nov-97             0          53,431       53,431
Mazzetti & Associates, Inc.          San Francisco, CA  Computers                 Jul-96             0          31,565       31,565
Mc Cue Mortgage Co., Inc.            New Britain, CT    Telecommunications        May-93             0          36,360       36,360
McCullough Oil Service               Glen Rock, PA      Fixtures                  Dec-96             0         130,515      130,515
McKibben Communications              Chatsworth, CA     Video Production          Dec-96             0          31,858       31,858
Med-Com & Health Services            Pleasantville, NJ  Computers                 Nov-97             0          40,569       40,569
Medeast, Inc.                        Pelham Manor, NY   Medical                   Sep-97             0         115,664      115,664
Medical Development Corp Of          Hudson, FL         Medical                   Jan-98             0          67,679       67,679
Medical Industries Of America        Boynton Beach, FL  Computers                 Jan-98             0          31,543       31,543
Medserve, Inc.                       Huntington, NY     Medical                   Jan-98             0          32,691       32,691
Medstar Inc.                         Waterbury, CT      Telecommunications        May-93             0         115,110      115,110
Medstar, Inc.                        Waterbury, CT      Medical                   Nov-92             0          28,789       28,789
Mee Mee Bakery                       San Francisco, CA  Restaurant                Sep-96             0          35,995       35,995
Mefa, Inc.                           Medford, MA        Manufacturing & Prod.     Nov-92             0          31,429       31,429
Megawats Dba, Saladin Westco         San Francisco, CA  Computers                 Dec-97             0         429,880      429,880



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Mei-Chi-Na Beauty International, Inc.Irvine, CA         Retail                    Oct-97             0          27,337       27,337
Meikejohn & Stone Clinic Pc          Windsor, CT        Medical                   Mar-93             0          53,763       53,763
Meirose & Friscia, P.A.              Tampa, FL          Computers                 Nov-96             0          38,362       38,362
Mekka Java                           San Diego, CA      Restaurant                Nov-92             0          27,416       27,416
Melvin J.Kordon, MD PA               Ellicott City, MD  Medical                   Nov-92             0          28,945       28,945
Meridian Off-Road Center, Inc.       Butler, PA         Automotive                Jan-98             0          38,733       38,733
Merlin Printing, Inc.                Amityville, NY     Computers                 Jan-98             0          29,262       29,262
Mesh, Inc.                           Iselin, NJ         Restaurant                Mar-93             0          27,921       27,921
Met Food & Jan Food Corp Dba Swf FoodJackson Hghts,NY   Fixtures                  Oct-97             0          50,581       50,581
Met Life Insurance Co.               Clayton, MO        Furniture                 Feb-94             0          37,773       37,773
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       256,817          61,114      317,931
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       241,282          54,650      295,931
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93     1,856,605         425,263    2,281,868
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       963,924         220,375    1,184,300
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       590,764         134,986      725,751
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       504,410         115,125      619,534
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93       176,119          30,921      207,040
Metal Leve                           Ann Arbor, MI      Manufacturing & Prod.     Sep-93     1,636,613         389,489    2,026,102
Metric Display Corp. Dba,            Providence, RI     Manufacturing & Prod.     Feb-98             0          29,595       29,595
Metrology Systems, Inc.              Santa Ana, CA      Manufacturing & Prod.     Aug-93             0          29,446       29,446
Mhd, Inc.                            Wingate, TX        Fixtures                  Oct-97             0          46,655       46,655
Michael Gulotta DDS                  Holtsville, NY     Medical                   Aug-95             0          25,070       25,070
Microgenesys, Inc.                   Meriden, CT        Computers                 Mar-93             0          32,634       32,634
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          27,458       27,458
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          53,737       53,737
Microgenesys, Inc.                   Meriden, CT        Manufacturing & Prod.     Mar-93             0          34,763       34,763
Microgenesys, Inc.                   Meriden, CT        Material Handling         Mar-93             0          37,064       37,064
Micrographic Imaging                 Cameron Park, CA   Printing                  Oct-96             0          31,114       31,114
Microwave Satellite                  Wycoff, NJ         Computers                 Mar-93             0          37,346       37,346
Microwave Satellite Technologies     Wyckoff, NJ        Telecommunications        Mar-96             0          49,538       49,538
Mid America Truck & Equip            Rosemont, IL       Material Handling         Aug-95             0          29,476       29,476
Minute Mart Dba Breaux's Mart        Lafayette, LA      Computers                 May-93             0          57,277       57,277
Mirkin'S Ideal Cleaning              Springfield, MA    Manufacturing & Prod.     Aug-95             0          30,185       30,185
Mission Fitness Center               Mission, KS        Furniture                 Nov-92             0          28,092       28,092
Mission Fitness Center               Mission, KS        Office Equipment          Nov-92             0          29,404       29,404
Mntn Comprehensive Health            Whitesbury, KY     Computers                 Aug-96             0          25,864       25,864
Mobile Clean, Inc.                   Adel, IA           Construction              Oct-97             0          55,667       55,667
Mobile Imaging                       Smithtown, NY      Medical                   Oct-96             0          50,736       50,736
Mobile Radiology Services            Philadelphia, PA   Medical                   Aug-95             0          42,109       42,109
Mohawk Ltd.                          Chadwicks, NY      Manufacturing & Prod.     Aug-95             0          33,624       33,624
Mold Clinic Inc                      West Union, SC     Computers                 Oct-96             0          26,652       26,652
Mona Lisa Bakery                     Brooklyn, NY       Manufacturing & Prod.     Nov-96             0          32,391       32,391
Money Concepts, Inc.                 Dallas, TX         Computers                 Nov-97             0          44,014       44,014



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Monmouth Mower, Inc.                 Middletown, NJ     Computers                 Jun-93             0          28,614       28,614
Moore Special Tool Co.               Bridgeport, CT     Telecommunications        May-93             0          92,193       92,193
Morande Ford, Inc.                   Berlin, CT         Telecommunications        May-93             0          45,398       45,398
Moreau & Moreau                      South Barre, VT    Fixtures                  Jul-96             0         102,455      102,455
Morgan's Creative Restaurant         Brachwood, OH      Restaurant                Dec-94             0         205,463      205,463
Morgan's Creative Restaurant         Beachwood, OH      Restaurant                Nov-94             0         191,984      191,984
Mt Administrative Corp               Roswell, NM        Restaurant                Dec-96             0          46,940       46,940
Murphy & Beane                       New London, CT     Telecommunications        Mar-93             0          34,887       34,887
Mutnick Prod.s                       Santa Monica, CA   Video Production          Sep-96             0          54,449       54,449
N & N Petroleum, Inc.                Pelham, NH         Fixtures                  Jan-97             0         270,523      270,523
N & T Supermarkets Inc.              Warminster, PA     Retail                    Aug-95             0          31,866       31,866
Nassau Mobil, LLC                    Nassau, NY         Fixtures                  Mar-96             0          56,035       56,035
National Bio Systems, Inc.           Rockville, MD      Copiers                   Mar-93             0          44,574       44,574
National Sales Services, Inc.        Danbury, CT        Computers                 Feb-97             0          41,485       41,485
National Tele-Communications, Inc.   Bloomfield, NJ     Computers                 Sep-97             0         363,630      363,630
Natural Pantry                       Simi Valley, CA    Environmental             Nov-92             0          25,027       25,027
Nature Labs,Llc.                     Wichita Falls, TX  Manufacturing & Prod.     Oct-98             0          49,346       49,346
Nedlloyd Unitrans                    Dueseldorf,Germany Material Handling         Jun-97             0         724,982      724,982
Nelco Rehab. Medical Services        Jackson Heights, NYComputers                 Aug-95             0          38,811       38,811
Neptune Dental Associates            Brooklyn, NY       Medical                   Aug-95             0          35,976       35,976
Network Programs Network Machines    Piscataway, NJ     Computers                 Oct-97             0          51,172       51,172
Neumonics, Inc.                      Hopkinton, MA      Computers                 Mar-93             0          25,436       25,436
New Age Auto Repair                  Culver City, CA    Automotive                Nov-97             0          43,444       43,444
New Britain Memorial Hospital        New Britain, CT    Telecommunications        Mar-93             0          48,190       48,190
New Canaan Public Schools            New Canaan, CT     Telecommunications        Mar-93             0          29,708       29,708
New Country Motors Cars              Hartford, CT       Telecommunications        Dec-95             0          27,644       27,644
New Horizons Computer Learning       Metairie, LA       Computers                 Nov-97             0          27,183       27,183
New Mexico Eye Clinic                Albuquerque, NM    Medical                   May-94        43,200           5,269       48,469
New Opportunities                    Waterbury, CT      Telecommunications        Mar-93             0          39,030       39,030
New Wave Graphics                    Costa Mesa, CA     Computers                 Nov-92             0          29,982       29,982
New York Institute                   Tarrytown, NY      Computers                 Mar-93             0          52,840       52,840
Nidec Corporation                    Torrington, CT     Telecommunications        May-93             0          48,477       48,477
Nissa High Resolution Cmyk           Woodland Hills, CA Copiers                   Dec-97             0          29,743       29,743
Nistico Inc.                         Yonkers, NY        Restaurant                Sep-97             0          38,514       38,514
Nordberg Capital Inc.                New York, NY       Computers                 Aug-95             0          26,936       26,936
Normandy Station, Inc.               Sanford, FL        Medical                   Mar-93             0          41,866       41,866
North Aurora Inn, Inc.               North Aurora, IL   Fixtures                  Dec-96             0          30,482       30,482
North Central Broadcasting, Inc.     Nappanee, IN       Furniture                 Nov-92             0          25,828       25,828
North Island Amusement, Inc.         Conway, SC         Fixtures                  Sep-97             0          46,838       46,838
Northeast Nuclear Energy Co.         Hartford, CT       Telecommunications        May-93             0         776,263      776,263
Nos Communications, Inc.             Bethesda, MD       Computers                 Aug-97             0         229,916      229,916
Novametrix Medical                   Wallingford, CT    Telecommunications        May-96             0          28,317       28,317
Novametrix Medical Sys. Inc.         Wallingford, CT    Telecommunications        May-93             0          62,676       62,676



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
NTN Communications, Inc.             Carsbad, CA        Telecommunications        Oct-96             0       1,137,500    1,137,500
Oak Park Electronics                 Raleigh, NC        Computers                 Nov-92             0          26,707       26,707
Oakdale Images Inc.                  Binghamton, NY     Video Production          Nov-96             0          55,008       55,008
Oakdale Locksmith                    Oakdale, CA        Manufacturing & Prod.     Apr-93             0          26,398       26,398
Oakdale Printing Company             Detroit, MI        Printing                  Nov-97             0          75,000       75,000
Oaks Mill, Inc.                      Gainsville, FL     Retail                    May-96             0          28,814       28,814
Oakwood Card & Gifts                 Edison, NJ         Fixtures                  Nov-92             0          28,886       28,886
Ob-Gyn Associates of Arlington       Windsor, CT        Medical                   Mar-93             0          44,475       44,475
Ob-Gyn Columbus                      Windsor, CT        Medical                   Mar-93             0          50,961       50,961
Obstetrics & Gynecolgoy              Windsor, CT        Medical                   Mar-93             0          38,828       38,828
Old World Foods, Inc. & Spaghetti    Portland, OR       Restaurant                Jan-97             0          44,710       44,710
Oldies 98 Diner                      Bartlett, TN       Restaurant                Nov-92             0          28,102       28,102
Olympian Discount Mart, Inc.         Los Angeles, CA    Fixtures                  Oct-97             0          52,760       52,760
Omni Surgical Cupply                 Farmingdale, NY    Office Equipment          May-96             0         117,539      117,539
On Line Data, Inc.                   Richardson, TX     Computers                 Mar-93             0          27,576       27,576
On Site Deland, Inc.                 Altamonte Sprgs,FL Telecommunications        Mar-93             0          35,575       35,575
On Site Dyer Square, Inc.            Altamonte Sprgs,FL Telecommunications        Mar-93             0          39,329       39,329
Onty Casting Corp.                   New York, NY       Manufacturing & Prod.     Oct-97             0          28,324       28,324
Orange Police                        Orange, CT         Telecommunications        Mar-93             0          33,493       33,493
Orient Exquisite                     Orlando, FL        Fixtures                  Apr-96             0          53,913       53,913
Our Front Porch                      Pittsford, NY      Computers                 Jun-93             0          29,125       29,125
Oxford Health Plans Inc              Norwalk, CT        Computers                 Apr-98             0       2,133,466    2,133,466
Oxford Health Plans, Inc.            Norwalk, CT        Computers                 Jul-98     3,575,197         284,233    3,859,430
Oxford Health Plans, Inc.            Norwalk, CT        Computers                 Sep-98       733,855          50,542      784,397
Oyster River Petroleum, Inc.         West Haven, CT     Transportation            Mar-93             0          33,045       33,045
Ozone Diagnostics Inc.               Ozone Park, NY     Medical                   Aug-95             0          27,759       27,759
P.D. Ricci                           Kent, NY           Construction              Feb-98             0          34,414       34,414
P.M.Place Stores Company             Bethany, MO        Material Handling         Oct-98             0         201,186      201,186
Pacific Access Computers             Rancho Cordova, CA Computers                 Jan-97             0          36,537       36,537
Pacific Bagel                        Rancho Margarit,CA Restaurant                Jun-96             0         220,000      220,000
Pacific Bagel Partners               Rancho Margarit,CA Restaurant                May-96             0         220,000      220,000
Pacific Diezo Products               Gardenia, CA       Fixtures                  Nov-97             0          51,870       51,870
Pacific Shore Funding                Lake Forest, CA    Furniture                 Dec-97             0          66,733       66,733
Palestrini Film Editing, Inc.        New York, NY       Video Production          Mar-93             0          30,290       30,290
Palm Beach Kennel Club               W.Palm Beach, FL   Telecommunications        Jan-97             0          29,457       29,457
Panagos Services Station, Inc.       Queens Village, NY Automotive                Mar-93             0          37,489       37,489
Panama City Disposal, Inc.           Panama City, FL    Construction              Aug-97             0          54,509       54,509
Panaram International                Belleville, NJ     Automotive                Oct-96             0          34,890       34,890
Panoram Technologies Inc.            Burbank, CA        Video Production          Jan-97             0          51,147       51,147
Papa Kelsey's Pizza                  Twin Falls, ID     Restaurant                Nov-92             0          28,098       28,098
Paragon Receivable Management Group  Goose Creek, SC    Computers                 Sep-97             0          50,899       50,899
Paragon Steak House                  San Diego, CA      Restaurant                Dec-93             0         412,517      412,517
Paragon Steak House                  San Diego, CA      Restaurant                Dec-93             0         427,214      427,214



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Paragon Steakhouse Restaurant        San Diego, CA      Furniture                 Jul-94       326,431          38,238      364,669
Paragon Steakhouse Restaurant        San Diego, CA      Furniture                 Oct-94       390,849          45,968      436,817
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Dec-94       395,347          46,582      441,929
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                May-94       781,885          91,434      873,319
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Sep-94       418,639          48,960      467,599
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Mar-95     1,944,996         138,637    2,083,633
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Nov-94       269,224          31,488      300,712
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Jan-95        79,578           5,892       85,470
Paragon Steakhouse Restaurant        San Diego, CA      Restaurant                Apr-95       186,883          21,789      208,672
Parctec, Inc.                        New York, NY       Retail                    Dec-93        39,158           3,565       42,723
Parctec, Inc.                        New York, NY       Retail                    Dec-93        79,437           7,231       86,669
Parctec, Inc.                        New York, NY       Retail                    Nov-93        88,165           7,670       95,836
Parctec, Inc.                        New York, NY       Retail                    Dec-93        83,894           7,299       91,192
Parctec, Inc.                        New York, NY       Retail                    Nov-93        40,752           3,545       44,298
Parctec, Inc.                        New York, NY       Retail                    Dec-93       119,197          10,851      130,048
Parctec, Inc.                        New York, NY       Retail                    Dec-93        41,400           3,769       45,168
Parctec, Inc.                        New York, NY       Retail                    Dec-93       131,040          11,400      142,440
Parctec, Inc.                        New York, NY       Retail                    Dec-93        74,954           6,823       81,778
Parctec, Inc.                        New York, NY       Retail                    Dec-93       321,220          29,242      350,462
Parctec, Inc.                        New York, NY       Retail                    Dec-93        49,912           4,544       54,456
Parctec, Inc.                        New York, NY       Retail                    Nov-93       203,367          17,693      221,059
Parker Oil Co., Inc.                 South Hill, VA     Fixtures                  Dec-96             0         320,737      320,737
Parkside Mill, Inc.                  Atlanta, GA        Retail                    Jul-96             0          49,393       49,393
Parkview Nursing Home                Bountiful, UT      Manufacturing & Prod.     Nov-92             0          31,620       31,620
Parthenon Glass, Inc                 Brooklyn, NY       Manufacturing & Prod.     Jan-98             0          28,153       28,153
Pasta Blitz, Inc.                    Rockaway, NJ       Restaurant                Mar-93             0          49,972       49,972
Pathmark Stores Inc                  Carteret, NJ       Fixtures                  Mar-98             0         745,612      745,612
Patterson Country Club               Fairfield, CT      Telecommunications        May-93             0          31,844       31,844
Paul Evans                           Germantown, MD     Transportation            Mar-93             0          55,519       55,519
Paul Evans                           Germantown, MD     Transportation            Mar-93             0          57,517       57,517
Paul Robinson                        Cannon Falls, NM   Agriculture               Feb-95             0          35,080       35,080
Pct Services                         Tucker, GA         Manufacturing & Prod.     Jun-93             0          28,348       28,348
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          42,591       42,591
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          48,624       48,624
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          48,853       48,853
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          49,577       49,577
PDH Enterprises, Inc.                Merrifield, VA     Restaurant                Mar-93             0          46,337       46,337
Peacock Cleaners                     San Marcos, CA     Sanitation                Nov-92             0          31,460       31,460
Pegasus Communications               Encino, CA         Video Production          Jul-96             0          54,422       54,422
Penguin Natural Foods                San Francisco, CA  Manufacturing & Prod.     Dec-96             0          45,161       45,161
Peninsula Beauty Supply              Burlingme, CA      Retail                    Oct-96             0          27,419       27,419
Peninsular Printing                  Daytona Beach, FL  Manufacturing & Prod.     Jun-94        36,636           4,198       40,834
Penn National Race Course            Grantville, PA     Computers                 Mar-93             0          30,377       30,377



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Penncro Asociates, Inc.              Southhampton, PA   Computers                 Feb-98             0          65,477       65,477
Perfect Impressions Hair Salon       Greenville, NC     Fixtures                  Nov-92             0          27,609       27,609
Perma-Fix Environmental              Gainsville, FL     Environmental             Oct-98             0         207,307      207,307
Perry & Perry, Inc.                  Rockland, MA       Sanitation                May-96             0          32,278       32,278
Pet Foods Plus, Inc.                 Houston, TX        Furniture                 Mar-93             0          34,822       34,822
Peterson's Guides, Inc.              Princeton, NJ      Computers                 Mar-93             0          34,845       34,845
Philbrick Booth & Spencer, Inc.      Hartford, CT       Construction              Mar-93             0          34,674       34,674
Phillips Medical Systems North       Shelton, CT        Telecommunications        May-93             0         558,853      558,853
Phillips Medical Systems North       Shelton, CT        Telecommunications        May-93             0          75,647       75,647
Phillips Medical Systems North       Shelton, CT        Transportation            May-93             0         233,501      233,501
Phipps Construction Dba,             Siloam Springs, AR Manufacturing & Prod.     Jan-98             0          68,131       68,131
Phone Power, Inc.                    San Antonio, TX    Office Equipmnt           Oct-98             0          41,862       41,862
Photo Price Dba, Sang Rok Kim        Van Nuys, CA       Photography               Jan-98             0          76,201       76,201
Photocircuits                        Glen Cove, NY      Manufacturing & Prod.     Apr-96             0       2,738,693    2,738,693
Photonika Inc.                       Richmond Hill, NY  Manufacturing & Prod.     Aug-95             0          52,556       52,556
Physical Therapy Services            Leesville, LA      Medical                   Aug-95             0          47,272       47,272
Physiologic Reps                     Glendale, CA       Manufacturing & Prod.     Mar-93             0          42,553       42,553
Physiques Unlimited, Inc.            Belleville, NJ     Medical                   Mar-93             0          31,341       31,341
Physiques Unlimited, Inc.            Belleville, NJ     Medical                   Mar-93             0          35,380       35,380
Piedmont Tool & Supply Co.,Inc       Bowling Green, SC  Fixtures                  Jan-98             0          28,730       28,730
Pinski Weiner Grasso, MD             Windsor, CT        Medical                   Mar-93             0          41,481       41,481
Pizza Innovative Equipment Co.       Rancho Cordova, CA Restaurant                Nov-92             0          25,351       25,351
Pizzas By Marchelloni                Mesa, AZ           Restaurant                Oct-98             0          74,099       74,099
Pk Graphics, Inc.                    Clarksville, MD    Computers                 Sep-97             0          33,330       33,330
Plainfield Medical Center            Windsor, CT        Medical                   Mar-93             0          46,899       46,899
Planet Video, Inc.                   Waukesha, WI       Fixtures                  Oct-97             0          53,954       53,954
Pleasanton Hilton                    Pleasanton, CA     Telecommunications.       Oct-98             0         387,640      387,640
Poli-Twine Western, Inc.             Dead Deal          Manufacturing & Prod.     Mar-95     1,082,910          92,090    1,175,000
Poly Tech Industries, Inc.           Madison Heights, MIComputers                 Mar-93             0          28,085       28,085
Polygraphex Systems, Inc.            Clearwater, FL     Computers                 Sep-97             0          86,475       86,475
Postma Dairy                         Stephenville, TX   Agriculture               Sep-97             0          29,159       29,159
Precision Automotive Engineers       Birmingham, AL     Automotive                Nov-92             0          26,170       26,170
Preferred Health Strategies          Rye, NY            Computers                 Aug-95             0          25,469       25,469
Preferred Leads                      Indianapolis, IN   Computers                 Feb-98             0          25,591       25,591
Preferred Packaging                  San Dimas, CA      Manufacturing & Prod.     Aug-96             0          51,578       51,578
Premier Graphics, Inc.               Phoenix, AZ        Printing                  Oct-97             0          38,541       38,541
Presbyterian Hospital In The         New York, NY       Material Handling         Feb-93        76,925           6,483       83,408
Presta & Associates                  San Bruno, CA      Computers                 Jan-98             0          37,876       37,876
Prestige Financial Services Corp.    Deerfield Bch, FL  Computers                 Nov-97             0          33,173       33,173
Prime Energy Mgmt Corp.              Stamford, CT       Telecommunications        May-93             0          26,479       26,479
Prime Tanning                        Berwick, ME        Manufacturing & Prod.     Mar-94             0          59,796       59,796
Princeton Armored Services           Trenton, NJ        Manufacturing & Prod.     Aug-95             0          37,790       37,790
Printing Plus, Inc.                  Tucson, AZ         Copiers                   May-96             0          58,996       58,996



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Pro Car Care of Garland              Garland, TX        Automotive                Nov-92             0          25,738       25,738
Producto Machine Company, Inc.       Bridgeport, CT     Manufacturing & Prod.     Mar-93             0          50,289       50,289
Professional Dental Assoc.           Franklin, MA       Medical                   Dec-97             0          29,004       29,004
Professional Touch Answering         Grapevine, TX      Computers                 Nov-92             0          25,738       25,738
Pro-Lign                             Orange, CA         Manufacturing & Prod.     Aug-95             0          25,973       25,973
Pros, Inc.                           Stratford, CT      Computers                 Mar-93             0          35,512       35,512
Pro-Tech Manufacturing, Inc.         San Antonio, TX    Computers                 Mar-93             0          31,754       31,754
Prudential Empire of NY              Pomona, NY         Furniture                 Nov-92             0          28,211       28,211
PSCU Service Centers, Inc.           Tampa, FL          Computers                 Jul-93             0         110,031      110,031
PTC Aerospace                        Litchfield, CT     Telecommunications        May-93             0          25,565       25,565
Public Petroleum Inc.                Marshfield, MA     Fixtures                  Oct-96             0          52,025       52,025
Pulmonary Dis. Spec. Center          Passaic, NJ        Medical                   Aug-95             0          28,150       28,150
Purcell Natural Jojoba               Avila Beach, CA    Manufacturing & Prod.     Jul-96             0          56,559       56,559
Pure Software Inc.                   Sunnyvale, CA      Furniture                 Apr-93             0          94,119       94,119
Pure Software, Inc.                  Sunnyvale, CA      Computers                 Mar-93             0         124,107      124,107
Purvis Disposal                      Houston, TX        Transportation            Mar-93             0          57,589       57,589
Qmed, Inc.                           Laurence Harbor, NJFurniture                 Mar-93             0          30,872       30,872
Quality Care Review, Inc.            Middletown, CT     Computers                 Mar-93             0          27,033       27,033
Quality Web Dba Michael Roach Inc.   Gainsville, FL     Computers                 Aug-97             0          58,303       58,303
Queen Anne Hotel                     San Francisco, CA  Fixtures                  Jun-95             0          38,625       38,625
Quick Set Mailers, Inc.              Monroe, NY         Printing                  Oct-97             0          38,468       38,468
R.B. Ventures, Inc.                  Channelview, TX    Manufacturing & Prod.     Sep-97             0          55,247       55,247
Rain Tree Cafe                       San Francisco, CA  Restaurant                Dec-96             0          34,841       34,841
Rainbow Industries, Inc.             Chantilly, VA      Material Handling         Mar-93             0          44,799       44,799
Raje Inc.                            Ocean, NJ          Medical                   Aug-95             0          28,724       28,724
Ralin Medical, Inc.                  Buffalo Grove, IL  Medical                   Feb-98             0          39,863       39,863
Ramada Inn Dba Lifetime Fortunes,    Livingston, TX     Furniture                 Aug-97             0          52,091       52,091
Ramada Inn Mystic                    Mystic, CT         Telecommunications        May-93             0          54,027       54,027
Ramsey Taylor Johnston               Windsor, CT        Medical                   Mar-93             0          48,753       48,753
Rappoport/Metropolitan               New York, NY       Computers                 Mar-93             0          43,566       43,566
Ratchford & Mc Daniel                Windsor, CT        Medical                   Mar-93             0          37,917       37,917
Raymond Engineering, Inc.            Middletown, CT     Telecommunications        May-93             0          39,102       39,102
Ray'S Machines Dba, Ray Staples      Milton, NH         Manufacturing & Prod.     Nov-97             0          26,978       26,978
Re/Max Acclaimed Reality             Cincinnati, OH     Office Equipment          Nov-92             0          30,844       30,844
Red Blazer Restaurant & Pub          Concord, NH        Restaurant                Nov-92             0          30,824       30,824
Refuse Systems                       Cleveland, OH      Construction              Mar-93             0          51,059       51,059
Regan Engineering & Srvc Corp.       Providence, RI     Manufacturing & Prod.     May-95             0          30,268       30,268
Regency Telecommunications           Houston, TX        Computers                 Apr-95             0          29,883       29,883
Regina O. Hillsman MD                Naugatuck, CT      Medical                   Aug-95             0          27,389       27,389
Regional School District             Higganum, CT       Telecommunications        Mar-93             0          25,165       25,165
Rembrandt Stampng & Embos            Pennsauken, NJ     Manufacturing & Prod.     Aug-95             0          36,098       36,098
Remington Products Inc.              Bridgeport, CT     Telecommunications        May-93             0          80,745       80,745
Rent Savers V                        Ft Lauderdale, FL  Telecommunications        Dec-97             0          33,021       33,021



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Reserve Iron & Metal                 Chicago, IL        Structure                 Mar-94             0         361,000      361,000
Restaurant Management Nw Inc.        Portland, OR       Retail                    Jun-95             0         605,814      605,814
Rhone-Poulenc Basic                  Shelton, CT        Computers                 Mar-93             0          35,517       35,517
Ricardo'S Of Las Vegas, Inc.         Las Vegas, NV      Restaurant                Jan-98             0          62,575       62,575
Richard Marrus, Md                   Cohoes, NY         Medical                   Dec-96             0          71,643       71,643
Richwood Food Stores Dba, Zenith     South Houston, TX  Restaurant                Nov-97             0          54,964       54,964
Rick's Quality Printing              Cocoa, FL          Printing                  May-93             0          25,077       25,077
Riverside Gas & Oil, Inc.            Chestertown, NY    Computers                 Nov-97             0          35,837       35,837
Riverside Sand Company               Jones, OK          Office Equipment          Nov-92             0          26,981       26,981
Riviera Quality Cleaners             Redondo Beach, CA  Computers                 Nov-92             0          28,342       28,342
Roadhouse Grill Dba,Roadhouse        Las Vegas, NV      Restaurant                Nov-97             0         435,339      435,339
Robert Gohrs Photography             Montoursville, PA  Computers                 Jan-97             0          42,221       42,221
Robert Morgan & Company, Inc.        Battle Creek, MI   Manufacturing & Prod.     Jun-94        28,137           3,141       31,278
Robustelli Coporate Services         Stamford, CT       Telecommunications        May-93             0          28,108       28,108
Robustelli Corporate Services        Stamford, CT       Telecommunications        May-93             0          48,281       48,281
Rockbestos Company, Inc.             East Granby, CT    Telecommunications        May-93             0         179,251      179,251
Rockville Family Physician           Windsor, CT        Medical                   Mar-93             0          29,106       29,106
Rocuant Crop.                        Culver City, CA    Computers                 Jun-96             0          55,212       55,212
Rod's Sign & Neon Company            Elberton, GA       Manufacturing & Prod.     Jan-95             0          26,935       26,935
Ron Baker Chevrolet/Isuzu            National City, CA  Automotive                Sep-97             0          31,149       31,149
Ron'S Wood World, Inc.               Richmond Hills, GA Manufacturing & Prod.     Jul-96             0          46,508       46,508
Rowland Inc.                         Rocky Hill, CT     Telecommunications        May-93             0          30,157       30,157
Royal Laundry Of Texas, Inc.         Arlington, TX      Fixtures                  Aug-97             0          53,030       53,030
Royal Metal Products                 Denver, CO         Manufacturing & Prod.     Jul-98             0         480,528      480,528
Rubber Craft Corp.                   Gardena, CA        Manufacturing & Prod.     Mar-93             0          46,391       46,391
Rudolph G. Bruhel, DDS               Bullhead, AZ       Medical                   Nov-92             0          30,428       30,428
S.J.A. Society Inc                   Virginia Beach, VA Computers                 Feb-96             0          37,165       37,165
S.M.F. American Inc.                 Billerica, MA      Furniture                 Mar-96             0          91,530       91,530
S.W.L. Corporation                   Denver, CO         Fixtures                  Sep-97             0         261,555      261,555
Sabena                               Manhasset, NY      Aircraft                  Jun-98             0       1,599,758    1,599,758
Safe-T-Child, Inc.                   Austin, TX         Video Production          Jul-96             0          35,206       35,206
Saigon Moi Supermarket, Inc.         Westminster, CA    Fixtures                  Nov-97             0          47,390       47,390
Sandefur Companies                   Sanford, FL        Medical                   Mar-93             0          31,538       31,538
Sandefur Companies                   Sanford, FL        Medical                   Mar-93             0          44,402       44,402
Sandvik Milford Corp.                Branford, CT       Telecommunications        Mar-93             0          27,414       27,414
Santa Anna Smog Repair               Santa Anna, CA     Manufacturing & Prod.     Dec-97             0          36,863       36,863
Saraga Oriental Market               Bloomington, IN    Fixtures                  Nov-97             0          26,472       26,472
Sargent Manufacturing Company        New Haven, CT      Telecommunications        May-93             0         202,316      202,316
Sat Link,  Inc.                      Stamford, CT       Telecommunications        Aug-96             0          60,148       60,148
Savco Drugs, Inc.                    Baton Rouge, LA    Computers                 Mar-93             0          27,197       27,197
Savings Bank Life Insurance          Hartford, CT       Telecommunications        May-93             0          45,086       45,086
Scan Code, Inc.                      East Hartford, CT  Retail                    Mar-93             0          42,670       42,670
Schmidt & Sons, Inc.                 Gonzales, TX       Fixtures                  Nov-97             0          25,628       25,628



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Schwartz Coffee Enterprises          Deer Park, NY      Restaurant                Mar-93             0          43,741       43,741
Schwartz Coffee Enterprises          Deer Park, NY      Restaurant                Mar-93             0          43,202       43,202
Screen Printing Plus                 Indianapolis, IN   Manufacturing & Prod.     Nov-92             0          30,599       30,599
Scriver                              Oklahoma City, OK  Retail                    Sep-93     1,171,883         265,692    1,437,575
Scriver                              Oklahoma City, OK  Retail                    Sep-93        42,220           9,397       51,618
SDC Properties, Inc.                 Hilton Head, SC    Computers                 Jan-95             0          26,186       26,186
Sea Empress Seafood Restaurant       Gardenia, CA       Restaurant                Oct-97             0          60,996       60,996
Seaberg Audio Services               Fresno, CA         Computers                 Nov-92             0          30,144       30,144
Seabrite Corp.                       Denver, PA         Automotive                Dec-97             0          49,060       49,060
Seabury And Smith Inc.               Washington, DC     Telecommunications        Jun-97             0          95,077       95,077
Seacoast Telecommunciations          Dover, NH          Telecommunications        Nov-92             0          28,726       28,726
Seafare Seafood Restaurant           Murrells Inlet, SC Restaurant                Nov-92             0          32,713       32,713
Selective Chiropractic Services      Dillon, SC         Medical                   Sep-97             0          34,029       34,029
Senior Care Center Of America        Cherry Hill, NJ    Furniture                 Feb-98             0          49,567       49,567
Sentinal Printers Dba Gong Lin       Santa Cruz, CA     Printing                  Aug-97             0          39,772       39,772
Seoul House & Cheonwon Corp.         Edison, NJ         Restaurant                Jan-98             0          57,041       57,041
Shaffner Coffee Company, Inc.        Winston-Salem, NC  Restaurant                Mar-93             0          42,903       42,903
Shake The Nations Dba World Focus    Sacramento, CA     Video Production          Sep-97             0          33,380       33,380
Shalimar Sportswear                  Carle Place, NY    Computers                 Apr-96             0          37,083       37,083
Shelburg of Tucson                   Tucson, AZ         Computers                 Nov-92             0          30,750       30,750
Sheplers, Inc.                       Witchita, KS       Computers                 Oct-93             0         991,120      991,120
Sheppard Ambulance Transport         Philadelphia, NJ   Medical                   Oct-96             0          29,814       29,814
Shirey Thomason OD                   Thousand Oaks, CA  Medical                   Aug-95             0          32,187       32,187
Shoreline Care Ltd Partnership       North Branford, CT Telecommunications        May-93             0          80,886       80,886
Shutterbug Photo Centers             Aiken, SC          Telecommunications        Aug-95             0          43,769       43,769
Sibson & Co., Inc.                   Princeton, NJ      Computers                 Mar-93             0          29,009       29,009
Sigma Associates Dba Apogee Assoc.   Columbus, GA       Video Production          Oct-97             0          51,657       51,657
Signs Now Of Oregon                  Portland, OR       Printing                  Nov-97             0          29,574       29,574
Signs of the Times                   Las Vegas, NV      Telecommunications        Nov-92             0          31,772       31,772
Sikorsky Aircraft Divison            Stratford, CT      Telecommunications        May-93             0          65,692       65,692
Silver Systems, Inc.                 Wyndmoor, PA       Printing                  Sep-96             0          43,053       43,053
Skf Usa, Inc.                        King Of Prussia,PA Telecommunications        Jun-97             0         247,947      247,947
Smugglers Enterprises, Inc.          Punta Gorda, FL    Restaurant                Jul-93             0          25,081       25,081
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          44,367       44,367
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          48,187       48,187
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          45,248       45,248
SNA, Inc.                            Cincinnati, OH     Restaurant                Mar-93             0          45,350       45,350
Soaring Eagle Outerwear LLC          Minot, ND          Manufacturing & Prod.     Sep-95             0          29,329       29,329
Soccer World Dba Soccer Sports, Inc. Hayward, CA        Fixtures                  Sep-97             0          49,475       49,475
Softaware, Inc.                      Marina Del Rey,CA  Fixtures                  Oct-97             0          47,548       47,548
Solid Waste Disposal, Inc.           Larose, LA         Transportation            Mar-93             0          26,777       26,777
Somerset Diner                       Somerset, NJ       Restaurant                Nov-97             0          52,503       52,503
Somerville Foreign Auto Repair       Cambridge, MA      Automotive                Nov-92             0          26,298       26,298



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Soothe Your Soul Dba,                Redondo Beach, CA  Furniture                 Jan-98             0          27,053       27,053
Sophtech Dba, Sophisticated Tech.    Torrance, CA       Computers                 Jan-97             0          48,293       48,293
Soup Exchange                        Hollywood, FL      Restaurant                Nov-92             0          31,157       31,157
South Bay Cardiovascular             Bayshore, NY       Computers                 Aug-95             0          40,506       40,506
South Shore Veterinary               Staten Island, NY  Computers                 Aug-95             0          29,256       29,256
South Texas Deli Partners            San Antonio, TX    Restaurant                Dec-97             0          57,980       57,980
South Windsor                        South Windsor, CT  Telecommunications        May-93             0          64,368       64,368
Southern Cross                       O'Fallon, MO       Computers                 Mar-93             0          30,431       30,431
Southern New England Federal         New Haven, CT      Telecommunications        Mar-93             0          25,489       25,489
Southwest Auto Supply                Little Rock, AR    Computers                 Mar-93             0          38,858       38,858
Southwest Nephrology                 Evergreen Park, IL Computers                 Sep-96             0          33,872       33,872
Spa Elysium Ltd.                     Erdenheim, PA      Retail                    Nov-92             0          26,558       26,558
Spectral Systems, Inc.               Irvington, NY      Manufacturing & Prod.     Mar-93             0          35,687       35,687
Spectrascan Imaging Services         Windsor, CT        Medical                   Mar-93             0          28,668       28,668
Spectrascan Imaging Systems          Windsor, CT        Medical                   Mar-93             0          38,828       38,828
Spectrum Color Images                San Luis Bispop, CAPrinting                  Jan-97             0          57,825       57,825
Speer Air Conditioning               Denville, NJ       Manufacturing & Prod.     Aug-95             0          47,513       47,513
Spic 'N Span Cleaners, Inc           Memphis, TN        Manufacturing & Prod.     Dec-96             0          48,200       48,200
Spring House Inn                     Lagrange, GA       Restaurant                Nov-92             0          34,054       34,054
Spruce Creek Development             Summerfield, FL    Agriculture               Mar-93             0          45,594       45,594
St John's Home Health Agency         Miramar, FL        Furniture                 May-94        23,857           2,668       26,525
Standard Knapp Inc.                  Portland, CT       Telecommunications        May-93             0          40,961       40,961
Standard Oil Of Connecticut          Bridgeport, CT     Telecommunications        May-93             0          29,552       29,552
Stanley Rockwell Co.                 Hartford, CT       Environmental             Mar-93             0          26,466       26,466
Staples, Inc.                        Framingham, MA     Computers                 Jun-94     1,818,271         277,723    2,095,995
Staples, Inc.                        Framingham, MA     Retail                    Jun-94       136,194          19,100      155,295
Starter Sportswear, Inc.             New Haven, CT      Telecommunications        May-93             0         274,772      274,772
Stat Medical, Inc.                   Seattle, WA        Telecommunications.       Oct-98             0          28,700       28,700
Stephen C. Allen MD PC               New York, NY       Medical                   Aug-95             0          37,267       37,267
Steve A. Hamric                      Memphis, TN        Restaurant                Apr-95             0          51,132       51,132
Stirling & Stirling Inc.             Milford, CT        Telecommunications        May-93             0          47,474       47,474
STM Industries, Inc.                 Randolph, MA       Computers                 Mar-93             0          25,753       25,753
Stockbridge Truck Painting &         Stockbridge, GA    Manufacturing & Prod.     Dec-97             0          30,254       30,254
Stone Safety Corp.                   Fairfield, CT      Telecommunications        May-93             0          28,286       28,286
Structured Computer Systems          Avon, CT           Telecommunications        Mar-93             0          26,453       26,453
Studio One, Inc.                     New York, NY       Fixtures                  Jan-97             0          34,135       34,135
Sturm Ruger & Company Inc.           Southport, CT      Telecommunications        May-93             0          28,340       28,340
Sturm Ruger & Company Inc.           Southport, CT      Telecommunications        May-93             0          63,815       63,815
Suarez, Omar E., D.M.D.              North Bergen, NJ   Medical                   Jan-97             0          26,701       26,701
Sublime Music, Inc.                  Hollywood, CA      Audio Equipment           Dec-96             0          33,001       33,001
Subway Enterprises, Inc.             Quincy, FL         Restaurant                Nov-92             0          29,283       29,283
Summit Asset Management              London, England    Various                   Apr-98    13,059,611       2,077,182   15,136,793
Summit Energy Corp.(Ca.)             Santa Monica, CA   Fixtures                  Oct-98             0         118,994      118,994



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Summit Imaging Inc                   Akron, OH          Medical                   Oct-95             0          58,146       58,146
Sun & Skin Care Research, Inc.       Melbourne, FL      Manufacturing & Prod.     Dec-97             0          58,216       58,216
Sunshine Products Dba, Linkens       Cerritos, CA       Computers                 Nov-97             0          35,258       35,258
Super Star Video Dba, Tejal, Inc.    Winthrop, MA       Furniture                 Dec-97             0          30,449       30,449
Super Textile, Inc.                  Knoxville, TN      Manufacturing & Prod.     Mar-93             0          38,919       38,919
Superior Bar & Grill Inc.            Birmingham, AL     Restaurant                Oct-95             0         347,480      347,480
Susan Domuczicz                      West Brigwater, MA Restaurant                Mar-93             0          40,637       40,637
Sutter Audio                         Tallahassee, FL    Automotive                Nov-92             0          31,496       31,496
Sweet Water Restaurant               New York, NY       Computers                 Nov-92             0          26,681       26,681
Swen'S Schwinn Cyclery, Inc.         Salt Lake City,UT  Video Production          Oct-97             0          55,030       55,030
Synquest, Inc.                       Norcross, GA       Computers                 Dec-96             0          27,324       27,324
Synquest, Inc.                       Norcross, GA       Computers                 Jan-97             0          26,151       26,151
Syracuse Equipment Leasing Co.       No.Syracuse, NY    Construction              Oct-98             0         720,765      720,765
T & T Liquors Inc.                   Lake Hopatcong, NJ Retail                    Aug-95             0          34,492       34,492
T.B.G. of Great Neck, Inc.           Whitestone, NY     Restaurant                Oct-94             0         312,000      312,000
Taco Mac Dba, Subway & Cay Chris     Tucker, GA         Fixtures                  Nov-97             0          60,361       60,361
Tans R Us, Inc.                      West Palm Beach, FLManufacturing & Prod.      Nov-92             0          27,751       27,751
Technovision Communications          San Diego, CA      Video Production          Nov-97             0          54,948       54,948
Tectonic Industries                  Berlin, CT         Telecommunications        May-93             0          25,813       25,813
Tejas Tubular Processing,Inc.        Houston, TX        Manufacturing & Prod.     Oct-98             0       1,083,225    1,083,225
Tele-Pizza Gift Services             Vista, CA          Computers                 Nov-92             0          31,468       31,468
Telescope Casual Fixture, Inc.       Granville, NY      Computers                 Mar-93             0          33,398       33,398
Teltronics, Inc.                     Sarasota, FL       Computers                 Dec-97             0          39,377       39,377
Terence Murphy Md PC                 Mamaroneck, NY     Medical                   Aug-95             0          29,368       29,368
Texas Provisions, Inc.               Houston, TX        Manufacturing & Prod.     Dec-97             0          49,294       49,294
Texas State Communications           Houston, TX        Telecommunications        Nov-92             0          26,067       26,067
Textile Unlimited Corp.              Torrance, CA       Computers                 Feb-98             0          36,337       36,337
Thai Classic Corp.                   Chantilly, VA      Restaurant                Nov-92             0          28,207       28,207
Aaron, Thomas & Hogue                Chatsworth, CA     Printing                  Aug-97             0          53,349       53,349
The Allen Products Co.               Milford, CT        Computers                 Mar-93             0          32,047       32,047
The Alley Companies                  Little Rock, AR    Retail                    Dec-94             0         130,739      130,739
The Amity Street Cafe Dba Laux, C.   Homestead, PA      Restaurant                Jan-97             0          78,840       78,840
The Burbank Tennis Center            Burbank, CA        Fixtures                  Sep-97             0          33,444       33,444
The Connecticut Muffin Co.,Inc       New York, NY       Restaurant                Jan-98             0          32,702       32,702
The Consortium For Worker Education  New York, NY       Furniture                 Oct-97             0         388,702      388,702
The Cyberweb Cafe                    New City, NY       Computers                 Sep-97             0          60,444       60,444
The Electric Beach                   San Bruno, CA      Furniture                 Nov-92             0          27,492       27,492
The Futures Group Inc.               Glastonbury, CT    Telecommunications        May-93             0          25,019       25,019
The Grand Union Company              Wayne, NJ          Retail                    Mar-95             0         281,978      281,978
The Grand Union Company              Wayne, NJ          Retail                    Dec-93             0         344,982      344,982
The Herzog-Hart Group, Inc.          Boston, MA         Computers                 Jun-94        24,317           2,652       26,969
The Hollywood Stage Dba,             Hollywood, CA      Video Production          Jan-98             0          44,095       44,095
The Hull Printing Company, Inc.      Meriden, CT        Computers                 Mar-93             0          32,490       32,490



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
The J.M. Ney Company                 Bloomfield, CT     Telecommunications        May-93             0          75,786       75,786
The Keith Companies                  Costa Mesa, CA     Computers                 Nov-97             0          52,597       52,597
The LTA Group, Inc.                  North Bergen, NJ   Computers                 Mar-94             0          85,143       85,143
The Magnolia Studios, Inc.           Burbank, CA        Audio Equipment           Oct-97             0          57,208       57,208
The Maiden Foundry                   Sandy, OR          Computers                 Sep-96             0          28,629       28,629
The Negative Shop                    Charlotte, NC      Printing                  Jan-97             0          52,913       52,913
The Planet 4 Kidz, Inc.              Jackson, MS        Video Production          Jan-97             0          34,020       34,020
The Printing Press, Inc.             Boise, ID          Printing                  Mar-95             0          28,965       28,965
The Royal Bank Of Scotland           New York, NY       Computers                 Mar-93             0          37,575       37,575
The Sand Bar Restaurant              Anna Maria, FL     Retail                    Jan-97             0          46,563       46,563
The Sherwood Group Inc.              Northbrook, IL     Computers                 Jan-96             0          29,044       29,044
The Sports Center By Ron             Langhorne, PA      Medical                   Mar-93             0          35,904       35,904
The Women's Health Group             Windsor, CT        Medical                   Mar-93             0          50,236       50,236
Thornburg Logging                    Wallace, CA        Manufacturing & Prod.     Nov-97             0          39,693       39,693
Thunderbird Greely Inc.              San Diego, CA      Furniture                 Feb-98             0         139,688      139,688
Thurston Foods, Inc.                 Wallingford, CT    Computers                 May-93             0          41,872       41,872
Timex                                Waterbury, CT      Telecommunications        May-93             0         164,926      164,926
Tims Amusements Inc.                 Hickory Tavern,SC  Fixtures                  May-97             0         100,000      100,000
Tire Eagle, Inc.                     Apopka, FL         Material Handling         Mar-93             0          36,264       36,264
Titan Sports, Inc.                   Stamford, CT       Telecommunications        Mar-93             0          25,223       25,223
Titan Sports, Inc.                   Stamford, CT       Telecommunications        Mar-93             0          36,065       36,065
Tkc Reprographics                    Omaha, NE          Copiers                   Dec-97             0          73,810       73,810
Tokarczyk Enterprises, Inc.          Eastwood, KY       Manufacturing & Prod.     Jan-98             0          50,991       50,991
Tom Orza Distribution                Selden, NY         Restaurant                Mar-93             0          40,857       40,857
Tony's Guns & Police Supplies        Sumter, SC         Fixtures                  Nov-97             0          46,439       46,439
Topolewski America, Inc.             Encino, CA         Material Handling         Dec-96             0          46,177       46,177
Torrington Co                        Torrington, CT     Telecommunications        May-93             0         572,136      572,136
Torsys, Inc.                         Manhattan Beach,CA Computers                 Sep-97             0          34,968       34,968
Tournament Players Club              Cromwell, CT       Telecommunications        May-93             0         107,027      107,027
Town of Plymouth                     Terryville, CT     Telecommunications        Mar-93             0          26,456       26,456
Trad-A-House Corp.                   Slidell, LA        Fixtures                  Mar-94             0         850,949      850,949
Trading Merchandise                  Stafford, VA       Restaurant                Aug-96             0          51,620       51,620
Trager And Trager, PC                Fairfield, CT      Telecommunications        Mar-93             0          45,368       45,368
Transformer Service, Inc.            Concord, NH        Fixtures                  Mar-93             0          41,384       41,384
Transit Air Conditining              Winter Garden, FL  Restaurant                Jul-96             0          97,037       97,037
Transtrachael Systems, Inc.          Englewood, CO      Fixtures                  Sep-97             0          38,394       38,394
Travelers Insurance Company          Hartford, CT       Telecommunications        May-93             0          55,906       55,906
Travelers Insurance Company          Hartford, CT       Telecommunications        May-93             0          47,518       47,518
Treats Bakery Cafe                   Washington, DC     Restaurant                Nov-92             0          31,460       31,460
Tri Con Geophysics, Inc.             Denver, CO         Computers                 Nov-96             0          30,252       30,252
Tri State Communications             Tarrytown, NY      Telecommunications        Sep-97             0          26,681       26,681
Triangle Funding Corp.               Sterling, VA       Computers                 Nov-97             0          52,308       52,308
Tri-Star Machines                    Tewsbury, MA       Manufacturing & Prod.     Aug-96             0          34,176       34,176



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Tri-State Communications, Llc        Tarrytown, NY      Telecommunications        Nov-97             0          30,444       30,444
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          28,892       28,892
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          28,892       28,892
Triton Fuel Group, Inc.              Dallas, TX         Fixtures                  Mar-93             0          57,783       57,783
Triton Fuel Group, Inc.              Dallas, TX         Material Handling         Mar-93             0          37,320       37,320
Triton Fuel Group, Inc.              Dallas, TX         Material Handling         Mar-93             0          37,320       37,320
Triumph Corporation                  Tempe, AZ          Manufacturing & Prod.     Jan-98             0         768,583      768,583
Tropical Screw Products              Miami, FL          Manufacturing & Prod.     Nov-92             0          31,460       31,460
TW Recreational Services, Inc.       Orlando, FL        Telecommunications        Mar-93             0          42,388       42,388
Tyler Cooper                         New Haven, CT      Telecommunications        May-93             0          73,532       73,532
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          39,170       39,170
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          30,544       30,544
Tyler Cooper & Alcorn                New Haven, CT      Computers                 May-93             0          34,673       34,673
Typed Letters Corp.                  Wichita, KS        Manufacturing & Prod.     Sep-92             0         106,105      106,105
Typed Letters Corp.                  Wichita, KS        Manufacturing & Prod.     Sep-92             0          40,019       40,019
Typography Plus                      Dania, FL          Computers                 Apr-96             0          26,129       26,129
U.S. Health Care Reports             Falmouth, ME       Computers                 Jan-97             0          32,331       32,331
U.S. Osiris Corp.                    Dallas, TX         Computers                 Dec-96             0          95,220       95,220
U3S Corp/Dba Must Software           Norwalk, CT        Telecommunications        May-93             0          27,440       27,440
U3S Corp/Dba Must Software           Norwalk, CT        Telecommunications        May-93             0          57,859       57,859
Udderside Dairy Dba                  Pingree, ID        Agriculture               Oct-98             0          43,602       43,602
Ultimate Dog, Inc.  & The Allstar    Pittsburgh, PA     Restaurant                Dec-97             0          55,131       55,131
Ultra Diagnostics, Inc.              Hingham, MA        Medical                   Mar-93             0          41,462       41,462
Ultra Mart, Inc.                     La Grange, GA      Computers                 Nov-97             0          78,341       78,341
Union Camp                           Richmond, VA       Telecommunications        May-93             0          44,735       44,735
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0          38,600       38,600
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0          75,198       75,198
United Credit Counseling Svc.        Columbia, MD       Furniture                 Nov-97             0         177,028      177,028
United Illuminating                  New Haven, CT      Telecommunications        May-93             0          26,306       26,306
United Medical Centers               Eagle Pass, TX     Computers                 Mar-95             0         299,376      299,376
United Way of Connecticut, Inc.      Hartford, CT       Telecommunications        Mar-93             0          43,407       43,407
Universal Seismic Assoc.             Sugerland, TX      Fixtures                  Apr-95             0          26,318       26,318
University Cardiovascular Med.       Los Angeles, CA    Medical                   Dec-97             0          47,444       47,444
University Of Southern Ca            Farmington Hill, MITelecommunications        Nov-96       315,847         195,912      511,759
Uno Mill, Inc.                       Tempe, AZ          Restaurant                Mar-94             0         602,000      602,000
Up Town Body & Fender                Oakland, CA        Automotive                Nov-92             0          32,654       32,654
Urban League of Greater Hartford     Hartford, CT       Telecommunications        Mar-93             0          29,690       29,690
Us Mortgage Reduction, Inc.          Jensen Beach, FL   Computers                 Aug-97             0          35,728       35,728
US Repeating Arms Company, Inc.      New Haven, CT      Telecommunications        May-93             0         219,508      219,508
USI Of Westchester                   Elmsford, NY       Computers                 May-93             0          27,309       27,309
USI, Inc.                            Branford, CT       Telecommunications        May-93             0          61,353       61,353
USX Corp.                            Pittsburgh, PA     Manufacturing & Prod.     Sep-94             0       2,862,296    2,862,296
USX Corp.                            Pittsburgh, PA     Manufacturing & Prod.     Sep-94     1,236,437          49,457    1,285,895



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
Uvalde County Clinic                 Uvalde, TX         Computers                 Apr-96             0          83,134       83,134
V & J Restaurant                     Red Bank, NJ       Restaurant                Jan-98             0          54,863       54,863
Vacation Escape, Inc.                Boca Raton, FL     Telecommunications        Jul-96             0          39,535       39,535
Valley Best Way Building             Spokane, WA        Computers                 Mar-93             0          26,664       26,664
Valley Stream Sch Dist.              Valley Stream, NY  Telecommunications        May-93             0          27,288       27,288
Valve Technologies, Inc.             Houston, TX        Manufacturing & Prod.     Jan-97             0          56,217       56,217
Van Den Bergh Foods Company          Atlanta, GA        Environmental             Feb-93             0          78,864       78,864
Van Gogh Offset Plat Co.             New York, NY       Manufacturing & Prod.     Aug-95             0          40,008       40,008
Van Gorderr Studios Inc              Fairfield, CT      Fixtures                  Aug-95             0          34,638       34,638
Vaxa International Inc.              San Diego, CA      Computers                 Apr-95             0          35,070       35,070
Venerable Companies, Ltd.            New York, NY       Fixtures                  Nov-97             0          38,176       38,176
Venice Bakery Dba,Ronic, Inc.        Garfield, NJ       Restaurant                Nov-97             0          42,899       42,899
Vermont Yankee Nuclear               Brattleboro, VT    Manufacturing & Prod.     Mar-94             0         165,888      165,888
Vertex Group, Inc.                   Los Angeles, CA    Telecommunications        Jan-98             0          26,856       26,856
Veterinary Emergency                 Richmond, VA       Medical                   Dec-96             0          37,865       37,865
Video-It, Inc.                       Culver City, CA    Video Production          Jan-97             0          44,072       44,072
Viking Air Tools, Inc.               Indanapolis, IN    Manufacturing & Prod.     Dec-93             0          89,992       89,992
Viking Air Tools, Inc.               Indianapolis, IN   Manufacturing & Prod.     Jan-94             0         110,663      110,663
Viking Air Tools, Inc.               Indianapolis, IN   Manufacturing & Prod.     Mar-94             0          43,874       43,874
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          56,147       56,147
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          31,568       31,568
Villa Enterprises Ltd.               Morristown, NJ     Restaurant                Mar-93             0          37,513       37,513
Virtuoso Dba, Wm. S. Sparling        Greensboro, NC     Telecommunications        Nov-97             0          29,502       29,502
Visicom Laboratories Inc.            San Diego, CA      Manufacturing & Prod.     Aug-95             0          32,964       32,964
Vitrex Corp.                         Ogden, UT          Computers                 Oct-97             0          27,945       27,945
Vk Prod.s, dba Van Karn              W. Hollywood, CA   Audio Equipment           Nov-96             0          55,145       55,145
Vnr-1 Video Public Relations, Inc.   Arlington, TX      Video Production          Oct-97             0          55,124       55,124
Vogt Construction Co., Inc.          Omaha, NE          Computers                 Mar-95             0          32,368       32,368
Volante's Ranch Market, Inc.         Rancho Santa Fe, CARetail                    Nov-92             0          29,972       29,972
Voyale Corp.                         Cleveland, OH      Computers                 Aug-95             0          34,843       34,843
Vraneberry'S, Inc.                   Brandon, OR        Manufacturing & Prod.     Dec-97             0          59,716       59,716
Waggoner Shumate Printing            Rogers, AR         Printing                  Dec-92        59,662           5,778       65,440
Wagner College                       Staten Island, NY  Environmental             Mar-93             0          44,174       44,174
Waltec American Forgings, Inc.       Waterbury, CT      Computers                 Mar-93             0          26,944       26,944
Wam!Net,Inc.                         Minneapolis, MN    Telecommunications.       Jul-98             0       1,090,768    1,090,768
Wang's International, Inc.           Memphis, TN        Fixtures                  Dec-93       591,042         285,442      876,484
Wang's International, Inc.           Memphis, TN        Material Handling         Dec-92       946,723         333,462    1,280,185
Warren/Kremer/Cmp/Advertising, Inc.  New York, NY       Computers                 Aug-97             0          52,558       52,558
Warren-Taylor Corp.                  New York, NY       Restaurant                Aug-96             0          56,630       56,630
Waterford Hotel Group, Inc.          Waterford, CT      Computers                 Mar-93             0          38,174       38,174
Welding Equip & Supply Corp.         Greenwich, CT      Material Handling         Mar-93             0          50,739       50,739
Well Built Radiator Manufact-        Gardena, CA        Manufacturing & Prod.     Oct-98             0         408,000      408,000
West Coast Video of Falls Church     Falls Church, VA   Computers                 Nov-92             0          32,713       32,713



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31,
1999:



       Original Lessee                                                            Date         Total          Cash       Acquisition
      or Equipment User                Location            Equipment             Purchased   Financing(1)    Expended(2)    Cost(3)
------------------------------------------------------------------------------------------------------------------------------------
West Hollywood Printing & Copy       Los Angeles, CA    Printing                  Jan-97             0          39,918       39,918
Western Franchise Development, Inc.  Dublin, CA         Restaurant                Sep-97             0         284,878      284,878
Western Franchise Development, Inc.  Dublin, CA         Restaurant                Oct-97             0         103,584      103,584
Western Giant Enterprises, Inc.      Los Angeles, CA    Medical                   Dec-97             0          66,888       66,888
Western Interstate Mortgage          Orange, CA         Computers                 Oct-97             0          52,679       52,679
Western Property Financial, Inc.     Irvine, CA         Telecommunications        Feb-93             0          27,205       27,205
Western State Univ. Of So. Ca        Fullerton, CA      Other - Books             Nov-97             0          51,233       51,233
West-Reeves, Inc.                    Waxahatchie, TX    Manufacturing & Prod.     Feb-95             0          34,101       34,101
WFSB TV-3                            Hartford, CT       Telecommunications        May-93             0          65,647       65,647
What's Cooking                       Newport Beach, CA  Computers                 Nov-92             0          31,460       31,460
Whelen Engineering Company           Chester, CT        Telecommunications        May-93             0          85,982       85,982
Whiting Products Inc                 Hamden, CT         Telecommunications        May-93             0          33,153       33,153
William A Schmidt & Sons, Inc.       Chester, PA        Manufacturing & Prod.     Mar-93             0          28,961       28,961
William Carter Company               Shelton, CT        Telecommunications        May-93             0          47,049       47,049
William Pressley & Associates        Cambridge, MA      Computers                 Nov-92             0          25,232       25,232
Willow Oaks Farm, Inc.               Columbia, SC       Restaurant                Dec-96             0          27,674       27,674
WINK Investment Group                Bloomingdale, IL   Restaurant                Nov-92             0          30,388       30,388
Winn Associates, Inc.                Foster City, CA    Copiers                   Aug-94             0          30,026       30,026
Winners Hotel And Casino             Winnemucca, NV     Fixtures                  Apr-98             0         416,159      416,159
Wisconsin Color Press, Inc.          Milwaukee, WI      Printing                  Jan-98             0          47,272       47,272
Wisconsin Truss, Inc.                Cornell, WI        Computers                 Mar-93             0          26,664       26,664
Witter Gas & Oil                     Port Allegany, PA  Fixtures                  Aug-96             0          37,346       37,346
Women's Health Consultants           Chicago, IL        Computers                 Feb-93             0          37,576       37,576
Women's Medical Care                 Newburgh, NY       Medical                   Mar-93             0          30,101       30,101
Woodlawn Construction Co., Inc.      Ashland, VA        Computers                 Oct-97             0          28,217       28,217
Woodway Country Club                 Darien, CT         Telecommunications        Mar-93             0          28,071       28,071
Worcester Brothers Company, Inc.     Baltimore, MD      Manufacturing & Prod.     Mar-93             0          30,735       30,735
World Gym Poughkeepsie, Inc.         Poughkeepsie, NY   Medical                   Mar-93             0          26,500       26,500
World Gym Stamford                   Stamford, CT       Medical                   Mar-93             0          25,883       25,883
World Wide Security Systems          Garden City, NY    Computers                 Dec-97             0          57,336       57,336
Wymore Ob-Gyn                        Windsor, CT        Medical                   Mar-93             0          47,995       47,995
Xerox Corp.                          Webster, NY        Fixtures                  Jan-97       243,065         111,141      354,206
Young Men's Christian Center         Stamford, CT       Fixtures                  Mar-93             0          34,635       34,635
Your Video Productions               Costa Mesa, CA     Video Production          Sep-97             0          48,296       48,296
Yves' Bistro                         Anaheim, CA        Restaurant                Nov-92             0          28,556       28,556
YWC, Inc.                            Monroe, CT         Telecommunications        Mar-93             0          30,856       30,856
Zbr Publications, Inc.               Haverhill, MA      Printing                  Sep-97             0          46,025       46,025
                                     Total Equipment transactions less than $25,000          1,798,978      59,484,352   61,283,329
                                                                                           -----------    ------------ ------------
                                                                                           $80,961,864    $198,363,604 $279,325,468
                                                                                           ===========    ============ ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                        Equipment    Equipment        Total
     Equipment Category                  Leases     Financings      Portfolio
 ---------------------------         ------------  ------------    ------------
 Aircraft                            $ 22,307,742  $    702,508    $ 23,010,250
 Computer Systems                      11,142,951     5,611,135      16,754,086
 Retail Systems                        15,477,428       703,587      16,181,015
 Manufacturing & Production            10,947,365     2,726,101      13,673,466
 Telecommunications                     8,903,369     2,160,452      11,063,821
 Office Furniture & Fixtures            4,915,636     6,105,844      11,021,480
 Restaurant Equipment                   4,627,928     2,717,863       7,345,791
 Medical                                1,700,131     1,487,308       3,187,439
 Automotive                               115,007     2,152,555       2,267,562
 Construction                             428,524     1,165,769       1,594,293
 Miscellaneous                          1,204,982       300,724       1,505,706
 Material Handling                        864,501       616,833       1,481,334
 Sanitation                               974,794        39,750       1,014,544
 Printing                                 454,117       416,761         870,878
 Video Production                         196,982       417,163         614,145
 Office Equipment                          34,985       273,531         308,516
 Copiers                                   90,152       175,105         265,257
 Audio                                    106,365       129,907         236,272
 Photography                              169,549        13,282         182,831
                                     ------------  ------------ ---------------
                                     $ 84,662,508  $ 27,916,178   $ 112,578,686
                                     ============  ============ ===============


                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:

      Original Lessee                                                              Date        Total           Cash      Acquisition
     or Equipment User                Location             Equipment             Purchased  Financing (1)   Expended (2)   Cost (3)
------------------------------------------------------------------------------------------------------------------------------------
21-44 Utopia Parkway Restaurant    Washingtonville, NY   Fixture                    Mar-95           $0         $29,650      $29,650
3 East 48th Restaurant, Inc.       New York, NY          Retail                     Jun-94            0          26,897       26,897
A C Color Separators               Los Angeles, CA       Printing                   Feb-95            0          41,118       41,118
A. I. Leasing  Inc.                Herndon, VA           Aircraft                   Aug-96   18,186,117       1,409,839   19,595,956
A.F. Salciccia, Inc.               Campbell, CA          Retail                     Apr-94            0          27,931       27,931
A.J.L.C. Inc.                      Alamonte Spring, FL   Restaurant                 Dec-95            0          31,118       31,118
A.J.L.C. Inc.                      Altamonte Spring, FL  Restaurant                 Sep-95            0          39,620       39,620
A.W. Chesterton Company            Stoneham, MA          Copiers                    Jan-96      206,026          14,099      220,126
A.W. Chesterton Company            Stoneham, MA          Manufacturing & Prod.      Jan-96      118,415          12,062      130,477
A.W. Chesterton Company            Stoneham, MA          Manufacturing & Prod.      Jan-96      217,267          22,296      239,563
A.W. Chesterton Company            Stoneham, MA          Telecommunications         Jan-96      114,538          11,923      126,461
Act Manufacturing Inc.             Hudson, MA            Computers                  Jan-96      589,879          55,535      645,414
Act Manufacturing Inc.             Hudson, MA            Furniture                  Jan-96       71,318           6,643       77,961
Act Manufacturing Inc.             Hudson, MA            Manufacturing & Prod.      Jan-96      618,516          64,137      682,653
Act Manufacturing Inc.             Hudson, MA            Telecommunications         Jan-96      134,943          14,228      149,172
Action Printech, Inc.              Westland, MI          Printing                   Feb-95            0         163,066      163,066
Ad Press Communications            Greensboro, NC        Printing                   Feb-95            0          54,897       54,897
Ad-Mat Coasters USA, Inc.          Johnson City, TN      Printing                   Feb-95            0          55,658       55,658
Advance Mailing & Fulfillment      Marietta, GA          Printing                   Feb-95            0          32,885       32,885
Advanced Graphics, Inc.            Sandy, UT             Printing                   Feb-95            0          53,999       53,999
Advanco Fore Protection            Montclair, CA         Material Handling          Jul-96            0          44,189       44,189
Advertising Systems, Inc.          Marlton, NJ           Computers                  Jul-96            0          56,727       56,727
Aero Bookbinding                   Sterling, VA          Printing                   Feb-95            0          91,318       91,318
Afc Cable Systems Inc.             New Bedford, MA       Manufacturing & Prod.      Jan-96    2,083,928         233,936    2,317,864
Air Age Images                     Valencia, CA          Computers                  Apr-96            0          26,138       26,138
Alaska Air                         Seatle, WA            Transportation             Mar-95   16,316,603       3,630,337   19,946,940
Alberto's Printing                 San Francisco, CA     Printing                   Feb-95            0          26,813       26,813
Alden Graphics, Inc.               Lincoln Park, MI      Printing                   Feb-95            0          55,763       55,763
Alexander & Alexander              Owings Mills, MD      Computers                  Jan-96    2,699,221         347,976    3,047,197
All Pro Photo Lab,Inc.             River Grove, IL       Printing                   Oct-96            0          53,499       53,499
All Star Printing, Inc.            Woodstock, GA         Printing                   Feb-95            0          51,579       51,579
Allen Printing Co.                 Nashville, TN         Printing                   Feb-95            0         122,663      122,663
Allied Printing Services Inc.      Manchester, CT        Computers                  Jan-96       84,339           7,259       91,598
Allied Printing Services Inc.      Manchester, CT        Manufacturing & Prod.      Jan-96      401,449          54,708      456,157
Alvmar, Inc.                       Lawrence, KS          Agriculture                Mar-95            0          37,934       37,934
American Advertising Federation    Washington, DC        Printing                   Feb-95            0          35,792       35,792
American Foundrymen's Society      Des Plaines, IL       Printing                   Feb-95            0          36,551       36,551
Amvets National Headquarters       Lanham, MD            Printing                   Feb-95            0          29,071       29,071
Anderson Performance Printing      Cookeville, TN        Printing                   Feb-95            0         580,736      580,736
Antoine Bonsorte                   N. Hollywood, CA      Computers                  Aug-96            0          44,049       44,049
ARG Enterprises, Inc.              Newport Beach, CA     Restaurant                 Dec-94            0         583,037      583,037
Arrow Comp, Inc.                   West Boylston, MA     Manufacturing & Prod.      Feb-95            0          55,110       55,110
Artco Printing, Inc.               Boiceville, NY        Printing                   Feb-95            0          69,370       69,370
Artcraft Photo Lab, Inc.           Statesville, NC       Printing                   Feb-95            0          40,079       40,079
Arthur Morgan Publishing Co.       Morton Grove, IL      Computers                  Feb-95            0         237,800      237,800
Asa  Solutions, Inc                Scottsdale, AZ        Computers                  Jan-97            0          39,262       39,262
Atlanta Printing & Design          Smyrna, GA            Printing                   Feb-95            0          48,510       48,510
Augat, Inc.                        Mansfield, MA         Computers                  Mar-95    1,111,386          97,107    1,208,493
Augustin Graphics                  Fullerton, CA         Printing                   Feb-95            0          72,442       72,442



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Aveka, Inc.                        Woodbury, MN          Manufacturing & Prod.     Feb-97            0          49,904       49,904
Bailey Oil Co., Inc.               Heyburn, ID           Material Handling         Mar-95            0         115,273      115,273
Banana Blueprint, Inc.             Costa Mesa, CA        Printing                  Feb-95            0          68,351       68,351
Best Shot, Inc.                    Landover, MD          Printing                  Feb-95            0          43,209       43,209
Bet Inc.                           Atlanta, GA           Construction              Dec-95   16,990,448       5,073,822   22,064,270
Birchwood Marketing Graphics       Rancho Cucamong, CA   Computers                 Feb-95            0          27,414       27,414
Bistro 821 Dba, Mikli Enterprises, Naples, FL            Retail                    Jan-97            0          27,608       27,608
Black Lab, Inc.                    Richmond, VT          Printing                  Feb-95            0          35,945       35,945
Blacktop Industries                Kenova, WV            Manufacturing & Prod.     Aug-95            0          54,335       54,335
Blazing Pages, Inc.                Huntington Beac, CA   Printing                  Feb-95            0         118,039      118,039
Bmg Printing                       Holbrook, NY          Printing                  Feb-95            0         121,201      121,201
Boge/Nelson, Inc.                  Anaheim, CA           Manufacturing & Prod.     Feb-95            0          70,269       70,269
Brenlar Investments, Inc.          Novaro, CA            Furniture                 Oct-94            0         312,090      312,090
Brett Corp.                        San Diego, CA         Printing                  Feb-95            0          33,178       33,178
Brett Corp.                        San Diego, CA         Printing                  Feb-95            0          86,013       86,013
Brevard County School Board        Melbourne, FL         Printing                  Feb-95            0          43,978       43,978
Brian D. Mudd DDS                  Oceanside, CA         Computers                 Aug-95            0          35,593       35,593
Brookville Group, Inc.             Melville, NY          Medical                   May-96            0          37,239       37,239
Brt Video Inc.                     Ft. Lauderdale, FL    Computers                 Nov-95            0          50,193       50,193
Burns & Kent, Inc.                 Atlanta, GA           Printing                  Feb-95            0          25,609       25,609
Bybee Studios                      San Francisco, CA     Computers                 Oct-96            0          30,985       30,985
C&A Industries, Inc.               Omaha, NE             Printing                  Feb-95            0         104,341      104,341
California  Bottling Co.           Auburn, CA            Manufacturing & Prod.     Jan-97            0          34,230       34,230
Camino West Coast Service          Redlands, CA          Computers                 Aug-95            0          32,857       32,857
Carrousel Saloon, Inc.             West Mifflin, PA      Restaurant                Sep-94            0          94,554       94,554
Cartersville Letter Shop, Inc.     Cartersville, GA      Printing                  Feb-95            0          33,952       33,952
Central Typesetting, Inc.          San Diego, CA         Printing                  Feb-95            0         362,431      362,431
Chia Financial Group               Pico Rivers, CA       Retail                    Jan-96            0          30,958       30,958
CIS Corporation                    Montvale, NJ          Telecommunications        Nov-96            0       2,753,118    2,753,118
CIS Corporation                    Collegeville, PA      Telecommunications        Nov-96    8,265,902       2,880,326   11,146,228
Citi Habitats, Inc.                New York, NY          Computers                 Nov-98            0          72,747       72,747
CJ Printing                        Montclair, CA         Printing                  Feb-95            0          63,150       63,150
Clancy's Inc.                      Noblesville, IN       Restaurant                Oct-96            0         618,000      618,000
Coastal Offset Preparations        Santa Ana, CA         Printing                  Feb-95            0          42,061       42,061
Color On Line                      New Berlin, WI        Printing                  Feb-95            0          39,236       39,236
Coloredge, Inc.                    Newport Beach, CA     Printing                  Feb-95            0         185,685      185,685
Colour Concepts                    Riverside, CA         Manufacturing & Prod.     Feb-95            0         183,665      183,665
Colours Printing & Graphics        Irvine, CA            Printing                  Feb-95            0          64,543       64,543
Com/Tech Communication             New York, NY          Manufacturing & Prod.     Aug-95            0          58,004       58,004
Commercial Food Equipment Co.      Tempe, AZ             Computers                 Jan-97            0          33,299       33,299
Compuflex Systems                  Edison, NJ            Computers                 Jun-96            0          99,228       99,228
Concept II Graphics, Inc.          Baltimore, MD         Manufacturing & Prod.     Feb-95            0         117,790      117,790
Coppinger & Affiliates             Cleveland, TN         Printing                  Feb-95            0          47,018       47,018
Copy Corner, Inc.                  San Diego, CA         Printing                  Feb-95            0          25,592       25,592
Corporate Printing, Inc.           Tampa, FL             Printing                  Feb-95            0          30,602       30,602
Creative Directors, Inc.           Coral Gables, FL      Manufacturing & Prod.     Feb-95            0          26,041       26,041
Creative Playthings                Herndon, PA           Manufacturing & Prod.     Jun-95      343,336          35,301      378,637
Creative Playthings Ltd.           Framingham, MA        Manufacturing & Prod.     Jan-96      272,439          30,196      302,634
Creative Playthings Ltd.           Framingham, MA        Material Handling         Jan-96       39,397           4,607       44,004



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Creative Printing & Graphic        Orlando, FL           Printing                  Feb-95            0          26,196       26,196
Crooks Printing Service, Inc.      Hollywood, FL         Printing                  Feb-95            0          27,801       27,801
Crooks Printing Service, Inc.      Hollywood, FL         Printing                  Feb-95            0          29,214       29,214
Cumberland Farms Inc.              Canton, MA            Manufacturing & Prod.     Oct-95            0       3,200,554    3,200,554
Curtin & Pease/Peneco, Inc.        Tampa, FL             Printing                  Feb-95            0          28,549       28,549
Custom Black & White               Santa Ana, CA         Printing                  Feb-95            0          55,227       55,227
D.G.A. Printing, Inc.              Sterling Height, MI   Printing                  Feb-95            0          25,710       25,710
D.S.I. Graphics, Inc.              Irvine, CA            Printing                  Feb-95            0          47,158       47,158
David  Levey                       Concord, CA           Restaurant                Sep-95            0         117,421      117,421
David Levey                        Concord, CA           Restaurant                Aug-95            0          85,143       85,143
Delco Oil, Inc.                    Deland, FL            Fixtures                  Oct-96            0         124,673      124,673
Developmental Dynamics,Inc.        Los Angeles, CA       Furniture                 Nov-98            0          35,500       35,500
Dicon Inc.                         Fairlawn, NJ          Manufacturing & Prod.     Aug-95            0          46,388       46,388
Digit Imaging Centers, Inc.        Minneapolis, MN       Computers                 Feb-95            0         163,080      163,080
Diversifax, Inc.                   Valley Stream, NY     Manufacturing & Prod.     Feb-97            0          59,690       59,690
DJ's Woodshop                      St. Augustine, FL     Computers                 Oct-96            0          33,377       33,377
DLD Partners                       Sand City, CA         Manufacturing & Prod.     Apr-96            0          30,875       30,875
Doran Printing Co. Inc.            New Brunswick, NJ     Manufacturing & Prod.     Aug-95            0          31,505       31,505
Doyle Printing & Offset Co., Inc.  Landover, MD          Printing                  Feb-95            0         126,596      126,596
Draughon Brothers, Inc.            Fayetteville, NC      Audio                     Nov-96            0          59,049       59,049
Duncan Oil Company, Inc.           Beavercreek, OH       Fixture                   Mar-94            0         116,421      116,421
E. John Schmitz & Sons, Inc.       Sparks, MD            Printing                  Feb-95            0          32,377       32,377
E.R.S. Wash Inc.                   Glouster, MA          Restaurant                Nov-95            0          52,487       52,487
Eagle Graphics, Inc.               Wall, NJ              Printing                  Feb-95            0          49,511       49,511
Eberle Communications Group        Mclean, VA            Furniture                 Nov-94            0         119,407      119,407
Economy Motels, Inc.               Shreveport, LA        Fixture                   Jun-94            0          42,320       42,320
Econ-O-Plate, Inc.                 Los Angeles, CA       Printing                  Feb-95            0          39,520       39,520
Econ-O-Plate, Inc.                 Los Angeles, CA       Printing                  Feb-95            0         316,135      316,135
Editran, Inc.                      Milwaukee, WI         Video Prod.               Oct-96            0          31,807       31,807
Edwards Graphic Arts, Inc.         Des Moines, IA        Printing                  Feb-95            0          38,291       38,291
Eka Chemical                       Marietta, GA          Manufacturing & Prod.     Sep-98      526,499       1,402,960    1,929,459
Electric Pencil                    Los Angeles, CA       Computers                 Feb-95            0          37,768       37,768
Electro Graphics                   Fountain Valley, CA   Printing                  Feb-95            0          58,499       58,499
Electronic Publishing Services     Kahului, HI           Printing                  Feb-95            0          88,012       88,012
Eli's, Inc.                        Omaha, NE             Computers                 Feb-95            0          33,797       33,797
Eli's, Inc.                        Omaha, NE             Manufacturing & Prod.     Mar-95            0         410,745      410,745
Eli's, Inc.                        Omaha, NE             Printing                  Feb-95            0         362,433      362,433
Elk Litho Service, Inc.            Fraser, MI            Printing                  Feb-95            0          35,633       35,633
Elmwood Park Physcl Therapy        Elmwood Park, NJ      Medical                   Aug-95            0          38,614       38,614
Enhanced Commnctns                 New Castle, DE        Furniture                 Jul-96            0          50,544       50,544
Entrepreneur, Inc.                 Irvine, CA            Printing                  Feb-95            0          43,448       43,448
Equinox Travel Inc.                Manhasset, NY         Manufacturing & Prod.     Aug-95            0          30,195       30,195
Eurocolor Corp.                    San Francisco, CA     Office Equipment          Aug-95            0          27,724       27,724
Ever Ready Printers                San Francisco, CA     Printing                  Feb-95            0          25,092       25,092
Executive Computer Services        Clearwater, FL        Printing                  Feb-95            0          27,373       27,373
Eye Four Color, Inc.               Marina Del Rey, CA    Printing                  Feb-95            0          47,067       47,067
F & F General Corp.                Brooklyn, NY          Computers                 Aug-95            0          47,752       47,752
Fairfield Center                   East Orange, NJ       Manufacturing & Prod.     Aug-95            0          50,393       50,393
Fender Mender, Inc.                Ft. Lauderdale, FL    Automotive                Jan-97            0          60,969       60,969



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Fidelity Printing Corp.            Saint Petersbur, FL   Printing                  Feb-95            0          33,213       33,213
Fidelity Printing Corp.            Saint Petersbur, FL   Printing                  Feb-95            0          75,061       75,061
Field Fresh Foods Inc.             Inglewood, CA         Restaurant                Feb-97            0          55,524       55,524
Fitch Graphics Ltd.                New York, NY          Printing                  Feb-95            0          62,674       62,674
For Color                          Springfield, IL       Printing                  Feb-95            0          25,014       25,014
Fordick Corp.                      Lenexa, KS            Manufacturing & Prod.     Jan-95            0          28,250       28,250
Fox Family Printing                Las Vegas, NV         Printing                  Feb-95            0         115,553      115,553
Fox Family Printing                Las Vegas, NV         Printing                  Feb-95            0          51,829       51,829
France Croissant, Ltd.             New York, NY          Restaurant                Oct-96            0          52,450       52,450
Frantz Printing Service, Inc.      Dallas, TX            Printing                  Feb-95            0          43,863       43,863
Fredco Manufacturer's              Mission Viego, CA     Computers                 Apr-94            0          26,079       26,079
G & W Enterprises, Inc.            Sacramento, CA        Printing                  Feb-95            0          81,747       81,747
General Computer Corp.             Twinsburg, OH         Computers                 Aug-95            0          46,784       46,784
Gesek's, Inc.                      Glen Burnie, MD       Automotive                Nov-94            0          27,829       27,829
Girardo & Decaro Cardiolo          Philadelphia, PA      Medical                   Aug-95            0          31,874       31,874
Glenville Family Dental            Glenville, NY         Computers                 Aug-95            0          26,209       26,209
Global Graphics, Inc.              Elmhurst, IL          Computers                 Feb-95            0          51,499       51,499
Global Group, Inc.                 Fort Worth, TX        Printing                  Feb-95            0          33,277       33,277
Glory Bound                        Nashville, TN         Printing                  Feb-95            0          51,168       51,168
Gopher State Litho Corp.           Minneapolis, MN       Printing                  Feb-95            0          69,910       69,910
Graphicomm                         San Diego, CA         Printing                  Feb-95            0          26,212       26,212
Graphics Plus Printing, Inc.       Cortland, NY          Printing                  Feb-95            0         260,067      260,067
Great Impressions, Inc.            Nashville, TN         Printing                  Feb-95            0          42,082       42,082
Greece Central School District     North Greece, NY      Printing                  Feb-95            0          41,635       41,635
Grossmont Medical Center           La Mesa, CA           Computers                 Aug-95            0          27,239       27,239
Guffey Enterprises, Inc.           Mammoth Lakes, CA     Retail                    Jul-96            0          31,757       31,757
H.W. Shepherd & Sons, Inc          Richburg, SC          Manufacturing & Prod.     Dec-96            0          38,812       38,812
Hafer Marketing Corp.              Clearwater, FL        Manufacturing & Prod.     Oct-95            0          47,614       47,614
Haig Press, Inc.                   Plainview, NY         Printing                  Feb-95            0          48,906       48,906
Haig's Printing                    Palm Springs, CA      Printing                  Feb-95            0          33,566       33,566
Hamco Corp.                        Poughkeepsie, NY      Printing                  Feb-95            0         443,524      443,524
Hamco Corp.                        Poughkeepsie, NY      Printing                  Feb-95            0          26,382       26,382
Hampton Pediatric Dental           Southampton, NY       Medical                   Aug-95            0          28,955       28,955
Harvard Pinnacle Group             Harvard, MA           Manufacturing & Prod.     Aug-95            0          30,535       30,535
Hauppauge Record Manuf.            Hauppauge, NY         Manufacturing & Prod.     Nov-96            0          65,759       65,759
Healthsmart Inc.                   Ossining, NY          Manufacturing & Prod.     Aug-95            0          36,202       36,202
Heritage Printing & Graphics       Lexington Park, MD    Printing                  Feb-95            0          62,626       62,626
Hodgins Printing Co., Inc.         Batavia, NY           Printing                  Feb-95            0          36,113       36,113
Home Paramount Pest Control Co.    Baltimore, MD         Printing                  Feb-95            0          37,676       37,676
Hotopp Associates Limited          New York, NY          Computers                 Feb-96            0          58,646       58,646
Howard Schwartz Recording          New York, NY          Audio Equipment           Aug-95            0          43,608       43,608
Howard University                  Washington, DC        Printing                  Feb-95            0         125,401      125,401
HSM  Packaging                     Syracuse, NY          Printing                  Feb-95            0          26,008       26,008
Hunt Valley Motor Coach, Inc.      Hunt Valley, MD       Computers                 Mar-95            0          34,977       34,977
Ibbetson Enterprises               Mount Laurel, NJ      Manufacturing & Prod.     Apr-96            0          56,511       56,511
Idom Inc.                          Newark, NJ            Furniture                 Aug-95            0          35,487       35,487
Industrial Printing                Anaheim, CA           Manufacturing & Prod.     Feb-95            0          52,197       52,197
Ink On Paper Printing Co.          Farmington Hill, MI   Printing                  Feb-95            0          37,979       37,979
Inland Color Graphics              Corona, CA            Printing                  Feb-95            0         201,733      201,733



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Inland Color Graphics              Corona, CA            Printing                  Feb-95            0          28,353       28,353
Inland Printworks                  Riverside, CA         Printing                  Feb-95            0         110,604      110,604
Institute Publishing, Inc.         Loganville, GA        Printing                  Feb-95            0         227,055      227,055
Institute Publishing, Inc.         Loganville, GA        Printing                  Feb-95            0          27,568       27,568
Institutional Laundry Services     Lakewood, NJ          Manufacturing & Prod.     Aug-95            0          39,636       39,636
Intellisys Technology Corp.        Fairfax, VA           Printing                  Feb-95            0          28,768       28,768
Interactive Sites, Inc.            Phoenix, AZ           Office Equipment.         Nov-96            0          28,701       28,701
Inter-Link Investment              Visalia, CA           Furniture                 Jun-96            0          55,078       55,078
International Circuits & ComponentsAnaheim, CA           Computers                 Jul-96            0          59,350       59,350
International Software             Frederick, MD         Printing                  Feb-95            0          50,695       50,695
International Software             Frederick, MD         Printing                  Feb-95            0         177,146      177,146
International Software             Frederick, MD         Printing                  Feb-95            0          42,216       42,216
Intersolv, Inc.                    Rockville, MD         Computers                 Dec-94      956,149          99,775    1,055,923
Intersolve, Inc.                   Rockville, MD         Computers                 Mar-95    2,373,543         314,047    2,687,590
Interstate Graphics                Dayton, OH            Printing                  Feb-95            0          58,119       58,119
IPS Corporation                    Gardena, CA           Printing                  Feb-95            0          26,606       26,606
Isons Kwick Printing Center        Winter Park, FL       Printing                  Feb-95            0          36,636       36,636
J & B Finishing                    Tucker, GA            Printing                  Feb-95            0          47,067       47,067
J & M Ventures                     Morgan Hill, CA       Manufacturing & Prod.     Apr-96            0          54,083       54,083
J & M Ventures, Inc.               Morgan Hill, CA       Manufacturing & Prod.     Mar-96            0          46,382       46,382
J & R Graphics, Inc.               Hanover, MA           Printing                  Feb-95            0         207,509      207,509
J K Strauss, Inc.                  Indianapolis, IN      Printing                  Feb-95            0          26,872       26,872
J.M. Rosen Corp.                   Petaluma, CA          Retail                    Jul-96            0          50,375       50,375
Jaguar Litho, Inc.                 Anaheim, CA           Computers                 Feb-95            0         166,979      166,979
Jimmy the Printer                  Upland, CA            Printing                  Feb-95            0          48,982       48,982
John M. Riddle                     Mendota, CA           Medical                   Feb-96            0          58,295       58,295
Joseph Sansevere DMD               Flemington, NJ        Medical                   Aug-95            0          41,026       41,026
JP Graphics & Printing             Lake Elsinore, CA     Printing                  Feb-95            0          27,996       27,996
JRS Trucking, Inc. &  A & J Con.   Springfld Gdns, NY    Material Handling         Jan-97            0          31,079       31,079
K T Press                          Orlando, FL           Printing                  Feb-95            0          49,745       49,745
K.C. Gutenberg, Inc.               Phoenix, AZ           Printing                  Feb-95            0         249,944      249,944
Kaminer & Thomson, Inc.            Charlottesville, VA   Printing                  Feb-95            0         122,579      122,579
Kandall Fabr. & Supply             East Rutherford, NJ   Computers                 Aug-95            0          32,696       32,696
Kennel-Aire, Inc.                  Plymouth, MN          Fixtures                  Nov-96            0          43,777       43,777
Kevin Berg & Assoc., Inc.          Chicago, IL           Office Equipment.         Nov-96            0          57,676       57,676
Keystone Custodian Funds           Boston, MA            Computers                 Mar-95    2,000,558         242,355    2,242,913
Keystone Investment Mgmt Co.       Boston, MA            Computers                 Sep-95      421,324          49,527      470,851
Kilpatrick Graphics                Marietta, GA          Manufacturing & Prod.     Feb-95            0          48,083       48,083
Kilpatrick Graphics                Marietta, GA          Printing                  Feb-95            0          34,382       34,382
Kilpatrick Graphics                Marietta, GA          Printing                  Feb-95            0          34,230       34,230
Kings Smile Dental & Medical       Brooklyn, NY          Medical                   Aug-95            0          34,647       34,647
Knight's Inc.                      Beebe, AR             Retail                    Oct-95            0         128,694      128,694
Knight'S Inc.                      Beebe, AR             Retail                    Jun-95            0         125,141      125,141
Kobayashi Electronics Corp.        Long Beach, CA        Furniture                 Jan-97            0          31,584       31,584
Kochar/Gurprett MD                 Ridley Park, PA       Medical                   Aug-95            0          41,546       41,546
Kohn, Inc.                         Owings Mills, MD      Printing                  Feb-95            0          51,178       51,178
Kolton/Shimlock & Gruss            New York, NY          Medical                   Aug-95            0          29,853       29,853
Korobkin & Associates              Irvine, CA            Computers                 Feb-95            0          25,614       25,614
Kovin Corp., Inc.                  San Diego, CA         Printing                  Feb-95            0          26,330       26,330



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


L.A.W. Development Corp.           N. Miami Beach, FL    Restaurant                Jul-96            0          36,386       36,386
La Grange Printers, Inc.           La Grange, IL         Printing                  Feb-95            0          36,537       36,537
Laberge Printers, Inc.             Orlando, FL           Printing                  Feb-95            0          27,512       27,512
Laguna Graphic Design              Irvine, CA            Printing                  Feb-95            0          25,076       25,076
Laguna Graphics Arts               Irvine, CA            Printing                  Feb-95            0          49,380       49,380
Lasergraphics Printing             Torrance, CA          Printing                  Feb-95            0          45,049       45,049
Laws Technology, Inc.              Hickory, NC           Manufacturing & Prod.     Jul-96            0          46,205       46,205
Leavens Awards Co Inc.             Attleboro, MA         Computers                 Aug-95            0          54,711       54,711
Legend Lithograph                  Van Nuys, CA          Printing                  Feb-95            0          30,884       30,884
Lenexa Dental Group Chartered      Lenexa, KS            Telecommunications        Dec-94            0          35,338       35,338
Lettermen Inc.                     Blane, MN             Manufacturing & Prod.     Sep-95            0          26,525       26,525
Limra International Inc.           Windsor, CT           Computers                 Jan-96      490,477          46,494      536,971
Lisa M Mcconnell, Inc.             San Diego, CA         Printing                  Feb-95            0         104,938      104,938
Litho Impressions, Inc.            Temple Hills, MD      Printing                  Feb-95            0         195,078      195,078
Litho Legends, Inc.                Fairfax, VA           Printing                  Feb-95            0          34,845       34,845
Lodge Laser Graphics               Las Vegas, NV         Printing                  Feb-95            0          40,214       40,214
Lote Enterprises                   Chicago, IL           Restaurant                Feb-96            0          30,415       30,415
Lotus Prod.s Inc                   Atlanta, GA           Video Prod.               Oct-96            0          43,639       43,639
Lowes & Kendis, Inc.               Tustin, CA            Computers                 Feb-95            0         343,309      343,309
M Copiers, Inc.                    San Diego, CA         Printing                  Feb-95            0          58,378       58,378
Mac Press Group, Inc.              Hyde Park, MA         Printing                  Feb-95            0         209,961      209,961
Main Office Supply                 Coshocton, OH         Printing                  Feb-95            0          42,963       42,963
Manufacturer's Products            Warren, MI            Manufacturing & Prod.     Sep-96            0         258,267      258,267
Manufacturers Products Co.         Warren, MI            Manufacturing & Prod.     Dec-95            0         846,717      846,717
Manufacturers Products Co.         Warren, MI            Manufacturing & Prod.     Apr-96            0         218,566      218,566
Marick, Inc.                       Phoenix, AZ           Printing                  Feb-95            0          52,869       52,869
Mario G. Loomis  MD PC             Middletown, NY        Computers                 Aug-95            0          31,252       31,252
Mark Levenson MD                   New York, NY          Medical                   Aug-95            0          37,475       37,475
Mark Popkin MD                     Morristown, NJ        Medical                   Aug-95            0          31,076       31,076
Marsh Printing, Inc.               Gainesville, FL       Printing                  Feb-95            0          28,217       28,217
Mates Graphics Corp.               Clifton, NJ           Computers                 Mar-96            0          36,865       36,865
Max Loftin's Quality Graphics      Santa Ana, CA         Printing                  Feb-95            0         326,634      326,634
Mazhar Elamir MD                   Jersey City, NJ       Medical                   Aug-95            0          41,805       41,805
McK's Tavern dba, Claddagh, Inc.   New Smyrna Bch., FL   Retail                    Feb-97            0          28,212       28,212
Mega Mart Inc.                     Astoria, NY           Retail                    Aug-95            0          45,774       45,774
Mekong Printing                    Santa Ana, CA         Printing                  Feb-95            0         137,276      137,276
Mekong Printing                    Santa Ana, CA         Printing                  Feb-95            0          65,238       65,238
Mel Printing Co., Inc.             Melvindale, MI        Printing                  Feb-95            0          36,206       36,206
Melco Group, Inc.                  Fishers, IN           Printing                  Feb-95            0          36,193       36,193
Meldrum Associates, Inc.           Sommersville, NJ      Computers                 Jul-96            0          29,419       29,419
Merlin Group                       Colorado Spring, CO   Fixtures                  Jul-96            0          44,404       44,404
Met Food Dba, JCA Food Corp        Jamaica, NY           Fixtures                  Jan-97            0          51,937       51,937
Metro Graphics, Inc.               Orlando, FL           Printing                  Feb-95            0          52,588       52,588
Michael Gershanok DDS              Scarsdale, NY         Medical                   Aug-95            0          27,174       27,174
Microtrek Enterprises Inc.         New York, NY          Telecommunications        Jun-95            0          44,888       44,888
Millflow Spice Corp.               Lindenhurst, NY       Manufacturing & Prod.     Aug-95            0          29,345       29,345
Miltburne Drug Co.                 Melrose Park, IL      Retail                    Aug-95            0          33,425       33,425
Mini-Maid Systems, Inc.            Coeur D Alene, ID     Printing                  Feb-95            0         289,781      289,781
Mise En Place Inc.                 Tampa, FL             Computers                 Mar-96            0          27,086       27,086



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Mixed Media Dba, Martin Bamanian   Glendale, CA          Printing                  Feb-97            0          36,547       36,547
Modern Age Business Forms          Phoenix, AZ           Manufacturing & Prod.     Feb-95            0          52,456       52,456
Mohammed Jawed                     Garland, TX           Manufacturing & Prod.     Jun-95            0          31,828       31,828
Monabeth'S, Inc .                  Bluefield, WV         Restaurant                Nov-98            0          27,916       27,916
Monitor, Co.                       Cambridge, MA         Computers                 Jun-95      779,370          58,517      837,887
Moon & Stars Specialty Foods       Los Angeles, CA       Restaurant                Jun-95            0          28,043       28,043
Morgan's Creative Restaurant       Beachwood, OH         Restaurant                Jun-95            0         138,653      138,653
Morris Lithostrippers              Anaheim, CA           Printing                  Feb-95            0          30,619       30,619
Moss Beach Distillery              Moss Beach, CA        Restaurant                Oct-96            0          50,757       50,757
Multi-Image Graphics, Inc.         Buffalo, NY           Manufacturing & Prod.     Feb-95            0         115,349      115,349
My Own Printing Co.                Anaheim, CA           Printing                  Feb-95            0          27,654       27,654
N.Y.C.B.  Enterprises,Inc.         Parsipanny, NJ        Restaurant                Oct-96            0          32,948       32,948
Nanda D'Aleo DDS                   Inwood, NY            Medical                   Aug-95            0          34,230       34,230
Nassau County Eye Associcates      Garden City, NY       Medical                   Aug-95            0          29,907       29,907
National Wire Alloy, Inc.          Fountain Inn, SC      Manufacturing & Prod.     Nov-94            0          33,180       33,180
Nationwide Business Systems        Norcross, GA          Printing                  Feb-95            0          29,922       29,922
Needleworks Inc.                   Millersburg, PA       Manufacturing & Prod.     Aug-95            0          48,740       48,740
Nehoc Enterprises                  Coral Springs, FL     Manufacturing & Prod.     Jul-96            0          53,029       53,029
Network Circuit Technologies       Redmond, WA           Manufacturing & Prod.     Nov-95            0          93,598       93,598
Network Printing, Inc.             Gaithersburg, MD      Manufacturing & Prod.     Feb-95            0          39,297       39,297
News World Communications, Inc.    Washington, DC        Manufacturing & Prod.     Feb-95            0         204,921      204,921
Newscape Technology                Seattle, WA           Computers                 Jul-96            0          61,213       61,213
NFA Corp.                          Chestnut Hill, MA     Manufacturing & Prod.     Jan-96    2,251,872         260,524    2,512,396
Niehaus Ryan Group                 S.San Francisco, CA   Furniture                 Oct-96            0          50,255       50,255
Nix Printing                       Columbus, GA          Printing                  Feb-95            0          41,675       41,675
No Anchovies Italian Restaurant    Palm Beach, FL        Restaurant                Mar-95            0         205,485      205,485
Norman Smith MD                    Florham Park, NJ      Computers                 Aug-95            0          30,802       30,802
Nyt Video News International       Conshohocken, PA      Manufacturing & Prod.     Aug-95            0          25,421       25,421
Oakdale Printing                   Pleasant Ridge, MI    Printing                  Feb-95            0          40,176       40,176
Occupational & Hand Therapy        Orland Park, IL       Manufacturing & Prod.     Aug-95            0          26,237       26,237
Ocean Medical Group PC             Brooklyn, NY          Medical                   Aug-95            0          26,111       26,111
Ohio Clinic For Aesthetic C/O      Westlake, OH          Medical                   Aug-95            0          30,250       30,250
Old Dominion Freight Line          Highpoint, NC         Manufacturing & Prod.     Mar-95      402,443          42,460      444,903
Omni Printing, Inc.                Clearwater, FL        Printing                  Feb-95            0         141,345      141,345
Onfopower Internat'L.,Inc.         Heathrow, FL          Furniture                 Oct-96            0          52,450       52,450
Open Development Corp.             Norwood, MA           Computers                 Apr-96            0          55,125       55,125
Open Development Corp.             Norwood, MA           Computers                 Jun-96            0          53,303       53,303
Orange County Nameplate Co., Inc.  Santa Fe Spring, CA   Printing                  Feb-95            0          35,942       35,942
Orthodontics For Children          Haddonfield, NJ       Medical                   Aug-95            0          27,807       27,807
Output                             San Francisco, CA     Printing                  Feb-95            0          36,829       36,829
Ozark Printing, Inc.               Ozark, MO             Printing                  Feb-95            0          61,954       61,954
Pacific Bagel Partners, L.P.       Rancho Snta Mar, CA   Restaurant                Jan-97            0         304,273      304,273
Pacific Equity Services            Vancouver, WA         Computers                 Jul-96            0          50,127       50,127
Pacific Homes                      Woodland Hills, CA    Telecommunications        Mar-96            0          31,272       31,272
Pacific Homes                      Woodland Hills, CA    Telecommunications        Apr-96            0          32,562       32,562
Pacific West Litho, Inc.           Anaheim, CA           Printing                  Feb-95            0         118,017      118,017
Palm Print, Inc.                   West Palm Beach, FL   Printing                  Feb-95            0          27,921       27,921
Patricia L. Johnson DMD            Philadelphia, PA      Medical                   Aug-95            0          32,381       32,381
Peninsula Blueprint, Inc.          Mountain View, CA     Computers                 Mar-96            0          31,270       31,270



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Peninsula Printing Corporation     Newport News, VA      Printing                  Feb-95            0          37,967       37,967
People'S Value Services, Inc.      West Orange, NJ       Fixtures                  Jan-97            0          25,461       25,461
Performance Press, Inc.            Orlando, FL           Printing                  Feb-95            0          67,956       67,956
Portland General Electric          Portland, OR          Material Hndlng           Dec-98            0       3,801,108    3,801,108
Phillips Prod.s, Inc.              Dallas, TX            Video Prod.               Jun-94            0          82,844       82,844
Phoenix Manufacturers Inc.         Mcallen, TX           Manufacturing & Prod.     Aug-95            0          27,816       27,816
Photo Finish                       Las Vegas, NV         Manufacturing & Prod.     Aug-95            0          26,758       26,758
Pioneer Press, Inc.                Rockville, MD         Printing                  Feb-95            0          49,752       49,752
Platinum Communications Inc.       Dallas, TX            Computers                 Feb-96            0          37,781       37,781
Ponte Vedra Printing, Inc.         Ponte Vedra Bea, FL   Printing                  Feb-95            0          43,480       43,480
Popcorn Press, Inc.                Troy, MI              Printing                  Feb-95            0         150,780      150,780
Post Modern Edit, Inc.             Santa Ana, CA         Video Prod.               Jan-97            0          37,456       37,456
Potomac Press, Inc.                Sterling, VA          Printing                  Feb-95            0          40,861       40,861
Precision Converter                Oxford, PA            Printing                  Feb-95            0          51,328       51,328
Precision Graphics                 Amherst, NY           Printing                  Feb-95            0          36,038       36,038
Precision Pallets & Lumber         Addison, PA           Manufacturing & Prod.     Aug-95            0          33,215       33,215
Precision Pre Press, Inc.          Burke, VA             Printing                  Feb-95            0          61,335       61,335
Press Express, Inc.                Hanover, MD           Printing                  Feb-95            0          35,157       35,157
Prestige Graphics, Inc.            New Berlin, WI        Printing                  Feb-95            0         135,363      135,363
Prestige Graphics, Inc.            Las Vegas, NV         Printing                  Feb-95            0          40,349       40,349
Prestige Graphics, Inc.            New Berlin, WI        Printing                  Feb-95            0          29,542       29,542
Primary Color Systems Corporation  Irvine, CA            Printing                  Feb-95            0          58,058       58,058
Prime Mover                        Irvine, CA            Printing                  Feb-95            0          33,823       33,823
Print Perfect, Inc.                Batavia, IL           Printing                  Feb-95            0          63,112       63,112
Print Rite Printing & Graphics     San Diego, CA         Printing                  Feb-95            0          25,416       25,416
Printastic, Inc.                   Carlsbad, CA          Printing                  Feb-95            0          75,619       75,619
Printing By Rodney                 Campbell, CA          Printing                  Feb-95            0          86,395       86,395
Printing Gallery                   Florence, KY          Printing                  Feb-95            0          77,448       77,448
Printing Impressions, Inc.         Pompano Beach, FL     Printing                  Feb-95            0          31,980       31,980
Prism Printing & Design            Warren, NJ            Printing                  Aug-95            0          35,752       35,752
Professional Litho Art, Inc.       Minneapolis, MN       Printing                  Feb-95            0         111,430      111,430
Professional Packaging             Fairfield, NJ         Manufacturing & Prod.     Aug-95            0          28,250       28,250
Prospect Park Press, Inc.          West Chesterfie, NH   Printing                  Feb-95            0         106,705      106,705
Proteus Typography, Inc.           Palo Alto, CA         Printing                  Feb-95            0          94,788       94,788
Prout/Ross Dds Inc.                Tarzana, CA           Medical                   Aug-95            0          28,304       28,304
PRW Holding Corporation            Greenwich, CT         Retail                    Apr-94            0          27,050       27,050
Psinet Inc.                        Herndon, VA           Telecommunications        Aug-95            0       1,626,078    1,626,078
Quality House Envelope             Grants Pass, OR       Printing                  Feb-95            0          37,306       37,306
Quality Printing Services, Inc.    Athens, TN            Printing                  Feb-95            0          83,981       83,981
Quick Print & Bindery of Florida   Tallahassee, FL       Printing                  Feb-95            0         100,769      100,769
R Martin Printing & Design, Inc.   Costa Mesa, CA        Printing                  Feb-95            0          34,916       34,916
Racing Technology Corp.            Milwaukee, WI         Video Prod.               Nov-96            0          53,819       53,819
Rainbow Printing, Inc.             Marietta, GA          Printing                  Feb-95            0         240,561      240,561
Rainbow Printing, Inc.             Marietta, GA          Printing                  Feb-95            0          29,592       29,592
Rainbow Property Mgt.              West Orange, NJ       Computers                 Aug-96            0          33,658       33,658
Raymond Access Limited             Mansfield, UK         Construction              Aug-98      560,462         142,269      702,731
Reading Cleaner & Tailoring In     Reading, MA           Manufacturing & Prod.     Jun-95            0          43,243       43,243
Rehabilitation Associates          Utica, NY             Manufacturing & Prod.     Aug-95            0          37,152       37,152
Reliance Graphics, Inc.            Marietta, GA          Printing                  Feb-95            0          56,332       56,332



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


River Valley Family Medical        Barryville, NY        Manufacturing & Prod.     Aug-95            0          45,114       45,114
Rmh Sales & Marketing              Wynnewood, PA         Manufacturing & Prod.     Aug-95            0          28,478       28,478
Robertshaw Controls Co.            New Stanton, PA       Manufacturing & Prod.     Oct-95       49,806           5,904       55,711
Robertshaw Controls Co.            Kittery, ME           Manufacturing & Prod.     Oct-95      114,190          14,239      128,428
Roc Communities, Inc.              Ellenton, FL          Manufacturing & Prod.     Aug-96            0          63,149       63,149
Rose Casual Dining Inc.            Newtown, PA           Restaurant                Sep-95            0         268,961      268,961
Royal Business Group, Inc.         Oceanside, CA         Printing                  Feb-95            0         393,783      393,783
Royal Press of Central Florida     Longwood, FL          Printing                  Feb-95            0          44,349       44,349
RPM Color Graphics                 San Diego, CA         Printing                  Feb-95            0          67,066       67,066
RSE, Inc.                          Bakersfield, CA       Printing                  Feb-95            0         184,184      184,184
Ryden, Inc.                        Austin, TX            Printing                  Feb-95            0         111,669      111,669
Santoro Printing                   North Hollywood, CA   Printing                  Feb-95            0          28,846       28,846
Satterwhite Printing Co., Inc.     Richmond, VA          Manufacturing & Prod.     Feb-95            0          41,603       41,603
Scannercraft, Inc.                 Salt Lake City, UT    Computers                 Feb-95            0          98,903       98,903
Schmidt-Fletcher Medical           Newton, NJ            Medical                   Aug-95            0          31,209       31,209
Schonfeld Securities, Inc.         Jericho, NY           Furniture                 Dec-94            0         362,371      362,371
Sciandra Enterprises, Inc.         Jacksonville, FL      Printing                  Feb-95            0          33,110       33,110
Scores International, Inc.         Boston, MA            Audio                     Feb-97            0          25,206       25,206
Scott E. Newman MD PC              Yonkers, NY           Medical                   Aug-95            0          28,054       28,054
Scott-Merriman, Inc.               Dallas, TX            Printing                  Feb-95            0          35,583       35,583
Sentinel Printing Co., Inc.        Saint Cloud, MN       Printing                  Feb-95            0          45,234       45,234
Shasta Graphics, Inc.              El Toro, CA           Printing                  Feb-95            0          35,003       35,003
Shasta Graphics, Inc.              El Toro, CA           Printing                  Feb-95            0         189,656      189,656
Shriji Corp.                       Gallup, NM            Furniture                 Mar-94            0         138,094      138,094
Siebe North Inc.                   Rockford, IL          Manufacturing & Prod.     Sep-95      242,278          23,016      265,294
Siebe North Inc.                   Cranston, RI          Manufacturing & Prod.     Sep-95      151,257          14,561      165,818
Simon/Drabkin & Margulies          New York, NY          Computers                 Aug-95            0          26,705       26,705
Sir Speedy Printing                Canoga Park, CA       Printing                  Feb-95            0          35,056       35,056
Smith Lithographic Arts, Inc.      Tustin, CA            Printing                  Feb-95            0         146,438      146,438
Smithkline Beecham Clinical Labs   Collegeville, PA      Telecommunications        Jun-97            0          78,627       78,627
Snewo Graphics, Inc.               Tempe, AZ             Printing                  Feb-95            0          41,548       41,548
So. Island Medical Associates      Far Rockaway, NY      Medical                   Aug-95            0          26,955       26,955
Somers Leasing Corp.               Somers, NY            Medical                   Feb-97            0          25,817       25,817
Sound Chamber Records              N. Hollywood, CA      Audio                     Jan-97            0          39,986       39,986
Spc Semaan Printing Co., Inc.      Placentia, CA         Printing                  Feb-95            0          57,450       57,450
Spectrum Graphics                  Roswell, GA           Printing                  Feb-95            0          26,888       26,888
Spectrum Press, Inc.               Richmond, VA          Manufacturing & Prod.     Feb-95            0          25,090       25,090
Spectrum Press, Inc.               Richmond, VA          Manufacturing & Prod.     Feb-95            0          72,886       72,886
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          32,051       32,051
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          28,300       28,300
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          48,353       48,353
Spectrum Press, Inc.               Richmond, VA          Printing                  Feb-95            0          98,636       98,636
Speedy Bindery, Inc.               San Diego, CA         Printing                  Feb-95            0          32,003       32,003
Speedy Bindery, Inc.               San Diego, CA         Printing                  Feb-95            0         150,175      150,175
Spindler/Andre & Bellovin          Bayside, NY           Medical                   Aug-95            0          31,398       31,398
St. Bernard R.C. Church            Levittown, NY         Manufacturing & Prod.     Aug-95            0          36,862       36,862
St. George Quality Car Wash, Inc.  St.George, UT         Manufacturing & Prod.     Feb-97            0          25,380       25,380
St. Joseph's University            Philadelphia, PA      Manufacturing & Prod.     Feb-95            0          38,535       38,535
St. Mary's Children                Syosset, NY           Computers                 Jun-94            0          42,682       42,682



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


St. Mary's Children                Syosett, NY           Computers                 Dec-94            0          91,213       91,213
Staines, Inc.                      Somerdale, NJ         Printing                  Feb-95            0          25,209       25,209
Standard-Hart Printing Co., Inc.   Topeka, KS            Manufacturing & Prod.     Feb-95            0         233,870      233,870
Starr Printing Co.                 Casselberry, FL       Printing                  Feb-95            0          25,970       25,970
Staunton-Chow Engineers            Jersey City, NJ       Furniture                 Oct-96            0          52,752       52,752
Sterling Litho                     Placentia, CA         Printing                  Feb-95            0         153,287      153,287
Stinnett Printing                  Maryville, TN         Printing                  Feb-95            0          26,032       26,032
Strube Packing Co.                 Rowena, TX            Restaurant                Jul-96            0          34,204       34,204
Sun Photo                          Morehead City, NC     Printing                  Feb-95            0          48,400       48,400
Supreme Printing Co.               Dallas, TX            Printing                  Feb-95            0         204,496      204,496
Swell Printing                     Irvine, CA            Printing                  Feb-95            0         191,289      191,289
T W Recreational Services, Inc.    Yellowstone Nat, WY   Printing                  Feb-95            0          34,014       34,014
T.B.G. of Flushing, Inc.           Whitestone, NY        Restaurant                Nov-94            0         309,000      309,000
Takahiro Kono, Inc.                Honolulu, HI          Printing                  Feb-95            0          29,220       29,220
Tani Farms, Inc.                   Santa Maria, CA       Manufacturing & Prod.     Oct-96            0          55,551       55,551
Taufig Ahmed                       Ft. Worth, TX         Manufacturing & Prod.     Apr-95            0          27,720       27,720
TBJ Graphic Arts Supply, Inc.      Coventry, RI          Computers                 Feb-95            0          29,602       29,602
Technical Graphics Services        Severna Park, MD      Manufacturing & Prod.     Feb-95            0          38,390       38,390
Technographics                     Pontiac, MI           Printing                  Feb-95            0          89,093       89,093
TeleProd. Systems                  Santa Monica, CA      Video Prod.               Nov-98            0          49,592       49,592
Tendler Printing, Inc.             Mableton, GA          Printing                  Feb-95            0         104,956      104,956
Terrapin Cleaners, Inc.            Ft. Lauderdale, FL    Manufacturing & Prod.     Sep-94            0          27,001       27,001
Terry W. Slaughter DDS             Salinas, CA           Computers                 Aug-95            0          40,120       40,120
Terry'S Autobody & Paint           Oceanside, CA         Computers                 Aug-95            0          27,953       27,953
Texas Utilities Services Inc.      Dallas, TX            Telecommunications        Mar-97            0          46,349       46,349
Texas Utilities Services Inc.      Dallas, TX            Telecommunications        Mar-97      186,715          31,830      218,545
Texas Utilities Services, Inc.     Dallas, TX            Telecommunications        Dec-97            0         139,209      139,209
Tex-World, Inc.                    Marietta, GA          Manufacturing & Prod.     Oct-96            0          50,287       50,287
The Art Department of Rome         Rome, GA              Printing                  Feb-95            0          30,291       30,291
The Automobile Club of Missouri    Saint Louis, MO       Manufacturing & Prod.     Feb-95            0         113,154      113,154
The Bagel Peddler Inc.             Tallahassee, FL       Restaurant                Nov-95            0          42,669       42,669
The Barton-Gillet Co., Inc.        Baltimore, MD         Computers                 Feb-95            0          36,207       36,207
The Big Room                       Irvine, CA            Printing                  Feb-95            0         124,780      124,780
The Elson Sudi Corporation         Pittsburgh, PA        Printing                  Feb-95            0          25,669       25,669
The Fisher Co.                     Grand Rapids, MI      Printing                  Feb-95            0          25,456       25,456
The Fisher Co.                     Grand Rapids, MI      Printing                  Feb-95            0          96,944       96,944
The Foxboro Company                Foxboro, MA           Computers                 Mar-95    2,719,251         344,980    3,064,231
The Foxboro Company                Foxboro, MA           Computers                 Jun-95    1,226,129          88,589    1,314,718
The Foxboro Company                Foxboro, MA           Manufacturing & Prod.     Dec-94    2,208,437         318,179    2,526,616
The George Group Inc.              Dallas, TX            Audio Equipment           Feb-96            0          47,167       47,167
The Grand Union Company            Wayne, NJ             Retail                    Mar-94            0         285,267      285,267
The Monitor Company                Cambridge, MA         Computers                 Mar-95    2,436,477         196,773    2,633,250
The Print Shop                     Orlando, FL           Printing                  Feb-95            0          42,838       42,838
The Print Shop                     Orlando, FL           Printing                  Feb-95            0          44,990       44,990
The Printery                       Greensboro, NC        Printing                  Feb-95            0          30,954       30,954
The Printing Gallery               Florence, KY          Printing                  Feb-95            0          39,198       39,198
The Printing Standard Corp.        Kennesaw, GA          Printing                  Feb-95            0          36,554       36,554
The Printmaker Ltd.                Santa Fe, NM          Manufacturing & Prod.     Feb-95            0          37,174       37,174
The Proceres Companies, Inc.       Savage, MD            Construction              Nov-94            0          32,848       32,848



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


The West Company                   Lionville, PA         Manufacturing & Prod.     Mar-95      754,335         100,354      854,689
The World & News Communications    Washington, DC        Computers                 Feb-95            0         107,248      107,248
Thorpe Printing Services, Inc.     Marysville, MI        Printing                  Feb-95            0         499,345      499,345
Thunder Audio Inc.                 Lincoln Park, MI      Audio Equipment           Jan-96            0          61,281       61,281
Thunderbird Press                  Titusville, FL        Printing                  Feb-95            0          90,708       90,708
TJ Printing, Inc.                  New Berlin, WI        Printing                  Feb-95            0          40,678       40,678
TLC Printing & Copying Co., Inc.   Metairie, LA          Printing                  Feb-95            0          50,498       50,498
Tollgate Laundry Ctr               Groton, CT            Manufacturing & Prod.     Aug-96            0          43,057       43,057
Tomken Die Cutting, Inc.           Opa Locka, FL         Printing                  Feb-95            0          47,916       47,916
Trade Bindery, Inc.                Fort Lauderdale, FL   Manufacturing & Prod.     Feb-95            0          26,310       26,310
Trade Bindery, Inc.                Fort Lauderdale, FL   Printing                  Feb-95            0          39,030       39,030
Truck Toys, Inc.                   Sedro Wooley, WA      Automotive                Jul-96            0          34,777       34,777
Turning Point Rock, Llc  Dba       Denver, CO            Manufacturing & Prod.     Nov-98            0          45,997       45,997
Twin Rivers Printing               Madison, NC           Manufacturing & Prod.     Feb-95            0          45,105       45,105
Typography Plus, Inc.              Dania, FL             Printing                  Feb-95            0          38,994       38,994
Ultrasound Health Systems          Brooklyn, NY          Medical                   Aug-95            0          29,194       29,194
Ultrasound Hlth.Sys Inc.           Brooklyn, NY          Medical                   Oct-96            0          48,823       48,823
United Consumers Club              San Diego, CA         Telecommunications        Jan-97            0          37,437       37,437
Universal Press Ltd.               San Clemente, CA      Printing                  Feb-95            0          34,585       34,585
Universal Press Ltd.               San Clemente, CA      Printing                  Feb-95            0          30,290       30,290
University Residential             Bridgeport, CT        Furniture                 Jun-96            0          58,986       58,986
Unlimited Design Resources, Inc.   Lawrenceville, GA     Manufacturing & Prod.     Jan-97            0          42,362       42,362
US Exterior Distributors           Phoenix, AZ           Telecommunications        Apr-96            0          33,478       33,478
U-Save Auto Rental of America      Hanover, MD           Printing                  Feb-95            0          38,371       38,371
V I P Printing, Inc.               Hauppauge, NY         Printing                  Feb-95            0          44,860       44,860
Versatype, Inc.                    Long Beach, CA        Printing                  Feb-95            0          39,883       39,883
Video Plaza                        Milford, CT           Furniture                 Mar-95            0          29,923       29,923
Viking Bakery dba, BCR Viking Bake Denville, NJ          Restaurant                Jan-97            0          27,938       27,938
Viking Color Separations, Inc.     Fairfield, CT         Printing                  Feb-95            0          79,584       79,584
Village Of Freeport Inc.           Freeport, NY          Office Equipment          Aug-95            0          39,090       39,090
Vinings Printing Co., Inc.         Atlanta, GA           Printing                  Feb-95            0          44,873       44,873
Vinro, Inc.                        Albuquerque, NM       Printing                  Feb-97            0          45,331       45,331
W C G P, Inc.                      Van Nuys, CA          Printing                  Feb-95            0          63,728       63,728
Warners,A Div.Of Warnaco           Bridgeport, CT        Fixtures                  Nov-96            0          27,722       27,722
Warren & Stiles, Inc.              Calhoun, GA           Printing                  Feb-95            0          58,612       58,612
Wayne Provision Co.                Vernon, CA            Manufacturing & Prod.     Apr-96            0          56,374       56,374
Wegman Companies, Inc.             Rochester, NY         Computers                 Nov-94            0         103,000      103,000
Westcott Press, Inc.               Altadena, CA          Printing                  Feb-95            0         316,150      316,150
Westwind Forms & Graphics          San Diego, CA         Printing                  Feb-95            0          28,787       28,787
Wholesale Printers, Inc.           Norfolk, VA           Printing                  Feb-95            0          27,575       27,575
Wilderness Plantation Holdings     Jane Lew, WV          Furniture                 Feb-97            0          49,667       49,667
Winnett Motels, Inc.               Asheville, NC         Fixture                   Sep-94            0          32,998       32,998
Winterhawk Graphics, Inc.          Hunt Valley, MD       Printing                  Feb-95            0         132,666      132,666
Wissing's, Inc.                    San Diego, CA         Printing                  Feb-95            0         131,986      131,986
Woodbridge Stereo                  Woodbridge, NJ        Computers                 Aug-95            0          38,287       38,287
Woodfine Printing Co., Inc.        Buffalo, NY           Printing                  Feb-95            0          26,646       26,646
XL Graphics, Inc.                  Phoenix, AZ           Printing                  Feb-95            0         105,295      105,295
York International Corp.           New York, NY          Telecommunications        Aug-95            0          37,252       37,252
Young Phillips                     Clemmons, NC          Computers                 Feb-95            0          29,055       29,055



                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1999:


Z T  Enterprisess, Inc.            Irving, TX            Manufacturing & Prod.     Apr-95            0          35,670       35,670
                                   Total Equipment transactions less than $25,000              168,351      11,009,432   11,177,783
                                                                                           -----------     ----------- ------------
                                                                                           $89,885,389     $76,226,372 $166,111,761
                                                                                           ===========     =========== ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                   Equipment       Equipment           Total
     Equipment Category              Leases        Financings        Portfolio
--------------------------       -------------     -----------     ------------
Aircraft                         $ 19,100,646              $ 0     $ 19,100,646
Manufacturing & Production         15,932,643          681,281       16,613,924
Telecommunications                 12,937,308          141,836       13,079,144
Computer Systems                    4,945,173          497,605        5,442,778
Restaurant Equipment                  915,355          374,883        1,290,238
Printing                            1,054,726          138,821        1,193,547
Office Furniture & Fixtures           758,674           19,249          777,923
Construction                          702,731                0          702,731
Medical                                     0          667,625          667,625
Retail Systems                        273,560           71,221          344,781
Material Handling                     129,488          153,542          283,030
Video Production                       49,592                0           49,592
Audio                                       0           42,338           42,338
Office Equipment                            0           37,951           37,951
                                 ------------      -----------     ------------
                                 $ 56,799,896      $ 2,826,352     $ 59,626,248
                                 ============      ===========     ============


                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1999:

     Original Lessee                                                              Date         Total           Cash      Acquisition
    or Equipment User              Location               Equipment            Purchased   Financing (1)  Expended (2)     Cost (3)
------------------------     -------------------     ---------------------     ---------   -------------  ------------   -----------

Agripac, Inc.                Salem, OR               Agriculture                 Nov-98              0       $201,725       201,725
AJK Associates               Islandia, NY            Manufacturing & Prod.       Oct-96              0        $56,361        56,361
Alexander & Alexander        Owings Mills, MD        Computers                   Jan-96      2,805,739       $366,163     3,171,902
All Car Distributors         Antigo, WI              Automotive                  Aug-96              0       $147,658       147,658
All Car Distributors         Antigo, WI              Automotive                  May-96              0       $129,745       129,745
All Car Distributors         Antigo, WI              Automotive                  May-96              0        $25,122        25,122
All Car Distributors         Antigo, WI              Automotive                  Mar-96              0       $101,445       101,445
Alpha 1 Products Inc,        Hauppauge, NY           Computers                   Oct-96              0        $36,546        36,546
America Online , Inc.        Dulles, VA              Computers                   Jun-97     11,770,673       $714,189    12,484,862
America Online, Inc.         Dulles, VA              Computers                   Feb-97      5,574,241       $801,620     6,375,861
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,186,815       $301,047     3,487,862
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,687,562       $348,351     4,035,913
ANS Communications, Inc.     Purchase, NY            Computers                   Oct-97      3,798,716       $358,851     4,157,568
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,141,857       $193,993     2,335,849
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,386,664       $217,433     2,604,096
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,457,862       $223,919     2,681,781
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      2,681,039       $244,251     2,925,291
ANS Communications, Inc.     Purchase, NY            Manufacturing & Prod.       Dec-97      3,641,398       $329,809     3,971,208
Arcade Printing Services     North Highlands, CA     Printing                    Nov-96              0        $27,652        27,652
Arcade Textiles, Inc.        Rock Hill, SC           Manufacturing & Prod.       Aug-96              0       $116,364       116,364
Audio By The Bay             Garden Grove, CA        Audio                       Aug-96              0        $59,925        59,925
Automotive Sevice & Parts    Wilmington, OH          Automotive                  Sep-96              0        $33,062        33,062
AZ 3, Inc.                   Vernon, CA              Manufacturing & Prod.       Feb-98              0       $523,640       523,640
Bio-Medical Devices, Inc.    Irvine, CA              Manufacturing & Prod.       May-96              0        $40,310        40,310
Blount Inc.                  Montgomery, AL          Computers                   Jan-96        471,271        $37,083       508,354
Boca Tecca Cleaners          Boca Raton, FL          Manufacturing & Prod.       Sep-96              0        $53,029        53,029
C & C Finishing              No. Babylon, NY         Manufacturing & Prod.       Sep-96              0        $25,792        25,792
C. Kirk Root Designs         Austin, TX              Manufacturing & Prod.       Nov-98              0        $32,207        32,207
C.J. Menendez Co.            Miami, FL               Construction                May-96              0        $50,702        50,702
C.M. Repographics, Inc.      Las Vegas, NV           Reprographics               Jul-96              0        $44,804        44,804
C.P. Shades Inc.             Sausalito, CA           Manufacturing & Prod.       Mar-96              0       $247,608       247,608
Car Tech Of Gwinnett, Inc.   Roswell, GA             Automotive                  Nov-98              0        $49,565        49,565
Carlos Remolina, Md          Roselle, NJ             Medical                     Dec-96              0        $55,028        55,028
Carnival Cruise Lines        Miami, FL               Computers                   Jun-96        877,527        $77,826       955,353
CCI Diversified, Inc.        Newport Beach, CA       Computers                   Jul-96              0        $57,766        57,766
CID Hosiery Mills, Inc.      Lexington, NC           Manufacturing & Prod.       Oct-96              0        $47,658        47,658
CIS Corp.                    Jersey City, NJ         Telecommunications          Nov-96      3,870,877     $1,319,304     5,190,181
Cleaners Plus                Boca Raton, FL          Manufacturing & Prod.       Oct-96              0        $63,937        63,937
Comm. Task Group,Inc.        Buffalo, NY             Telecommunications          Oct-96              0        $51,470        51,470
Comshare Inc.                Ann Arbor, MI           Computers                   Sep-96              0       $426,019       426,019
Continental Airlines         Houston, TX             Aircraft                    Jul-97     13,102,299     $1,663,700    14,765,999
Continental Airlines         Houston, TX             Aircraft                    Dec-96      9,309,759     $2,462,884    11,772,643
Creative Financial Svcs      Fayetteville, NC        Computers                   Jul-96              0        $37,193        37,193




                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31,
1999:


Creative Host Services, Inc. San Diego, CA           Furniture                   Dec-98              0       $476,294       476,294
Csk Auto, Inc.               Phoenix, AZ             Other                       Aug-98              0        $53,429        53,429
Csk Auto, Nc.                Phoenix, AZ             Other                       Oct-98              0        $53,429        53,429
CT Plastics & Fabrications   Simsbury, CT            Manufacturing & Prod.       Oct-96              0        $39,769        39,769
C-Town Supermarket Dba Lye   Astoria, NY             Retail                      Oct-98              0        $95,463        95,463
Dads Farms                   Henderson, NE           Agriculture                 Oct-96              0        $50,835        50,835
DCR Communications Inc.      Washington, DC          Furniture                   Feb-96              0       $123,781       123,781
Diagnostic Health Systems,   Lakewood, NJ            Medical                     Nov-98              0        $26,752        26,752
Digio,  Inc.                 Woodland Hills, CA      Computers                   Sep-96              0        $45,176        45,176
Direct Technologies          Suwanee, GA             Telecommunications          Mar-97              0       $232,862       232,862
Dryclean USA Dba Osmar,Inc   Miami, FL               Manufacturing & Prod.       Nov-96              0        $61,964        61,964
Eka Chemicals                Marietta, GA            Manufacturing & Prod.       Sep-98      1,052,998     $2,921,688     3,974,685
Environmental Resources      Epping, NH              Material Handling           Dec-96              0        $55,854        55,854
Federal Express Corp.        Memphis, TN             Aircraft                    Aug-96     34,973,585     $7,229,208    42,202,793
First Consumer Funding       Kenilworth, NJ          Computers                   Oct-96              0        $43,207        43,207
Florida Power Corporation    St Petersburgh, FL      Telecommunications          Mar-97              0       $243,016       243,016
Forsyth & Associates, Inc.   West Covina, CA         Transportation              Dec-98              0        $69,219        69,219
G & G Amusement              Commerce, CA            Computers                   Sep-96              0        $27,375        27,375
Golden Blasting, Inc.        Windham, NH             Manufacturing & Prod.       Oct-96              0        $58,322        58,322
Golden City Chinese          Margate, FL             Restaurant                  Dec-96              0        $42,104        42,104
Golden Corral Corporation    Raleigh, NC             Furniture                   Nov-98              0       $431,468       431,468
Golden Pharmaceutical        Golden, CO              Computers                   Apr-96              0        $56,357        56,357
Greg Street Plating & Metal  Sparks, NV              Fixture                     Nov-98              0        $60,509        60,509
Grupo Aunt Chilada's ,LLC    Phoenix, AZ             Retail                      Nov-98              0        $60,028        60,028
Haemonetics Corp.            Braintree, MA           Telecommunications          Nov-96              0        $36,529        36,529
Hastings                     London, England         Computers                   Jun-98     27,402,357     $3,016,036    30,418,393
Headway Technologies, Inc.   Milpitas, CA            Manufacturing & Prod.       Nov-98              0       $155,952       155,952
Heartland Christian Center   Orlando, FL             Video Production            Dec-98              0        $29,679        29,679
High Bluff Construction Co.  Tempe, AZ               Computers                   Oct-98              0        $77,034        77,034
Hollywood Recording Srvcs    Hollywood, CA           Audio                       Nov-96              0        $45,631        45,631
Horizon Financial Corp       Fairfield, NJ           Computers                   Oct-96              0        $54,008        54,008
ICT Group, Inc.              Langhorne, PA           Furniture                   Aug-96        173,406        $61,034       234,440
ICT Group, Inc.              Langhorne, PA           Furniture                   Aug-96        211,809        $61,034       272,843
Infinity Studios, Inc.       Brooklyn, NY            Audio                       Jul-96              0        $53,561        53,561
Intersolv Inc.               Rockville, MD           Computers                   Jan-96        576,678        $47,155       623,834
IVL, Inc.                    Minneapolis, MN         Computers                   Jul-96              0        $49,526        49,526
J.C. Penney, Inc.            Plano, TX               Office Equipment            Jun-96      2,199,583       $406,402     2,605,985
Kent-Transamericas           Brooklyn, NY            Computers                   Aug-96              0        $34,946        34,946
Kim Hannaford, Dds           Los Alamitos, CA        Medical                     Apr-96              0        $38,775        38,775
Knoxville Men's Medical      Knoxville, TN           Medical                     Oct-96              0        $42,156        42,156
La Dolce Vita Of Mt Ver.     Mount Vernon, NY        Restaurant                  Oct-96              0        $26,952        26,952
LAN Chile                    Chicago, IL             Aircraft                    Mar-98     11,752,300     $1,457,821    13,210,121
Leomar Miami, Inc.           Miami, FL               Retail                      Jul-96              0        $43,506        43,506




                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31,
1999:


Life Pro Financial Services  Solano Beach, CA        Furniture                   Nov-98              0        $37,114        37,114
Lindy Bixby Dds              Capitola, CA            Medical                     Oct-96              0        $27,794        27,794
Long Beach Acceptance        Oradell, NJ             Computers                   Sep-96              0       $721,382       721,382
Market Service, Inc.         Great Neck, NY          Telecommunications          Sep-96              0        $48,898        48,898
Mazda Motors of America, Inc.Irvine, CA              Computers                   Mar-97      5,874,729       $915,766     6,790,495
Michael Stephenson           Evanston, IL            Photography                 Aug-96              0        $35,648        35,648
Miracle Mortgage             Orem, UT                Computers                   Jul-96              0        $98,589        98,589
MNP Enterprises              Miami Lakes, FL         Retail                      Sep-96              0        $27,556        27,556
Modern Planning LI, Inc.     Brooklyn, NY            Computers                   Dec-96              0        $57,324        57,324
Nashville Men's Medical      Nashville, TN           Medical                     Oct-96              0        $42,161        42,161
New Horizons Computer        Fairborn, OH            Computers                   Sep-96              0        $53,974        53,974
Newport Shores Financial     Mission Viego, CA       Furniture                   Jul-96              0        $55,093        55,093
Northgate Communications,    Santa Monica, CA        Computers                   Dec-98              0        $74,565        74,565
Occidental                   Los Angeles, CA         Vessels                     Mar-97      5,853,364     $3,708,501     9,561,865
OEO, Inc.                    Springfield, VA         Telecommunications          Mar-97        160,103       $215,453       375,556
Pacific Bagel Partners       Rancho St. Margarita, CARestaurant                  Sep-96              0       $309,000       309,000
Pat's Bug Shop               Donalds, SC             Automotive                  Oct-96              0        $53,596        53,596
Peppino's Inc.               Irvine, CA              Restaurant                  Aug-96              0        $31,171        31,171
Petsmart, Inc.               Pheonix, AZ             Fixtures                    Dec-97              0     $2,658,049     2,658,049
Petsmart, Inc.               Phoenix, AZ             Fixture                     Jul-98              0       $362,790       362,790
Petsmart, Inc.               Phoenix, AZ             Furniture                   Sep-98              0     $3,250,130     3,250,130
Petsmart, Inc.               Phoenix, AZ             Furniture                   Oct-98              0     $2,017,116     2,017,116
Photocircuits                Glen Cove, NY           Computers                   Aug-96              0     $1,995,051     1,995,051
Pollinaise Intimate Apparel  Boyertown, PA           Computers                   Aug-96              0        $48,000        48,000
Press Point, Inc.            New York, NY            Furniture                   Dec-98              0       $377,788       377,788
Progressive Technology       Miami, FL               Manufacturing & Prod.       Sep-96              0        $32,397        32,397
Progrssve Extrsn Die Corp    Anahiem, CA             Manufacturing & Prod.       Dec-96              0        $46,832        46,832
Quality Baking, LLC          Maplewood, MO           Furniture                   Jul-96              0       $283,250       283,250
Quality Baking, LLC          Maplewood, MO           Furniture                   Sep-96              0       $315,404       315,404
R.B. Apparel Co., Inc.       Hialeah, FL             Manufacturing & Prod.       Sep-96              0        $46,114        46,114
Rainbow Abstracts Group      Glandale, CA            Video Production            Oct-96              0        $56,347        56,347
Ral III Trading Inc.         Biloxi, MS              Manufacturing & Prod.       Oct-96              0        $51,077        51,077
Rapid Link, Inc.             Atlanta, GA             Computers                   Dec-98              0       $102,237       102,237
Rehab Excel, Inc.            Lafayettle, CO          Computers                   Dec-96              0        $34,545        34,545
Roger Doss Catering, Inc.    Lyndhurst, NJ           Restaurant                  Dec-96              0        $29,222        29,222
Rowan Companies              Memphis, TN             Oil Rig                     Aug-96     12,325,000       $369,750    12,694,750
Sabena                       Chicago, IL             Aircraft                    Nov-97     $1,832,359     $1,979,380    $3,811,739
Sabena                       Manhasset, NY           Aircraft                    Aug-98              0     $1,236,010     1,236,010
Sabena                       Manhasset, NY           Aircraft                    Sep-98              0     $1,472,720     1,472,720
Sabreliner Corporation       St Louis, MO            Fixture                     Dec-98              0     $1,070,958     1,070,958
Seacor Smit, Inc.            Houston, TX             Vessels                     Sep-97     12,825,000     $4,793,150    17,618,150
Seacor Smit, Inc.            Houston, TX             Vessels                     Jan-98     14,232,634     $4,822,366    19,055,000
Seacor Smit, Inc.            Houston, TX             Vessels                     Mar-98     11,742,000     $2,935,500    14,677,500




                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31,
1999:


Siamac A. Najah              Redondo Beach, CA       Video Production            Jul-96              0        $51,970        51,970
Sportscare Specialists       Troy, MI                Medical                     Sep-96              0        $29,411        29,411
Steamtech Environmental      Bakersfield, CA         Enviromental                Sep-96              0        $55,557        55,557
Stratford Studios            Phoenix, AZ             Printing                    Sep-96              0        $42,525        42,525
Sturgeon & Sturgeon,DDS      West Hills, CA          Medical                     Nov-96              0        $61,736        61,736
Sunfire Prod. Dba Sequoia    Aspen, CO               Video Production            Oct-96              0        $46,760        46,760
Tejas Tubular Processing,    Houston, TX             Manufacturing & Prod.       Dec-98              0       $102,971       102,971
Third Coast Productions      Ft. Worth, TX           Video Production            Aug-96              0        $52,682        52,682
Threespace Imagery           Reseda, CA              Computers                   Oct-96              0        $53,169        53,169
Tierce, Inc.                 Fort Worth, TX          Medical                     Jun-96              0        $33,310        33,310
Title Escrow Inc.            Nashville, TN           Computers                   Oct-96              0        $51,946        51,946
Traceanalysis, Inc.          Lubbock, TX             Medical                     Nov-98              0        $71,196        71,196
Tucson Bagel Company, LLC    Brainerd, MN            Restaurant                  Mar-96              0       $261,319       261,319
Tucson Bagel Company, LLC    Brainerd, MN            Restaurant                  Sep-96              0       $298,886       298,886
Uinta Brewing Company        Salt Lake City, UT      Manufacturing & Prod.       May-96              0       $183,600       183,600
United Consumers Club        Fishkill, NY            Telecommunications          Dec-96              0        $48,670        48,670
United Consumers Club        Elmsford, NY            Telecommunications          Oct-96              0        $48,670        48,670
Visual Impulse Co.           Quincy, FL              Computers                   Dec-96              0        $40,635        40,635
Wal-Mart Stores,Inc.         Bentonville, AR         Material Handling           Oct-96      1,751,640     $2,939,819     4,691,459
Waterwrks Restaurant         Winooski, VT            Retail                      May-96              0        $33,323        33,323
Westover Investment Corp     Richmond, VA            Computers                   Dec-96              0        $26,625        26,625
WH Smith Limited             London, England         Retail                      Mar-97     20,049,773     $1,495,109    21,544,881
White's Pastry Shop, Inc.    Brockton, MA            Restaurant                  Nov-98              0        $27,655        27,655
                             Total Equipment transactions less than $25,000                          0        972,160       972,160
                                                                                          ------------    -----------  ------------
                                                                                          $236,753,616    $74,628,068  $311,381,684
                                                                                          ============    ===========  ============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at March 31, 1999 pursuant to leases or which secure its Financing Transactions.


                                      Equipment     Equipment         Total
    Equipment Category                 Leases       Financings      Portfolio
---------------------------         ------------   -----------    ------------
Aircraft                            $ 90,952,788            $0    $ 90,952,788
Computer Systems                      49,997,030        74,565      50,071,595
Vessels                               49,855,000             0      49,855,000
Retail Systems                        20,977,388       143,862      21,121,250
Manufacturing & Production            18,652,318       183,663      18,835,981
Office Furniture & Fixtures           13,654,898     1,239,209      14,894,107
Energy                                12,325,000             0      12,325,000
Automotive                             6,620,192        49,565       6,669,757
Telecommunications                     4,572,054        60,054       4,632,108
Medical                                3,898,595             0       3,898,595
Office Equipment                       2,764,522             0       2,764,522
Miscellaneous                          1,683,966       152,823       1,836,789
                                   -------------   -----------   -------------
                                   $ 275,953,751   $ 1,903,741   $ 277,857,492
                                   =============   ===========   =============

                                    TABLE VI
               Acquisition of Equipment - Current Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Income Fund Eight-A at March 31, 1999:

    Original Lessee                                                        Date             Total             Cash       Acquisition
   or Equipment User           Location          Equipment               Purchased      Financing (1)     Expended (2)     Cost (3)
------------------------------------------------------------------------------------------------------------------------------------
Petsmart, Inc.               Phoenix, AZ       Furniture                   Oct-98                0                0         958,962
Petsmart, Inc.               Phoenix, AZ       Furniture                   Dec-98               $0               $0      $1,567,526
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        3,990,257          327,073       4,317,330
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,427,213          362,889       4,790,102
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,090,551          335,299       4,425,850
Oxford Health Plans, Inc.    Norwalk, CT       Computers                   Dec-98        4,016,690          329,240       4,345,930
Pharma Print, Inc.           Irvine, CA        Manufacturing & Prod.       Mar-99        1,408,127          278,708       1,686,834
Pharma Print, Inc.           Irvine, CA        Manufacturing & Prod.       Mar-99          448,408           88,752         537,160
Sabena Belgian World Airways Manhasset, NY     Aircraft                    Mar-99                0                0       3,067,695
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0       5,222,100
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         962,760
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         750,668
Amazon.Com                   Seattle, WA       Computers                   Mar-99                0                0         751,788
BP Amoco Corp Dba Bp Oil Co. Cleveland, OH     Vessel                      Mar-99        7,294,424        6,015,821      13,310,245
America West                 Tempe, AZ         Aircraft                    Mar-99       10,069,375        3,629,625      13,699,000
Portland General Electric    Portland, OR      Material Handling           Mar-99        7,643,867        8,005,042      15,648,909
Portland General Electric    Portland, OR      Material Handling           Dec-98       12,228,718          366,856      12,595,574
                                                                                       -----------      -----------     -----------
                                                                                       $55,617,629      $19,739,305     $88,638,433
                                                                                       ===========      ===========     ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1999.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                   EXHIBIT C


                             SUBSCRIPTION DOCUMENTS

                             ICON INCOME FUND EIGHT

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund Eight, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.
--------------------------------------------------------------------------------

                   Units Purchased. Indicate the total dollar amount and the
1. INVESTMENT:     number of Units you wish to purchase in ICON Income Fund
                   EIGHT. Each whole Unit has a cost of $100.00 and each 1/10,000th of a Unit costs $.01. (Example: For an investment of $2,723.25, the number of units will equal 27.2325 Units.)
                   The Partnership has a minimum Initial Investment requirement of $2,500 except for IRAs, SEPs and Qualified Pension,
                   Profit-Sharing or Stock Option Plans including Keogh Plans for which the minimum Investment is $1,000. (Please see the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                   SUBSCRIPTION PROCEDURES" section in the Prospectus for details and restrictions).

--------------------------------------------------------------------------------

                   A. Subscriber or Investor Information. Fill in the name,
2. REGISTRATION       address and tax identification number or social security
INFORMATION:          number for each subscriber. (If necessary, attach an
                      additional sheet and have the additional subscribers sign such sheet.)
                   B. Trustee or Custodian Information. Please have the
                      Trustee(s) or Custodian(s) of your fiduciary account complete Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in another fiduciary account. (Note:
                      Section 2A must be completely filled out with all subscriber information.)
                   C. Citizenship. Please indicate if you are a U.S. Citizen,
                      U.S. Resident Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.

--------------------------------------------------------------------------------

                   (Mark only one box. Information as to signatures that are
                   required, depending on the type of ownership, is provided
                   below.)
3. FORM OF         INDIVIDUAL OWNERSHIP-investor's signature required.
OWNERSHIP:         HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties'
                   signature required.
                   JOINT TENANTS-signatures of all parties are required.
                   TENANTS IN COMMON-signatures of all parties are required.
                   PARTNERSHIP-signature of an authorized partner required.
                   CORPORATION-signature of an authorized officer.
                   IRA, SEP, KEOGH-signature of trustee or custodian required.
                   CUSTODIAL ACCOUNT-signature of custodian required.
                   TRUST-signature of trustee required.

--------------------------------------------------------------------------------

4. DISTRIBUTION    If you want your distribution checks to be mailed to an
ALTERNATIVES:      address other than shown in Section 2, please complete
                   Section 4. If you desire multiple payees or direct deposit for your distributions, please complete the Special Payment
                   Instruction Form (Page C-5).

--------------------------------------------------------------------------------

5. SIGNATURES:     Please complete the Investor Data Sheet of the Subscription
                   Agreement (Page C-3) and read the Investor Suitability
                   Requirements and Representations on the reverse side of the Data Sheet (see Page C-4). After you have done so, please sign, initial and date the Subscription Agreement. (Please refer to Section 3 above for information as to who should sign.)

--------------------------------------------------------------------------------

6. BROKER/DEALER   The Registered Representative must complete this section of
INFORMATION:       the Subscription Agreement. An authorized Branch Manager or
                   Registered Principal of the Broker/Dealer firm must sign the Subscription Agreement. Orders cannot be accepted without this Broker/Dealer authorization.

--------------------------------------------------------------------------------

                   Until you are notified that the escrow condition of the sale
7. INVESTMENT      of 12,000 Units has been completed, please make checks
CHECKS &           payable to "The Chase Manhattan Bank ICON Income Fund EIGHT
SUBSCRIPTIONS:     Escrow Account." Thereafter, checks should be made payable to
                   "ICON Income Fund EIGHT" Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

                   Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your Special Payment Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in Section 1 on page C-3) to: ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528. An original executed pink copy of this Subscription Agreement will be returned to you for your files.

--------------------------------------------------------------------------------

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.


         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy

                              GENERAL INSTRUCTIONS

      1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

      2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."

     SUBSCRIPTION AGREEMENT            A Delaware Limited Partnership

------------------------------------------------------------------------------------------------------------------------------------
1. INVESTMENT:      A. UNITS PURCHASED  Dollar Amount_________________  No. of Units _____________         ICON USE ONLY
(Check Appropriate                                                                                     Subscription Received
Boxes)              B. TYPE OF INVESTMENT                                                              Date: _______________________
                       _____Initial Investment    _____Additional Investment                           No. of Units: _______________
                                                                                                       Blue Sky State: _____________
------------------------------------------------------------------------------------------------------------------------------------
                    A. SUBSCRIBER INFORMATION (Please specify Mr. or Ms.)

                       Subscriber's Name(s)_________________________________________________________________________________________

2. REGISTRATION        _______________________________ Subscriber Tax I.D. No. or Social Security No._______________________________
INFORMATION:
(Please type or        Subscriber's Residential Address
print clearly)
                       Street_______________________________________________________________________________________________________

                       City/Town______________________________________ State__________________ Zip Code_____________________________

                       Telephone No. (Day) ___________________________

                    B. TRUSTEE OR CUSTODIAL INFORMATION (of IRAs, Qualified Plans, other Trustees, etc., if applicable)

                       Trustee's or Custodian's Name(s)_________________________________Trustee Tax I.D. No. _______________________

                       FBO _____________________________________________________________Acct. No ___________________________________

                             Date Trust or Account Established ___________________  Year to which Subscription applicable 19__

                       Trustee's or Custodian's Address

                       Street_______________________________________________________________________________________________________

                       City/Town______________________________________ State__________________ Zip Code_____________________________

                       Contact Name___________________________________ Phone________________________________________________________

                    C. CITIZENSHIP (Check One) ___U.S. Citizen  ___U.S. Resident Alien  ___Non-Resident (Specify Country)___________
------------------------------------------------------------------------------------------------------------------------------------
3. FORM OF          _____ Individual Ownership                        _____ Partnership                 FIDUCIARY ACCOUNTS
OWNERSHIP:          _____ Husband and Wife, as Community Property     _____ Corporation      (All Sections in 2B must be filled out)
(Mark only          _____ Joint Tenants                               _____ Trust            ___ IRA, SEP, Keogh   ___ Trust
one box)            _____ Tenants in Common                                                  ___ Custodial Account
------------------------------------------------------------------------------------------------------------------------------------
4. DISTRIBUTION     Check if:____ You wish Distributions of the Partnership to be reinvested in additional Units during the Offering
ALTERNATIVES:                     Period.
(COMPLETE                    ____ You wish Direct Deposit of Distributions or that they be sent to more than one Payee. Complete the
ONLY IF PAYEE                     Special Payment Instruction Form.
IS DIFFERENT                 ____ You wish Distributions to be sent to the Payee and Address listed below. Complete the following
THAN SECTION                      information:
2A or 2B ABOVE)

                          Payee Name: ______________________________________________________________________________________________
                          Branch:     ______________________________ Account Number:______________________ ABA #:___________________
                          Street Address: __________________________________________________________________________________________
                          City/Town:      ____________________________________________ State __________________ Zip Code ___________
------------------------------------------------------------------------------------------------------------------------------------
                    (Initial _________________) The undersigned confirms that he/she: has received a copy of the Prospectus and has read page C-2 hereof, makes the representations contained on Page C-4 hereof, acknowledges that an investment in
                    Units is not liquid; declares that, to the best of his/her knowledge, all information in Sections 1-4 of the
                    Page C-3 is accurate and may be relied upon by the General Partner; and appoints the General Partner as his/her
5. SIGNATURES       attorney-in-fact as described in Paragraph 2 on Page C-4.
AND INITIALS:

                    Sign  X_________________________________________     Sign  X_________________________________________
                    Here   Subscriber's Signature               Date     Here   Authorized Signature                 Date
                                                                                (Custodian/Trustee/Officer/Partner)

                          X_________________________________________           X_________________________________________
                           Subscriber's Signature               Date           Print Name                            Date
                                                                               (Custodian/Trustee/Officer/Partner)
------------------------------------------------------------------------------------------------------------------------------------
                    The Selling Dealer must sign below to complete the order and, by doing so, thereby represents that (1) both it and its registered representative which solicited the subscription (the "Registered Representative"): (a) is
6. BROKER/          duly licensed by, and in good standing with, the NASD and may lawfully offer Units in the State(s) listed in
DEALER              Section 2.A above; (b) has reasonable grounds to believe, based on information obtained from the Subscriber
INFORMATION:        concerning his/her investment objectives, other investments, financial situation and needs and any other
(Please type or     information known by the Selling Dealer or Registered Representative, that the Investment described in
print clearly)      Section 1, above is suitable in light of Subscriber's income, net worth and other characteristics; and (c) the
                    Registered Representative has (i) informed the Subscriber as to the limited liquidity of the Units and (ii)
                    delivered a current copy of the Prospectus to the Subscriber in connection with the offering of Units.

                                                              PLEASE PRINT

                    Brokerage Firm Name__________________________________ Supervisor____________________ Tele. Number ______________

                    Registered Representative Name____________________________ Rep. Number ____________ Tele. Number _______________

                    Representative Street Address___________________________________________________________________________________

                    City/Town_______________________________________________ State_______________________ Zip Code _______________
                    Authorized signature (Branch Manager or Registered Principal). Order cannot be completed without signature.

                    X_______________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
7. INVESTMENT       Mail the completed Subscription Agreement with a check payable as indicated in the instructions to:
CHECKS  &           ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528.
SUBSCRIPTIONS.
------------------------------------------------------------------------------------------------------------------------------------
                    ACCEPTANCE BY GENERAL PARTNER                    ICON Capital Corp., General Partner
                    ICON INCOME FUND EIGHT

                                                                        By:_________________________________________________________
                                                                        Authorized Signature                Date
------------------------------------------------------------------------------------------------------------------------------------

      1. SUBSCRIPTION FOR UNITS. Each subscriber (a "Subscriber") desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B") (collectively, the "Partnerships", or, individually, a "Partnership"), hereby signs his/her name in Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the "General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 per whole Unit/$.01 for each 1/10,000th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the "Plan of Distribution" Section of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

      2. APPOINTMENT OF THE GENERAL PARTNER AS SUBSCRIBER'S ATTORNEY-IN-FACT. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints theGeneral Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section 15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

      3. GENERAL SUBSCRIBER REPRESENTATIONS. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she: (a) either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3; (c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

      4. ADDITIONAL FIDUCIARY AND ENTITY REPRESENTATIONS. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

      5.     Under the penalties of perjury, by signing his/her name in
Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

      UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

                             ICON INCOME FUND EIGHT
                 600 Mamaroneck Avenue, Harrison, New York 10528


                        SPECIAL PAYMENT INSTRUCTION FORM

            DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE
                                     PAYEES

      Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.

                          First Payee     Direct Deposit  / /    Checksing  / /
                                                                       ---

      Bank Name______________________ Bank Address______________________________
                                                  City          State        Zip

      Bank ABA#______________________ Bank Routing No.__________________________

      Name of Account Holder_________ Account Type______________________________
                                      Account No._______________________________

      % to be Paid*__________________ New instructions:   Yes  / /     No  / /

--------------------------------------------------------------------------------

                            Second Payee    Direct Deposit  / /    Checking  / /


      Bank Name______________________ Bank Address______________________________
                                                  City          State        Zip

      Bank ABA#______________________ Bank Routing No.__________________________

      Name of Account Holder_________ Account Type______________________________
                                      Account No._______________________________

      % to be Paid*__________________ New instructions:   Yes  / /     No  / /


      *Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.




      ---------------------------------------  ---------------------------------
      Original Signature - Subscriber -        Original Signature -
      Limited Partner or Authorized/Custodial Subscriber - Limited Partner Representative

      ---------------------------------------  ---------------------------------
      Date Signed                              Original Signature - Subscriber -
                                               Limited Partner


                       Please make a copy for your records

[nb]

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  *
ITEM 14.  *
ITEM 15.  *
ITEM 16.  *
ITEM 17.  *

* Filed in Amendment No. 2 to the S-1 Registration Statement filed on September 18, 1998 and is incorporated herein.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 5 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                                       ICON INCOME FUND EIGHT,
                                       ICON INCOME FUND EIGHT A L.P.
                                       (a Delaware limited partnership)
                                       ICON INCOME FUND EIGHT B L.P.
                                       (a Delaware limited partnership)

                                       By:  ICON CAPITAL CORP.,
                                            General Partner

                                       By:  /s/ Paul B. Weiss
                                            -------------------------------
                                            Paul B. Weiss, President

     Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 5 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 17th day of February, 2000.

Signatures                             Title(s)
----------                             --------


/s/ Beaufort J. B. Clarke              Chief Executive Officer and Chairman of
-------------------------              ICON Capital Corp., the General Partner
                                       of the Registrant

/s/ Paul B. Weiss                      President and Vice Chairman of
-------------------------              ICON Capital Corp.

/s/ Thomas W. Martin                   Executive Vice President, Treasurer and
-------------------------              Director of ICON Capital Corp.

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         ----------------------------

                                   EXHIBITS

                        POST-EFFECTIVE AMENDMENT NO. 5

                                      TO

                                   FORM S-1

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                           ------------------------

                            ICON INCOME FUND EIGHT

                            ICON INCOME FUND EIGHT
                                EXHIBIT INDEX

Exhibit
  No.    DESCRIPTION                                                                 Page
-------  -----------                                                                 ----

1.       Underwriting agreements.
         1.1 Form of Dealer-Manager Agreement                                          4
         1.2 Form of Selling Dealer Agreement                                          1

4.       Instruments defining the rights of security holders
         4.1 The Partnerships' Amended and Restated Agreement of
             Limited Partnership is included as Exhibit A to the Prospectus
         4.2 The Subscription Agreement, including the Limited Partner Signature
             Page and Power of Attorney, is included as Exhibit C to the Prospectus
         4.3 Copy of Fund Eight A's Certificate of Limited Partnership filed
             with the Delaware Secretary of State on June 9, 1997                      1
         4.4 Copy of Fund Eight B's Certificate of Limited Partnership filed with the Delaware Secretary of State on February 7, 2000

5.       Opinion re legality
         5.1 Opinion of Greene Radovsky Maloney & Share LLP with respect to securities being registered

8.       Opinion re tax matters

         8.1 Opinion of Greene Radovsky Maloney & Share LLP with respect to certain tax matters

10.      Material Contracts
         10.2 Escrow Agreement                                                        3

23.       Consents of experts and counsel
          23.1 Consent of KPMG LLP
          23.2 Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference
          23.3 Consent of Greene Radovsky Maloney & Share LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference

24.       Power of Attorney
          24.1 Powers of Attorney                                                      1


1 Filed as an Exhibit to the S-1 Registration Statement filed on May 29, 1998 and is incorporated herein by reference.
2 Filed as an Exhibit to Amendment No. 1 filed on July 24, 1998 and is incorporated  herein.
3 Filed as an Exhibit to Amendment No. 2 filed on September 18, 1998 and is incorporated  herein.
4 Filed as an Exhibit to Post-Effective Amendment No. 1 filed on January 29,
  1999 and is incorporated herein.